EXHIBIT 10.2

[Tampa, Florida]

LOAN AGREEMENT

Dated as of June 21, 2004

between

PAH-TAMPA, L.P.,

as Borrower

and

COLUMN FINANCIAL, INC.,

as Lender

ADJUSTABLE RATE PROPERTY LOAN

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of June 21, 2004 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010 (“Lender”) and PAH-TAMPA, L.P., having its principal place of business c/o Wyndham International, Inc., 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 (“Borrower”).

W I T N E S S E T H :

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” shall mean any counterparty to the Interest Rate Cap Agreement that (a) has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a long-term unsecured debt rating of at least “A+” by S&P and “A1” from Moody’s, which rating shall not include a “t” or otherwise reflect a termination risk or (b) is otherwise acceptable to the Rating Agencies. Lender hereby acknowledges and agrees that, as of the date hereof, JP Morgan Chase is an Acceptable Counterparty.

“Acquired Property” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“Acquired Property Statements” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“Additional Due Diligence Materials” shall mean, in respect of a Substitute Property, appraisals, engineering reports, environmental reports, survey, title insurance policies, insurance policies, financial statements (relating to the Substitute Property, Borrower, the Significant Parties and such other Persons as Lender shall reasonably require), financial and market projections, marketing reports, opinions of counsel, resolutions, consents and other due diligence materials customarily required by Lender or any Rating Agency (in their respective sole discretion) in respect of loan transactions similar to the transactions contemplated hereby and relating to properties similar to the Substitute Property.

“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.30(c) hereof.

“Adjusted Release Amount” shall mean, the amount which is equal to 120% of the Outstanding Principal Balance as of the date of such release.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Loans” shall mean a loan (including, without limitation, the Other Loans) made by Lender to an Affiliate of Borrower or Guarantor.

“Affiliated Manager” shall mean any Manager in which Borrower, Principal or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Aggregate Debt Service” shall mean with respect to any particular period of time, scheduled principal and/or interest payments due on the Other Loans and the Loan then outstanding.

“Aggregate Debt Service Coverage Ratio” shall mean, with respect to the Other Properties then remaining subject to the Liens of the Other Mortgages and the Property, in respect of the relevant period, the ratio of: (i) the Aggregate Net Operating Income (excluding interest on credit accounts) of such Other Properties and the Property for the relevant period to (ii) the applicable Aggregate Debt Service as determined in accordance with the definition of Aggregate Debt Service set forth herein.

“Aggregate Gross Income” shall mean, for any period, the sum of “Gross Income from Operations” (as defined in, and as computed in accordance with, the applicable Other Borrower Loan Documents) of each of the Other Properties then remaining subject to the Liens of the Other Mortgages and Gross Income from Operations of the Property.

“Aggregate Net Cash Flow” shall mean, for any period, the sum of (a) Net Cash Flow and (b) Net Cash Flow (as defined in, and computed in accordance with, the applicable Other Borrower Loan Documents) of each of the Other Properties then remaining subject to the Liens of the Other Mortgages.

“Aggregate Net Operating Income” shall mean, for any period, the excess of (x) the Aggregate Gross Income over (y) the Aggregate Operating Expenses.

“Aggregate Operating Expenses” shall mean, in respect of the relevant period, the sum of Operating Expenses of the Property and “Operating Expenses” (as defined in, and as computed in accordance with, the applicable Other Borrower Loan Documents) of each of the Other Properties then remaining subject to the Liens of the Other Mortgages.

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“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower for the applicable calendar year or other period.

“Annual FF&E Budget” shall mean that portion of the Annual Budget providing for FF&E expenditures.

“Applicable Interest Rate” shall mean the rate or rates at which the Outstanding Principal Balance bears interest from time to time in accordance with the provisions of Section 2.2.3 hereof.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(j) hereof.

“Approved Annual FF&E Budget” shall have the meaning set forth in Section 5.1.11(j) hereof.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankruptcy Action” shall mean with respect to any Person: (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting such Person or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Basic Carrying Costs” shall mean, for any period, the sum of the following costs: (a) Taxes, (b) Other Charges, and (c) Insurance Premiums.

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“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Borrower Guaranty” shall mean that certain Borrower Guaranty Agreement, dated as of the date hereof, from Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(h) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Account” shall have the meaning set forth in Section 2.6.3(a) hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral Assignment of Interest Rate Cap Agreement” shall mean a Collateral Assignment of Interest Rate Cap Agreement, in substantially the same form and content attached hereto as Exhibit A, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

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“Counterparty” shall mean, with respect to the Interest Rate Cap Agreement and any Replacement Interest Rate Cap Agreement, any Acceptable Counterparty.

“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.

“CSFB” shall mean Credit Suisse First Boston Corporation and its successors in interest.

“Debt” shall mean the Outstanding Principal Balance, together with all interest accrued and unpaid thereon and all other sums (including any Prepayment Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage and the other Loan Documents.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean a ratio for the applicable period in which:

(a) the numerator is the Net Operating Income (excluding interest on credit accounts) for the twelve (12) month period immediately preceding the date of determination for which financial statements are available; and

(b) the denominator is the amount of interest paid on the Note for the trailing twelve (12) month period immediately preceding the date of determination for which financial statements are available calculated at the interest rate computed in accordance with the provisions of this Agreement at a deemed annual rate of 11.33%.

“Debt Service Reserve” shall mean have the meaning set forth in Section 7.5.

“Debt Service Reserve Account” shall mean have the meaning set forth in Section 7.5.

“Debt Service Reserve Funds” shall mean have the meaning set forth in Section 7.5.

“Decorative Changes” shall mean any alterations or change to the Improvements that are made primarily for decorative or cosmetic purposes (e.g. painting, wallpapering, carpeting, FF&E etc.) that: (a) will not have a Material Adverse Effect, and (b) do not affect or involve (other than in a decorative or cosmetic manner) any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate, and (b) four percent (4%) above the Applicable Interest Rate.

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“Determination Date” shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commences.

“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $50,000,000 and (ii) is regularly engaged in the business of making investments in or operating hotels.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s). Lender hereby acknowledges and agrees that, as of the date hereof, each of Wachovia, JP Morgan Chase and Wells Fargo is deemed to be an Eligible Institution.

“Embargoed Person” shall have the meaning set forth in Section 4.1.35 hereof.

“Engineering Report” shall mean (i) that certain report dated March 23, 2004, prepared by SCS Engineers with respect to the Property and (ii) that certain report dated March 18, 2004, prepared by Professional Service Industries, Inc., with respect to the Property.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.

“Equity Pledge Agreement” shall mean that certain Equity Pledge and Security Agreement, dated as of the date hereof, executed by Patriot American Hospitality Partnership,

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L.P., a Virginia limited partnership, and PAH-T, LLC, a Delaware limited liability company, in connection with, and securing, the Loan and the Other Loans for the benefit of Lender, as the same may have been, or may hereafter be, amended, restated, replaced, supplemented or otherwise modified from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall have the meaning set forth in Section 2.6.3(b) hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(g) hereof.

“Extension Notice” shall have the meaning set forth in Section 2.7.1 hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(k) hereof.

“FF&E” shall mean furniture, fixtures and equipment and other replacements and repairs required to be made to the Property during the applicable calendar year.

“FF&E Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“FF&E Reserve Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“FF&E Reserve Funds” shall have the meaning set forth in Section 7.3.1 hereof.

“Financing Leases” shall have the meaning set forth in Section 5.2.10(f).

“First Extension Commencement Date” shall have the meaning set forth in Section 2.7.1 hereof.

“First Extension Term” shall have the meaning set forth in Section 2.7.1 hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch IBCA, Inc.

“Foreign Taxes” shall have the meaning set forth in Section 2.2.3(e) hereof.

“Franchise Agreement” shall have the meaning set forth in Section 5.2.12(a) hereof.

“Franchisor” shall have the meaning set forth in Section 5.2.12 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

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“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence having jurisdiction over Borrower, Lender and/or the Property.

“Gross Income from Operations” shall mean, for any period, all Rents; provided, however, that Gross Income from Operations shall not include: (a) non-recurring income and non-Property related income (as determined by Lender in its reasonable discretion), (b) security deposits received from any tenant unless and until the same are applied to rent or any other of such tenant’s obligations in accordance with the terms of such tenant’s Lease, (c) any loan proceeds or proceeds of capital or equity contributions received by Borrower, (d) gratuities or service charges or other similar receipts which are to be paid over to Property employees or persons occupying similar positions for performing similar duties, (e) Insurance Proceeds (other than Insurance Proceeds from business or rental interruption coverage) and Condemnation Proceeds, (f) excise taxes, sales taxes, use taxes, bed taxes, admission taxes, tourist taxes, gross receipts taxes, value added taxes, entertainment taxes, or other taxes or similar charges payable to any Governmental Authority, (g) proceeds from the sale of FF&E no longer required for the operation of the Property, and (h) Rents from month-to-month tenants or tenants that are included in any Bankruptcy Action. Any credit or refunds to guests and patrons with respect to amounts previously included in Gross Income from Operations shall be deducted from Gross Income from Operations in the period when such credit or refund is issued.

“Guarantor” shall mean Wyndham International, Inc., a Delaware corporation.

“Guaranty” shall mean that certain Guaranty Agreement (Recourse), dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” shall mean, for any Person, on a particular date, the sum (without duplication) at such date of: (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnified Liabilities” shall have the meaning set forth on Section 10.13(b) hereof.

“Indemnified Person” shall have the meaning set forth in Section 9.2(b) hereof.

“Indemnifying Person” shall mean each of Borrower, Principal and Guarantor.

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“Independent Director” or “Independent Manager” shall mean a Person who is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as an Independent Director or Independent Manager), officer, employee, partner, member, attorney or counsel of Principal, Borrower or any Affiliate of either of them; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Principal, Borrower or any Affiliate of either of them (with the exception of serving as an Independent Director or Independent Manager); (c) a Person controlling or under common control with any such stockholder, director, officer, partner, member, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, customer, supplier or other Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Initial Maturity Date” shall mean July 9, 2006.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Sidley Austin Brown & Wood LLP in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Period” shall mean, with respect to any Payment Date, the period commencing on the ninth (9th) day of the preceding calendar month and terminating on the eighth (8th) day of the calendar month in which such Payment Date occurs; provided, however, that no Interest Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate), and the initial Interest Period shall begin on the Closing Date and shall end on the immediately following eighth (8th) day of the calendar month.

“Interest Rate Cap Agreement” shall mean, as applicable, an Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Lender between Borrower and an Acceptable Counterparty or a Replacement Interest Rate Cap Agreement.

“Junior Lender Security Documents” shall mean the Borrower Guaranty, the Second Mortgage and any other mortgage, deed of trust, deed to secure debt or other similar instrument encumbering the Property or any portion thereof, the Equity Pledge Agreement or other pledge agreement or other grant of Lien encumbering any of the direct ownership interests in the Borrower and securing, among other things, the Other Loans or any portion thereof.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and

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observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Letter of Credit” shall mean an irrevocable, unconditional and transferable letter of credit acceptable to Lender and the Rating Agencies (either an annual, automatically renewing, letter of credit or one which does not expire until at least ten (10) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in the continental United States, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“LIBOR” shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined conclusively by Lender or its agent.

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“LIBOR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create, any of the foregoing, on or affecting Borrower, the Property or any portion thereof or any interest therein, or any direct or indirect interest in Borrower or Principal, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the original principal amount of TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00), made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Cash Management Agreement, the Property Account Agreement, the Equity Pledge Agreement, the Collateral Assignment of Interest Rate Cap Agreement, the Junior Lender Security Documents and all other documents executed and/or delivered in connection with the Loan.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“Management Agreement” shall mean the management agreement entered into by and between Borrower and the Manager, as the same has been and may be amended, modified or supplemented from time to time, pursuant to which the Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement.

“Manager” shall mean Wyndham Management Corporation, a Delaware corporation, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Material Adverse Effect” shall mean any material adverse change in the use, operation or value of the Property and/or the business operations and/or the financial condition of a Significant Party.

“Maturity Date” shall mean the Initial Maturity Date (as the same may be extended in accordance with Sections 2.7 hereof), or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

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“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Borrower” shall mean the obligor under any Mezzanine Loan, which entity shall meet the requirements set forth in Section 9.8(b) hereof.

“Mezzanine Loan” shall have the meaning set forth in Section 9.8 hereof.

“Mezzanine Option” shall have the meaning set forth in Section 9.8 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Monthly Interest Payment” shall have the meaning set forth in Section 2.3.1.

“Mortgage” shall mean that certain first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Borrower” shall have the meaning set forth in Section 9.8 hereof.

“Mortgage Loan” shall have the meaning set forth in Section 9.8 hereof.

“Mortgage Lender” shall have the meaning set forth in Section 9.8 hereof.

“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting (a) Operating Expenses and (b) an amount equal to four percent (4%) of Gross Income from Operations for such period, from Gross Income from Operations for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b) hereof.

“Net Cash Flow Failure” shall mean that, at the end of any calendar quarter, the Aggregate Net Cash Flow for the preceding twelve (12) month period is less than eighty percent (80%) of the Aggregate Net Cash Flow as of the Closing Date, as determined by Lender in its sole discretion, and in each case determining such amounts only for the Property and such Other Properties remaining subject to the liens of the Other Mortgages as of the date such determination is made.

“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

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“Note” shall mean that certain Promissory Note of even date herewith in the principal amount of TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Notice” shall have the meaning set forth in Section 10.6 hereof.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“Offering Document Date” shall have the meaning set forth in Section 5.1.11(d)(iv) hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the general partner or managing member of Borrower, as applicable, and solely with respect to the delivery of financial statements required pursuant to Section 5.1.11 hereof, such certificate may also be signed by an authorized senior officer of Manager.

“Operating Expenses” shall mean, for any period, the total of all expenses, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and/or management of the Property, which expenditures are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures, and contributions to the FF&E Reserve Funds, the Tax and Insurance Escrow Funds, the Debt Service Reserve Funds and any other reserves required under the Loan Documents.

“Other Borrowers” shall mean, individually or collectively, Wyndham Commerce Owner, LLC, Ft. Lauderdale Owner, LLC, and Summerfield Hanover Owner, LLC.

“Other Borrower Loan Documents” shall mean, the loan agreements, the promissory notes, the mortgages, the deeds of trust, the assignments of leases and rents, and every other document or agreement executed by the Other Borrowers, or any of them, or any other Person for the benefit of Lender, securing, evidencing or otherwise executed in connection with any one or more of the Other Loans and/or the Loan, as any of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Other Borrower Obligations” shall mean the Other Loans together with all obligations of every Other Borrower under the Other Borrower Loan Documents.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, in each case imposed by Governmental Authorities, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

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“Other Loan Agreements” shall mean each Loan Agreement entered into between any Other Borrower and Lender in respect of the applicable Other Loan.

“Other Loan” shall mean the other loans made by Lender to the Other Borrowers.

“Other Loan Shortfall” shall have the meaning set forth in Section 2.6.3(b) hereof.

“Other Mortgages” shall mean the other mortgages granted by the Other Borrowers to, or in favor of, Lender with respect to the Other Properties.

“Other Property” shall mean, collectively, each parcel of real property (other than the Property) together with the improvements thereon and other real property appurtenant thereto securing any one or more of the Other Loans.

“Other Obligations” shall mean: (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; and (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, substitution of, or replacement for, all or any part of this Agreement, the Note or any other Loan Documents.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Payment Date” shall mean the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Payment Direction Letters” shall have the meaning set forth in Section 2.6.1.

“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) Financing Leases permitted pursuant to the provisions of this Agreement, and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.

“Physical Conditions Report” shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to

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Lender in its sole discretion, which report shall, among other things, (i) confirm that the Property and its use comply, in all material respects, with all applicable Legal Requirements (including zoning, subdivision and building codes and laws), and (ii) include a copy of a final certificate of occupancy with respect to all Improvements (unless previously delivered to Lender).

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

“Prepayment Premium” shall mean an amount equal to the following: one percent (1.0%) of the principal balance of the Loan being prepaid if the prepayment occurs on or after the date hereof through, and including, July 9, 2005.

“Prime Rate” shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest one-hundredth (1/100th) of one percent. If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index.

“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.

“Principal” shall mean the Special Purpose Entity corporation which is the managing member of Borrower.

“Property” shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the “Property”.

“Property Account” shall have the meaning set forth in Section 2.6.1(a) hereof.

“Property Account Agreement” shall mean that certain Property Account Agreement, dated as of the date hereof, by and among Borrower, Lender and Property Account Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Property Account Bank” shall mean Wachovia Bank, National Association, or any successor or permitted assigns thereof.

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“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to the Property, any Significant Party and/or an Affiliated Manager.

“Public Company” shall mean a corporation or other Person whose stock or ownership interests or (ii) depository receipts or their equivalent are publicly traded on a nationally recognized stock exchange, including, without limitation, NASDAQ or on the leading recognized stock exchange in Spain, Germany, Italy, Canada, France, Tokyo, Australia, Singapore, England or Hong Kong, or in another country which requires companies publicly traded on such leading exchange to provide public information reasonably comparable to that required in the United States.

“Qualified Borrower” shall mean a Special Purpose Entity and otherwise approved by Lender in its sole discretion.

“Qualified Manager” shall mean either (a) Manager, or (b) a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that, following a Securitization, or at such time as the Loan is scheduled to be included in a Securitization, Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof.

“Qualified Transferee” shall mean any one of the following Persons, subject to the reasonable determination of Lender that such Person satisfies the applicable requirements set forth in this definition and which is not otherwise an Embargoed Person:

(a) a pension fund, pension trust or pension account that has total assets of at least $500 million that is managed by an entity that controls or manages at least $1 billion of real estate equity assets;

(b) a pension fund advisor that controls or manages at least $1 billion of real estate equity assets immediately prior to any proposed transfer hereunder;

(c) an insurance company that is subject to supervision by the insurance commission, or a similar official or agency, of a State or territory of the United States (including the District of Columbia), which has a net worth, as of a date no more than six (6) months prior to the date of the proposed transfer hereunder, of at least $500 million and controls real estate equity assets of at least $1 billion immediately prior to any proposed transfer hereunder;

(d) a corporation organized under the banking or trust company laws of the United States or any State or territory of the United States (including the District of Columbia) that has a combined capital and surplus of at least $500 million and that immediately prior to a proposed transfer hereunder controls real estate equity assets of at least $1 billion; or

(e) any equity (a)(i) with a long-term unsecured debt rating from the Rating Agencies of at least BBB- (or its equivalent) or (b) (1) that owns or operates, together with its affiliates, at least ten (10) first class hotel properties, (2) that has a net worth as of a date no more

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than six (6) months prior to the date of any proposed transfer hereunder of at least $500 million and (3) that controls, together with its Affiliates, real estate equity assets of at least $1 billion immediately prior to any proposed transfer hereunder.

“Quarterly Net Cash Flow Test” shall have the meaning set forth in Section 2.6.6.

“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency which rates the Securities.

“Release Default” shall mean (i) a monetary Default under any Loan Document or (ii) any other material Default under any Loan Document of which Lender has given written notice thereof to Borrower whether or not the applicable grace or cure period, if any, has expired.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rents” shall mean all rents, receipts, revenues, income (including service charges), fees, payments and proceeds of sales of every kind received by or on behalf of Borrower, directly or indirectly, from operating the Property for that period, and services rendered to, and rentals, percentage rentals and other fees, payments and charges received from, tenants, subtenants, licensees, concessionaires and occupants of commercial, hotel, public and retail space located in or at the Property, calculated on a cash basis, whether in cash or on credit, including, without limitation, revenues from the rental of rooms, guest suites, conference and banquet rooms, food and beverage facilities, telephone services, laundry, vending, television and parking at the Property, and other fees and charges resulting from the operations of the Property by or on behalf of Borrower in the ordinary course of business, and proceeds, if any, from business interruption or other loss of income insurance (net of the costs of collection thereof) and also including any proceeds received by Borrower in respect of the Interest Rate Cap Agreement, non-recurring income and non-Property related income (as determined by Lender in its reasonable discretion), security deposits received from any tenant but only when the same are applied to rent or any other of such tenant’s obligations in accordance with the terms of such tenant’s Lease, any loan proceeds or proceeds of capital or equity contributions received by Borrower, Insurance Proceeds and Condemnation Proceeds, proceeds from the sale of FF&E no longer required for the operation of the Property, and rents from month-to-month tenants or tenants that are included in any Bankruptcy Action.

“Replaced Borrower” shall have the meaning set forth in Section 2.8 hereof.

“Replaced Loan” shall have the meaning set forth in Section 2.8 hereof.

“Replacement Interest Rate Cap Agreement” means an interest rate cap agreement from an Acceptable Counterparty with a Strike Price identical to, and all other terms substantially similar to those set forth in, the Interest Rate Cap Agreement except that the same shall be effective in connection with replacement of the Interest Rate Cap Agreement following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty; provided, that, to the extent any such interest rate cap agreement does not meet the foregoing requirements, a “Replacement Interest Rate Cap Agreement” shall be such interest rate cap agreement approved in writing by Lender and for which Lender has received a confirmation

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from the applicable Rating Agencies that such Replacement Interest Rate Cap Agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof.

“Replacement Management Agreement” shall mean, collectively: (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Required Repair Account” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repair Funds” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 7.1.1 hereof.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Funds, the FF&E Reserve Funds, the Debt Service Reserve Funds, the Required Repair Funds, and any other escrow fund established pursuant to the Loan Documents.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender (it being agreed that the commencement of the preparation of plans and specifications shall constitute commencement of the Restoration).

“Restricted Party” shall mean, collectively (a) Borrower, Principal, Guarantor and any Affiliated Manager and (b) any shareholder, partner, member, non-member manager, direct or indirect legal or beneficial owner, agent and employee of, Borrower, Principal, Guarantor, any Affiliated Manager or any non-member manager.

“RICO” shall mean Racketeer Influenced and Corrupt Organizations Act.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest.

“Second Extension Commencement Date” shall have the meaning set forth in Section 2.7.2.

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“Second Extension Term” shall have the meaning set forth in Section 2.7.2.

“Second Mortgage” shall mean that certain Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower to Lender as additional security for, among other things, (x) the Borrower’s obligations under the Borrower Guaranty and (y) the Other Borrower Obligations, and encumbering the Property, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time, which Second Mortgage shall be subject and subordinate to the Liens of the Mortgage and the Assignment of Leases.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Servicer” shall have the meaning set forth in Section 9.6 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.6 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(b) hereof.

“Significant Party” shall mean each of Borrower, Guarantor and Principal.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company which at all times prior to, on and after the date hereof:

(a) was, is and will be organized solely for the purpose of (i) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and/or operating the Property, entering into this Agreement and the other Loan Documents with Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (ii) acting as managing member of the limited liability company or general partner of the limited partnership that owns and operates the Property;

(b) has not been, is not, and will not be engaged in any business unrelated to (i) the acquisition, development, ownership, management and/or operation of the Property, or (ii) acting as a member of the limited liability company that owns and operates the Property;

(c) has not had, does not have, and will not have, any assets other than those related to the Property, its membership interest in the limited liability company that owns and operates the Property, or acts as the managing member of either of the foregoing, as applicable;

(d) has not engaged in, sought or consented to and will not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of membership interests or amendment of its articles of incorporation, articles of organization or operating agreement (as applicable) with respect to the matters set forth in this definition;

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(e) if such entity is a corporation, has had, now has and will have at least two (2) Independent Directors, and has not caused or allowed, and will not cause or allow, the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two (2) Independent Directors shall have participated in such vote;

(f) if such entity is a limited liability company with more than one member, has had, now has and will have at least one member that is a Special Purpose Entity that is a corporation that has at least two (2) Independent Directors and that owns at least one percent (1.0%) of the equity of the limited liability company;

(g) if such entity is a limited liability company with only one member, has been, now is, and will be a limited liability company that has (i) as its only member a non-managing member, (ii) at least two (2) Independent Managers and has not caused or allowed, and will not cause or allow, the board of managers of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the managers unless two (2) Independent Managers shall have participated in such vote, and (iii) at least one (1) springing member that will become the non-managing member of such entity upon the dissolution of the existing non-managing member;

(h) if such entity is (i) a limited liability company, has had, now has, and will have articles of organization and/or an operating agreement, as applicable, or (ii) a corporation, has had, now has, and will have a certificate of incorporation that, in each of the foregoing cases, provides that such entity will not: (A) dissolve, merge, liquidate or consolidate; (B) sell all or substantially all of its assets or the assets of Borrower (as applicable); (C) engage in any other business activity or amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (D) without the affirmative vote of two (2) Independent Directors and of all other directors of the corporation (that is such entity or the managing or co-managing member of such entity), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(i) has been, is and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(j) has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;

(k) has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;

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(l) has maintained and will maintain its own records, books, resolutions and agreements;

(m) other than as provided in this Agreement and the Cash Management Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;

(n) has held and will hold its assets in its own name;

(o) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (cc) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(p) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(q) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

(r) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(s) from and after the date hereof, will have no Indebtedness other than (i) the Loan, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed three percent (3%) of the original principal amount of the Loan, in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, (iii) Financing Leases except as permitted pursuant to this Agreement, and (iv) such other liabilities (including the Borrower Guaranty) that are permitted or required pursuant to this Agreement;

(t) has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement other than the Borrower Guaranty and other than prior guarantees from which Borrower has been released and discharged;

(u) has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

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(v) has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(w) has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(x) has not pledged and will not pledge its assets for the benefit of any other Person other than in connection with the Other Loans;

(y) has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (cc) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(z) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(aa) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(bb) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;

(cc) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with this Agreement;

(dd) has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Obligations and will not constitute a claim against the Obligations in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation;

(ee) if such entity is a corporation, it has considered and shall consider the interests of its creditors in connection with all corporate actions;

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(ff) does not and will not have any of its obligations guaranteed by any Affiliate other than in connection with the Other Loans; and

(gg) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

“Spread” shall mean one and 20/100 percent (1.20%).

“Standard Statements” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Strike Price” shall mean seven percent (7%).

“Substitute Borrower” shall have the meaning set forth in Section 2.8.

“Substitute Loan Documents” shall have the meaning set forth in Section 2.8.

“Substitute Property” shall have the meaning set forth in Section 2.8.

“Substitution” shall have the meaning set forth in Section 2.8.

“Substitution Date” shall have the meaning set forth in Section 2.8.

“Substitution Loan” shall have the meaning set forth in Section 2.8.

“Survey” shall mean a survey of the Property prepared pursuant to the requirements contained in Section 4.1.27 hereof.

“Sweep Event ” shall mean the period following the occurrence of (a) an Event of Default, or (b) a default beyond the expiration of applicable notice and cure periods under the Management Agreement, or (c) a Net Cash Flow Failure and ending on a “Sweep Event Termination.” A Sweep Event shall be terminated (a “Sweep Event Termination”) (i) with respect to an Event of Default (but not more than one (1) time during the term of the Loan, as the same may be extended) provided such Event of Default has been cured and such cure is accepted by Lender, provided that Lender has not otherwise accelerated the Loan, moved for a receiver or commenced foreclosure proceedings, and/or (ii) with respect to a default by Manager under the Management Agreement, the replacement of the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, and/or (iii) with respect to a Net Cash Flow Failure (but not more than once every twelve (12) months) if, for the trailing twelve (12) month period preceding the date of determination, the Aggregate Net Cash Flow is equal to or greater than eighty percent (80%) of the Aggregate Net Cash Flow as of the Closing Date for two (2) consecutive calendar quarters.

“Tax and Insurance Escrow Funds” shall have the meaning set forth in Section 7.2 hereof.

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“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Third Extension Commencement Date” shall have the meaning set forth in Section 2.7.3.

“Third Extension Term” shall have the meaning set forth in Section 2.7.3.

“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.

“Title Company” shall mean, collectively, Fidelity National Title Insurance Company and National Land Tenure, or any successor title company acceptable to Lender and licensed to issue title insurance in the State in which the Property is located.

“Title Insurance Policies” shall mean collectively, (a) an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Mortgage encumbering the Property, and (b) an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Second Mortgage encumbering the Property.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“Transferee” shall have the meaning set forth in Section 5.2.10(e) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“Unavoidable Delays” means delays due to strikes, lockouts, acts of God, unusually severe weather, inability to obtain labor or materials (except as may be due to Borrower’s or any of Borrower’s contractors’ or subcontractors’ economic inability to acquire same), government restrictions, enemy action, civil commotion, fire, casualties or similar causes beyond Borrower’s reasonable control.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

“Wyndham” shall have the meaning set forth in Section 5.2.10(c).

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words

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of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word “including” shall mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to borrow the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) refinance the Property and/or repay and discharge any existing loans relating to the Property, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Property, (c) make initial deposits into the Reserve Funds on the Closing Date in the amounts provided herein and in the other Loan Documents, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (d) fund any working capital requirements of the Property, and (e) distribute the balance, if any, to Borrower.

Section 2.2 Interest Rate.

2.2.1 Interest Generally. Interest on the Outstanding Principal Balance shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate.

2.2.2 Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the Outstanding Principal Balance.

2.2.3 Determination of Interest Rate.

(a) The Applicable Interest Rate with respect to the Loan shall be: (i) LIBOR plus the Spread with respect to the applicable Interest Period for a LIBOR Loan; or (ii) the Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3 (c) or (f).

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(b) Subject to the terms and conditions of this Section 2.2.3, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the Outstanding Principal Balance at LIBOR plus the Spread for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

(c) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period, to a Prime Rate Loan.

(d) If, pursuant to the terms of this Agreement, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan on the last day of the then current Interest Period.

(e) With respect to a LIBOR Loan, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as “Foreign Taxes”), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

(f) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith, and (ii) any

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outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(g) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i)	shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii)	shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(iii)	shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(g), Lender shall provide Borrower with not less than ninety (90) days notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(h) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower resulting in a loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment

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(whether voluntary or mandatory) of the LIBOR Loan on a day that is not a Payment Date unless Borrower did not give the prior notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder, and (iii) the conversion (if such conversion is caused by any act or omission of Borrower) of the Applicable Interest Rate from LIBOR plus the Spread to the Prime Rate plus the Prime Rate Spread with respect to any portion of the Outstanding Principal Balance then bearing interest at LIBOR plus the Spread on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

(i) Lender shall not be entitled to claim compensation pursuant to this Section 2.2.3 for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.2.3, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.2.4 Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the LIBOR Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the LIBOR Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender as determined by Lender in its sole discretion.

2.2.5 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.6 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to

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pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.7 Interest Rate Cap Agreement.

(a) On or before the earlier to occur of (y) September 1, 2004 or (z) the date which is two (2) weeks prior to the printing of the preliminary prospectus in connection with a Securitization (which date shall be provided to Borrower at least five (5) Business Days in advance thereof), Borrower shall enter into an Interest Rate Cap Agreement with a LIBOR strike price equal to the Strike Price. The Interest Rate Cap Agreement (i) shall be in a form and substance reasonably acceptable to Lender, (ii) shall be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into the Property Account any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt exists, provided, that, the Debt shall be deemed to exist if the Property is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof, (iv) shall be for a period equal to the term of the Loan, and (v) shall have an initial notional amount equal to the principal balance of the Loan. Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Property Account).

(b) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Property Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(c) In the event of any downgrade below “A+” (or its equivalent), withdrawal or qualification of the rating of the Counterparty by S&P or Moody’s, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from Lender of such downgrade, withdrawal or qualification.

(d) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement

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shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e) In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i)	the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(ii)	the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)	all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority or regulatory body is required for such execution, delivery or performance; and

(iv)	the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 2.3 Loan Payment.

2.3.1 Payments Generally. Borrower shall pay to Lender on each Payment Date the interest accrued on the Loan for the preceding Interest Period (the “Monthly Interest Payment”). The first interest accrual period hereunder shall commence on and include the

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Closing Date and end on July 8, 2004. Each interest accrual period thereafter shall commence on the ninth (9th) day of each calendar month during the term of the Loan and shall end on and include the eighth (8th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.2 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.3.3 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents, excluding the payment of principal due on the Maturity Date, is not paid by Borrower by the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) two percent (2%) of such unpaid sum, and (b) the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment; provided, however, that with respect to two (2) delinquent payments during the term of the Loan, as the same may be extended, no such late charge shall be payable provided such payment is made within five (5) days after the due date therefor and interest on such delinquent payments shall accrue at the Applicable Interest Rate calculated from the date such payment was due. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

2.3.4 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Any prepayments required to be made hereunder or under the Cash Management Agreement shall be deemed to have been timely made for the purposes of this Section 2.3.4.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. (a) The Loan may be prepaid in whole only (but not in part) on any Payment Date, provided, that, with respect to any such prepayment (i) the Borrower shall give Lender thirty (30) days’ prior written notice of the Borrower’s intention to prepay the Loan in full, (ii) subject to the terms of Section 2.4.1(b) below, all outstanding Other Loans together with all Other Borrower Obligations shall simultaneously be repaid in full subject to and in accordance with the applicable Other Borrower Loan Documents and (iii) Borrower pays Lender, in addition to the Outstanding Principal Balance, (A) all interest as required herein; and (B) all other Debt payable under this Agreement, the Note, and the other Loan Documents,

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including, but not limited to the Breakage Costs and all of Lender’s costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with such prepayment. Borrower shall have the right to withdraw any prepayment notice at any time prior to such prepayment provided that Borrower shall pay to Lender all of Lender’s reasonable costs and expenses incurred in connection with the receipt of such notices.

(b) Notwithstanding the terms of clause (ii) of Section 2.4.1(a) above, the Loan may be prepaid in whole only (but not in part) if the Property is sold in a bona fide arms-length, all-cash sale to a Person which is not a Related Party, provided, that:

(i)	the Borrower complies with the terms of Section 2.4.1(a) above (excluding clause (ii) thereof) in respect of such prepayment;

(ii)	the amount of such prepayment shall equal the Adjusted Release Amount;

(iii)	no Release Default or Event of Default shall have occurred and be continuing hereunder or under any other Loan Document;

(iv)	after giving effect to such release (including the amount prepaid in Section 2.4.1(a) above), the Aggregate Debt Service Coverage Ratio of the remaining Other Properties shall equal or exceed the greater of (i) the Aggregate Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date, or (ii) the Aggregate Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the release of the Property for which financial statements are available;

(v)	In the event Borrower is the owner of an Other Property, the Property shall be conveyed to a Person other than Borrower;

(vi)	The Adjusted Release Amount paid to Lender in connection with any such release shall be applied (i) first, to reduce the Debt to zero, and (ii) second, pro rata to the Other Loans, immediately following such release. In connection with the release of the Mortgage and Second Mortgage as permitted by this Section 2.5, Borrower shall submit to Lender, not less than ten (10) days prior to the date on which Borrower intends to pay the Loan in full, a release of Lien (and related Loan Documents), for the Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender; and

(vii)	Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying that no Release Default or Event of Default has occurred and is continuing hereunder, under the Other Loan Documents or under the Other Borrower Loan Documents.

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In the event any sums payable pursuant to Section 2.4 of the Other Loan Agreements are applied to reduce the Outstanding Principal Balance of this Loan, no Prepayment Premium shall be payable in connection therewith.

2.4.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for Restoration, Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds. So long as no Event of Default has occurred and is continuing, no Prepayment Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2 (such fee being expressly waived).

2.4.3 Prepayments After Default. If after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Payment Date together with the Monthly Interest Payment, and (b) to be a voluntary prepayment by Borrower and Borrower shall pay, in addition to the Debt, an amount equal to the greater of (i) five percent (5%) of the Outstanding Principal Balance or the portion thereof being prepaid or satisfied, and (ii) the Prepayment Premium, if any.

Section 2.5 Release of Property. (a) Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Liens of the Mortgage or the Second Mortgage.

(b) Lender shall promptly, upon the written request and at the sole cost and expense of Borrower, upon payment in full of all of the Debt in accordance with the terms and provisions of the Note, this Agreement and the other Loan Documents and subject to and upon compliance with the terms of Section 2.4.1(b) hereof, release the Lien of the Mortgage and the Second Mortgage on the Property.

(c) In connection with the release of the Mortgage and the Second Mortgage as permitted by this Section 2.5, Borrower shall submit to Lender, not less than ten (10) days prior to the Payment Date on which Borrower intends to pay the Loan in full, releases of Lien (and related Loan Documents), for the Property for execution by Lender. Such releases shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender.

Section 2.6 Cash Management.

2.6.1 Property Account.

(a) Borrower shall establish and maintain a segregated Eligible Account (the “Property Account”) with the Property Account Bank maintained under Borrower’s control and direction during any period other than while a Sweep Event continues. Borrower (i) hereby grants to Lender a first priority security interest in the Property Account and all deposits at any time contained therein and the proceeds thereof, and (ii) following and during any Sweep Event will take all actions necessary to maintain in favor of Lender a perfected first priority security

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interest in the Property Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Property Account and will notify Lender of the account number thereof. Other than during a Sweep Event, Borrower shall have the sole right to make withdrawals from the Property Account and all reasonable costs and expenses for establishing and maintaining the Property Account shall be paid by Borrower. Upon the occurrence and continuation of a Sweep Event, Lender shall have sole dominion and control over the Property Account and Borrower may not withdraw funds from the Property Account.

(b) Borrower shall, or shall cause Manager to, deposit all amounts received by Borrower or Manager constituting Rents into the Property Account within one (1) Business Day after receipt thereof, provided, however, Borrower may retain, for its business operations at all times a sum not to exceed Thirty-Five Thousand and 00/100 ($35,000.00) in the aggregate in the Operating Account (as defined in the Cash Management Agreement) and at the Property. In addition, on or before the Closing Date, Borrower shall, or shall cause Manager to, deliver irrevocable written instructions (each a “Payment Direction Letter”) to each of the credit card companies or credit card clearing banks with which Borrower or Manager has entered into merchant’s agreements and to each account debtor of Borrower to deliver all Rents payable with respect to the Property directly to the Property Account.

(c) During any Sweep Event, the Property Account shall be maintained under Lender’s sole control, dominion and direction. Pursuant to the terms of the Property Account Agreement, Property Account Bank shall transfer to the Cash Management Account, in immediately available funds by federal wire all amounts on deposit in the Property Account each Business Day during a period that a Sweep Event exists.

(d) Upon request of Lender, Borrower shall deliver to Lender such evidence as Lender may reasonably request to evidence that Borrower is complying with the provisions of Section 2.6.1. Without the prior written consent of Lender (not to be unreasonably withheld or delayed), neither Borrower nor its agents (including, without limitation, Manager) or Affiliates shall (i) terminate, amend, revoke or modify any Payment Direction Letter in any manner or (ii) direct or cause any credit card company, credit card clearing bank or account debtor to pay any amount in any manner other than as provided specifically in the related Payment Direction Letter.

(e) There are no accounts, other than the Property Account, maintained by Borrower or Manager or any other Person into which Rents from the Property are initially deposited. So long as the Debt shall be outstanding, Borrower shall not and shall not permit any Person (other than Lender) to open any other such account for the initial deposit of Rents from the Property prior to the deposit of such Rents in the Property Account.

(f) Borrower shall cause all payments made under the Interest Rate Cap Agreement or any Replacement Interest Rate Cap Agreement with respect to the Loan to be deposited into the Property Account.

2.6.2 Intentionally Omitted.

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2.6.3 Cash Management Account.

(a) Borrower shall cooperate with Lender and Servicer in connection with the establishment and maintenance of a segregated Eligible Account (the “Cash Management Account”) to be held by Servicer in trust for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled “Column Financial, Inc., as Lender, pursuant to Loan Agreement dated as of June 21, 2004—Cash Management Account.” Borrower hereby (i) grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

(b) After the occurrence and during the continuance of a Sweep Event, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated:

(i)	First, payments in respect of the Tax and Insurance Escrow Funds in accordance with the terms and conditions of Section 7.2 hereof;

(ii)	Second, payment of the Monthly Interest Payment computed at the Applicable Interest Rate;

(iii)	Third, payments to the FF&E Reserve Funds in accordance with the terms and conditions of Section 7.3 hereof;

(iv)	Fourth, payment to Lender of any other amounts then due and payable under the Loan Documents;

(v)	Fifth, to the extent that, in respect of any Other Loan, there is, or Lender reasonably determines that there will be, a shortfall (each an “Other Loan Shortfall”) during the relevant calendar month in the items referred to (x) in clauses (i)-(vi) of Section 2.6.3(b) of the applicable Other Loan Agreements, funds sufficient to pay such Other Loan Shortfall;

(vi)	Sixth, funds sufficient to pay Operating Expenses for the next calendar month pursuant to the Approved Annual Budget, other than expenses paid, or to be paid to, an Affiliated Manager;

(vii)	Seventh, funds sufficient to pay Extraordinary Expenses approved by Lender and which are then due and payable, if any;

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(viii)	Eighth, funds sufficient to pay Operating Expenses paid, or to be paid to, an Affiliated Manager for the next calendar month pursuant to the Approved Annual Budget; and

(ix)	Lastly, and so long as an Event of Default does not exist, payment of any excess amounts (“Excess Cash Flow”) to Borrower.

(c) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(d) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine in its sole discretion.

2.6.4 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Escrow Funds, FF&E Reserve Funds, Required Repair Funds and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

2.6.5 Application After Event of Default. Notwithstanding anything to the contrary contained in this Section 2.6, upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and any other funds of Borrower then in the possession of Lender, Servicer or Property Account Bank and apply such funds to the items for which the Reserve Funds were established or to the payment of the Obligations and the Other Borrower Obligations in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

2.6.6 Quarterly Net Cash Flow Tests. In order to ascertain whether or not a Net Cash Flow Failure has occurred or has terminated, Lender shall determine the Net Cash Flow as of the last day of each calendar quarter throughout the term of the Loan (each, a “Quarterly Net Cash Flow Test”), beginning September, 2004, each of which Quarterly Net Cash Flow Tests and the determinations made with respect thereto shall be based on the information delivered in accordance with Section 5.1.11 hereof, together with any other evidence which Lender may reasonably require to substantiate or explain the calculation of Net Cash Flow. Notwithstanding the foregoing, if the information required under Section 5.1.11 hereof is not delivered, the Net Cash Flow shall be determined in Lender’s sole discretion.

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Section 2.7 Extension Options

2.7.1 First Extension Option. Borrower shall have the right to extend the Initial Maturity Date to July 9, 2007 (the period commencing on the first (1st) day following the Initial Maturity Date and ending on July 9, 2007 being referred to herein as the “First Extension Term”), provided, that: (a) Borrower shall have given Lender its written notice of such extension (an “Extension Notice”) not less than two (2) months nor more than six (6) months prior to the Initial Maturity Date; (b) the Interest Rate Cap shall be in effect as of the date of the commencement of the First Extension Term (the “First Extension Commencement Date”) for the term of the Loan as extended and assigned to Lender; (c) no Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the First Extension Term or on the First Extension Commencement Date; and (d) Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying whether or not an Event of Default has occurred and is continuing, and if so, describing such Event of Default.

2.7.2 Second Extension Option. In the event that Borrower exercises the extension option for the First Extension Term, Borrower shall have the right to further extend the Maturity Date to July 9, 2008 (the period commencing on the first (1st) day following the First Extension Term and ending on July 9, 2008 being referred to herein as the “Second Extension Term”), provided, that: (a) Borrower shall have given Lender an Extension Notice not less than two (2) months nor more than six (6) months prior to the last day of the First Extension Term; (b) the Interest Rate Cap shall be in effect as of the date of the Commencement of the Second Extension Term (the “Second Extension Commencement Date”) for the term of the Loan as extended and assigned to Lender; (c) no Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the Second Extension Term or on the Second Extension Commencement Date; and (d) Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying whether or not an Event of Default has occurred and is continuing, and if so, describing such Event of Default.

2.7.3 Third Extension Option. In the event that Borrower exercises the extension option for the Second Extension Term, Borrower shall have the right to further extend the Maturity Date to July 9, 2009 (the period commencing on the first (1st) day following the Second Extension Term and ending on July 9, 2009 being referred to herein as the “Third Extension Term”), provided, that: (a) Borrower shall have given Lender an Extension Notice not less than two (2) months nor more than six (6) months prior to the last day of the Second Extension Term; (b) the Interest Rate Cap shall be in effect as of the date of the Commencement of the Third Extension Term (the “Third Extension Commencement Date”) for the term of the Loan as extended and assigned to Lender; (c) no Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the Third Extension Term or on the Third Extension Commencement Date; and (d) Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying whether or not an Event of Default has occurred and is continuing, and if so, describing such Event of Default.

Section 2.8 Substitution. Notwithstanding anything to the contrary set forth in Section 2.4 hereof, Borrower may substitute (each a “Substitution”) a property (the “Substitute Property”) for the Property upon and subject to the following terms and conditions:

(a) There shall be no more than one (1) Substitution in the aggregate with respect to the Property and the other Properties effected during the term of the Loan.

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(b) Lender shall have received at least sixty (60) days prior written notice requesting the Substitution and identifying the Substitute Property.

(c) The Substitute Property shall be a fee parcel and used and operated as a hotel of like kind and quality as the hotel operated on the Property as of the Closing Date and shall have been completed lien-free and paid for in full in a good and workmanlike manner and in compliance, in all material respects, with all applicable Legal Requirements.

(d) On the Substitution Date, the Loan (in such capacity the “Replaced Loan”) secured by the Mortgage and Second Mortgage encumbering the Substitute Property shall be repaid in full and, subject to the terms hereof, Lender shall make a new Loan (simultaneously with the full repayment of the Replaced Loan) in an amount equal to the then principal balance of the Replaced Loan (the “Substitution Loan”) to the owner (which shall qualify as a Qualified Borrower) of the Substitute Property (the “Substitute Borrower”). Notwithstanding the foregoing, at Lender’s election, the foregoing may be affected by the Substitute Borrower assuming the Replaced Loan (in which event the Replaced Loan shall constitute a Substitution Loan) and the contemporaneous release of the applicable Borrower (the “Replaced Borrower”) from its obligations in respect of the Replaced Loan. The Substitute Borrower shall execute and deliver a Joinder Acknowledgment and Substitution Loan shall constitute a Loan hereunder.

(e) (i) The appraised fair market value of the Substitute Property shall be equal to or greater than the original appraised value of the Property as set forth in the appraisal delivered to Lender in connection with the closing of the Loan. The fair market value of the Property and Substitute Property shall be determined by a firm of appraisers selected by Borrower and approved by Lender (which approval shall not be unreasonably withheld, delayed or conditioned) and based on an appraisal, dated not more than ninety (90) days prior to the Substitution Date reasonably satisfactory to Lender. All costs of such appraisals shall be paid by Borrower on or prior to the Substitution Date.

(ii)	The actual Net Cash Flow relating to the Substitute Property (based upon the trailing twelve (12) month financial results or such shorter period, as Lender reasonably deems appropriate, if the Substitute Property has been open for business for less than one year) shall equal or exceed the actual Net Cash Flow relating (based upon the trailing twelve (12) month financial results or such shorter period, as Lender reasonably deems appropriate, if the Property has been open for business for less than one year) to the Property.

(f) Lender shall have received from Substitute Borrower and such other Persons as Lender deems reasonably appropriate a Mortgage, a Second Mortgage, a Loan Agreement, a Note, an Equity Pledge Agreement, all other Loan Documents and Junior Lender Security Documents executed by Borrower, Guarantor and/or any other Person (all of which

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shall be substantially the form of the Loan Documents executed in respect of the Loan with such changes thereto as Lender reasonably deems appropriate to reflect the circumstances of the Substitution) (collectively, the “Substitute Loan Documents”).

(g) The Substitute Loan Documents, financing statements, and other instruments required to perfect the liens in the collateral contemplated thereby required by Lender shall have been recorded, registered and filed (as applicable) in such manner as may be required by law to create a valid, perfected lien and security interest with respect to the Substitute Property and the personal property related thereto.

(h) The liens created by the Substitute Loan Documents shall be first liens and prior security interests on the Substitute Property and the personal property related thereto (other than the Second Mortgage), subject only to such exceptions as Lender shall approve in its sole discretion.

(i) Upon the closing of the Substitute Property (the “Substitution Date”), the Borrower shall have good and marketable title to the Substitute Property, and good and valid title to any personal property located thereon or used in connection therewith, in each case satisfactory to the Lender.

(j) Lender shall, at Borrower’s sole cost and expense, receive and approve all Additional Due Diligence Materials.

(k) Lender shall have received (x) a confirmation of all Loan Documents executed by Guarantor and a consent to such Substitution by Guarantor, (y) a confirmation of all guaranties executed by the Other Borrowers and all pledges executed by the pledgors thereof and a consent to such Substitution by the Other Borrowers and pledgors, and (z) such other instruments and agreements and such certificates and opinions of counsel, in form and substance reasonably satisfactory to Lender in connection with such Substitution as it may reasonably request.

(l) The Substitute Property shall be located within the continental United States.

(m) No Default or Event of Default shall have occurred and be continuing hereunder, under any other Loan Document or under the Other Borrower Loan Documents on the Substitution Date, and Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying to same.

(n) Borrower shall pay all reasonable out-of-pocket costs and expenses incurred in connection with any such Substitution and the reasonable out-of-pocket fees and expenses incurred by Lender and Servicer in connection therewith. Without limiting the generality of the foregoing, Borrower shall, in connection with, and as a condition to, a Substitution, pay the reasonable fees and expenses of Lender’s attorneys, the reasonable fees and expenses of Lender’s engineers, appraisers, construction consultants, insurance consultants and other due diligence consultants and contractors, recording charges, title insurance charges, and stamp and/or mortgage or similar taxes, transfer taxes.

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(o) Lender shall have received such assurances and confirmations from the Rating Agencies that the Substitution shall not result in a downgrading, withdrawal or qualification of any rating assigned or the preliminary or indicative rating to be assigned to any securities issued in connection with any Securitization.

(p) Lender shall be satisfied that the Substitution shall not constitute a preference or fraudulent conveyance or that the Substitution is structured in such a manner as to avoid said risks.

(q) A Net Cash Flow Failure shall not be in effect on the Substitution Date.

(r) On or before the Substitution Date, all conditions precedent with respect to the Replaced Loan shall be satisfied with respect to the Substitute Loan, including, without limitation, delivery of Title Policies with respect to the Substitute Property.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower, or waiver by Lender, of the following conditions precedent no later than the Closing Date:

3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

3.1.2 Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

3.1.3 Delivery of Loan Documents; Title Insurance; Reports; Leases.

(a) Mortgage, Assignment of Leases. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage, the Second Mortgage and the Assignment of Leases and evidence that counterparts of the Mortgage, the Second Mortgage and Assignment of Leases have been delivered to the Title Company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.

(b) Title Insurance. Lender shall have received Title Insurance Policies with respect to the Mortgage and the Second Mortgage issued by the Title Company and dated as of

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the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policies shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the Mortgage and the Second Mortgage, as applicable, creates a valid lien on the Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, (iv) name Lender and its successors and assigns as the insured. The Title Insurance Policies shall be assignable, to the extent permitted under applicable state law. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid, and (v) with respect to the Second Mortgage, tie-in and first loss endorsements to the extent available in the State where the Property is located.

(c) Survey. Lender shall have received a current Survey, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 1999. The Survey shall reflect the same legal description contained in the Title Insurance Policy and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor’s seal shall be affixed to the Survey and the surveyor shall provide a certification for the Survey in form and substance acceptable to Lender.

(d) Insurance. Lender shall have received valid certificates of insurance for the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

(e) Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of the Property, satisfactory in form and substance to Lender.

(f) Zoning. Lender shall have received, at Lender’s option, either (i) (A) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, or (B) an ALTA 3.1 zoning endorsement for the Title Insurance Policy, or (ii) a zoning opinion letter, in each case in substance reasonably satisfactory to Lender.

(g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

3.1.4 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance

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reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

3.1.5 Delivery of Organizational Documents. (a) Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or its formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

(b) Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Principal, Guarantor, and other members and/or partners of Borrower, and/or the formation, structure, existence, good standing and/or qualification to do business of any of the foregoing, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, authorizing resolutions and incumbency certificates as may be requested by Lender.

3.1.6 Opinions of Borrower’s Counsel. Lender shall have received opinions from Borrower’s counsel with respect to non-consolidation and the due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their sole reasonable discretion.

3.1.7 Intentionally Omitted.

3.1.8 Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to the Property which are in arrears, including without limitation, (a) accrued but unpaid Insurance Premiums, (b) currently due Taxes (including any in arrears) and (c) currently due Other Charges, which amounts shall be funded with proceeds of the Loan.

3.1.9 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

3.1.10 Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

3.1.11 Intentionally Omitted.

3.1.12 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender’s counsel and all

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other third party out-of-pocket expenses reasonably incurred in connection with the origination of the Loan.

3.1.13 Leases and Rent Roll. Lender shall have received copies of all Leases and certified copies of any Leases as requested by Lender. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

3.1.14 Tax Lot. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be satisfactory in form and substance to Lender.

3.1.15 Physical Conditions Report. Lender shall have received a Physical Conditions Report, which report shall be satisfactory in form and substance to Lender.

3.1.16 Management Agreement. Lender shall have received a copy of the Management Agreement, which shall be reasonably satisfactory in form and substance to Lender.

3.1.17 Appraisal. Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

3.1.18 Financial Statements. Lender shall have received a balance sheet with respect to the Property for the two (2) most recent Fiscal Years (audited, if available), each in form and substance satisfactory to Lender.

3.1.19 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

3.1.20 Other Loans. All conditions precedent to the closing of each of the Other Loans shall have been satisfied, as determined by Lender in its sole discretion, and each Other Loan shall have closed or shall close simultaneously with the closing of the Loan.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

4.1.1 Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the

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ownership, management and operation of the Property. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule III.

4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by any Significant Party, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by any Significant Party, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting any Significant Party or the Property, which actions, suits or proceedings, if determined against such Significant Party or the Property, are reasonably likely to have a Material Adverse Effect.

4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) any obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (s) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, (b) the obligations under the Loan Documents.

4.1.6 Title. (a) Borrower has good, marketable and insurable fee title to the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan

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Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Loan. The Mortgage and the Assignment of Leases, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

(b) The Second Mortgage, when properly recorded in the appropriate public records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected second priority Lien on the Property, subject only to Permitted Encumbrances and the Lien of the Mortgage and (ii) perfected security interests in and to, and perfected collateral assignments of, all Personal Property (including the Leases), all in accordance with the terms thereof, in each case subject only to the Mortgage and any applicable Permitted Encumbrances to the extent that perfection occurs through the recording of a Mortgage or the filing of a financing statement.

4.1.7 Solvency. Borrower has (a) not entered into the transaction contemplated by this Agreement or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No petition in bankruptcy has been filed against Borrower or any of its constituent Persons, and neither Borrower nor any of its constituent Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any of its constituent Persons.

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4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

4.1.9 No Plan Assets. Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and (b) transactions by or with Borrower are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.10 Compliance. Borrower and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, to Borrower’s knowledge, or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) fairly and accurately represent the financial condition of the Significant Parties and the Property as of the date of such reports, and (iii) to the extent audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect on the Property or the operation thereof as a hotel, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of Borrower from that set forth in said financial statements.

4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of any roadway providing access to the Property.

4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose

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which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16 Separate Lots. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

4.1.17 Assessments. To Borrower’s knowledge, there are (a) no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, and (ii) no contemplated improvements to the Property that may result in such special or other assessments.

4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Principal or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and Borrower, Principal and Guarantor have not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20 Insurance. Borrower has obtained and has delivered to Lender valid certificates of insurance evidencing the Policies along with evidence satisfactory to Lender of the payment in full of all premiums required thereunder. No claims have been made under any such Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies. Borrower shall use commercially reasonable efforts to obtain and deliver to Lender certified copies of the Policies as soon as practicable after the date of this Agreement.

4.1.21 Use of Property. The Property is used exclusively as a hotel and other appurtenant and related uses.

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4.1.22 Certificate of Occupancy; Licenses. All material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and/or operation of the Property as a hotel (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses necessary for the operation of the Property as a hotel. The use being made of the Property is in conformity in all material respects with the certificate of occupancy issued for the Property.

4.1.23 Flood Zone. None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to the Property.

4.1.24 Physical Condition. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are in good condition, order and repair in all material respects. Other than as disclosed in the “Engineering Report,” there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25 Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.

4.1.26 Leases. The Property is not subject to any Leases other than the Leases described in Schedule I attached hereto and made a part hereof. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases or as hotel guests, customers or invitees in the ordinary course of business at the Property. The current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with Borrower with respect thereto; (Lender acknowledges and agrees that Borrower has no obligation to deliver copies of Leases under 5,000 square feet unless specifically so requested by Lender). No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required in such Lease and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or

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assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. No tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements.

4.1.27 Survey. The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting the Property or the title thereto.

4.1.28 Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. The Borrower is organized under the laws of the State of Delaware.

4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage and the Second Mortgage, have been paid or are being paid simultaneously herewith, and the Mortgage and the Second Mortgage and the other Loan Documents have been validly executed and delivered and are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.

4.1.30 Special Purpose Entity/Separateness.

(a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that (i) Borrower is, shall be and shall continue to be a Special Purpose Entity, and (ii) Principal is, shall be and shall continue to be a Special Purpose Entity.

(b) The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c) All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects material to the opinions set forth therein and any assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with, and Principal has complied and Borrower will cause Principal to comply with, all of the assumptions made with respect to Borrower and Principal in the Insolvency Opinion. Borrower

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will, and shall cause Principal to, have complied and will comply with all of the assumptions made with respect to Borrower and Principal in any Additional Insolvency Opinion. Each entity other than Borrower and Principal with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.

4.1.31 Management Agreement. The Management Agreement is in full force and effect and there is no default continuing beyond applicable grace or cure periods thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.32 Illegal Activity. To Borrower’s knowledge, no portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.33 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender including, but not limited to, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise is reasonably likely to have a Material Adverse Effect. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35 Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower or Principal shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws, with the result that the investment in Borrower or Principal, as applicable (whether directly or indirectly), is or would be prohibited by law (each, an “Embargoed Person”) or the Loan made by Lender is or would be in violation of law; (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower or Principal, as applicable, with the result that the investment in Borrower or Principal, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, shall be derived from any unlawful activity by Borrower,

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Principal or Guarantor with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law.

4.1.36 Cash Management Account.

(a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of Delaware) in the Property Account and Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Property Account and Cash Management Account;

(b) Intentionally Omitted.

(c) Pursuant and subject to the terms hereof, the Property Account Bank has agreed to comply with all instructions originated by Lender and Borrower, as applicable, without further consent by Borrower, directing disposition of the Property Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

(d) The Property Account and Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee.

4.1.37 Intentionally Omitted.

4.1.38 Intentionally Omitted.

Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

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ARTICLE 5

BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply, in all material respects, with all Legal Requirements applicable to Borrower and the Property. There shall never be committed by Borrower, and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times reasonably maintain, preserve and protect all material franchises and material trade names, preserve all the remainder of its property used or useful in the conduct of its business, and shall keep the Property in reasonably good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided, that: (a) no Release Default or Event of Default has occurred and remains uncured; (b) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (e) Borrower shall, upon final determination thereof, promptly comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (f) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and/or the Property; and (g) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property, or any part thereof, prior to delinquency; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as adequate reserves for same are maintained pursuant to Section 7.2 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof. Borrower shall not suffer and shall promptly

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cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property and that is prohibited in accordance with Section 5.2.2 hereof, and shall pay for all utility services provided to the Property prior to delinquency. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, Other Charges or other Liens, provided, that: (a) no Release Default or Event of Default has occurred and remains uncured; (b) Borrower is permitted to contest same under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (e) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (f) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (g) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such other security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage or the Second Mortgage being primed by any related Lien.

5.1.3 Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower, Principal and/or Guarantor which is reasonably likely to cause a Material Adverse Effect.

5.1.4 Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally).

5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, Principal’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower. Payment of the costs and expenses associated with any of the foregoing

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shall be in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions of Section 10.13 hereof.

5.1.8 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

5.1.9 Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement, the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10 Mortgage Taxes. Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage.

5.1.11 Financial Reporting.

(a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP and the Uniform System of Accounts (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

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(b) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s combined annual financial statements (combined with those of the Other Borrowers) and Guarantor’s consolidated annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Property and the Other Properties for such Fiscal Year and containing statements of profit and loss for Borrower, the Other Borrowers and Guarantor and a balance sheet for Borrower, the Other Borrowers and Guarantor. Such statements, with respect to the Borrower and the Other Borrowers shall set forth the financial condition and the results of operations for the Property and the Other Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Aggregate Net Cash Flow, Aggregate Net Operating Income, Aggregate Gross Income from Operations and Aggregate Operating Expenses. In addition, such statements shall include supplementary information setting forth the financial condition and results of operation for each of Borrower and the Other Borrowers, Borrower’s, the Other Borrowers’ and Guarantor’s annual financial statements shall be accompanied by (i) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, (ii) a schedule audited by such independent certified public accountant reconciling Aggregate Net Operating Income to Aggregate Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Aggregate Net Operating Income to arrive at Aggregate Net Cash Flow deemed material by such independent certified public accountant, and (iii) an Officer’s Certificate certifying that (x) the Capital Expenditures for such year and (y) each annual financial statement presents fairly the financial condition and the results of operations of Borrower, the Other Borrowers, Guarantor and the Property and the Other Properties being reported upon and that such financial statements have been prepared in accordance with GAAP and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, the Other Borrowers or Guarantor, and if such Default or an Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c) Borrower will furnish, or cause to be furnished, to Lender on or before (i) twenty-five (25) days after the end of each calendar month thereafter, and (ii) forty-five (45) days after the end of each calendar quarter thereafter, the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable: (i) monthly and year-to-date operating statements prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the FF&E Reserve Funds and/or the Debt Service Reserve), and, upon Lender’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such period, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances that either exceed (1) 10% and $10,000 with respect to any one (1) line item or (2) 5% in the aggregate between all budgeted and actual amounts for such periods, all in form reasonably satisfactory to Lender; and (ii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period for which financial statements are available as of the last day of each calendar month or quarter (as applicable), and (iii) a computation of Net

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Cash Flow for such period. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate and whether there are trade payables outstanding for more than sixty (60) days.

(d) Intentionally Omitted.

(e) Intentionally Omitted.

(f) Intentionally Omitted.

(g) Intentionally Omitted.

(h) Intentionally Omitted.

(i) Borrower will furnish to Lender on or before forty-five (45) days after the end of each calendar quarter (a) a statement setting forth (i) the Aggregate Net Cash Flow for each calendar quarter and calendar year occurring during the full twelve (12) calendar month period immediately proceeding the date of such statement for which financial statements are available.

(j) Lender hereby approves the Annual Budget and the Annual FF&E Budget for the partial year 2004 previously delivered to it. For each calendar year commencing with calendar year 2005, Borrower shall submit to Lender (i) an Annual Budget for the Property and (ii) an Annual FF&E Budget with respect to FF&E required to be made to the Property for such year, each not later than thirty (30) days prior to the commencement of such period or calendar year in form reasonably satisfactory to Lender. The Annual FF&E Budget shall provide for FF&E expenditures equal to at least four (4%) percent of the Gross Income from Operations derived from the operation of the Property during the preceding calendar year. The Annual Budget shall be subject to Lender’s reasonable written approval (each such Annual Budget as so approved in writing by Lender, is herein referred to as an “Approved Annual Budget”). Notwithstanding the foregoing, variances between budgeted and actual amounts in the Approved Annual Budget may vary by up to the greater of ten percent (10%) or $10,000.00 with respect to any one (1) line item and up to five percent (5%) in the aggregate for the entire Approved Annual Budget without the consent of Lender. The Annual FF&E Budget shall likewise be subject to Lender’s reasonable written approval (each such Annual FF&E Budget as so approved in writing by Lender, is herein referred to as an “Approved Annual FF&E Budget”). In the event that Lender objects to a proposed Annual Budget and/or Annual FF&E Budget submitted by Borrower, Lender shall advise Borrower of such objections within ten (10) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and/or Annual FF&E Budget, as applicable, and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget and/or Annual FF&E Budget within five (5) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget and/or Annual FF&E Budget. Notwithstanding the foregoing, Lender shall be deemed to have consented to any

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Annual Budget and/or Annual FF&E Budget if Lender has not provided Borrower with a written notice of denial within ten (10) Business Days of Lender’s receipt of such Annual Budget and/or Annual FF&E Budget so long as Borrower’s request is submitted with the words “IMMEDIATE RESPONSE REQUIRED, DEEMED APPROVED IF NO RESPONSE RECEIVED WITHIN TEN (10) BUSINESS DAYS” in bold print, all capital letters, in 14 point or larger and prominently displayed at the top of any correspondence and on any envelope containing the request. Until such time that Lender approves a proposed Annual Budget and/or Annual FF&E Budget (or approval is deemed given), the most recently Approved Annual Budget and/or Annual Approved FF&E Budget shall apply; provided, that, such Approved Annual Budget shall be adjusted to reflect actual increase in utility costs, Taxes, Insurance Premiums and Other Charges.

(k) In the event that, Borrower must incur an extraordinary Operating Expense or Capital Expenditure not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense together with all invoices or other backup reasonably required by Lender to substitute such proposed Extraordinary Expense and the amount thereof; provided, that, in the event Borrower is required to incur Extraordinary Expenses before Lender’s consent is granted due to emergencies involving imminent danger to person or property Lender’s consent shall not be required with respect to such emergency only provided that Borrower shall promptly provide Lender with a reasonably detailed description of such expenditures and the emergency following same. No Rents may be used to pay an Extraordinary Expense unless and until Lender has reasonably approved same in writing, which approval will not by unreasonably withheld or delayed; provided, however, Lender shall be deemed to have consented to such Extraordinary Expense if Lender has not provided Borrower with a written notice of denial within ten (10) Business Days of Lender’s receipt of such request so long as Borrower’s request is submitted with the words “IMMEDIATE RESPONSE REQUIRED, DEEMED APPROVED IF NO RESPONSE RECEIVED WITHIN TEN (10) BUSINESS DAYS” in bold print, all capital letters, in 14 point or larger and prominently displayed at the top of any correspondence and on any envelope containing the request. Notwithstanding the foregoing, Lender’s consent shall not be required for the payment of Taxes, Insurance Premiums or utilities with respect to the Property in excess of the amounts provided for in the Approved Annual Budget for such items provided that Borrower shall provide prompt notice to Lender of such increases following Borrower’s knowledge of such increase.

(l) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to such parties requesting such information in connection with such Securitization.

5.1.12 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to

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do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

5.1.13 Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (b) the validity and priority of the Lien of the Mortgage, the Second Mortgage and the Assignment of Leases, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement. In the event (a) that the Mortgage and/or the Second Mortgage is foreclosed in whole or in part or that the Mortgage and/or the Second Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage and/or the Second Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any direct or indirect owners, members or partners of Borrower or an assignment by Borrower or any direct or indirect owners, members or partners of Borrower for the benefit of its creditors, Borrower, on behalf of itself and its successors and assigns, agrees that it/they shall be chargeable with and shall pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement.

(a) After request by Lender from time to time, but no more frequently than twice in any 12 month period, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the performance of the Obligations, if any, and (v) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall deliver to Lender promptly upon request from time to time and subject to the terms of the Leases, tenant estoppel certificates from each commercial tenant leasing 5,000 square feet or more of space at the Property in form and substance reasonably satisfactory to Lender; provided, that, Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

(c) Intentionally Omitted.

5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

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5.1.17 Performance by Borrower. Borrower shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior consent of Lender.

5.1.18 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Principal as of the date of the Securitization.

5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.20 Leasing Matters. Any Leases with respect to the Property executed after the date hereof, for more than 5,000 square feet shall be approved by Lender, which approval shall not be unreasonably withheld, delayed or conditioned. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower shall (a) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (b) enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Leases of more than 5,000 square feet shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property; provided, however, that no such termination or surrender of any Lease covering more than 5,000 square feet will be permitted without the consent of Lender; (c) not collect any of the rents more than one (1) month in advance (other than security deposits); (d) not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (e) not alter, modify or change the terms of any Lease in excess of 5,000 square feet in a manner inconsistent with the provisions of the Loan Documents; and (f) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a lease of all or substantially all of the Property without Lender’s prior consent.

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5.1.21 Alterations. Borrower shall obtain Lender’s prior consent to any alterations to any Improvements (excluding Decorative Changes), which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with: any alterations to the Improvements (excluding Decorative Changes) that will not have a Material Adverse Effect, provided, that, such alterations (a) are made in connection with tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and the aggregate cost thereof does not exceed $1,000,000.00 (the “Threshold Amount”), or (c) are performed in connection with Restoration after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property shall at any time exceed the Threshold Amount, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, or (iv) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution (A) having a rating by S&P of not less than “A-1+” if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is reasonably acceptable to Lender, and (B) that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and upon an Event of Default Lender may apply such security from time to time at the option of Lender to pay for such alterations.

5.1.22 Operation of Property.

(a) Borrower shall cause the Property to be operated, in all material respects, in accordance with the Management Agreement or Replacement Management Agreement, as applicable. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b) Borrower shall: (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by Borrower under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy

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of each financial statement, business plan, capital expenditures plan, material notice, material report and estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage and Second Mortgage in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Operation of Property.

(a) Borrower shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld): (i) subject to Section 9.5 hereof, surrender, terminate or cancel the Management Agreement; provided, that Borrower may, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

(b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion, unless failure to do so would cause a default of Borrower’s obligations under the Management Agreement.

5.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except:

(a) Permitted Encumbrances;

(b) Liens created by or permitted pursuant to the Loan Documents; and

(c) Liens for Taxes or Other Charges not yet due.

5.2.3 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Principal would be dissolved, wound up or

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liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of Principal, in each case, without obtaining the prior consent of Lender.

5.2.4 Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.6 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior consent of Lender.

5.2.7 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of all or any portion of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.2.8 Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days prior notice. Borrower shall not change the place of its organization as set forth in Section 4.1.28 without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall authorize the filing of additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.

5.2.9 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

(i)	Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

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(ii)	Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii)	Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

5.2.10 Transfers.

(a) Except for the transfer of the Property in connection with a release thereof pursuant to Section 2.5, Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of an interest in any Restricted Party (collectively, a “Transfer”), other than (x) pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 hereof, and (y) the disposition of Equipment and other Personal Property pursuant to the replacement thereof or otherwise in the ordinary course of the operation of the Property, without (i) the prior written consent of Lender and (ii) if a Securitization has occurred or is pending within thirty (30) days, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities.

(b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a- managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; or (vi) if a Restricted Party is a trust or

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nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

(c) Notwithstanding the provisions of this Section 5.2.10, the following transfers shall not be deemed a Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (iii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (iv) transfers, issuances, pledges and redemptions of stock in Wyndham International, Inc. (“Wyndham”) (and its successors), so long as (A) Wyndham (or any such successor) is (or is controlled by) a Public Company and (B) the surviving entity is primarily involved in, or has a significant business line involving, the ownership and operation of real estate similar to the Property, (v) the merger or consolidation of Wyndham (or its successors), provided that the surviving entity of such merger or consolidation is (or is controlled by) (A) a Public Company, and (B) primarily involved in, or has a significant business line involving, the ownership or operation of real estate similar to the Property, (vi) the granting of easements, cross-easements, agreements, restrictions, reservations and rights in the ordinary course of business for use, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such easements, agreements, restrictions or rights shall materially impair the utility and/or operation of the Property or Borrower’s ability to repay the Debt as it becomes due or Borrower’s ability to perform any of its obligations under the Loan Documents, and (vii) transfers of direct or indirect interests in any Borrower or Principal to Affiliates of Wyndham (or its successors) provided that after such transfers such Borrower and Principal are controlled, directly or indirectly, by Wyndham (or its successors). In addition, on a one time basis, Wyndham may merge or consolidate with a public or private entity in which the surviving entity is not and is not controlled by a Public Company provided that (a) after such merger, each Borrower and Principal shall continue to comply with the terms of Section 4.1.30 hereof, (b) such merger or consolidation is to a Qualified Transferee, and (c) the surviving entity is primarily involved in, or has a significant business line involving, the ownership and operation of real estate similar to the Property. In connection with any transfer or merger permitted under this Section 5.2.10, Borrower shall deliver an Additional Insolvency Opinion if, after such transfer or merger, more than forty-nine percent (49%) of any direct legal or beneficial interest in Borrower (or in any constituent entity of Borrower that is required to comply with the terms of Section 4.1.30 hereof) is owned by a new or successor entity. Such Additional Insolvency Opinion shall be reasonably acceptable to (a) Lender, prior to a Securitization or (b) the Rating Agencies, if a Securitization has occurred. Notwithstanding anything to the contrary contained herein, pledges and hypothecations of indirect equity interests in Borrower shall be permitted provided (i) Wyndham (or its successor) maintains control of, and holds beneficial direct or indirect ownership interests of not less than fifty-one percent (51%) of the membership interests or partnership interests, as applicable, in, each entity comprising Borrower and (ii) any such pledges or hypothecations are in connection with that certain Credit Agreement and that certain Increasing Rate Note Purchase

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and Loan Agreement each between Wyndham (or its successors) and The Chase Manhattan Bank, each dated June 30, 1999, as amended or another credit agreement with an institutional lender or a public bond offering to prepay or refinance in full or in part any such credit facility which institutional lender or bondholders (or the trustee on their behalf), as applicable shall be making or holding a loan to Wyndham or its successor or its Affiliates (other than Borrower or Principal). A foreclosure sale (or transfer in lieu thereof) of any such pledge or hypothecation to The Chase Manhattan Bank, or another institutional lender as collateral agent for syndicate lenders or another institutional lender, or the bond trustee, shall be permitted provided (i) Lender is given at least sixty (60) days prior written notice of the proposed foreclosure sale or transfer in lieu thereof; (ii) the transferee is a reputable entity or person, creditworthy, with sufficient financial worth considering any obligations assumed and undertaken with respect to the Loan, as evidenced by financial statements and other information reasonably requested by Lender; (iii) the Property at all times shall continue to be managed by a Qualified Manager, and (iv) and any and all such entities will comply with all of the requirements set forth in the Note, this Agreement, the Mortgage and the other Loan Documents.

(d) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent to the extent required hereunder. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Embargoed Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party, Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance reasonably acceptable in all respects to Lender and the Rating Agencies.

(e) Notwithstanding anything to the contrary contained in this Section 5.2.10, Lender shall not withhold its consent to a one-time sale, assignment, or other transfer of all of the Property, provided that (i) Lender receives sixty (60) days prior written notice of such transfer, (ii) no Event of Default has occurred and is continuing and (iii) upon the satisfaction (in the reasonable determination of Lender) of the following matters:

(A) Borrower or Transferee (defined below) shall pay Lender a transfer fee equal to 1% of the Outstanding Principal Balance at the time of such transfer and pay any and all reasonable out-of-pocket costs incurred in connection with the Transfer (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies in connection with such Transfer);

(B) The proposed transferee (the “Transferee”) (i) shall be a special purpose bankruptcy remote entity that complies with all of the requirements of Section 4.1.30 and whose organizational documents are substantially similar to Borrower’s organizational documents, or if not

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substantially similar, acceptable to the Rating Agencies and (ii) is controlled by a Qualified Transferee;

(C) Transferee shall assume all of the obligations of Borrower under the Note, this Agreement, the Mortgage and the other Loan Documents in a manner reasonably satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender and delivering such legal opinions as Lender may reasonably require;

(D) The Property shall be managed by a Qualified Manager following such transfer;

(E) The proposed transfer is permitted pursuant to the Franchise Agreement, if any, or the Franchisor consents to such proposed transfer if Franchisor has the right to consent to such proposed transfer;

(F) Transferee shall deliver an endorsement to the existing title policy insuring the Mortgage as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the fee or leasehold estate, as applicable, of the Property, which endorsement shall insure that as of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or Liens other than Permitted Encumbrances, or if such endorsement is not available in the applicable jurisdiction, other evidence reasonably satisfactory to Lender confirming all of the foregoing;

(G) Transferee shall deliver to Lender an opinion of counsel from an independent law firm with respect to the substantive nonconsolidation of Transferee and its constituent entities (partners, members or shareholders), which law firm and which opinion shall be reasonably satisfactory in all respects to (i) Lender, if a Securitization has not occurred, or (ii) Lender and the Rating Agencies, if a Securitization has occurred;

(H) Transferee shall be a Qualified Transferee;

(I) Transferee and Transferee’s Principal must be able to satisfy all the covenants set forth in Sections 4.3 and 5.9 hereof, no Release Default or Event of Default shall otherwise occur as a result of such transfer, and Transferee and Transferee’s Principal shall deliver (A) all organization documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (B) all certificates, agreements and covenants reasonably required by Lender;

(J) Following a Securitization, or at such time as the Loan is scheduled to be included in a Securitization, the Rating Agencies shall have confirmed that the transfer to Transferee will not cause any downgrade in the ratings assigned to such certificates;

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(K) If the Transferee is not a wholly-owned subsidiary of Principal, each of the Other Properties shall likewise be transferred to such Transferee or a wholly-owned subsidiary of the new Principal pursuant to the provisions of the Other Loan Agreements; and

(L) All requisite approvals from all applicable Governmental Authorities and Persons required in connection with such Transfer shall have been obtained.

(f) Notwithstanding anything to the contrary contained in this Section 5.2.10, Lender’s consent shall not be required for the financing of Personal Property and Equipment (“Financing Leases”) owned or to be purchased by the applicable Borrower that is used in connection with the operation of the Property, provided Lender has received prior written notification of such Borrower’s intent to finance such Personal Property and/or Equipment, and provided, further, that (i) any such financing is subject to commercially prudent terms and conditions and at a market rate of interest, (ii) the Personal Property and/or Equipment financed is readily replaceable without material interference or interruption to the operation of the Property as required pursuant to the provisions of this Agreement and the Mortgage and the other Loan Documents, (iii) the aggregate amount of annual debt service or lease payments under such Financing Leases is at all times less than $100,000.00 per annum, (iv) the documentation for the Financing Leases shall, among other things, provide that Lender shall be given written notice of a default thereunder and Lender shall be provided with a reasonable opportunity to cure such defaults and (v) the Financing Leases do not create a Lien on the Property other than the Personal Property and/or Equipment financed.

5.2.11 Intentionally Omitted.

5.2.12 Franchise Provisions.

(a) Lender acknowledges and agrees that, as of the Closing Date, (i) Borrower is indirectly owned in whole by Wyndham; (ii) the Property is operated as a “Wyndham” or “Summerfield Suites” hotel and is not subject to a franchise agreement or other agreement in connection with such operation other than the Management Agreement. Borrower shall obtain the approval of Lender, which approval shall not be unreasonably withheld or delayed by Lender, before entering into any franchise agreement (the “Franchise Agreement”) with any franchisor (the “Franchisor”) that provides for, or permits, the operation of the Property under such Franchisor’s brand or “flag”. Any Franchise Agreement must include, among other things, rights in the Franchisor’s reservation system and a term of not less than the remaining term of the Loan. Borrower shall deliver to Lender any such Franchise Agreement for Lender’s review and approval.

(b) If Borrower shall enter into any Franchise Agreement, Lender shall receive within thirty (30) days following the execution of such Franchise Agreement a comfort letter from the Franchisor, in which Franchisor shall agree (i) that Lender shall have the right, but not the obligation, to cure any defaults under the Franchise Agreement, (ii) to give Lender written notice of, and a reasonable time to cure, any default of Borrower under the Franchise Agreement; (iii) not to assert against Lender any defaults which by their nature are personal to

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Borrower and are not curable by Lender; (iv) to allow Lender to change managers of the Property; (v) that, if Lender or its affiliate shall acquire title to the Property, Lender or its affiliate shall have an option to succeed to the interest of Borrower under the Franchise Agreement (or to be granted a new Franchise Agreement on the same terms as the Franchise Agreement) without payment of any fees to Franchisor (other than nominal, processing fees); (vi) that the Franchise Agreement will remain in effect during any foreclosure proceedings by Lender provided Lender cures all monetary defaults under the Franchise Agreement; (vii) not to modify, cancel, surrender or otherwise terminate the Franchise Agreement during the Term without the consent of Lender; and (viii) that if Lender or its Affiliate succeeds to Borrower’s interest under the Franchise Agreement, Lender may assign its rights therein to any entity which acquires the Property from Lender or its Affiliate (subject to Franchisor’s reasonable approval). The foregoing to the contrary notwithstanding, Lender will not unreasonably withhold approval of Franchisor’s standard form of “comfort letter”.

(c) Borrower shall not, and Borrower shall not permit any Affiliate to, modify, cancel, surrender or otherwise terminate the Franchise Agreement during the Term without the consent of Lender, such consent not to be unreasonably withheld or delayed; provided that, in connection with a cancellation, surrender or termination, such Franchise Agreement shall be replaced with a substitute franchise agreement reasonably approved by Lender or such other arrangement for the operation of the Property, reasonably approved by Lender. Borrower shall promptly deliver to Lender copies of any notices of default sent or received by or on behalf of Borrower or any of its Affiliates under the Franchise Agreement.

(d) Borrower shall at all times that the Debt is outstanding cause the hotel located on the Property to be operated as (i) a “Wyndham” or a “Summerfield Suites” hotel (or in the name of any successor entity), or (ii) a hotel franchise of a first class, reputable hotel franchise reasonably acceptable to Lender pursuant to a franchise agreement and management agreement reasonably acceptable to Lender.

(e) Borrower shall:

(i)	promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

(ii)	promptly notify Lender of any default under the Franchise Agreement of which it is aware;

(iii)	promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement;

(iv)	promptly enforce the performance and observance in all material respects of all of the covenants and agreements required to be performed and/or observed by the franchisor under the Franchise Agreement; and

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(v)	exercise all rights of renewals or extension of the Franchise Agreement (and Borrower hereby appoints Lender as its attorney-in-fact to exercise such options in the name of and on behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest).

ARTICLE 6

INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

Section 6.1 Insurance.

(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i)

comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the Outstanding Principal Balance; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) for all such insurance coverage, providing for no deductible in excess of One Hundred Thousand and No/100 Dollars ($100,000); and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the Outstanding Principal Balance or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity and (z) coastal windstorm insurance in amounts and in form and substance satisfactory to Lender (and with deductibles of 3% of the insured value) in the event the Property is located in any coastal region, provided that the insurance pursuant

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to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i). Notwithstanding the foregoing, if the insurance coverage required herein is maintained by Wyndham through a blanket policy of insurance and the deductible for such insurance coverage is greater than $100,000.00, Borrower may satisfy the deductible requirements herein by delivering to Lender a Letter of Credit in an amount equal to the difference between such deductible, as the same may be adjusted during the term of this Loan, as extended, and $100,000.00, and Lender shall, in the event of a casualty, apply such security from time to time if requested to do so by Borrower to pay for any Restoration or, if an Event of Default occurs, such Letter of Credit shall constitute additional collateral for the Loan and Lender may apply such sums as otherwise provided in this Agreement.

(ii)	commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000) in the aggregate and One Million and No/100 Dollars ($1,000,000) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available;

(iii)

rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Income from Operations for a period of

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eighteen (18) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire at the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Gross Income from Operations for the succeeding eighteen (18) month period. Nothing set forth in this Agreement shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)	at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)	if the Property includes commercial property, worker’s compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement;

(vi)	comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii)	umbrella liability insurance in an amount not less than Twenty Million and No/100 Dollars ($20,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(viii)	motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000.00);

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(ix)	if the Property is or becomes a legal “non-conforming” use, ordinance or law coverage and insurance coverage to compensate for the cost of demolition or rebuilding of the undamaged portion of the Property along with any reduced value and the increased cost of construction in amounts as requested by Lender;

(x)	at all times during the term of the Loan, the commercial property and business income insurance required under Sections 6.1(a)(i) and (iii) above shall cover perils of foreign terrorism and acts of foreign terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of foreign terrorism on terms (including amounts) reasonably acceptable to Lender for so long as such coverage is (A) commercially available and (B) provided that such insurance does not exceed $100,000.00 in the aggregate for the Property and the Other Properties. If the cost of such terrorism insurance exceeds $100,000.00 in the aggregate for the Property and the Other Properties, Borrower shall obtain the maximum amount of acceptable insurance possible for an amount equal to $100,000.00 in the aggregate for the Property and the Other Properties; and

(xi)	upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A” or better. The Policies described in Section 6.1(a) (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).

(d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower as the insured and Lender (and its

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affiliates) as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies provided for in Section 6.1 shall contain clauses or endorsements to the effect that:

(i)	no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)	the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ notice (or ten (10) days’ notice with respect to non-payment) to Lender and any other party named therein as an additional insured;

(iii)	the issuers thereof shall give notice to Lender if the Policies have not been renewed fifteen (15) days prior to its expiration; and

(iv)	Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall give notice (which notice may be oral) thereof to Borrower and Borrower shall within two (2) Business Days of such notice, deliver such written evidence as Lender shall reasonably require that all policies are in full force and effect. If Borrower does not provide Lender with such evidence that all Policies are in full force and effect within two (2) Business Days of Lender’s notice, Lender shall have the right, without further notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

Section 6.2 Casualty . If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (a) give prompt notice of such damage to Lender, and (b) promptly commence and diligently prosecute the completion of the Restoration so that the Property resembles, as nearly as possible, the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be

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obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may approve (not to be unreasonably withheld or delayed) any settlement with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000.00) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of Condemnation and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Award by the applicable Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a Governmental Authority, Borrower shall promptly commence and diligently prosecute Restoration and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration:

(a) If the Net Proceeds shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00) and the costs of completing the Restoration shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000.00) or the costs of completing the Restoration is equal to or greater than One Million and No/100 Dollars ($1,000,000.00), the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction

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of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)	The Net Proceeds shall be made available to Borrower for Restoration upon the approval of Lender in its sole discretion that the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no material portion of the Improvements is located on such land;

(C) Borrower shall commence Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion (it being agreed that the development of Building Plans shall constitute commencement of the Restoration);

(D) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

(E) Lender shall be satisfied that Restoration will be completed on or before the earliest to occur of (1) three (3) months prior to the Maturity Date as the same is extended pursuant to Section 2.7 hereof (and if necessary to satisfy this requirement, the period set forth in Section 2.7 during which Borrower may exercise any option to extend the term of the Loan shall be extended to permit Borrower to exercise such extension option, but in no event more than twelve (12) months prior to the then Maturity Date, (2) such time as may be required under applicable Legal Requirements, or (3) the expiration of the insurance coverage referred to in Section 6.1(a)(iii) unless Borrower has deposited with Lender prior to the commencement of the Restoration sums sufficient after the expiration of such insurance to (x) operate the Property in a manner consistent with the manner in which the Property was operated immediately prior to such Casualty or

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Condemnation and (y) pay all sums as they become due under the Loan in a timely manner;

(F) the Property and the use thereof after Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(G) Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(H) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements;

(I) upon completion of the Restoration, the projected Net Operating Income for the following twelve (12) month period as reasonably estimated by Lender, shall be sufficient to achieve a Debt Service Coverage Ratio of at least 1.50 to 1.00 (and for purposes of this clause (I) only, the Debt Service Coverage Ratio shall be calculated at the interest rate computed in accordance with the provisions of this Agreement at a deemed annual rate of 8.20%);

(J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration; and

(K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of Restoration.

(ii)

The Net Proceeds shall be paid directly to Lender for deposit in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Company; provided, however, Lender shall disburse to, or as directed by, Borrower up to ten percent (10%) of the Net Proceeds received by Lender to fund deposits to contractors, subcontractors and/or materialmen when

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necessary, to secure timely performance of the Restoration, due to the occurrence of a catastrophic event such as a hurricane or earthquake, upon receipt of evidence satisfactory to Lender that such deposits are required to be paid. Notwithstanding the foregoing, Lender shall have no obligation under this paragraph unless and until Net Proceeds have been received by it and Borrower has complied with the provisions of the preceding sentence.

(iii)	All plans and specifications required in connection with the Restoration shall be subject to prior review and reasonable acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). In connection with the delivery of the plans and specifications to Lender and/or Casualty Consultant by Borrower, if Borrower marks such delivery with a legend marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “ATTACHED PLANS AND SPECIFICATIONS DEEMED APPROVED IF NO RESPONSE WITHIN FIFTEEN (15) BUSINESS DAYS”, and Lender and/or the Casualty Consultant fails to respond to the delivery of such plans and specifications within such fifteen (15) Business Day period, Lender shall be deemed to have approved such Plans and Specifications. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and reasonable acceptance by Lender and the Casualty Consultant. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for Restoration including, without limitation, reasonable counsel fees and disbursements and the reasonable Casualty Consultant’s fees, shall be paid by Borrower.

(iv)

In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until Restoration has been fifty percent (50%) completed, at which point no additional Retainage shall be required (i.e., upon completion of the Restoration the Retainage shall equal 5% of the cost of the work).

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The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company, and, provided that the State in which the Property is located is a jurisdiction in which the priority of the Lien of the Mortgage will not be affected by intervening mechanic’s liens, the Lender receives an update to the Title Insurance Policy indicating the continued priority of the Lien of the Mortgage. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)	Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)

If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are reasonably estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement

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of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.

(vii)	The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

(c) All Net Proceeds not required (i) to be made available for Restoration, or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward the payment of the Outstanding Principal Balance whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, in the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its sole discretion.

(d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(e) Intentionally Omitted.

ARTICLE 7

RESERVE FUNDS

Section 7.1 Required Repair Funds.

7.1.1 Deposits. Borrower shall perform the repairs at the Property as more particularly set forth on Schedule II hereto (such repairs hereinafter collectively referred to as “Required Repairs”). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule II hereto, as the same may be extended due to Unavoidable Delays. It shall be an Event of Default under this Agreement if (a) Borrower does not complete the Required Repairs by the required deadline for each repair as set forth on Schedule II (as the same may be extended by Unavoidable Delays), or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs. Lender’s right to withdraw and apply Required Repair Funds shall be in addition to all other

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rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount set forth on such Schedule II hereto to perform the Required Repairs multiplied by one hundred twenty-five percent (125%). Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.5 hereof. Amounts so deposited shall hereinafter be referred to as Borrower’s “Required Repair Funds” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Required Repair Account.”

7.1.2 Release of Required Repair Funds. (a) Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time, but not more frequently than once in any thirty (30) day period, upon satisfaction by Borrower of each of the following conditions with respect to each disbursement: (i) Borrower shall submit a written request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made, which request specifies the Required Repairs to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Release Default or Event of Default shall exist and remain uncured, (iii) Lender shall have received an Officer’s Certificate (A) stating that all Required Repairs to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such Officer’s Certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work completed and/or materials furnished to date, and, if the request for disbursement exceeds $100,000 such Officer’s Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender and the Title Company, (iv) Lender shall have received a title search indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender, (v) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account unless such requested disbursement is in an amount greater than $5,000 (or a lesser amount if the total amount in the Required Repair Account is less than $5,000, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

(b) Nothing in this Section 7.1.2 shall (i) make Lender responsible for performing or completing any Required Repairs; (ii) require Lender to expend funds in addition to the Required Repairs Funds to complete any Required Repairs; (iii) obligate Lender to proceed with any Required Repairs; or (iv) obligate Lender to demand from Borrower additional sums to complete any Required Repairs.

(c) Borrower shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Required Repairs and all materials being used in connection therewith and to

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examine all plans and shop drawings relating to such Required Repairs, such inspections to be made with minimal interference with the conduct of Tenant’s business. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 7.1.2(c).

(d) If a disbursement will exceed $100,000.00, Lender may require an inspection of the Property at Borrower’s expense prior to making a disbursement of Required Repairs Funds in order to verify completion of the Required Repairs for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of Required Repairs Funds. Borrower shall pay the reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

(e) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided worker’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with the Required Repairs. All such policies shall be in form and amount reasonably satisfactory to Lender.

7.1.3 Balance in Required Repair Account. The insufficiency of any balance in the Required Repair Account shall not relieve Borrower from its obligation to perform the Required Repairs in a good and workmanlike manner and in accordance with all Legal Requirements.

Section 7.2 Tax and Insurance Escrow Funds. On the date hereof, Borrower shall deposit with Lender $288,821.12 on account of the Taxes next coming due and $167,865.73 on account of the Insurance Premiums next coming due. Additionally, Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the foregoing amounts deposited with Lender on the date hereof and in clauses (a) and (b) above are hereinafter called the “Tax and Insurance Escrow Funds”). The Tax and Insurance Escrow Funds and the payment of the monthly Debt Service, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgage. In making any payment relating to the Tax and Insurance Escrow Funds, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall,

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following written request by Borrower, promptly return any excess to Borrower. Any amount remaining in the Tax and Insurance Escrow Funds after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the Tax and Insurance Escrow Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

Section 7.3 FF&E Reserve.

7.3.1 FF&E Reserve Funds. Borrower shall deposit with Lender on the Closing Date one-twelfth of the amount of the Approved FF&E Budget (the “FF&E Reserve Deposit”). The amount of the FF&E Reserve Deposit shall be recalculated annually during the term of the Loan, as of January 1 of each year (or as soon thereafter as Gross Income from Operations for the preceding year shall be determined to Lender’s reasonable satisfaction) such that the FF&E Reserve Deposit shall be equal to four (4%) percent of the prior year’s Gross Income from Operations divided by twelve (12). Amounts so deposited shall hereinafter be referred to as Borrower’s “FF&E Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “FF&E Reserve Account.” Within thirty (30) days following the end of each calendar quarter, Borrower shall provide to Lender a preliminary report with respect to the expenditures made by or on behalf of Borrower with respect to the Property for FF&E during such calendar quarter. In the event that the lesser of (a) the Approved Annual FF&E Budget for such calendar quarter (provided such Approved Annual FF&E Budget is not less than four (4%) percent of the Gross Income from Operations for such quarter) or (b) four (4%) percent of the actual Gross Income from Operations for such quarter, exceeds the actual expenditures made by Borrower for FF&E for such quarter, Borrower shall deposit an amount equal to any such difference in the FF&E Reserve Account to be held as FF&E Reserve Funds to be disbursed pursuant to the provisions of this Section 7.3. Notwithstanding the foregoing, the amount of any such deposit required to be made by Borrower shall be reduced by the amount of any actual expenditure made by Borrower for any FF&E completed prior to the calendar quarter in which such FF&E was scheduled to be made pursuant to the Approved Annual FF&E Budget. If the actual expenditures made by Borrower for FF&E exceeds the lesser of (x) the Approved Annual FF&E Budget for such calendar quarter (provided such Approved Annual FF&E Budget is not less than four (4%) percent of the Gross Income from Operations for such quarter) or (b) four (4%) percent of the actual Gross Income from Operations for such quarter, Lender shall reimburse Borrower for such excess to the extent that funds are available from the FF&E Reserve Account within fifteen (15) days from Borrower’s request. To the extent there are not sufficient funds in the FF&E Reserve Account to reimburse Borrower for any excess actual expenditures during such calendar quarter, such excess expenditures shall be added to the actual expenditures for the next calendar quarter in the determination of any amounts required to be deposited in the FF&E Reserve Account for such calendar quarter. In lieu of making any required deposits to the FF&E Reserve Account (other than the FF&E Reserve Deposit), Borrower may deliver to Lender a Letter of Credit in an amount equal to the amount that is required to be deposited into the FF&E Reserve Account.

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Such Letter of Credit shall constitute additional collateral for the Loan and Lender shall have the right to draw down upon such Letter of Credit and apply the proceeds thereof for the purposes set forth in the Approved FF&E Budget if Borrower fails to do so within a reasonable time after notice from Lender, or Lender may apply such sums as otherwise provided in this Agreement following an Event of Default. All earnings or interest on the FF&E Reserve Funds shall be and become part of the FF&E Reserve Funds and shall be disbursed as provided in this Section 7.3.

7.3.2 Disbursements from FF&E Reserve Account. Lender shall make disbursements from the FF&E Reserve Account as provided in Section 7.3.1 following request by Borrower, and, if required by Lender for disbursements in excess of $100,000.00 for a single item, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower’s expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $100,000.00 for which reimbursement is sought.

7.3.3 Balance in the FF&E Account. The insufficiency of any balance in the FF&E Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.4 Intentionally Omitted.

Section 7.5 Debt Service Reserve.

7.5.1 Debt Service Reserve Funds. Borrower shall deposit with Lender on the Closing Date the sum of $246,000.00 (the “Debt Service Reserve”). Amounts so deposited shall hereinafter be referred to as the “Debt Service Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Debt Service Reserve Account.” The Debt Service Reserve will be available for use by Borrower in the event that Net Cash Flow from the Property for any month shall be less than Debt Service for such month. In lieu of making any required deposits to the Debt Service Reserve Account, Borrower may deliver to Lender a Letter of Credit in an amount equal to the amount that is required to be deposited into the Debt Service Reserve Account. All earnings or interest on the Debt Service Reserve Fund shall be and become part of such Debt Service Reserve Fund and shall be disbursed as provided in this Section 7.5.

In the event Net Cash Flow equals or exceeds $8,000,000.00 for the preceding twelve (12) consecutive month period, the Debt Service Reserve Funds will be released to Borrower following Borrower’s written request therefor.

7.5.2 Disbursements from Debt Service Reserve Account. Provided no Release Default or Event of Default exists, Lender shall make disbursements from the Debt Service Reserve Account as requested by Borrower to the extent such funds are available, no more frequently than once in any thirty (30) day period in the event that Net Cash Flow is less than Debt Service for such month.

7.5.3 Balance in the Debt Service Account. The insufficiency of any balance in the Debt Service Reserve Account shall not relieve Borrower from its obligation to pay the Monthly Interest Payment when due hereunder.

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Section 7.6 Reserve Funds, Generally.

(a) Borrower grants to Lender a first-priority perfected security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for the Obligations. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for payment of the Obligations. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Outstanding Principal Balance in any order in its sole discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

(b) Borrower shall not, without obtaining the prior consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(c) The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender. All interest or other earnings on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Borrower shall have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments provided (a) such investments are then regularly offered by Lender for accounts of this size, category and type, (b) such investments are permitted by applicable federal, state and local rules, regulations and laws, (c) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which such Reserve Fund was created, and (d) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds. No other investments of the sums on deposit in the Reserve Funds shall be permitted except as set forth in this Section 7.5. Borrower shall bear all reasonable costs associated with the investment of the sums in the account in Permitted Investments. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrower promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in Permitted Investments.

(d) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

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(e) After payment in full of all sums evidenced by the Note and secured by the Mortgage and release or assignment by Lender of the lien of the Mortgage, Lender shall disburse to Borrower all amounts remaining in the Reserves.

ARTICLE 8

DEFAULTS

Section 8.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)	if any portion of the Debt is not paid when due (subject to Borrower having deposited with Lender in accordance with Section 2.6.4 sums sufficient to pay such amounts when due);

(ii)	intentionally omitted;

(iii)	if any of the Taxes are not paid when the same are due and payable or the Other Charges are not paid prior to delinquency;

(iv)	if the Policies are not kept in full force and effect, or if satisfactory evidence of the insurance coverage required hereunder or any other Loan Document is not delivered to Lender within ten (10) days of request;

(v)	if any Transfer is made in violation of the terms of this Agreement or any other Loan Document;

(vi)	if any representation or warranty made by, or on behalf of, Borrower or any other Significant Party herein or in any other Loan Document, or in any report, certificate, Financial Statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vii)	if any Significant Party shall make an assignment for the benefit of creditors;

(viii)

if a receiver, liquidator or trustee shall be appointed for any Significant Party, or if any Significant Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Significant Party, or if any proceeding for the dissolution or liquidation of any Significant Party shall be instituted; provided, however, if such appointment,

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adjudication, petition or proceeding was involuntary and not consented to by such Significant Party, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(ix)	if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)	if Borrower breaches any of its respective negative covenants contained in Section 5.2 or Section 5.1.11 (other than those covenants contained in Section 5.2 which are otherwise expressly provided for in this Section 8.1 hereof) and such breach is not cured after ten (10) days notice from Lender or if Borrower breaches any covenant contained in Section 4.1.30;

(xi)	if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect unless such matter is cured in a timely manner without any adverse consequences to the Loan or to Lender;

(xii)	if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement) and Borrower fails to replace Manager with a Qualified Manager;

(xiii)	if at any time an “Event of Default” shall occur under and as defined in any one or more of the Other Borrower Loan Documents;

(xiv)	if at any time a default shall occur and continue beyond the expiration of applicable notice and cure periods under any Junior Lender Security Document;

(xv)

if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xii) above, for ten (10) Business Days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day

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period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed 180 days;

(xvi)	Intentionally Omitted.

(xvii)	if at any time Borrower shall fail to cause all Rents to be paid directly to the Property Account as provided herein and in the Cash Management Agreement and the Property Account Agreement; or

(xviii)	if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or

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in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.

(b) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents. Further, the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(c) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the Debt as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(e) Without limiting the generality of the foregoing or otherwise impairing or affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents, Borrower agrees that if an Event of Default has occurred and is continuing Lender shall have the right to immediately draw down in full upon any Letter of Credit delivered by, or on behalf of Borrower pursuant to the terms of this

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Agreement or any of the other Loan Documents, and apply the proceeds of such draw towards the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(f) Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE 9

SPECIAL PROVISIONS

Section 9.1 Sale of Note and Securitization. Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

(a) provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

(b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower, Principal and their respective affiliates to obtain, collect, and deliver information requested or required by Lender or the Rating Agencies;

(c) if required by the Rating Agencies, deliver (i) updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Property, Borrower,

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Principal and their respective Affiliates and the Loan Documents, and (ii) revised organizational documents for Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;

(d) if required by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

(e) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, Principal and the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

(f) execute such non-material amendments to the Loan Documents as may be requested by Lender or the Rating Agencies to effect the Securitization;

(g) if requested by Lender, review any information regarding the Property, Borrower, Principal, the Manager and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

(h) supply to Lender such documentation, financial statements and reports concerning Borrower, Principal, Guarantor, the Loan and/or the Property in form and substance required in order to comply with any applicable securities laws.

All reasonable third party costs and expenses incurred by Borrower or Lender in connection with Borrower’s complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

Section 9.2 Securitization Indemnification.

(a) Borrower understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b) The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (i) certifying that (A) the Indemnifying Persons

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have carefully examined the Disclosure Documents, including, without limitation, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Mortgages,” “Description of the Mortgage Loans and Mortgaged Property,” “The Manager,” “The Borrower” and “Certain Legal Aspects of the Mortgage Loan,” and (B) such sections and such other information in the Disclosure Documents (to the extent such information relates to or includes any Provided Information or any information regarding the Property, Borrower, Manager and/or the Loan) (collectively with the Provided Information, the “Covered Disclosure Information”) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) jointly and severally indemnifying Lender, CSFB (whether or not it is Lender), any Affiliate of CSFB that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of CSFB that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including without limitation legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”)) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (iii) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not an indemnification agreement described in clause (i) above is provided.

(c) In connection with filings under the Exchange Act, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such

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Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless any Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to any Indemnifying Person.

(e) Without the prior consent of CSFB (which consent shall not be unreasonably withheld), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given CSFB reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

(f) The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying

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Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan or the Securitization.

(g) The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

(h) The rights, liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.

(i) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

Section 9.3 [RESERVED]

Section 9.4 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage, the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage or the Second Mortgage; (c) affect the validity or enforceability of any

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guaranty or indemnity, including without limitation, the Guaranty, the Borrower Guaranty and/or the Environmental Indemnity, made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage and/or the other Loan Documents or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)	fraud or intentional misrepresentation by any Significant Party in connection with the Loan, including by reason of any claim under RICO;

(ii)	the gross negligence or willful misconduct of Borrower;

(iii)	the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in the Mortgage concerning environmental laws, hazardous substances or asbestos and any indemnification of Lender with respect thereto in either document;

(iv)	the intentional removal or destruction of any portion of the Property by Borrower or any party acting on behalf of Borrower after an Event of Default;

(v)	any Legal Requirement (including RICO) mandating the forfeiture by Borrower of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or any Significant Party in connection therewith;

(vi)	the misappropriation or conversion by or on behalf of Borrower of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards received in connection with a Condemnation, (C) any Rents following an Event of Default, or (D) any Rents paid more than one (1) month in advance;

(vii)	failure to pay, when funds are available from the Property or Reserves, charges for labor or materials or other charges which become Liens on of the Property which were prior to the Lien of the Mortgage;

(viii)

any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in

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accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

(ix)	failure of Borrower to direct the payment of or, pay any, Rents or other Receipts to the Property Account as required by the Loan Documents; and

(x)	the failure of Borrower to apply monies disbursed to it from the Cash Management Account (or any sub-account thereof) for the purpose which such disbursement is made.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) Borrower, or any Person acting on behalf of Borrower, soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (c) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; (e) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if Borrower fails to maintain its status as a Single Purpose Entity; (iii) if Borrower fails to obtain Lender’s prior consent to any Indebtedness or voluntary Lien encumbering the Property as required by this Agreement or the Mortgage; (iv) if any Restricted Party fails to obtain Lender’s prior consent to any Transfer as required by this Agreement or the Mortgage; or (v) an act or omission of Borrower, Principal, Guarantor or any Affiliate of Borrower, Principal, or Guarantor which hinders, delays or interferes with Lender’s enforcement of its rights hereunder or the realization of the Collateral, including the assertion by Borrower, Principal, Guarantor or such Affiliate of defenses or counterclaims.

Further, if any Significant Party fails to provide financial information in accordance with Section 5.1.11 hereof within a reasonable time following request by Lender therefor, Borrower shall pay an amount equal to $10,000 in order to defray the expense incurred by Lender as a result of such delay and to compensate Lender for any losses suffered as a result of such delay.

Section 9.5 Matters Concerning Manager. If (a) the Manager shall become bankrupt or insolvent or (b) a material default occurs under the Management Agreement beyond any applicable grace and cure periods, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a

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Replacement Management Agreement, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

Section 9.6 Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall not be responsible for any set-up fees or any other costs relating to or arising under the Servicing Agreement; including the monthly servicing fee due to the Servicer under the Servicing Agreement.

Section 9.7 Severance of Loan Documents. Lender shall have the right, at any time (whether prior to or after any sale or participation of all or any portion of the Loan), to modify the Loan in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more additional components of the Note or Notes, reduce the number of components of the Note or Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), provided that the Outstanding Principal Balance of all components immediately after the effective date of such modification equals the Outstanding Principal Balance immediately prior to such modification and the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification and modify the Cash Management Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.7 and, provided that such modification shall comply with the terms of this Section 9.7, it shall become immediately effective. If requested by Lender, Borrower shall promptly execute an amendment to the Loan Documents to evidence any such modification. In the event Borrower fails to deliver said amendment to Lender within fifteen (15) Business Days after request, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney-in-fact (with full power of substitution), coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, that, Lender shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Lender shall be obligated to pay any reasonable costs or expenses incurred by Lender or Borrower in connection with the preparation, execution, recording or filing of the Severed Loan Documents. Except as may be required in connection with a securitization, the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents.

9.8 Mezzanine Loan Option. Lender shall have the right, on or before the date which is one (1) year following the Closing Date, to divide the Loan into two parts (the “Mezzanine Option”): a mortgage loan (the “Mortgage Loan”) and a mezzanine loan (the “Mezzanine

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Loan”). In such event, Borrower agrees to cause the formation of the Mezzanine Borrower. The principal amount of the Mortgage Loan plus the principal amount of the Mezzanine Loan shall equal the outstanding principal balance of the Loan immediately prior to the creation of the Mortgage Loan and the Mezzanine Loan. In effectuating the foregoing, Mezzanine Lender will make a loan to Mezzanine Borrower; Mezzanine Borrower will contribute the amount of the Mezzanine Loan to Borrower (in its capacity as Borrower under the Mortgage Loan, “Mortgage Borrower”) and Mortgage Borrower will apply the contribution to pay down the Loan to its Mortgage Loan amount. The Mortgage Loan and the Mezzanine Loan will be on the same terms and subject to the same conditions set forth in this Agreement, the Note, the Mortgage and the other Loan Documents except as follows:

(a) Lender (in its capacity as the lender under the Mortgage Loan, the “Mortgage Lender”) shall have the right to establish different interest rates and debt service payments for the Mortgage Loan and the Mezzanine Loan and to require the payment of the Mortgage Loan and the Mezzanine Loan in such order of priority as may be designated by Lender; provided, that (i) the total loan amounts for the Mortgage Loan and the Mezzanine Loan shall equal the amount of the Loan immediately prior to the creation of the Mortgage Loan and the Mezzanine Loan, (ii) the weighted average interest rate of the Mortgage Loan and the Mezzanine Loan shall on the date created equal the interest rate which was applicable to the Loan immediately prior to creation of a Mortgage Loan and a Mezzanine Loan and (iii) prior to the occurrence of an Event of Default, the debt service payments on the Mortgage Loan note and the Mezzanine Loan note shall equal the debt service payment which are due under the Loan as if no Mezzanine Loan had been created.

(b) Mezzanine Borrower shall be a special purpose, bankruptcy remote entity pursuant to applicable Rating Agency criteria and shall own directly or indirectly one hundred percent (100%) of Mortgage Borrower. The security for the Mezzanine Loan shall be a pledge of one hundred percent (100%) of the direct and indirect ownership interests in Mortgage Borrower.

(c) Mezzanine Borrower and Mortgage Borrower shall cooperate with all reasonable requests of Lender in order to convert the Loan into a Mortgage Loan and a Mezzanine Loan and shall execute and deliver such documents as shall reasonably be required by Lender and any Rating Agency in connection therewith, including, without limitation, the delivery of non-consolidation opinions and the modification of organizational documents and loan documents. In the event Mortgage Borrower and/or Mezzanine Borrower fail to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Mortgage Borrower and/or Mezzanine Borrower, as applicable, hereby absolutely and irrevocably appoint Lender as their true and lawful attorney, coupled with an interest, in their name and stead to make and execute all documents necessary or desirable to effect such transactions, Mortgage Borrower and/or Mezzanine Borrower, as applicable, ratifying all that such attorney shall do by virtue thereof. Lender shall pay all costs and expenses in connection with the creation of the Mortgage Loan and the Mezzanine Loan and all requirements relating thereto, including, without limitation, the cost of any UCC lien insurance policy.

(d) It shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrower or Mezzanine Borrower fails to comply with any of the

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terms, covenants or conditions of this Section 9.8 after expiration of ten (10) Business Days after notice thereof.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.

Section 10.3 Governing Law

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED

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ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

111 EIGHTH AVENUE

NEW YORK, NEW YORK 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

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(c) BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

1200 SOUTH PINE ISLAND ROAD

PLANTATION, FLORIDA 33324

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN FLORIDA, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF FLORIDA. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN FLORIDA (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN FLORIDA OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (each, a “Notice”), shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or

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registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a Notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	Column Financial, Inc. 11 Madison Avenue New York, New York 10010 Attention: Robert Russell Facsimile No. (212) 734-5230

with a copy to:	Column Financial, Inc. 11 Madison Avenue New York, New York 10010 Legal and Compliance Department Attention: Tessa Peters Facsimile No. (917) 326-7805

with a copy to:	Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 Attention: Alan Pleskow, Esq. Facsimile No. (212) 801-9200

If to Borrower:	c/o Wyndham International, Inc. 1950 Stemmons Freeway, Suite 6001 Dallas, Texas 75207 Attention: Philip Gosch, Esq. Facsimile No. (214) 863-1669

With a copy to:	Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019 Attention: Alan Weil, Esq. Facsimile No. (212) 839-5599

A Notice shall be deemed to have been given: in the case of hand delivery or delivery by a reputable overnight courier, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy Notice is forthcoming.

Section 10.7 Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH

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RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF BORROWER AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

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Section 10.13 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) days after receipt of notice from Lender for all reasonable third-party, out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents, or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid, at Lender’s option, from any amounts in the Property Account.

(b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum

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portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby up to a maximum sum of $20,000.00 or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

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Section 10.17 Publicity. Except as may be otherwise required by the requirements of the New York Stock Exchange and/or any other securities laws, all news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, CSFB, or any of their Affiliates shall be subject to the prior approval of Lender.

Section 10.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt and/or the Other Borrower Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Debt and/or the Other Borrower Obligations out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.19 Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any Obligations under the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement, any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan or the Other Loans by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to

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indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

PAH-TAMPA, L.P., a Delaware limited partnership

By:	PAH-T, LLC, a Delaware limited liability company, its General Partner

	By:	PAH-T Manager Inc.,
its Managing Member

		By:	/s/ MICHAEL HIGA
Name: Michael Higa Title: Vice President

COLUMN FINANCIAL, INC. a Delaware corporation

By:	/s/ JEFFREY A. ALTABEF
Name: Jeffrey A. Altabef Title: Vice President

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SCHEDULE I

LEASES

(INCLUDES TENANT LEASES ONLY)

Wyndham – Westshore (Tampa):

Lessor	Lessee	Lease Type	Rate Amount	Payment Frequency
Wyndham Westshore	Patricia Elian	Shoe Shine	$330	Monthly

Wyndham Westshore	Innovus	ATM	$Commission	Monthly

SCHEDULE II

(Required Repairs - Deadlines For Completion)

—See Attached—

SCHEDULE III

(Organizational Structure)

—See Attached—

i

SCHEDULES

Schedule I	–	Leases
Schedule II	–	Required Repairs – Deadlines for Completion
Schedule III	–	Organizational Structure

ii

[California]

LOAN AGREEMENT

Dated as of June 21, 2004

between

WYNDHAM COMMERCE OWNER, LLC,

as Borrower

and

COLUMN FINANCIAL, INC.,

as Lender

ADJUSTABLE RATE PROPERTY LOAN

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of June 21, 2004 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010 (“Lender”) and WYNDHAM COMMERCE OWNER, LLC, having its principal place of business c/o Wyndham International, Inc., 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 (“Borrower”).

W I T N E S S E T H :

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions . For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” shall mean any counterparty to the Interest Rate Cap Agreement that (a) has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a long-term unsecured debt rating of at least “A+” by S&P and “A1” from Moody’s, which rating shall not include a “t” or otherwise reflect a termination risk or (b) is otherwise acceptable to the Rating Agencies. Lender hereby acknowledges and agrees that, as of the date hereof, JP Morgan Chase is an Acceptable Counterparty.

“Acquired Property” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“Acquired Property Statements” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“Additional Due Diligence Materials” shall mean, in respect of a Substitute Property, appraisals, engineering reports, environmental reports, survey, title insurance policies, insurance policies, financial statements (relating to the Substitute Property, Borrower, the Significant Parties and such other Persons as Lender shall reasonably require), financial and market projections, marketing reports, opinions of counsel, resolutions, consents and other due diligence materials customarily required by Lender or any Rating Agency (in their respective sole discretion) in respect of loan transactions similar to the transactions contemplated hereby and relating to properties similar to the Substitute Property.

“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.30(c) hereof.

“Adjusted Release Amount” shall mean, the amount which is equal to 120% of the Outstanding Principal Balance as of the date of such release.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Loans” shall mean a loan (including, without limitation, the Other Loans) made by Lender to an Affiliate of Borrower or Guarantor.

“Affiliated Manager” shall mean any Manager in which Borrower, Principal or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Aggregate Debt Service” shall mean with respect to any particular period of time, scheduled principal and/or interest payments due on the Other Loans and the Loan then outstanding.

“Aggregate Debt Service Coverage Ratio” shall mean, with respect to the Other Properties then remaining subject to the Liens of the Other Mortgages and the Property, in respect of the relevant period, the ratio of: (i) the Aggregate Net Operating Income (excluding interest on credit accounts) of such Other Properties and the Property for the relevant period to (ii) the applicable Aggregate Debt Service as determined in accordance with the definition of Aggregate Debt Service set forth herein.

“Aggregate Gross Income” shall mean, for any period, the sum of “Gross Income from Operations” (as defined in, and as computed in accordance with, the applicable Other Borrower Loan Documents) of each of the Other Properties then remaining subject to the Liens of the Other Mortgages and Gross Income from Operations of the Property.

“Aggregate Net Cash Flow” shall mean, for any period, the sum of (a) Net Cash Flow and (b) Net Cash Flow (as defined in, and computed in accordance with, the applicable Other Borrower Loan Documents) of each of the Other Properties then remaining subject to the Liens of the Other Mortgages.

“Aggregate Net Operating Income” shall mean, for any period, the excess of (x) the Aggregate Gross Income over (y) the Aggregate Operating Expenses.

“Aggregate Operating Expenses” shall mean, in respect of the relevant period, the sum of Operating Expenses of the Property and “Operating Expenses” (as defined in, and as computed in accordance with, the applicable Other Borrower Loan Documents) of each of the Other Properties then remaining subject to the Liens of the Other Mortgages.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower for the applicable calendar year or other period.

“Annual FF&E Budget” shall mean that portion of the Annual Budget providing for FF&E expenditures.

“Applicable Interest Rate” shall mean the rate or rates at which the Outstanding Principal Balance bears interest from time to time in accordance with the provisions of Section 2.2.3 hereof.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(j) hereof.

“Approved Annual FF&E Budget” shall have the meaning set forth in Section 5.1.11(j) hereof.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankruptcy Action” shall mean with respect to any Person: (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting such Person or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Basic Carrying Costs” shall mean, for any period, the sum of the following costs: (a) Taxes, (b) Other Charges, and (c) Insurance Premiums.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Borrower Guaranty” shall mean that certain Borrower Guaranty Agreement, dated as of the date hereof, from Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(h) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Account” shall have the meaning set forth in Section 2.6.3(a) hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral Assignment of Interest Rate Cap Agreement” shall mean a Collateral Assignment of Interest Rate Cap Agreement, in substantially the same form and content attached hereto as Exhibit A, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Counterparty” shall mean, with respect to the Interest Rate Cap Agreement and any Replacement Interest Rate Cap Agreement, any Acceptable Counterparty.

“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.

“CSFB” shall mean Credit Suisse First Boston Corporation and its successors in interest.

“Debt” shall mean the Outstanding Principal Balance, together with all interest accrued and unpaid thereon and all other sums (including any Prepayment Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage and the other Loan Documents.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean a ratio for the applicable period in which:

(a) the numerator is the Net Operating Income (excluding interest on credit accounts) for the twelve (12) month period immediately preceding the date of determination for which financial statements are available; and

(b) the denominator is the amount of interest paid on the Note for the trailing twelve (12) month period immediately preceding the date of determination for which financial statements are available calculated at the interest rate computed in accordance with the provisions of this Agreement at a deemed annual rate of 11.33%.

“Debt Service Reserve” shall mean have the meaning set forth in Section 7.5.

“Debt Service Reserve Account” shall mean have the meaning set forth in Section 7.5.

“Debt Service Reserve Funds” shall mean have the meaning set forth in Section 7.5.

“Decorative Changes” shall mean any alterations or change to the Improvements that are made primarily for decorative or cosmetic purposes (e.g. painting, wallpapering, carpeting, FF&E etc.) that: (a) will not have a Material Adverse Effect, and (b) do not affect or involve (other than in a decorative or cosmetic manner) any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate, and (b) four percent (4%) above the Applicable Interest Rate.

“Determination Date” shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commences.

“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $50,000,000 and (ii) is regularly engaged in the business of making investments in or operating hotels.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s). Lender hereby acknowledges and agrees that, as of the date hereof, each of Wachovia, JP Morgan Chase and Wells Fargo is deemed to be an Eligible Institution.

“Embargoed Person” shall have the meaning set forth in Section 4.1.35 hereof.

“Engineering Report” shall mean that certain report dated March 11, 2004 prepared by Professional Service Industries, Inc. with respect to the Property.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.

“Equity Pledge Agreement” shall mean that certain Equity Pledge and Security Agreement, dated as of the date hereof, executed by Wyndham Commerce Manager, Inc., a Delaware corporation, and Patriot American Hospitality Partnership, L.P., a Virginia limited partnership, in connection with, and securing, the Loan and the Other Loans for the benefit of Lender, as the same may have been, or may hereafter be, amended, restated, replaced, supplemented or otherwise modified from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall have the meaning set forth in Section 2.6.3(b) hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(g) hereof.

“Extension Notice” shall have the meaning set forth in Section 2.7.1 hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(k) hereof.

“FF&E” shall mean furniture, fixtures and equipment and other replacements and repairs required to be made to the Property during the applicable calendar year.

“FF&E Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“FF&E Reserve Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“FF&E Reserve Funds” shall have the meaning set forth in Section 7.3.1 hereof.

“Financing Leases” shall have the meaning set forth in Section 5.2.10(f).

“First Extension Commencement Date” shall have the meaning set forth in Section 2.7.1 hereof.

“First Extension Term” shall have the meaning set forth in Section 2.7.1 hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch IBCA, Inc.

“Foreign Taxes” shall have the meaning set forth in Section 2.2.3(e) hereof.

“Franchise Agreement” shall have the meaning set forth in Section 5.2.12(a) hereof.

“Franchisor” shall have the meaning set forth in Section 5.2.12 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence having jurisdiction over Borrower, Lender and/or the Property.

“Gross Income from Operations” shall mean, for any period, all Rents; provided, however, that Gross Income from Operations shall not include: (a) non-recurring income and non-Property related income (as determined by Lender in its reasonable discretion), (b) security deposits received from any tenant unless and until the same are applied to rent or any other of such tenant’s obligations in accordance with the terms of such tenant’s Lease, (c) any loan proceeds or proceeds of capital or equity contributions received by Borrower, (d) gratuities or service charges or other similar receipts which are to be paid over to Property employees or persons occupying similar positions for performing similar duties, (e) Insurance Proceeds (other than Insurance Proceeds from business or rental interruption coverage) and Condemnation Proceeds, (f) excise taxes, sales taxes, use taxes, bed taxes, admission taxes, tourist taxes, gross receipts taxes, value added taxes, entertainment taxes, or other taxes or similar charges payable to any Governmental Authority, (g) proceeds from the sale of FF&E no longer required for the operation of the Property, and (h) Rents from month-to-month tenants or tenants that are included in any Bankruptcy Action. Any credit or refunds to guests and patrons with respect to amounts previously included in Gross Income from Operations shall be deducted from Gross Income from Operations in the period when such credit or refund is issued.

“Ground Lease” shall have the meaning set forth in Schedule IV annexed hereto.

“Ground Lessor” shall mean, collectively, the lessor and the sublessor under the Ground Lease.

“Ground Rent” shall mean, with respect to the Ground Lease, any rent, additional rent or other charges payable under the Ground Lease.

“Ground Rent Account” shall have the meaning set forth in Section 7.4.1 hereof.

“Ground Rent Reserve Funds” shall have the meaning set forth in Section 7.4.1 hereof.

“Guarantor” shall mean Wyndham International, Inc., a Delaware corporation.

“Guaranty” shall mean that certain Guaranty Agreement (Recourse), dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” shall mean, for any Person, on a particular date, the sum (without duplication) at such date of: (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnified Liabilities” shall have the meaning set forth on Section 10.13(b) hereof.

“Indemnified Person” shall have the meaning set forth in Section 9.2(b) hereof.

“Indemnifying Person” shall mean each of Borrower, Principal and Guarantor.

“Independent Director” or “Independent Manager” shall mean a Person who is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as an Independent Director or Independent Manager), officer, employee, partner, member, attorney or counsel of Principal, Borrower or any Affiliate of either of them; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Principal, Borrower or any Affiliate of either of them (with the exception of serving as an Independent Director or Independent Manager); (c) a Person controlling or under common control with any such stockholder, director, officer, partner, member, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, customer, supplier or other Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Initial Maturity Date” shall mean July 9, 2006.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Sidley Austin Brown & Wood LLP in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Period” shall mean, with respect to any Payment Date, the period commencing on the ninth (9th) day of the preceding calendar month and terminating on the eighth (8th) day of the calendar month in which such Payment Date occurs; provided, however, that no Interest Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate), and the initial Interest Period shall begin on the Closing Date and shall end on the immediately following eighth (8th) day of the calendar month.

“Interest Rate Cap Agreement” shall mean, as applicable, an Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Lender between Borrower and an Acceptable Counterparty or a Replacement Interest Rate Cap Agreement.

“Junior Lender Security Documents” shall mean the Borrower Guaranty, the Second Mortgage and any other mortgage, deed of trust, deed to secure debt or other similar instrument encumbering the Property or any portion thereof, the Equity Pledge Agreement or other pledge agreement or other grant of Lien encumbering any of the direct ownership interests in the Borrower and securing, among other things, the Other Loans or any portion thereof.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Letter of Credit” shall mean an irrevocable, unconditional and transferable letter of credit acceptable to Lender and the Rating Agencies (either an annual, automatically renewing, letter of credit or one which does not expire until at least ten (10) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in the continental United States, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“LIBOR” shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined conclusively by Lender or its agent.

“LIBOR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create, any of the foregoing, on or affecting Borrower, the Property or any portion thereof or any interest therein, or any direct or indirect interest in Borrower or Principal, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the original principal amount of THREE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,900,000.00), made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Cash Management Agreement, the Property Account Agreement, the Equity Pledge Agreement, the Collateral Assignment of Interest Rate Cap Agreement, the Junior Lender Security Documents and all other documents executed and/or delivered in connection with the Loan.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“Management Agreement” shall mean the management agreement entered into by and between Borrower and the Manager, as the same has been and may be amended, modified or supplemented from time to time, pursuant to which the Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement.

“Manager” shall mean Wyndham Management Corporation, a Delaware corporation, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Material Adverse Effect” shall mean any material adverse change in the use, operation or value of the Property and/or the business operations and/or the financial condition of a Significant Party.

“Maturity Date” shall mean the Initial Maturity Date (as the same may be extended in accordance with Sections 2.7 hereof), or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Borrower” shall mean the obligor under any Mezzanine Loan, which entity shall meet the requirements set forth in Section 9.8(b) hereof.

“Mezzanine Loan” shall have the meaning set forth in Section 9.8 hereof.

“Mezzanine Option” shall have the meaning set forth in Section 9.8 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Monthly Interest Payment” shall have the meaning set forth in Section 2.3.1.

“Mortgage” shall mean that certain first priority Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Borrower” shall have the meaning set forth in Section 9.8 hereof.

“Mortgage Loan” shall have the meaning set forth in Section 9.8 hereof.

“Mortgage Lender” shall have the meaning set forth in Section 9.8 hereof.

“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting (a) Operating Expenses and (b) an amount equal to four percent (4%) of Gross Income from Operations for such period, from Gross Income from Operations for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b) hereof.

“Net Cash Flow Failure” shall mean that, at the end of any calendar quarter, the Aggregate Net Cash Flow for the preceding twelve (12) month period is less than eighty percent (80%) of the Aggregate Net Cash Flow as of the Closing Date, as determined by Lender in its sole discretion, and in each case determining such amounts only for the Property and such Other Properties remaining subject to the liens of the Other Mortgages as of the date such determination is made.

“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Note” shall mean that certain Promissory Note of even date herewith in the principal amount of THREE MILLION NINE HUNDRED THOUSAND AND NO/100 Dollars ($3,900,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Notice” shall have the meaning set forth in Section 10.6 hereof.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“Offering Document Date” shall have the meaning set forth in Section 5.1.11(d)(iv) hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the general partner or managing member of Borrower, as applicable, and solely with respect to the delivery of financial statements required pursuant to Section 5.1.11 hereof, such certificate may also be signed by an authorized senior officer of Manager.

“Operating Expenses” shall mean, for any period, the total of all expenses, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and/or management of the Property, which expenditures are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures, and contributions to the FF&E Reserve Funds, the Tax and Insurance Escrow Funds, the Ground Rent Reserve Funds, the Debt Service Reserve Funds and any other reserves required under the Loan Documents.

“Other Borrowers” shall mean, individually or collectively, Ft. Lauderdale Owner, LLC, PAH-Tampa, L.P., and Summerfield Hanover Owner, LLC.

“Other Borrower Loan Documents” shall mean, the loan agreements, the promissory notes, the mortgages, the deeds of trust, the assignments of leases and rents, and every other document or agreement executed by the Other Borrowers, or any of them, or any other Person for the benefit of Lender, securing, evidencing or otherwise executed in connection with any one or more of the Other Loans and/or the Loan, as any of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Other Borrower Obligations” shall mean the Other Loans together with all obligations of every Other Borrower under the Other Borrower Loan Documents.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, in each case imposed by Governmental Authorities, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Loan Agreements” shall mean each Loan Agreement entered into between any Other Borrower and Lender in respect of the applicable Other Loan.

“Other Loan” shall mean the other loans made by Lender to the Other Borrowers.

“Other Loan Shortfall” shall have the meaning set forth in Section 2.6.3(b) hereof.

“Other Mortgages” shall mean the other mortgages granted by the Other Borrowers to, or in favor of, Lender with respect to the Other Properties.

“Other Property” shall mean, collectively, each parcel of real property (other than the Property) together with the improvements thereon and other real property appurtenant thereto securing any one or more of the Other Loans.

“Other Obligations” shall mean: (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; and (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, substitution of, or replacement for, all or any part of this Agreement, the Note or any other Loan Documents.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Payment Date” shall mean the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Payment Direction Letters” shall have the meaning set forth in Section 2.6.1.

“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) Financing Leases permitted pursuant to the provisions of this

Agreement, and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.

“Physical Conditions Report” shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (i) confirm that the Property and its use comply, in all material respects, with all applicable Legal Requirements (including zoning, subdivision and building codes and laws), and (ii) include a copy of a final certificate of occupancy with respect to all Improvements (unless previously delivered to Lender).

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

“Prepayment Premium” shall mean an amount equal to the following: one percent (1.0%) of the principal balance of the Loan being prepaid if the prepayment occurs on or after the date hereof through, and including, June 9, 2005.

“Prime Rate” shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest one-hundredth (1/100th) of one percent. If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index.

“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.

“Principal” shall mean the Special Purpose Entity corporation which is the managing member of Borrower.

“Property” shall mean each parcel of real property demised under the Ground Lease, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the “Property”.

“Property Account” shall have the meaning set forth in Section 2.6.1(a) hereof.

“Property Account Agreement” shall mean that certain Property Account Agreement, dated as of the date hereof, by and among Borrower, Lender and Property Account Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Property Account Bank” shall mean Wells Fargo Bank, N.A., or any successor or permitted assigns thereof.

“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to the Property, any Significant Party and/or an Affiliated Manager.

“Public Company” shall mean a corporation or other Person whose stock or ownership interests or (ii) depository receipts or their equivalent are publicly traded on a nationally recognized stock exchange, including, without limitation, NASDAQ or on the leading recognized stock exchange in Spain, Germany, Italy, Canada, France, Tokyo, Australia, Singapore, England or Hong Kong, or in another country which requires companies publicly traded on such leading exchange to provide public information reasonably comparable to that required in the United States.

“Qualified Borrower” shall mean a Special Purpose Entity and otherwise approved by Lender in its sole discretion.

“Qualified Manager” shall mean either (a) Manager, or (b) a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that, following a Securitization, or at such time as the Loan is scheduled to be included in a Securitization, Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof.

“Qualified Transferee” shall mean any one of the following Persons, subject to the reasonable determination of Lender that such Person satisfies the applicable requirements set forth in this definition and which is not otherwise an Embargoed Person:

(a) a pension fund, pension trust or pension account that has total assets of at least $500 million that is managed by an entity that controls or manages at least $1 billion of real estate equity assets;

(b) a pension fund advisor that controls or manages at least $1 billion of real estate equity assets immediately prior to any proposed transfer hereunder;

(c) an insurance company that is subject to supervision by the insurance commission, or a similar official or agency, of a State or territory of the United States (including the District of Columbia), which has a net worth, as of a date no more than six (6) months prior to the date of the proposed transfer hereunder, of at least $500 million and controls real estate equity assets of at least $1 billion immediately prior to any proposed transfer hereunder;

(d) a corporation organized under the banking or trust company laws of the United States or any State or territory of the United States (including the District of Columbia) that has a combined capital and surplus of at least $500 million and that immediately prior to a proposed transfer hereunder controls real estate equity assets of at least $1 billion; or

(e) any equity (a)(i) with a long-term unsecured debt rating from the Rating Agencies of at least BBB- (or its equivalent) or (b) (1) that owns or operates, together with its affiliates, at least ten (10) first class hotel properties, (2) that has a net worth as of a date no more than six (6) months prior to the date of any proposed transfer hereunder of at least $500 million and (3) that controls, together with its Affiliates, real estate equity assets of at least $1 billion immediately prior to any proposed transfer hereunder.

“Quarterly Net Cash Flow Test” shall have the meaning set forth in Section 2.6.6.

“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency which rates the Securities.

“Release Default” shall mean (i) a monetary Default under any Loan Document or (ii) any other material Default under any Loan Document of which Lender has given written notice thereof to Borrower whether or not the applicable grace or cure period, if any, has expired.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rents” shall mean all rents, receipts, revenues, income (including service charges), fees, payments and proceeds of sales of every kind received by or on behalf of Borrower, directly or indirectly, from operating the Property for that period, and services rendered to, and rentals, percentage rentals and other fees, payments and charges received from, tenants, subtenants, licensees, concessionaires and occupants of commercial, hotel, public and retail space located in or at the Property, calculated on a cash basis, whether in cash or on credit, including, without limitation, revenues from the rental of rooms, guest suites, conference and banquet rooms, food and beverage facilities, telephone services, laundry, vending, television and parking at the Property, and other fees and charges resulting from the operations of the Property by or on behalf of Borrower in the ordinary course of business, and proceeds, if any, from business interruption or other loss of income insurance (net of the costs of collection thereof) and also including any proceeds received by Borrower in respect of the Interest Rate Cap Agreement, non-recurring income and non-Property related income (as determined by Lender in its reasonable discretion), security deposits received from any tenant but only when the same are applied to rent or any other of such tenant’s obligations in accordance with the terms of such tenant’s Lease, any loan proceeds or proceeds of capital or equity contributions received by Borrower, Insurance Proceeds and Condemnation Proceeds, proceeds from the sale of FF&E no longer required for the operation of the Property, and rents from month-to-month tenants or tenants that are included in any Bankruptcy Action.

“Replaced Borrower” shall have the meaning set forth in Section 2.8 hereof.

“Replaced Loan” shall have the meaning set forth in Section 2.8 hereof.

“Replacement Interest Rate Cap Agreement” means an interest rate cap agreement from an Acceptable Counterparty with a Strike Price identical to, and all other terms substantially similar to those set forth in, the Interest Rate Cap Agreement except that the same shall be effective in connection with replacement of the Interest Rate Cap Agreement following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty; provided, that, to the extent any such interest rate cap agreement does not meet the foregoing requirements, a “Replacement Interest Rate Cap Agreement” shall be such interest rate cap agreement approved in writing by Lender and for which Lender has received a confirmation from the applicable Rating Agencies that such Replacement Interest Rate Cap Agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof.

“Replacement Management Agreement” shall mean, collectively: (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Funds, the FF&E Reserve Funds, the Ground Rent Reserve Funds, the Debt Service Reserve Funds, and any other escrow fund established pursuant to the Loan Documents.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender (it being agreed that the commencement of the preparation of plans and specifications shall constitute commencement of the Restoration).

“Restricted Party” shall mean, collectively (a) Borrower, Principal, Guarantor and any Affiliated Manager and (b) any shareholder, partner, member, non-member manager, direct or indirect legal or beneficial owner, agent and employee of, Borrower, Principal, Guarantor, any Affiliated Manager or any non-member manager.

“RICO” shall mean Racketeer Influenced and Corrupt Organizations Act.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest.

“Second Extension Commencement Date” shall have the meaning set forth in Section 2.7.2.

“Second Extension Term” shall have the meaning set forth in Section 2.7.2.

“Second Mortgage” shall mean that certain Second Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower to Lender as additional security for, among other things, (x) the Borrower’s obligations under the Borrower Guaranty and (y) the Other Borrower Obligations, and encumbering the Property, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time, which Second Mortgage shall be subject and subordinate to the Liens of the Mortgage and the Assignment of Leases.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Servicer” shall have the meaning set forth in Section 9.6 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.6 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(b) hereof.

“Significant Party” shall mean each of Borrower, Guarantor and Principal.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company which at all times prior to, on and after the date hereof:

(a) was, is and will be organized solely for the purpose of (i) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and/or operating the Property, entering into this Agreement and the other Loan Documents with Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (ii) acting as managing member of the limited liability company or general partner of the limited partnership that owns and operates the Property;

(b) has not been, is not, and will not be engaged in any business unrelated to (i) the acquisition, development, ownership, management and/or operation of the Property, or (ii) acting as a member of the limited liability company that owns and operates the Property;

(c) has not had, does not have, and will not have, any assets other than those related to the Property, its membership interest in the limited liability company that owns and operates the Property, or acts as the managing member of either of the foregoing, as applicable;

(d) has not engaged in, sought or consented to and will not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of membership interests or amendment of its articles of incorporation, articles of organization or operating agreement (as applicable) with respect to the matters set forth in this definition;

(e) if such entity is a corporation, has had, now has and will have at least two (2) Independent Directors, and has not caused or allowed, and will not cause or allow, the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two (2) Independent Directors shall have participated in such vote;

(f) if such entity is a limited liability company with more than one member, has had, now has and will have at least one member that is a Special Purpose Entity that is a corporation that has at least two (2) Independent Directors and that owns at least one percent (1.0%) of the equity of the limited liability company;

(g) if such entity is a limited liability company with only one member, has been, now is, and will be a limited liability company that has (i) as its only member a non-managing member, (ii) at least two (2) Independent Managers and has not caused or allowed, and will not cause or allow, the board of managers of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the managers unless two (2) Independent Managers shall have participated in such vote, and (iii) at least one (1) springing member that will become the non-managing member of such entity upon the dissolution of the existing non-managing member;

(h) if such entity is (i) a limited liability company, has had, now has, and will have articles of organization and/or an operating agreement, as applicable, or (ii) a corporation, has had, now has, and will have a certificate of incorporation that, in each of the foregoing cases, provides that such entity will not: (A) dissolve, merge, liquidate or consolidate; (B) sell all or substantially all of its assets or the assets of Borrower (as applicable); (C) engage in any other business activity or amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (D) without the affirmative vote of two (2) Independent Directors and of all other directors of the corporation (that is such entity or the managing or co-managing member of such entity), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(i) has been, is and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(j) has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;

(k) has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;

(l) has maintained and will maintain its own records, books, resolutions and agreements;

(m) other than as provided in this Agreement and the Cash Management Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;

(n) has held and will hold its assets in its own name;

(o) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (cc) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(p) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(q) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

(r) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(s) has had no and will have no Indebtedness other than (i) the Loan, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed three percent (3%) of the original principal amount of the Loan, in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, (iii) Financing Leases except as permitted pursuant to this Agreement, and (iv) such other liabilities (including the Borrower Guaranty) that are permitted or required pursuant to this Agreement;

(t) has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement other than the Borrower Guaranty;

(u) has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(v) has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(w) has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(x) has not pledged and will not pledge its assets for the benefit of any other Person other than in connection with the Other Loans;

(y) has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (cc) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(z) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(aa) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(bb) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;

(cc) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with this Agreement;

(dd) has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Obligations and will not constitute a claim against the Obligations in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation;

(ee) if such entity is a corporation, it has considered and shall consider the interests of its creditors in connection with all corporate actions;

(ff) does not and will not have any of its obligations guaranteed by any Affiliate other than in connection with the Other Loans; and

(gg) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

“Spread” shall mean one and 20/100 percent (1.20%).

“Standard Statements” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Strike Price” shall mean seven percent (7%).

“Substitute Borrower” shall have the meaning set forth in Section 2.8.

“Substitute Loan Documents” shall have the meaning set forth in Section 2.8.

“Substitute Property” shall have the meaning set forth in Section 2.8.

“Substitution” shall have the meaning set forth in Section 2.8.

“Substitution Date” shall have the meaning set forth in Section 2.8.

“Substitution Loan” shall have the meaning set forth in Section 2.8.

“Survey” shall mean a survey of the Property prepared pursuant to the requirements contained in Section 4.1.27 hereof.

“Sweep Event” shall mean the period following the occurrence of (a) an Event of Default, or (b) a default beyond the expiration of applicable notice and cure periods under the Management Agreement, or (c) a Net Cash Flow Failure and ending on a “Sweep Event

Termination.” A Sweep Event shall be terminated (a “Sweep Event Termination”) (i) with respect to an Event of Default (but not more than one (1) time during the term of the Loan, as the same may be extended) provided such Event of Default has been cured and such cure is accepted by Lender, provided that Lender has not otherwise accelerated the Loan, moved for a receiver or commenced foreclosure proceedings, and/or (ii) with respect to a default by Manager under the Management Agreement, the replacement of the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, and/or (iii) with respect to a Net Cash Flow Failure (but not more than once every twelve (12) months) if, for the trailing twelve (12) month period preceding the date of determination, the Aggregate Net Cash Flow is equal to or greater than eighty percent (80%) of the Aggregate Net Cash Flow as of the Closing Date for two (2) consecutive calendar quarters.

“Tax and Insurance Escrow Funds” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Third Extension Commencement Date” shall have the meaning set forth in Section 2.7.3.

“Third Extension Term” shall have the meaning set forth in Section 2.7.3.

“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.

“Title Company” shall mean, collectively, Fidelity National Title Insurance Company and National Land Tenure, or any successor title company acceptable to Lender and licensed to issue title insurance in the State in which the Property is located.

“Title Insurance Policies” shall mean collectively, (a) an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Mortgage encumbering the Property, and (b) an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Second Mortgage encumbering the Property.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“Transferee” shall have the meaning set forth in Section 5.2.10(e) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“Unavoidable Delays” means delays due to strikes, lockouts, acts of God, unusually severe weather, inability to obtain labor or materials (except as may be due to Borrower’s or any of Borrower’s contractors’ or subcontractors’ economic inability to acquire same), government restrictions, enemy action, civil commotion, fire, casualties or similar causes beyond Borrower’s reasonable control.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

“Wyndham” shall have the meaning set forth in Section 5.2.10(c).

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word “including” shall mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to borrow the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) refinance the Property and/or repay and discharge any existing loans relating to the Property, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Property, (c) make initial deposits into the Reserve Funds on the Closing Date in the amounts provided herein and in the other Loan Documents, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (d) fund any working capital requirements of the Property, and (e) distribute the balance, if any, to Borrower.

Section 2.2 Interest Rate.

2.2.1 Interest Generally. Interest on the Outstanding Principal Balance shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate.

2.2.2 Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the Outstanding Principal Balance.

2.2.3 Determination of Interest Rate.

(a) The Applicable Interest Rate with respect to the Loan shall be: (i) LIBOR plus the Spread with respect to the applicable Interest Period for a LIBOR Loan; or (ii) the Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3 (c) or (f).

(b) Subject to the terms and conditions of this Section 2.2.3, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the Outstanding Principal Balance at LIBOR plus the Spread for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

(c) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period, to a Prime Rate Loan.

(d) If, pursuant to the terms of this Agreement, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan on the last day of the then current Interest Period.

(e) With respect to a LIBOR Loan, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as “Foreign Taxes”), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto

Rico). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

(f) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith, and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(g) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i)	shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii)	shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(iii)	shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(g), Lender shall provide Borrower with not less than ninety (90) days notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(h) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower resulting in a loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that is not a Payment Date unless Borrower did not give the prior notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder, and (iii) the conversion (if such conversion is caused by any act or omission of Borrower) of the Applicable Interest Rate from LIBOR plus the Spread to the Prime Rate plus the Prime Rate Spread with respect to any portion of the Outstanding Principal Balance then bearing interest at LIBOR plus the Spread on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

(i) Lender shall not be entitled to claim compensation pursuant to this Section 2.2.3 for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.2.3, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.2.4 Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the LIBOR Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the LIBOR Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender as determined by Lender in its sole discretion.

2.2.5 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.6 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.7 Interest Rate Cap Agreement.

(a) On or before the earlier to occur of (y) September 1, 2004 or (z) the date which is two (2) weeks prior to the printing of the preliminary prospectus in connection with a Securitization (which date shall be provided to Borrower at least five (5) Business Days in advance thereof), Borrower shall enter into an Interest Rate Cap Agreement with a LIBOR strike price equal to the Strike Price. The Interest Rate Cap Agreement (i) shall be in a form and substance reasonably acceptable to Lender, (ii) shall be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into the Property Account any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt exists, provided, that, the Debt shall be deemed to exist if the Property is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof, (iv) shall be for a period equal to the term of the Loan, and (v) shall have an initial notional amount equal to the principal balance of the Loan. Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Property Account).

(b) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the

Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Property Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(c) In the event of any downgrade below “A+” (or its equivalent), withdrawal or qualification of the rating of the Counterparty by S&P or Moody’s, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from Lender of such downgrade, withdrawal or qualification.

(d) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e) In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i)	the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(ii)	the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)	all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority or regulatory body is required for such execution, delivery or performance; and

(iv)	the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 2.3 Loan Payment.

2.3.1 Payments Generally. Borrower shall pay to Lender on each Payment Date the interest accrued on the Loan for the preceding Interest Period (the “Monthly Interest Payment”). The first interest accrual period hereunder shall commence on and include the Closing Date and end on July 8, 2004. Each interest accrual period thereafter shall commence on the ninth (9th) day of each calendar month during the term of the Loan and shall end on and include the eighth (8th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.2 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.3.3 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents, excluding the payment of principal due on the Maturity Date, is not paid by Borrower by the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) two percent (2%) of such unpaid sum, and (b) the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment; provided, however, that with respect to two (2) delinquent payments during the term of the Loan, as the same may be extended, no such late charge shall be payable provided such payment is made within five (5) days after the due date therefor and interest on such delinquent payments shall accrue at the Applicable Interest Rate calculated from the date such payment was due. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

2.3.4 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Any prepayments required to be made hereunder or under the Cash Management Agreement shall be deemed to have been timely made for the purposes of this Section 2.3.4.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. (a) The Loan may be prepaid in whole only (but not in part) on any Payment Date, provided, that, with respect to any such prepayment (i) the Borrower shall give Lender thirty (30) days’ prior written notice of the Borrower’s intention to prepay the Loan in full, (ii) subject to the terms of Section 2.4.1(b) below, all outstanding Other Loans together with all Other Borrower Obligations shall simultaneously be repaid in full subject to and in accordance with the applicable Other Borrower Loan Documents and (iii) Borrower pays Lender, in addition to the Outstanding Principal Balance, (A) all interest as required herein; and (B) all other Debt payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to the Breakage Costs and all of Lender’s costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with such prepayment. Borrower shall have the right to withdraw any prepayment notice at any time prior to such prepayment provided that Borrower shall pay to Lender all of Lender’s reasonable costs and expenses incurred in connection with the receipt of such notices.

(b) Notwithstanding the terms of clause (ii) of Section 2.4.1(a) above, the Loan may be prepaid in whole only (but not in part) if the Property is sold in a bona fide arms-length, all-cash sale to a Person which is not a Related Party, provided, that:

(i)	the Borrower complies with the terms of Section 2.4.1(a) above (excluding clause (ii) thereof) in respect of such prepayment;

(ii)	the amount of such prepayment shall equal the Adjusted Release Amount;

(iii)	no Release Default or Event of Default shall have occurred and be continuing hereunder or under any other Loan Document;

(iv)	after giving effect to such release (including the amount prepaid in Section 2.4.1(a) above), the Aggregate Debt Service Coverage Ratio of the remaining Other Properties shall equal or exceed the greater of (i) the Aggregate Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date, or (ii) the Aggregate Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the release of the Property for which financial statements are available;

(v)	In the event Borrower is the owner of an Other Property, the Property shall be conveyed to a Person other than Borrower;

(vi)	The Adjusted Release Amount paid to Lender in connection with any such release shall be applied (i) first, to reduce the Debt to zero, and (ii) second, pro rata to the Other Loans, immediately following such release. In connection with the release of the Mortgage and Second Mortgage as permitted by this Section 2.5, Borrower shall submit to Lender, not less than ten (10) days prior to the date on which Borrower intends to pay the Loan in full, a release of Lien (and related Loan Documents), for the Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender; and

(vii)	Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying that no Release Default or Event of Default has occurred and is continuing hereunder, under the Other Loan Documents or under the Other Borrower Loan Documents.

In the event any sums payable pursuant to Section 2.4 of the Other Loan Agreements are applied to reduce the Outstanding Principal Balance of this Loan, no Prepayment Premium shall be payable in connection therewith.

2.4.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for Restoration, Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds. So long as no Event of Default has occurred and is continuing, no Prepayment Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2 (such fee being expressly waived).

2.4.3 Prepayments After Default. If after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Payment Date together with the Monthly Interest Payment, and (b) to be a voluntary prepayment by Borrower and Borrower shall pay, in addition to the Debt, an amount equal to the greater of (i) five percent (5%) of the Outstanding Principal Balance or the portion thereof being prepaid or satisfied, and (ii) the Prepayment Premium, if any.

Section 2.5 Release of Property. (a) Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Liens of the Mortgage or the Second Mortgage.

(b) Lender shall promptly, upon the written request and at the sole cost and expense of Borrower, upon payment in full of all of the Debt in accordance with the terms and provisions of the Note, this Agreement and the other Loan Documents and subject to and upon compliance with the terms of Section 2.4.1(b) hereof, release the Lien of the Mortgage and the Second Mortgage on the Property.

(c) In connection with the release of the Mortgage and the Second Mortgage as permitted by this Section 2.5, Borrower shall submit to Lender, not less than ten (10) days prior to the Payment Date on which Borrower intends to pay the Loan in full, releases of Lien (and related Loan Documents), for the Property for execution by Lender. Such releases shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender.

Section 2.6 Cash Management.

2.6.1 Property Account.

(a) Borrower shall establish and maintain a segregated Eligible Account (the “Property Account”) with the Property Account Bank maintained under Borrower’s control and direction during any period other than while a Sweep Event continues. Borrower (i) hereby grants to Lender a first priority security interest in the Property Account and all deposits at any time contained therein and the proceeds thereof, and (ii) following and during any Sweep Event will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Property Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Property Account and will notify Lender of the account number thereof. Other than during a Sweep Event, Borrower shall have the sole right to make withdrawals from the Property Account and all reasonable costs and expenses for establishing and maintaining the Property Account shall be paid by Borrower. Upon the occurrence and continuation of a Sweep Event, Lender shall have sole dominion and control over the Property Account and Borrower may not withdraw funds from the Property Account.

(b) Borrower shall, or shall cause Manager to, deposit all amounts received by Borrower or Manager constituting Rents into the Property Account within one (1) Business Day after receipt thereof, provided, however, Borrower may retain, for its business operations at all times a sum not to exceed Twenty-Five Thousand and 00/100 ($25,000.00) in the aggregate in the Operating Account (as defined in the Cash Management Agreement) and at the Property. In addition, on or before the Closing Date, Borrower shall, or shall cause Manager to, deliver irrevocable written instructions (each a “Payment Direction Letter”) to each of the credit card companies or credit card clearing banks with which Borrower or Manager has entered into merchant’s agreements and to each account debtor of Borrower to deliver all Rents payable with respect to the Property directly to the Property Account.

(c) During any Sweep Event, the Property Account shall be maintained under Lender’s sole control, dominion and direction. Pursuant to the terms of the Property Account Agreement, Property Account Bank shall transfer to the Cash Management Account, in immediately available funds by federal wire all amounts on deposit in the Property Account each Business Day during a period that a Sweep Event exists.

(d) Upon request of Lender, Borrower shall deliver to Lender such evidence as Lender may reasonably request to evidence that Borrower is complying with the provisions of Section 2.6.1. Without the prior written consent of Lender (not to be unreasonably withheld or delayed), neither Borrower nor its agents (including, without limitation, Manager) or Affiliates shall (i) terminate, amend, revoke or modify any Payment Direction Letter in any manner or (ii) direct or cause any credit card company, credit card clearing bank or account debtor to pay any amount in any manner other than as provided specifically in the related Payment Direction Letter.

(e) There are no accounts, other than the Property Account, maintained by Borrower or Manager or any other Person into which Rents from the Property are initially deposited. So long as the Debt shall be outstanding, Borrower shall not and shall not permit any Person (other than Lender) to open any other such account for the initial deposit of Rents from the Property prior to the deposit of such Rents in the Property Account.

(f) Borrower shall cause all payments made under the Interest Rate Cap Agreement or any Replacement Interest Rate Cap Agreement with respect to the Loan to be deposited into the Property Account.

2.6.2 Intentionally Omitted.

2.6.3 Cash Management Account.

(a) Borrower shall cooperate with Lender and Servicer in connection with the establishment and maintenance of a segregated Eligible Account (the “Cash Management Account”) to be held by Servicer in trust for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled “Column Financial, Inc., as Lender, pursuant to Loan Agreement dated as of June 21, 2004—Cash Management Account.” Borrower hereby (i) grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

(b) After the occurrence and during the continuance of a Sweep Event, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated:

(i)	First, payments in respect of the Tax and Insurance Escrow Funds in accordance with the terms and conditions of Section 7.2 hereof;

(ii)	Second, payment of the Monthly Interest Payment computed at the Applicable Interest Rate;

(iii)	Third, payments to the FF&E Reserve Funds in accordance with the terms and conditions of Section 7.3 hereof;

(iv)	Fourth, payments to the Ground Rent Reserve Funds in accordance with the terms and conditions of Section 7.4 hereof;

(v)	Fifth, payment to Lender of any other amounts then due and payable under the Loan Documents;

(vi)	Sixth, to the extent that, in respect of any Other Loan, there is, or Lender reasonably determines that there will be, a shortfall (each an “Other Loan Shortfall”) during the relevant calendar month in the items referred to (x) in clauses (i)-(vi) of Section 2.6.3(b) of the applicable Other Loan Agreements, funds sufficient to pay such Other Loan Shortfall;

(vii)	Seventh, funds sufficient to pay Operating Expenses for the next calendar month pursuant to the Approved Annual Budget, other than expenses paid, or to be paid to, an Affiliated Manager;

(viii)	Eighth, funds sufficient to pay Extraordinary Expenses approved by Lender and which are then due and payable, if any;

(ix)	Ninth, funds sufficient to pay Operating Expenses paid, or to be paid to, an Affiliated Manager for the next calendar month pursuant to the Approved Annual Budget; and

(x)	Lastly, and so long as an Event of Default does not exist, payment of any excess amounts (“Excess Cash Flow”) to Borrower.

(c) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(d) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine in its sole discretion.

2.6.4 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Escrow Funds, FF&E Reserve Funds, Ground Rent Reserve Funds, and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

2.6.5 Application After Event of Default. Notwithstanding anything to the contrary contained in this Section 2.6, upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and any other funds of Borrower then in the possession of Lender, Servicer or Property Account Bank and apply such funds to the items for which the Reserve Funds were established or to the payment of the Obligations and the Other Borrower Obligations in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

2.6.6 Quarterly Net Cash Flow Tests. In order to ascertain whether or not a Net Cash Flow Failure has occurred or has terminated, Lender shall determine the Net Cash Flow as of the last day of each calendar quarter throughout the term of the Loan (each, a “Quarterly Net Cash Flow Test”), beginning September, 2004, each of which Quarterly Net Cash Flow Tests and the determinations made with respect thereto shall be based on the information delivered in accordance with Section 5.1.11 hereof, together with any other evidence which Lender may reasonably require to substantiate or explain the calculation of Net Cash Flow. Notwithstanding the foregoing, if the information required under Section 5.1.11 hereof is not delivered, the Net Cash Flow shall be determined in Lender’s sole discretion.

Section 2.7 Extension Options

2.7.1 First Extension Option. Borrower shall have the right to extend the Initial Maturity Date to July 9, 2007 (the period commencing on the first (1st) day following the Initial Maturity Date and ending on July 9, 2007 being referred to herein as the “First Extension Term”), provided, that: (a) Borrower shall have given Lender its written notice of such extension (an “Extension Notice”) not less than two (2) months nor more than six (6) months prior to the Initial Maturity Date; (b) the Interest Rate Cap shall be in effect as of the date of the commencement of the First Extension Term (the “First Extension Commencement Date”) for the term of the Loan as extended and assigned to Lender; (c) no Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the First Extension Term or on the First Extension Commencement Date; and (d) Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying whether or not an Event of Default has occurred and is continuing, and if so, describing such Event of Default.

2.7.2 Second Extension Option. In the event that Borrower exercises the extension option for the First Extension Term, Borrower shall have the right to further extend the Maturity Date to July 9, 2008 (the period commencing on the first (1st) day following the First Extension Term and ending on July 9, 2008 being referred to herein as the “Second Extension Term”), provided, that: (a) Borrower shall have given Lender an Extension Notice not less than two (2) months nor more than six (6) months prior to the last day of the First Extension Term; (b) the Interest Rate Cap shall be in effect as of the date of the Commencement of the Second Extension Term (the “Second Extension Commencement Date”) for the term of the Loan as extended and assigned to Lender; (c) no Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the Second Extension Term or on the Second Extension Commencement Date; and (d) Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying whether or not an Event of Default has occurred and is continuing, and if so, describing such Event of Default.

2.7.3 Third Extension Option. In the event that Borrower exercises the extension option for the Second Extension Term, Borrower shall have the right to further extend the Maturity Date to July 9, 2009 (the period commencing on the first (1st) day following the Second Extension Term and ending on July 9, 2009 being referred to herein as the “Third Extension Term”), provided, that: (a) Borrower shall have given Lender an Extension Notice not less than two (2) months nor more than six (6) months prior to the last day of the Second Extension Term; (b) the Interest Rate Cap shall be in effect as of the date of the Commencement of the Third Extension Term (the “Third Extension Commencement Date”) for the term of the Loan as extended and assigned to Lender; (c) no Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the Third Extension Term or on the Third Extension Commencement Date; and (d) Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying whether or not an Event of Default has occurred and is continuing, and if so, describing such Event of Default.

Section 2.8 Substitution. Notwithstanding anything to the contrary set forth in Section 2.4 hereof, Borrower may substitute (each a “Substitution”) a property (the “Substitute Property”) for the Property upon and subject to the following terms and conditions:

(a) There shall be no more than one (1) Substitution in the aggregate with respect to the Property and the other Properties effected during the term of the Loan.

(b) Lender shall have received at least sixty (60) days prior written notice requesting the Substitution and identifying the Substitute Property.

(c) The Substitute Property shall be a fee parcel (and not subject to a ground lease) and used and operated as a hotel of like kind and quality as the hotel operated on the Property as of the Closing Date and shall have been completed lien-free and paid for in full in a good and workmanlike manner and in compliance, in all material respects, with all applicable Legal Requirements.

(d) On the Substitution Date, the Loan (in such capacity the “Replaced Loan”) secured by the Mortgage and Second Mortgage encumbering the Substitute Property shall be repaid in full and, subject to the terms hereof, Lender shall make a new Loan (simultaneously with the full repayment of the Replaced Loan) in an amount equal to the then principal balance of the Replaced Loan (the “Substitution Loan”) to the owner (which shall qualify as a Qualified Borrower) of the Substitute Property (the “Substitute Borrower”). Notwithstanding the foregoing, at Lender’s election, the foregoing may be affected by the Substitute Borrower assuming the Replaced Loan (in which event the Replaced Loan shall constitute a Substitution Loan) and the contemporaneous release of the applicable Borrower (the “Replaced Borrower”) from its obligations in respect of the Replaced Loan. The Substitute Borrower shall execute and deliver a Joinder Acknowledgment and Substitution Loan shall constitute a Loan hereunder.

(e) (i) The appraised fair market value of the Substitute Property shall be equal to or greater than the original appraised value of the Property as set forth in the appraisal delivered to Lender in connection with the closing of the Loan. The fair market value of the Property and Substitute Property shall be determined by a firm of appraisers selected by

Borrower and approved by Lender (which approval shall not be unreasonably withheld, delayed or conditioned) and based on an appraisal, dated not more than ninety (90) days prior to the Substitution Date reasonably satisfactory to Lender. All costs of such appraisals shall be paid by Borrower on or prior to the Substitution Date.

(ii)	The actual Net Cash Flow relating to the Substitute Property (based upon the trailing twelve (12) month financial results or such shorter period, as Lender reasonably deems appropriate, if the Substitute Property has been open for business for less than one year) shall equal or exceed the actual Net Cash Flow relating (based upon the trailing twelve (12) month financial results or such shorter period, as Lender reasonably deems appropriate, if the Property has been open for business for less than one year) to the Property.

(f) Lender shall have received from Substitute Borrower and such other Persons as Lender deems reasonably appropriate a Mortgage, a Second Mortgage, a Loan Agreement, a Note, an Equity Pledge Agreement, all other Loan Documents and Junior Lender Security Documents executed by Borrower, Guarantor and/or any other Person (all of which shall be substantially the form of the Loan Documents executed in respect of the Loan with such changes thereto as Lender reasonably deems appropriate to reflect the circumstances of the Substitution) (collectively, the “Substitute Loan Documents”).

(g) The Substitute Loan Documents, financing statements, and other instruments required to perfect the liens in the collateral contemplated thereby required by Lender shall have been recorded, registered and filed (as applicable) in such manner as may be required by law to create a valid, perfected lien and security interest with respect to the Substitute Property and the personal property related thereto.

(h) The liens created by the Substitute Loan Documents shall be first liens and prior security interests on the Substitute Property and the personal property related thereto (other than the Second Mortgage), subject only to such exceptions as Lender shall approve in its sole discretion.

(i) Upon the closing of the Substitute Property (the “Substitution Date”), the Borrower shall have good and marketable title to the Substitute Property, and good and valid title to any personal property located thereon or used in connection therewith, in each case satisfactory to the Lender.

(j) Lender shall, at Borrower’s sole cost and expense, receive and approve all Additional Due Diligence Materials.

(k) Lender shall have received (x) a confirmation of all Loan Documents executed by Guarantor and a consent to such Substitution by Guarantor, (y) a confirmation of all guaranties executed by the Other Borrowers and all pledges executed by the pledgors thereof and a consent to such Substitution by the Other Borrowers and pledgors, and (z) such other instruments and agreements and such certificates and opinions of counsel, in form and substance reasonably satisfactory to Lender in connection with such Substitution as it may reasonably request.

(l) The Substitute Property shall be located within the continental United States.

(m) No Default or Event of Default shall have occurred and be continuing hereunder, under any other Loan Document or under the Other Borrower Loan Documents on the Substitution Date, and Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying to same.

(n) Borrower shall pay all reasonable out-of-pocket costs and expenses incurred in connection with any such Substitution and the reasonable out-of-pocket fees and expenses incurred by Lender and Servicer in connection therewith. Without limiting the generality of the foregoing, Borrower shall, in connection with, and as a condition to, a Substitution, pay the reasonable fees and expenses of Lender’s attorneys, the reasonable fees and expenses of Lender’s engineers, appraisers, construction consultants, insurance consultants and other due diligence consultants and contractors, recording charges, title insurance charges, and stamp and/or mortgage or similar taxes, transfer taxes.

(o) Lender shall have received such assurances and confirmations from the Rating Agencies that the Substitution shall not result in a downgrading, withdrawal or qualification of any rating assigned or the preliminary or indicative rating to be assigned to any securities issued in connection with any Securitization.

(p) Lender shall be satisfied that the Substitution shall not constitute a preference or fraudulent conveyance or that the Substitution is structured in such a manner as to avoid said risks.

(q) A Net Cash Flow Failure shall not be in effect on the Substitution Date.

(r) On or before the Substitution Date, all conditions precedent with respect to the Replaced Loan shall be satisfied with respect to the Substitute Loan, including, without limitation, delivery of Title Policies with respect to the Substitute Property.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower, or waiver by Lender, of the following conditions precedent no later than the Closing Date:

3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

3.1.2 Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

3.1.3 Delivery of Loan Documents; Title Insurance; Reports; Leases.

(a) Mortgage, Assignment of Leases. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage, the Second Mortgage and the Assignment of Leases and evidence that counterparts of the Mortgage, the Second Mortgage and Assignment of Leases have been delivered to the Title Company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.

(b) Title Insurance. Lender shall have received Title Insurance Policies with respect to the Mortgage and the Second Mortgage issued by the Title Company and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policies shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the Mortgage and the Second Mortgage, as applicable, creates a valid lien on the Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, (iv) name Lender and its successors and assigns as the insured. The Title Insurance Policies shall be assignable, to the extent permitted under applicable state law. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid, and (v) with respect to the Second Mortgage, tie-in and first loss endorsements to the extent available in the State where the Property is located.

(c) Survey. Lender shall have received a current Survey, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 1999. The Survey shall reflect the same legal description contained in the Title Insurance Policy and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor’s seal shall be affixed to the Survey and the surveyor shall provide a certification for the Survey in form and substance acceptable to Lender.

(d) Insurance. Lender shall have received valid certificates of insurance for the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

(e) Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of the Property, satisfactory in form and substance to Lender.

(f) Zoning. Lender shall have received, at Lender’s option, either (i) (A) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, or (B) an ALTA 3.1 zoning endorsement for the Title Insurance Policy, or (ii) a zoning opinion letter, in each case in substance reasonably satisfactory to Lender.

(g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

3.1.4 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

3.1.5 Delivery of Organizational Documents. (a) Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or its formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

(b) Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Principal, Guarantor, and other members and/or partners of Borrower, and/or the formation, structure, existence, good standing and/or qualification to do business of any of the foregoing, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, authorizing resolutions and incumbency certificates as may be requested by Lender.

3.1.6 Opinions of Borrower’s Counsel. Lender shall have received opinions from Borrower’s counsel with respect to non-consolidation and the due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their sole reasonable discretion.

3.1.7 Intentionally Omitted.

3.1.8 Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to the Property which are in arrears, including without limitation, (a) accrued but unpaid

Insurance Premiums, (b) currently due Taxes (including any in arrears) and (c) currently due Other Charges, which amounts shall be funded with proceeds of the Loan.

3.1.9 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

3.1.10 Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

3.1.11 Estoppels. Lender shall have received an executed estoppel letter, which shall be in form and substance satisfactory to Lender, from Ground Lessor.

3.1.12 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender’s counsel and all other third party out-of-pocket expenses reasonably incurred in connection with the origination of the Loan.

3.1.13 Leases and Rent Roll. Lender shall have received copies of all Leases and certified copies of any Leases as requested by Lender. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

3.1.14 Tax Lot. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be satisfactory in form and substance to Lender.

3.1.15 Physical Conditions Report. Lender shall have received a Physical Conditions Report, which report shall be satisfactory in form and substance to Lender.

3.1.16 Management Agreement. Lender shall have received a copy of the Management Agreement, which shall be reasonably satisfactory in form and substance to Lender.

3.1.17 Appraisal. Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

3.1.18 Financial Statements. Lender shall have received a balance sheet with respect to the Property for the two (2) most recent Fiscal Years (audited, if available), each in form and substance satisfactory to Lender.

3.1.19 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

3.1.20 Other Loans. All conditions precedent to the closing of each of the Other Loans shall have been satisfied, as determined by Lender in its sole discretion, and each Other Loan shall have closed or shall close simultaneously with the closing of the Loan.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

4.1.1 Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule III.

4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by any Significant Party, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by any Significant Party, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting any Significant Party or the Property, which actions, suits or proceedings, if determined against such Significant Party or the Property, are reasonably likely to have a Material Adverse Effect.

4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) any obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (s) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, (b) the obligations under the Loan Documents.

4.1.6 Title. (a) Borrower has good, marketable and insurable leasehold title to the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Loan. The Mortgage and the Assignment of Leases, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

(b) The Second Mortgage, when properly recorded in the appropriate public records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected second priority Lien on the Property, subject only to Permitted Encumbrances and the Lien of the Mortgage and (ii) perfected security interests in and to, and perfected collateral assignments of, all Personal Property (including the Leases), all in accordance with the terms thereof, in each case subject only to the Mortgage and any applicable Permitted Encumbrances to the extent that perfection occurs through the recording of a Mortgage or the filing of a financing statement.

4.1.7 Solvency. Borrower has (a) not entered into the transaction contemplated by this Agreement or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of

Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No petition in bankruptcy has been filed against Borrower or any of its constituent Persons, and neither Borrower nor any of its constituent Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any of its constituent Persons.

4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

4.1.9 No Plan Assets. Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and (b) transactions by or with Borrower are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.10 Compliance. Borrower and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, to Borrower’s knowledge, or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) fairly and accurately represent the financial condition of the Significant Parties and the Property as of the date of such reports, and (iii) to the extent audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect on the Property or the operation thereof as a hotel, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of Borrower from that set forth in said financial statements.

4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of any roadway providing access to the Property.

4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16 Separate Lots. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

4.1.17 Assessments. To Borrower’s knowledge, there are (a) no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, and (ii) no contemplated improvements to the Property that may result in such special or other assessments.

4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Principal or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and Borrower, Principal and Guarantor have not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20 Insurance. Borrower has obtained and has delivered to Lender valid certificates of insurance evidencing the Policies along with evidence satisfactory to Lender of the payment in full of all premiums required thereunder. No claims have been made under any such Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies. Borrower shall use commercially reasonable efforts to obtain and deliver to Lender certified copies of the Policies as soon as practicable after the date of this Agreement.

4.1.21 Use of Property. The Property is used exclusively as a hotel and other appurtenant and related uses.

4.1.22 Certificate of Occupancy; Licenses. All material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and/or operation of the Property as a hotel (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses necessary for the operation of the Property as a hotel. The use being made of the Property is in conformity in all material respects with the certificate of occupancy issued for the Property.

4.1.23 Flood Zone. None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to the Property.

4.1.24 Physical Condition. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are in good condition, order and repair in all material respects. Other than as disclosed in the “Engineering Report,” there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25 Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.

4.1.26 Leases. The Property is not subject to any Leases other than the Leases described in Schedule I attached hereto and made a part hereof. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases or as hotel guests, customers or invitees in the ordinary course of business at the Property. The current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with Borrower with respect thereto; (Lender acknowledges and agrees that Borrower has no obligation to deliver copies of Leases under 5,000 square feet unless specifically so requested by Lender). No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required in such Lease and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. No tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements.

4.1.27 Survey. The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting the Property or the title thereto.

4.1.28 Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. The Borrower is organized under the laws of the State of Delaware.

4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage and the Second Mortgage, have been paid or are being paid simultaneously herewith, and the Mortgage and the Second Mortgage and the other Loan Documents have been validly executed and delivered and are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.

4.1.30 Special Purpose Entity/Separateness.

(a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that (i) Borrower is, shall be and shall continue to be a Special Purpose Entity, and (ii) Principal is, shall be and shall continue to be a Special Purpose Entity.

(b) The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c) All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects material to the opinions set forth therein and any assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with, and Principal has complied and Borrower will cause Principal to comply with, all of the assumptions made with respect to Borrower and Principal in the Insolvency Opinion. Borrower will, and shall cause Principal to, have complied and will comply with all of the assumptions made with respect to Borrower and Principal in any Additional Insolvency Opinion. Each entity other than Borrower and Principal with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.

4.1.31 Management Agreement. The Management Agreement is in full force and effect and there is no default continuing beyond applicable grace or cure periods thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.32 Illegal Activity. To Borrower’s knowledge, no portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.33 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender including, but not limited to, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise is reasonably likely to have a Material Adverse Effect. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company”

within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35 Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower or Principal shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws, with the result that the investment in Borrower or Principal, as applicable (whether directly or indirectly), is or would be prohibited by law (each, an “Embargoed Person”) or the Loan made by Lender is or would be in violation of law; (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower or Principal, as applicable, with the result that the investment in Borrower or Principal, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, shall be derived from any unlawful activity by Borrower, Principal or Guarantor with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law.

4.1.36 Cash Management Account.

(a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of Delaware) in the Property Account and Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Property Account and Cash Management Account;

(b) Intentionally Omitted.

(c) Pursuant and subject to the terms hereof, the Property Account Bank has agreed to comply with all instructions originated by Lender and Borrower, as applicable, without further consent by Borrower, directing disposition of the Property Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

(d) The Property Account and Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee.

4.1.37 Intentionally Omitted.

4.1.38 Ground Lease. Borrower hereby represents and warrants to Lender the following with respect to the Ground Lease:

(a) Recording; Modification. A memorandum of the Ground Lease has been duly recorded. The Ground Lease permits the interest of Borrower to be encumbered by a mortgage in accordance with the terms thereof. There have not been amendments or modifications to the terms of the Ground Lease since its recordation, with the exception of written instruments which have been recorded. Ground Lessor’s right to cancel, terminate, or surrender the Ground Lease is subject to Lender’s right to cure Borrower’s defaults thereunder and Lender’s right to commence a foreclosure, as more fully set forth in Section 8.5 of the Ground Lease. The Ground Lease may not be amended without the prior written consent of Lender.

(b) No Liens. Except for the Permitted Encumbrances, Borrower’s interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the Mortgage other than Ground Lessor’s related fee interest.

(c) Ground Lease Assignable. Borrower’s interest in the Ground Lease is assignable to Lender without the consent of Ground Lessor (or, if any such consent is required, it has been obtained prior to the Closing Date).

(d) Default. As of the date hereof, the Ground Lease is in full force and effect and no default is continuing under the Ground Lease and there is no existing condition which, but for the passage of time and/or the giving of notice, is reasonably likely to result in a default under the terms of the Ground Lease. All Ground Rent has been paid in full. Neither Borrower nor, to Borrower’s knowledge, Ground Lessor under the Ground Lease has commenced any action or given or received any notice for the purpose of terminating the Ground Lease.

(e) Notice. The Ground Lease requires Ground Lessor to give Lender a duplicate copy of any written notice of default or other written notice given to Borrower under the Ground Lease, and any such notice is not effective against Lender unless a copy of such notice has been delivered to Lender in the manner described in the Ground Lease.

(f) Cure. Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the Ground Lease) to cure any default under the Ground Lease which is curable, after the receipt of notice of the default, before Ground Lessor may terminate the Ground Lease.

(g) Term. The Ground Lease has a term which extends not less than twenty (20) years beyond the Stated Maturity Date.

(h) New Lease. The Ground Lease requires Ground Lessor to enter into a new lease with Lender upon termination of the Ground Lease for any reason (including rejection of the Ground Lease in a bankruptcy proceeding) other than (i) expiration of the term or (ii) as a result of eminent domain or casualty or destruction or the exercise of Borrower’s rights under Article 21 of the Ground Lease.

(i) Insurance Proceeds. Under the terms of the Ground Lease and the Mortgage, taken together, any related insurance and condemnation proceeds will be applied to the repair or restoration of all or part of the Property, with an insurance trustee (which may be Lender) having the right to hold and disburse the proceeds as the repair or restoration progresses.

(j) Subleasing. The Ground Lease imposes certain restrictions on subleasing, provided that subleasing of less than all of the Property is permitted without Ground Lessor’s consent if the term of the sublease does not expire later than the term of the Ground Lease and the sublessee meets certain standards regarding experience, reputation and financial responsibility, as described in Section 12.2 of the Ground Lease.

Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 5

BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply, in all material respects, with all Legal Requirements applicable to Borrower and the Property. There shall never be committed by Borrower, and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times reasonably maintain, preserve and protect all material franchises and material trade names, preserve all the remainder of its property used or useful in the conduct of its business, and shall keep the Property in reasonably good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided, that: (a) no Release Default or Event of Default has occurred and remains uncured; (b) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the

Mortgage; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (e) Borrower shall, upon final determination thereof, promptly comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (f) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and/or the Property; and (g) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property, or any part thereof, prior to delinquency; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as adequate reserves for same are maintained pursuant to Section 7.2 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof. Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property and that is prohibited in accordance with Section 5.2.2 hereof, and shall pay for all utility services provided to the Property prior to delinquency. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, Other Charges or other Liens, provided, that: (a) no Release Default or Event of Default has occurred and remains uncured; (b) Borrower is permitted to contest same under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (e) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (f) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (g) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such other security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage or the Second Mortgage being primed by any related Lien.

5.1.3 Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower, Principal and/or Guarantor which is reasonably likely to cause a Material Adverse Effect.

5.1.4 Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally).

5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, Principal’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions of Section 10.13 hereof.

5.1.8 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

5.1.9 Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement, the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10 Mortgage Taxes. Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage.

5.1.11 Financial Reporting.

(a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP and the Uniform System of Accounts (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s combined annual financial statements (combined with those of the Other Borrowers) and Guarantor’s consolidated annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Property and the Other Properties for such Fiscal Year and containing statements of profit and loss for Borrower, the Other Borrowers and Guarantor and a balance sheet for Borrower, the Other Borrowers and Guarantor. Such statements, with respect to the Borrower and the Other Borrowers shall set forth the financial condition and the results of operations for the Property and the Other Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Aggregate Net Cash Flow, Aggregate Net Operating Income, Aggregate Gross Income from Operations and Aggregate Operating Expenses. In addition, such statements shall include supplementary information setting forth the financial condition and results of operation for each of Borrower and the Other Borrowers, Borrower’s, the Other Borrowers’ and Guarantor’s annual financial statements shall be accompanied by (i) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, (ii) a schedule audited by such independent certified public accountant reconciling Aggregate Net Operating Income to Aggregate Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Aggregate Net Operating Income to arrive at Aggregate Net Cash Flow deemed material by such independent certified public accountant, and (iii) an Officer’s Certificate certifying that (x) the Capital Expenditures for such year and (y) each annual financial statement presents fairly the financial condition and the results of operations of Borrower, the Other Borrowers, Guarantor and the Property and the Other Properties being reported upon and that such financial statements have been prepared in accordance with GAAP and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, the Other Borrowers or Guarantor, and if such Default or an Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c) Borrower will furnish, or cause to be furnished, to Lender on or before (i) twenty-five (25) days after the end of each calendar month thereafter, and (ii) forty-five (45) days after the end of each calendar quarter thereafter, the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable: (i) monthly and year-to-date operating statements prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the FF&E Reserve Funds and/or the Debt Service Reserve), and, upon Lender’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such period, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances that either exceed (1) 10% and $10,000 with respect to any one (1) line item or (2) 5% in the aggregate between all budgeted and actual amounts for such periods, all in form reasonably satisfactory to Lender; and (ii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period for which financial statements are available as of the last day of each calendar month or quarter (as applicable), and (iii) a computation of Net Cash Flow for such period. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate and whether there are trade payables outstanding for more than sixty (60) days.

(d) Intentionally Omitted.

(e) Intentionally Omitted.

(f) Intentionally Omitted.

(g) Intentionally Omitted.

(h) Intentionally Omitted.

(i) Borrower will furnish to Lender on or before forty-five (45) days after the end of each calendar quarter (a) a statement setting forth (i) the Aggregate Net Cash Flow for each calendar quarter and calendar year occurring during the full twelve (12) calendar month period immediately proceeding the date of such statement for which financial statements are available.

(j) Lender hereby approves the Annual Budget and the Annual FF&E Budget for the partial year 2004 previously delivered to it. For each calendar year commencing with calendar year 2005, Borrower shall submit to Lender (i) an Annual Budget for the Property and (ii) an Annual FF&E Budget with respect to FF&E required to be made to the Property for such year, each not later than thirty (30) days prior to the commencement of such period or calendar year in form reasonably satisfactory to Lender. The Annual FF&E Budget shall provide for FF&E expenditures equal to at least four (4%) percent of the Gross Income from Operations derived from the operation of the Property during the preceding calendar year. The Annual Budget shall be subject to Lender’s reasonable written approval (each such Annual Budget as so approved in writing by Lender, is herein referred to as an “Approved Annual Budget”). Notwithstanding the foregoing, variances between budgeted and actual amounts in the Approved Annual Budget may vary by up to the greater of ten percent (10%) or $10,000.00 with respect to any one (1) line item and up to five percent (5%) in the aggregate for the entire Approved Annual Budget without the consent of Lender. The Annual FF&E Budget shall likewise be subject to Lender’s reasonable written approval (each such Annual FF&E Budget as so approved in writing by Lender, is herein referred to as an “Approved Annual FF&E Budget”). In the event that Lender objects to a proposed Annual Budget and/or Annual FF&E Budget submitted by Borrower, Lender shall advise Borrower of such objections within ten (10) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and/or Annual FF&E Budget, as applicable, and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget and/or Annual FF&E Budget within five (5) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget and/or Annual FF&E Budget. Notwithstanding the foregoing, Lender shall be deemed to have consented to any Annual Budget and/or Annual FF&E Budget if Lender has not provided Borrower with a written notice of denial within ten (10) Business Days of Lender’s receipt of such Annual Budget and/or Annual FF&E Budget so long as Borrower’s request is submitted with the words “IMMEDIATE RESPONSE REQUIRED, DEEMED APPROVED IF NO RESPONSE RECEIVED WITHIN TEN (10) BUSINESS DAYS” in bold print, all capital letters, in 14 point or larger and prominently displayed at the top of any correspondence and on any envelope containing the request. Until such time that Lender approves a proposed Annual Budget and/or Annual FF&E Budget (or approval is deemed given), the most recently Approved Annual Budget and/or Annual Approved FF&E Budget shall apply; provided, that, such Approved Annual Budget shall be adjusted to reflect actual increase in utility costs, Taxes, Insurance Premiums and Other Charges.

(k) In the event that, Borrower must incur an extraordinary Operating Expense or Capital Expenditure not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense together with all invoices or other backup reasonably required by Lender to substitute such proposed Extraordinary Expense and the amount thereof; provided, that, in the event Borrower is required to incur Extraordinary Expenses before Lender’s consent is granted due to emergencies involving imminent danger to person or property Lender’s consent shall not be required with respect to such emergency only provided that Borrower shall promptly provide Lender with a reasonably detailed description of such expenditures and the emergency following same. No Rents may be used to pay an Extraordinary Expense unless and until Lender has reasonably approved same in writing, which approval will not by unreasonably withheld or delayed; provided, however, Lender shall be deemed to have consented to such Extraordinary Expense if Lender has not provided Borrower with a written notice of denial within ten (10) Business Days of Lender’s receipt of such request so long as Borrower’s request is submitted with the words “IMMEDIATE RESPONSE REQUIRED, DEEMED APPROVED IF NO RESPONSE RECEIVED WITHIN TEN (10) BUSINESS DAYS” in bold print, all capital letters, in 14 point or larger and prominently displayed at the top of any correspondence and on any envelope containing the request. Notwithstanding the foregoing, Lender’s consent shall not be required for the payment of Taxes, Insurance Premiums or utilities with respect to the Property in excess of the amounts provided for in the Approved Annual Budget for such items provided that Borrower shall provide prompt notice to Lender of such increases following Borrower’s knowledge of such increase.

(l) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to such parties requesting such information in connection with such Securitization.

5.1.12 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

5.1.13 Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (b) the validity and priority of the Lien of the Mortgage, the Second Mortgage and the Assignment of Leases, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement. In the event (a) that the Mortgage and/or the Second Mortgage is foreclosed in whole or in part or that the Mortgage and/or the Second Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage and/or the Second Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any direct or indirect owners, members or partners of Borrower or an assignment by Borrower or any direct or indirect owners, members or partners of Borrower for the benefit of its creditors, Borrower, on behalf of itself and its successors and assigns, agrees that it/they shall be chargeable with and shall pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement.

(a) After request by Lender from time to time, but no more frequently than twice in any 12 month period, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the performance of the Obligations, if any, and (v) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall deliver to Lender promptly upon request from time to time and subject to the terms of the Leases, tenant estoppel certificates from each commercial tenant leasing 5,000 square feet or more of space at the Property in form and substance reasonably satisfactory to Lender; provided, that, Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

(c) Borrower shall deliver to Lender promptly upon request from time to time, an estoppel certificate from Ground Lessor with respect to the Ground Lease in form and substance reasonably satisfactory to Lender; provided, that, Borrower shall only be required to deliver such certificate in connection with a Securitization or any sale by the Lender of the Loan or participation interests therein, and not more frequently than two (2) times in any calendar year.

5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

5.1.17 Performance by Borrower. Borrower shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior consent of Lender.

5.1.18 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Principal as of the date of the Securitization.

5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.20 Leasing Matters. Any Leases with respect to the Property executed after the date hereof, for more than 5,000 square feet shall be approved by Lender, which approval shall not be unreasonably withheld, delayed or conditioned. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower shall (a) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (b) enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Leases of more than 5,000 square feet shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property; provided, however, that no such termination or surrender of any Lease covering more than 5,000 square feet will be permitted without the consent of Lender; (c) not collect any of the rents more than one (1) month in advance (other than security deposits); (d) not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (e) not alter, modify or change the terms of any Lease in excess of 5,000 square feet in a manner inconsistent with the provisions of the Loan Documents; and (f) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a lease of all or substantially all of the Property without Lender’s prior consent.

5.1.21 Alterations. Borrower shall obtain Lender’s prior consent to any alterations to any Improvements (excluding Decorative Changes), which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with: any alterations to the Improvements (excluding Decorative Changes) that will not have a Material Adverse Effect, provided, that, such alterations (a) are made in connection with tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and the aggregate cost thereof does not exceed $1,000,000.00 (the “Threshold Amount”), or (c) are performed in connection with Restoration after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property shall at any time exceed the Threshold Amount, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, or (iv) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution (A) having a rating by S&P of not less than “A-1+” if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is reasonably acceptable to Lender, and (B) that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and upon an Event of Default Lender may apply such security from time to time at the option of Lender to pay for such alterations.

5.1.22 Operation of Property.

(a) Borrower shall cause the Property to be operated, in all material respects, in accordance with the Management Agreement or Replacement Management Agreement, as applicable. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b) Borrower shall: (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by Borrower under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, material notice, material report and estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage and Second Mortgage in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Operation of Property.

(a) Borrower shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld): (i) subject to Section 9.5 hereof, surrender, terminate or cancel the Management Agreement; provided, that Borrower may, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

(b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion, unless failure to do so would cause a default of Borrower’s obligations under the Management Agreement.

5.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except:

(a) Permitted Encumbrances;

(b) Liens created by or permitted pursuant to the Loan Documents; and

(c) Liens for Taxes or Other Charges not yet due.

5.2.3 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of Principal, in each case, without obtaining the prior consent of Lender.

5.2.4 Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.6 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior consent of Lender.

5.2.7 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of all or any portion of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.2.8 Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days prior notice. Borrower shall not change the place of its organization as set forth in Section 4.1.28 without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall authorize the filing of additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.

5.2.9 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

(i)	Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)	Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii)	Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

5.2.10 Transfers.

(a) Except for the transfer of the Property in connection with a release thereof pursuant to Section 2.5, Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of an interest in any Restricted Party (collectively, a “Transfer”), other than (x) pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 hereof, and (y) the disposition of Equipment and other Personal Property pursuant to the replacement thereof or otherwise in the ordinary course of the operation of the Property, without (i) the prior written consent of Lender and (ii) if a Securitization has occurred or is pending within thirty (30) days, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities.

(b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a- managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

(c) Notwithstanding the provisions of this Section 5.2.10, the following transfers shall not be deemed a Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (iii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (iv) transfers, issuances, pledges and redemptions of stock in Wyndham International, Inc. (“Wyndham”) (and its successors), so long as (A) Wyndham (or any such successor) is (or is controlled by) a Public Company and (B) the surviving entity is primarily involved in, or has a significant business line involving, the ownership and operation of real estate similar to the Property, (v) the merger or consolidation of Wyndham (or its successors), provided that the surviving entity of such merger or consolidation is (or is controlled by) (A) a Public Company, and (B) primarily involved in, or has a significant business line involving, the ownership or operation of real estate similar to the Property, (vi) the granting of easements, cross-easements, agreements, restrictions, reservations and rights in the ordinary course of business for use, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such easements, agreements, restrictions or rights shall materially impair the utility and/or operation of the Property or Borrower’s ability to repay the Debt as it becomes due or Borrower’s ability to perform any of its obligations under the Loan Documents, and (vii) transfers of direct or indirect interests in any Borrower or Principal to Affiliates of Wyndham (or its successors) provided that after such transfers such Borrower and Principal are controlled, directly or indirectly, by Wyndham (or its successors). In addition, on a one time basis, Wyndham may merge or consolidate with a public or private entity in which the surviving entity is not and is not controlled by a Public Company provided that (a) after such merger, each Borrower and Principal shall continue to comply with the terms of Section 4.1.30 hereof, (b) such merger or consolidation is to a Qualified Transferee, and (c) the surviving entity is primarily involved in, or has a significant business line involving, the ownership and operation of real estate similar to the Property. In connection with any transfer or merger permitted under this Section 5.2.10, Borrower shall deliver an Additional Insolvency Opinion if, after such transfer or merger, more than forty-nine percent (49%) of any direct legal or beneficial interest in Borrower (or in any constituent entity of Borrower that is required to comply with the terms of Section 4.1.30 hereof) is owned by a new or successor entity. Such Additional Insolvency Opinion shall be reasonably acceptable to (a) Lender, prior to a Securitization or (b) the Rating Agencies, if a Securitization has occurred. Notwithstanding anything to the contrary contained herein, pledges and hypothecations of indirect equity interests in Borrower shall be permitted provided (i) Wyndham (or its successor) maintains control of, and holds beneficial direct or indirect ownership interests of not less than fifty-one percent (51%) of the membership interests or partnership interests, as applicable, in, each entity comprising Borrower and (ii) any such pledges or hypothecations are in connection with that certain Credit Agreement and that certain Increasing Rate Note Purchase and Loan Agreement each between Wyndham (or its successors) and The Chase Manhattan Bank, each dated June 30, 1999, as amended or another credit agreement with an institutional lender or a public bond offering to prepay or refinance in full or in part any such credit facility which institutional lender or bondholders (or the trustee on their behalf), as applicable shall be making or holding a loan to Wyndham or its successor or its Affiliates (other than Borrower or Principal). A foreclosure sale (or transfer in lieu thereof) of any such pledge or hypothecation to The Chase Manhattan Bank, or another institutional lender as collateral agent for syndicate lenders or another institutional lender, or the bond trustee, shall be permitted provided (i) Lender is given at least sixty (60) days prior written notice of the proposed foreclosure sale or transfer in lieu thereof; (ii) the transferee is a reputable entity or person, creditworthy, with sufficient financial worth considering any obligations assumed and undertaken with respect to the Loan, as evidenced by financial statements and other information reasonably requested by Lender; (iii) the Property at all times shall continue to be managed by a Qualified Manager, and (iv) and any and all such entities will comply with all of the requirements set forth in the Note, this Agreement, the Mortgage and the other Loan Documents.

(d) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent to the extent required hereunder. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, (a) no transfer (whether or not such transfer shall constitute a

Transfer) shall be made to any Embargoed Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party, Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance reasonably acceptable in all respects to Lender and the Rating Agencies.

(e) Notwithstanding anything to the contrary contained in this Section 5.2.10, Lender shall not withhold its consent to a one-time sale, assignment, or other transfer of all of the Property, provided that (i) Lender receives sixty (60) days prior written notice of such transfer, (ii) no Event of Default has occurred and is continuing and (iii) upon the satisfaction (in the reasonable determination of Lender) of the following matters:

(A) Borrower or Transferee (defined below) shall pay Lender a transfer fee equal to 1% of the Outstanding Principal Balance at the time of such transfer and pay any and all reasonable out-of-pocket costs incurred in connection with the Transfer (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies in connection with such Transfer);

(B) The proposed transferee (the “Transferee”) (i) shall be a special purpose bankruptcy remote entity that complies with all of the requirements of Section 4.1.30 and whose organizational documents are substantially similar to Borrower’s organizational documents, or if not substantially similar, acceptable to the Rating Agencies and (ii) is controlled by a Qualified Transferee;

(C) Transferee shall assume all of the obligations of Borrower under the Note, this Agreement, the Mortgage and the other Loan Documents in a manner reasonably satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender and delivering such legal opinions as Lender may reasonably require;

(D) The Property shall be managed by a Qualified Manager following such transfer;

(E) The proposed transfer is permitted pursuant to the Franchise Agreement, if any, or the Franchisor consents to such proposed transfer if Franchisor has the right to consent to such proposed transfer;

(F) Transferee shall deliver an endorsement to the existing title policy insuring the Mortgage as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the fee or leasehold estate, as applicable, of the Property, which endorsement shall insure that as of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or Liens other than Permitted Encumbrances, or if such endorsement is not available in the applicable jurisdiction, other evidence reasonably satisfactory to Lender confirming all of the foregoing;

(G) Transferee shall deliver to Lender an opinion of counsel from an independent law firm with respect to the substantive nonconsolidation of Transferee and its constituent entities (partners, members or shareholders), which law firm and which opinion shall be reasonably satisfactory in all respects to (i) Lender, if a Securitization has not occurred, or (ii) Lender and the Rating Agencies, if a Securitization has occurred;

(H) Transferee shall be a Qualified Transferee;

(I) Transferee and Transferee’s Principal must be able to satisfy all the covenants set forth in Sections 4.3 and 5.9 hereof, no Release Default or Event of Default shall otherwise occur as a result of such transfer, and Transferee and Transferee’s Principal shall deliver (A) all organization documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (B) all certificates, agreements and covenants reasonably required by Lender;

(J) Following a Securitization, or at such time as the Loan is scheduled to be included in a Securitization, the Rating Agencies shall have confirmed that the transfer to Transferee will not cause any downgrade in the ratings assigned to such certificates;

(K) If the Transferee is not a wholly-owned subsidiary of Principal, each of the Other Properties shall likewise be transferred to such Transferee or a wholly-owned subsidiary of the new Principal pursuant to the provisions of the Other Loan Agreements; and

(L) All requisite approvals from all applicable Governmental Authorities and Persons required in connection with such Transfer shall have been obtained.

(f) Notwithstanding anything to the contrary contained in this Section 5.2.10, Lender’s consent shall not be required for the financing of Personal Property and Equipment (“Financing Leases”) owned or to be purchased by the applicable Borrower that is used in connection with the operation of the Property, provided Lender has received prior written notification of such Borrower’s intent to finance such Personal Property and/or Equipment, and provided, further, that (i) any such financing is subject to commercially prudent terms and conditions and at a market rate of interest, (ii) the Personal Property and/or Equipment financed is readily replaceable without material interference or interruption to the operation of the Property as required pursuant to the provisions of this Agreement and the Mortgage and the other Loan Documents, (iii) the aggregate amount of annual debt service or lease payments under such Financing Leases is at all times less than $100,000.00 per annum, (iv) the documentation for the Financing Leases shall, among other things, provide that Lender shall be given written notice of a default thereunder and Lender shall be provided with a reasonable opportunity to cure such defaults and (v) the Financing Leases do not create a Lien on the Property other than the Personal Property and/or Equipment financed.

5.2.11 The Ground Lease. Borrower shall (i) pay all Ground Rent required to be paid by Borrower, as tenant under and pursuant to the provisions of the Ground Lease, as and when such rent or other charge is payable, (ii) diligently perform and observe all of the terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed and observed, at least three (3) days prior to the expiration of any applicable grace period therein provided, and (iii) promptly notify Lender of the giving of any written notice by Ground Lessor to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed, and deliver to Lender a true copy of each such notice. Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, in any material respect, either orally or in writing, and Borrower hereby assigns to Lender, as further security for the payment and performance of the Obligations and for the performance and observance of the terms, covenants and conditions of the Mortgage, this Agreement and the other Loan Documents, all of the rights, privileges and prerogatives of Borrower, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease in any material respect, and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease in any material respect without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of the Mortgage, this Agreement and the other Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the material terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Ground Lease shall be kept unimpaired as a result thereof and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by Borrower or by any party on behalf of Borrower. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will notify Borrower three (3) days after the making of any such payment, the performance of any such act or the taking of any such action, unless a shorter period is required to preserve the Ground Lease. In any such event, subject to the rights of Tenants, subtenants and other occupants under the Leases, Lender and any Person designated as Lender’s agent by Lender shall have, and are hereby granted, the right to enter upon the Property at any reasonable time, on reasonable notice (which may be given verbally) and from time to time for the purpose of taking any such action. Lender may pay and expend such sums of money as Lender reasonably deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the landlord under the Ground Lease. Borrower hereby agrees to pay to Lender within five (5) Business Days after demand, all such sums so paid and expended by Lender, together with interest thereon from the day of such payment at the Default Rate. All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Mortgage. If Ground Lessor shall deliver to Lender a copy of any notice of default sent by said lessor to Borrower, as tenant under the Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall exercise each individual option, if any, to extend or renew the term of the Ground Lease upon demand by Lender made at any time within one (1) year prior to the last day upon which any such option may be exercised, and if Borrower shall fail to do so, Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of the Borrower, which power of attorney shall be irrevocable, shall be deemed to be coupled with an interest with full power of substitution. Borrower will not subordinate or consent to the subordination of the Ground Lease to any mortgage, security deed, lease or other interest on or in Ground Lessor’s interest in all or any part of the Property, unless, in each such case, the written consent of Lender shall have been first had and obtained.

5.2.12 Franchise Provisions.

(a) Lender acknowledges and agrees that, as of the Closing Date, (i) Borrower is indirectly owned in whole by Wyndham; (ii) the Property is operated as a “Wyndham” or “Summerfield Suites” hotel and is not subject to a franchise agreement or other agreement in connection with such operation other than the Management Agreement. Borrower shall obtain the approval of Lender, which approval shall not be unreasonably withheld or delayed by Lender, before entering into any franchise agreement (the “Franchise Agreement”) with any franchisor (the “Franchisor”) that provides for, or permits, the operation of the Property under such Franchisor’s brand or “flag”. Any Franchise Agreement must include, among other things, rights in the Franchisor’s reservation system and a term of not less than the remaining term of the Loan. Borrower shall deliver to Lender any such Franchise Agreement for Lender’s review and approval.

(b) If Borrower shall enter into any Franchise Agreement, Lender shall receive within thirty (30) days following the execution of such Franchise Agreement a comfort letter from the Franchisor, in which Franchisor shall agree (i) that Lender shall have the right, but not the obligation, to cure any defaults under the Franchise Agreement, (ii) to give Lender written notice of, and a reasonable time to cure, any default of Borrower under the Franchise Agreement; (iii) not to assert against Lender any defaults which by their nature are personal to Borrower and are not curable by Lender; (iv) to allow Lender to change managers of the Property; (v) that, if Lender or its affiliate shall acquire title to the Property, Lender or its affiliate shall have an option to succeed to the interest of Borrower under the Franchise Agreement (or to be granted a new Franchise Agreement on the same terms as the Franchise Agreement) without payment of any fees to Franchisor (other than nominal, processing fees); (vi) that the Franchise Agreement will remain in effect during any foreclosure proceedings by Lender provided Lender cures all monetary defaults under the Franchise Agreement; (vii) not to modify, cancel, surrender or otherwise terminate the Franchise Agreement during the Term without the consent of Lender; and (viii) that if Lender or its Affiliate succeeds to Borrower’s interest under the Franchise Agreement, Lender may assign its rights therein to any entity which acquires the Property from Lender or its Affiliate (subject to Franchisor’s reasonable approval).

The foregoing to the contrary notwithstanding, Lender will not unreasonably withhold approval of Franchisor’s standard form of “comfort letter”.

(c) Borrower shall not, and Borrower shall not permit any Affiliate to, modify, cancel, surrender or otherwise terminate the Franchise Agreement during the Term without the consent of Lender, such consent not to be unreasonably withheld or delayed; provided that, in connection with a cancellation, surrender or termination, such Franchise Agreement shall be replaced with a substitute franchise agreement reasonably approved by Lender or such other arrangement for the operation of the Property, reasonably approved by Lender. Borrower shall promptly deliver to Lender copies of any notices of default sent or received by or on behalf of Borrower or any of its Affiliates under the Franchise Agreement.

(d) Borrower shall at all times that the Debt is outstanding cause the hotel located on the Property to be operated as (i) a “Wyndham” or a “Summerfield Suites” hotel (or in the name of any successor entity), or (ii) a hotel franchise of a first class, reputable hotel franchise reasonably acceptable to Lender pursuant to a franchise agreement and management agreement reasonably acceptable to Lender.

(e) Borrower shall:

(i)	promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

(ii)	promptly notify Lender of any default under the Franchise Agreement of which it is aware;

(iii)	promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement;

(iv)	promptly enforce the performance and observance in all material respects of all of the covenants and agreements required to be performed and/or observed by the franchisor under the Franchise Agreement; and

(v)	exercise all rights of renewals or extension of the Franchise Agreement (and Borrower hereby appoints Lender as its attorney-in-fact to exercise such options in the name of and on behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest).

ARTICLE 6

INSURANCE; CASUALTY; CONDEMNATION;

Section 6.1 Insurance.

(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i)

comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the Outstanding Principal Balance; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) for all such insurance coverage, providing for no deductible in excess of One Hundred Thousand and No/100 Dollars ($100,000); and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the Outstanding Principal Balance or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity and (z) coastal windstorm insurance in amounts and in form and substance satisfactory to Lender (and with deductibles of 3% of the insured value) in the event the Property is located in any coastal region, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i). Notwithstanding the foregoing, if the insurance coverage required herein is maintained by Wyndham through a blanket policy of insurance and the deductible for such insurance coverage is greater than $100,000.00, Borrower may satisfy the deductible requirements herein by delivering to Lender a Letter of Credit in an amount equal to the difference between such deductible, as the same may be adjusted during the term of this Loan, as extended, and $100,000.00, and Lender shall, in the event of a casualty, apply such security from time to time if requested to do so by Borrower to pay for any Restoration or, if an Event of Default occurs, such Letter of Credit shall constitute additional collateral for the Loan and Lender may apply such sums as otherwise provided in this Agreement.

(ii)	commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000) in the aggregate and One Million and No/100 Dollars ($1,000,000) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available;

(iii)

rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Income from Operations for a period of eighteen (18) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire at the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Gross Income from Operations for the succeeding eighteen (18) month period. Nothing set forth in this Agreement shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)	at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)	if the Property includes commercial property, worker’s compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement;

(vi)	comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii)	umbrella liability insurance in an amount not less than Twenty Million and No/100 Dollars ($20,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(viii)	motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000.00);

(ix)	if the Property is or becomes a legal “non-conforming” use, ordinance or law coverage and insurance coverage to compensate for the cost of demolition or rebuilding of the undamaged portion of the Property along with any reduced value and the increased cost of construction in amounts as requested by Lender;

(x)	at all times during the term of the Loan, the commercial property and business income insurance required under Sections 6.1(a)(i) and (iii) above shall cover perils of foreign terrorism and acts of foreign terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of foreign terrorism on terms (including amounts) reasonably acceptable to Lender for so long as such coverage is (A) commercially available and (B) provided that such insurance does not exceed $100,000.00 in the aggregate for the Property and the Other Properties. If the cost of such terrorism insurance exceeds $100,000.00 in the aggregate for the Property and the Other Properties, Borrower shall obtain the maximum amount of acceptable insurance possible for an amount equal to $100,000.00 in the aggregate for the Property and the Other Properties; and

(xi)	upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A” or better. The Policies described in Section 6.1(a) (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).

(d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower as the insured and Lender (and its affiliates) as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies provided for in Section 6.1 shall contain clauses or endorsements to the effect that:

(i)	no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)	the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ notice (or ten (10) days’ notice with respect to non-payment) to Lender and any other party named therein as an additional insured;

(iii)	the issuers thereof shall give notice to Lender if the Policies have not been renewed fifteen (15) days prior to its expiration; and

(iv)	Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall give notice (which notice may be oral) thereof to Borrower and Borrower shall within two (2) Business Days of such notice, deliver such written evidence as Lender shall reasonably require that all policies are in full force and effect. If Borrower does not provide Lender with such evidence that all Policies are in full force and effect within two (2) Business Days of Lender’s notice, Lender shall have the right, without further notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

Section 6.2 Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (a) give prompt notice of such damage to Lender, and (b) promptly commence and diligently prosecute the completion of the Restoration so that the Property resembles, as nearly as possible, the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may approve (not to be unreasonably withheld or delayed) any settlement with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than Five Hundred Thousand and No/100 Dollars

($500,000.00) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of Condemnation and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Award by the applicable Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a Governmental Authority, Borrower shall promptly commence and diligently prosecute Restoration and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt. Notwithstanding anything contained in this Section 6.3 or the Deed of Trust to the contrary, Lender may, in its sole discretion, elect to (y) apply the net proceeds of any condemnation award (after deduction of Lender’s reasonable costs and expenses, if any, in collecting the same) in reduction of the Debt in such order and manner as Lender may elect, whether due or not, or (z) make the proceeds available to Borrower for the Restoration or repair of the Property. Any implied covenant in this Deed of Trust restricting the right of Lender to make such an election is waived by Borrower. In addition, Borrower hereby waives the provisions of any law prohibiting Lender from making such an election, including, without limitation, the provisions of California Code of Civil Procedure commencing with Section 1265.210. If the net proceeds of the condemnation award are made available to Borrower for restoration or repair, the net proceeds of the condemnation award shall be disbursed upon satisfaction of and in accordance with the terms and conditions set forth in this Section 6.3.

Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration:

(a) If the Net Proceeds shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00) and the costs of completing the Restoration shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000.00) or the costs of completing the Restoration is equal to or greater than One Million and No/100 Dollars ($1,000,000.00), the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)	The Net Proceeds shall be made available to Borrower for Restoration upon the approval of Lender in its sole discretion that the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no material portion of the Improvements is located on such land;

(C) Borrower shall commence Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion (it being agreed that the development of Building Plans shall constitute commencement of the Restoration);

(D) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

(E) Lender shall be satisfied that Restoration will be completed on or before the earliest to occur of (1) three (3) months prior to the Maturity Date as the same is extended pursuant to Section 2.7 hereof (and if necessary to satisfy this requirement, the period set forth in Section 2.7 during which Borrower may exercise any option to extend the term of the Loan shall be extended to permit Borrower to exercise such extension option, but in no event more than twelve (12)

months prior to the then Maturity Date, (2) such time as may be required under applicable Legal Requirements, or (3) the expiration of the insurance coverage referred to in Section 6.1(a)(iii) unless Borrower has deposited with Lender prior to the commencement of the Restoration sums sufficient after the expiration of such insurance to (x) operate the Property in a manner consistent with the manner in which the Property was operated immediately prior to such Casualty or Condemnation and (y) pay all sums as they become due under the Loan in a timely manner;

(F) the Property and the use thereof after Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(G) Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(H) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements;

(I) upon completion of the Restoration, the projected Net Operating Income for the following twelve (12) month period as reasonably estimated by Lender, shall be sufficient to achieve a Debt Service Coverage Ratio of at least 1.50 to 1.00 (and for purposes of this clause (I) only, the Debt Service Coverage Ratio shall be calculated at the interest rate computed in accordance with the provisions of this Agreement at a deemed annual rate of 8.20%);

(J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration; and

(K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of Restoration.

(ii)

The Net Proceeds shall be paid directly to Lender for deposit in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Company; provided, however, Lender shall disburse to, or as directed by, Borrower up to ten percent (10%) of the Net Proceeds received by Lender to fund deposits to contractors, subcontractors and/or materialmen when necessary, to secure timely performance of the Restoration, due to the occurrence of a catastrophic event such as a hurricane or earthquake, upon receipt of evidence satisfactory to Lender that such deposits are required to be paid. Notwithstanding the foregoing, Lender shall have no obligation under this paragraph unless and until Net Proceeds have been received by it and Borrower has complied with the provisions of the preceding sentence.

(iii)	All plans and specifications required in connection with the Restoration shall be subject to prior review and reasonable acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). In connection with the delivery of the plans and specifications to Lender and/or Casualty Consultant by Borrower, if Borrower marks such delivery with a legend marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “ATTACHED PLANS AND SPECIFICATIONS DEEMED APPROVED IF NO RESPONSE WITHIN FIFTEEN (15) BUSINESS DAYS”, and Lender and/or the Casualty Consultant fails to respond to the delivery of such plans and specifications within such fifteen (15) Business Day period, Lender shall be deemed to have approved such Plans and Specifications. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and reasonable acceptance by Lender and the Casualty Consultant. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for Restoration including, without limitation, reasonable counsel fees and disbursements and the reasonable Casualty Consultant’s fees, shall be paid by Borrower.

(iv)

In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the

Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until Restoration has been fifty percent (50%) completed, at which point no additional Retainage shall be required (i.e., upon completion of the Restoration the Retainage shall equal 5% of the cost of the work). The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company, and, provided that the State in which the Property is located is a jurisdiction in which the priority of the Lien of the Mortgage will not be affected by intervening mechanic’s liens, the Lender receives an update to the Title Insurance Policy indicating the continued priority of the Lien of the Mortgage. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)	Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)

If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are reasonably estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration,

Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.

(vii)	The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

(c) All Net Proceeds not required (i) to be made available for Restoration, or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward the payment of the Outstanding Principal Balance whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, in the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its sole discretion.

(d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(e) Notwithstanding any provision to the contrary contained herein, in the event of any conflict between the terms of this Agreement or any other Loan Document and the terms of the Ground Lease, the terms of the Ground Lease shall control.

ARTICLE 7

RESERVE FUNDS

Section 7.1 Intentionally Omitted.

Section 7.2 Tax and Insurance Escrow Funds. On the date hereof, Borrower shall deposit with Lender $71,280.09 on account of the Taxes next coming due and $30,732.31 on account of the Insurance Premiums next coming due. Additionally, Borrower shall pay to

Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the foregoing amounts deposited with Lender on the date hereof and in clauses (a) and (b) above are hereinafter called the “Tax and Insurance Escrow Funds”). The Tax and Insurance Escrow Funds and the payment of the monthly Debt Service, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgage. In making any payment relating to the Tax and Insurance Escrow Funds, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, following written request by Borrower, promptly return any excess to Borrower. Any amount remaining in the Tax and Insurance Escrow Funds after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the Tax and Insurance Escrow Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

Section 7.3 FF&E Reserve.

7.3.1 FF&E Reserve Funds. Borrower shall deposit with Lender on the Closing Date one-twelfth of the amount of the Approved FF&E Budget (the “FF&E Reserve Deposit”). The amount of the FF&E Reserve Deposit shall be recalculated annually during the term of the Loan, as of January 1 of each year (or as soon thereafter as Gross Income from Operations for the preceding year shall be determined to Lender’s reasonable satisfaction) such that the FF&E Reserve Deposit shall be equal to four (4%) percent of the prior year’s Gross Income from Operations divided by twelve (12). Amounts so deposited shall hereinafter be referred to as Borrower’s “FF&E Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “FF&E Reserve Account.” Within thirty (30) days following the end of each calendar quarter, Borrower shall provide to Lender a preliminary report with respect to the expenditures made by or on behalf of Borrower with respect to the Property for FF&E during such calendar quarter. In the event that the lesser of (a) the Approved Annual FF&E Budget for such calendar quarter (provided such Approved Annual FF&E Budget is not less than four (4%) percent of the Gross Income from Operations for such quarter) or (b) four (4%) percent of the actual Gross Income from Operations for such quarter, exceeds the actual expenditures made by Borrower for FF&E for such quarter, Borrower shall deposit an amount equal to any such difference in the FF&E Reserve Account to be held as FF&E Reserve Funds to be disbursed pursuant to the provisions of this Section 7.3. Notwithstanding the foregoing, the amount of any such deposit required to be made by Borrower shall be reduced by the amount of any actual expenditure made by Borrower for any FF&E completed prior to the calendar quarter in which such FF&E was scheduled to be made pursuant to the Approved Annual FF&E Budget. If the actual expenditures made by Borrower for FF&E exceeds the lesser of (x) the Approved Annual FF&E Budget for such calendar quarter (provided such Approved Annual FF&E Budget is not less than four (4%) percent of the Gross Income from Operations for such quarter) or (b) four (4%) percent of the actual Gross Income from Operations for such quarter, Lender shall reimburse Borrower for such excess to the extent that funds are available from the FF&E Reserve Account within fifteen (15) days from Borrower’s request. To the extent there are not sufficient funds in the FF&E Reserve Account to reimburse Borrower for any excess actual expenditures during such calendar quarter, such excess expenditures shall be added to the actual expenditures for the next calendar quarter in the determination of any amounts required to be deposited in the FF&E Reserve Account for such calendar quarter. In lieu of making any required deposits to the FF&E Reserve Account (other than the FF&E Reserve Deposit), Borrower may deliver to Lender a Letter of Credit in an amount equal to the amount that is required to be deposited into the FF&E Reserve Account. Such Letter of Credit shall constitute additional collateral for the Loan and Lender shall have the right to draw down upon such Letter of Credit and apply the proceeds thereof for purposes set forth in the Approved FF&E Budget if Borrower fails to do so within a reasonable time after notice from Lender, or Lender may apply such sums as otherwise provided in this Agreement following an Event of Default. All earnings or interest on the FF&E Reserve Funds shall be and become part of the FF&E Reserve Funds and shall be disbursed as provided in this Section 7.3.

7.3.2 Disbursements from FF&E Reserve Account. Lender shall make disbursements from the FF&E Reserve Account as provided in Section 7.3.1 following request by Borrower, and, if required by Lender for disbursements in excess of $100,000.00 for a single item, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower’s expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $100,000.00 for which reimbursement is sought.

7.3.3 Balance in the FF&E Account. The insufficiency of any balance in the FF&E Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.4 Ground Rent Reserve Funds.

7.4.1 Deposits of Ground Rent Reserve Funds. From and after the occurrence and during the continuance of a Sweep Event, Borrower shall deposit with or on behalf of Lender, on each Monthly Payment Date, an amount equal to the Ground Rent that will be payable under the Ground Lease for the month in which such Monthly Payment Date occurs, which amounts shall be transferred into an Account established with Servicer to hold such funds (the “Ground Rent Account”). Such deposit may be increased from time to time by Lender in such amount as Lender shall deem to be necessary in its reasonable discretion to reflect any increases in the Ground Rent. Amounts deposited from time to time into the Ground Rent

Account pursuant to this Section 6.8.1 are referred to herein as the “Ground Rent Reserve Funds”.

7.4.2 Release of Ground Rent Reserve Funds. Provided no Event of Default has occurred and is continuing, Lender shall apply the Ground Rent Reserve Funds to payments of Ground Rent. In making any payment relating to Ground Rent, Lender may do so according to any bill or statement given by or on behalf of Ground Lessor without inquiry into the accuracy of such bill or statement or into the validity of any rent, additional rent or other charge thereof. If the amount of the Ground Rent Reserve Funds shall exceed the amounts due for Ground Rent, Lender shall, in its sole discretion, either (a) return any excess to Borrower or (b) credit such excess against future payments to be made to the Ground Rent Reserve Funds. Any Ground Rent Reserve Funds remaining after the Obligations have been paid in full shall be returned to Borrower.

Section 7.5 Debt Service Reserve.

7.5.1 Debt Service Reserve Funds. Borrower shall deposit with Lender on the Closing Date the sum of $79,950.00 (the “Debt Service Reserve”). Amounts so deposited shall hereinafter be referred to as the “Debt Service Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Debt Service Reserve Account.” The Debt Service Reserve will be available for use by Borrower in the event that Net Cash Flow from the Property for any month shall be less than Debt Service for such month. In lieu of making any required deposits to the Debt Service Reserve Account, Borrower may deliver to Lender a Letter of Credit in an amount equal to the amount that is required to be deposited into the Debt Service Reserve Account. All earnings or interest on the Debt Service Reserve Fund shall be and become part of such Debt Service Reserve Fund and shall be disbursed as provided in this Section 7.5.

In the event Net Cash Flow equals or exceeds $8,000,000.00 for the preceding twelve (12) consecutive month period, the Debt Service Reserve Funds will be released to Borrower following Borrower’s written request therefor.

7.5.2 Disbursements from Debt Service Reserve Account. Provided no Release Default or Event of Default exists, Lender shall make disbursements from the Debt Service Reserve Account as requested by Borrower to the extent such funds are available, no more frequently than once in any thirty (30) day period in the event that Net Cash Flow is less than Debt Service for such month.

7.5.3 Balance in the Debt Service Account. The insufficiency of any balance in the Debt Service Reserve Account shall not relieve Borrower from its obligation to pay the Monthly Interest Payment when due hereunder.

Section 7.6 Reserve Funds, Generally.

(a) Borrower grants to Lender a first-priority perfected security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for the Obligations. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for payment of the Obligations. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Outstanding Principal Balance in any order in its sole discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

(b) Borrower shall not, without obtaining the prior consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(c) The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender. All interest or other earnings on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Borrower shall have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments provided (a) such investments are then regularly offered by Lender for accounts of this size, category and type, (b) such investments are permitted by applicable federal, state and local rules, regulations and laws, (c) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which such Reserve Fund was created, and (d) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds. No other investments of the sums on deposit in the Reserve Funds shall be permitted except as set forth in this Section 7.5. Borrower shall bear all reasonable costs associated with the investment of the sums in the account in Permitted Investments. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrower promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in Permitted Investments.

(d) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(e) After payment in full of all sums evidenced by the Note and secured by the Mortgage and release or assignment by Lender of the lien of the Mortgage, Lender shall disburse to Borrower all amounts remaining in the Reserves.

ARTICLE 8

DEFAULTS

Section 8.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)	if any portion of the Debt is not paid when due (subject to Borrower having deposited with Lender in accordance with Section 2.6.4 sums sufficient to pay such amounts when due);

(ii)	intentionally omitted;

(iii)	if any of the Taxes are not paid when the same are due and payable or the Other Charges are not paid prior to delinquency;

(iv)	if the Policies are not kept in full force and effect, or if satisfactory evidence of the insurance coverage required hereunder or any other Loan Document is not delivered to Lender within ten (10) days of request;

(v)	if any Transfer is made in violation of the terms of this Agreement or any other Loan Document;

(vi)	if any representation or warranty made by, or on behalf of, Borrower or any other Significant Party herein or in any other Loan Document, or in any report, certificate, Financial Statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vii)	if any Significant Party shall make an assignment for the benefit of creditors;

(viii)	if a receiver, liquidator or trustee shall be appointed for any Significant Party, or if any Significant Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Significant Party, or if any proceeding for the dissolution or liquidation of any Significant Party shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Significant Party, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(ix)	if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)	if Borrower breaches any of its respective negative covenants contained in Section 5.2 or Section 5.1.11 (other than those covenants contained in Section 5.2 which are otherwise expressly provided for in this Section 8.1 hereof) and such breach is not cured after ten (10) days notice from Lender or if Borrower breaches any covenant contained in Section 4.1.30;

(xi)	if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect unless such matter is cured in a timely manner without any adverse consequences to the Loan or to Lender;

(xii)	if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement) and Borrower fails to replace Manager with a Qualified Manager;

(xiii)	if at any time an “Event of Default” shall occur under and as defined in any one or more of the Other Borrower Loan Documents;

(xiv)	if at any time a default shall occur and continue beyond the expiration of applicable notice and cure periods under any Junior Lender Security Document;

(xv)

if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xii) above, for ten (10) Business Days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed 180 days;

(xvi)	If (A) there shall occur any default by Borrower, as tenant under the Ground Lease, in the observance or performance of any term, covenant or condition of the Ground Lease on the part of Borrower to be observed or performed (unless waived by Ground Lessor), (B) if any one or more of the events referred to in the Ground Lease shall occur which would cause the Ground Lease to terminate without notice or action by Ground Lessor or which would entitle Ground Lessor to terminate the Ground Lease and the term thereof by giving notice to Borrower, as tenant thereunder (unless waived by Ground Lessor), (C) if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or (D) if any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered or amended without the consent of Lender except as otherwise permitted by this Agreement;

(xvii)	if at any time Borrower shall fail to cause all Rents to be paid directly to the Property Account as provided herein and in the Cash Management Agreement and the Property Account Agreement; or

(xviii)	if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.

(b) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents. Further, the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(c) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the Debt as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(e) Without limiting the generality of the foregoing or otherwise impairing or affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents, Borrower agrees that if an Event of Default has occurred and is continuing Lender shall have the right to immediately draw down in full upon any Letter of Credit delivered by, or on behalf of Borrower pursuant to the terms of this Agreement or any of the other Loan Documents, and apply the proceeds of such draw towards the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(f) Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE 9

SPECIAL PROVISIONS

Section 9.1 Sale of Note and Securitization. Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

(a) provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

(b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower, Principal and their respective affiliates to obtain, collect, and deliver information requested or required by Lender or the Rating Agencies;

(c) if required by the Rating Agencies, deliver (i) updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Property, Borrower, Principal and their respective Affiliates and the Loan Documents, and (ii) revised organizational documents for Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;

(d) if required by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

(e) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, Principal and the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

(f) execute such non-material amendments to the Loan Documents as may be requested by Lender or the Rating Agencies to effect the Securitization;

(g) if requested by Lender, review any information regarding the Property, Borrower, Principal, the Manager and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

(h) supply to Lender such documentation, financial statements and reports concerning Borrower, Principal, Guarantor, the Loan and/or the Property in form and substance required in order to comply with any applicable securities laws.

All reasonable third party costs and expenses incurred by Borrower or Lender in connection with Borrower’s complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

Section 9.2 Securitization Indemnification.

(a) Borrower understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b) The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (i) certifying that (A) the Indemnifying Persons have carefully examined the Disclosure Documents, including, without limitation, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Mortgages,” “Description of the Mortgage Loans and Mortgaged Property,” “The Manager,” “The Borrower” and “Certain Legal Aspects of the Mortgage Loan,” and (B) such sections and such other information in the Disclosure Documents (to the extent such information relates to or includes any Provided Information or any information regarding the Property, Borrower, Manager and/or the Loan) (collectively with the Provided Information, the “Covered Disclosure Information”) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) jointly and severally indemnifying Lender, CSFB (whether or not it is Lender), any Affiliate of CSFB that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of CSFB that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including without limitation legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”)) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (iii) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not an indemnification agreement described in clause (i) above is provided.

(c) In connection with filings under the Exchange Act, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless any Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to any Indemnifying Person.

(e) Without the prior consent of CSFB (which consent shall not be unreasonably withheld), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given CSFB reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

(f) The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan or the Securitization.

(g) The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

(h) The rights, liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.

(i) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

Section 9.3 [RESERVED]

Section 9.4 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage, the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage or the Second Mortgage; (c) affect the validity or enforceability of any guaranty or indemnity, including without limitation, the Guaranty, the Borrower Guaranty and/or the Environmental Indemnity, made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage and/or the other Loan Documents or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)	fraud or intentional misrepresentation by any Significant Party in connection with the Loan, including by reason of any claim under RICO;

(ii)	the gross negligence or willful misconduct of Borrower;

(iii)	the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in the Mortgage concerning environmental laws, hazardous substances or asbestos and any indemnification of Lender with respect thereto in either document;

(iv)	the intentional removal or destruction of any portion of the Property by Borrower or any party acting on behalf of Borrower after an Event of Default;

(v)	any Legal Requirement (including RICO) mandating the forfeiture by Borrower of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or any Significant Party in connection therewith;

(vi)	the misappropriation or conversion by or on behalf of Borrower of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards received in connection with a Condemnation, (C) any Rents following an Event of Default, or (D) any Rents paid more than one (1) month in advance;

(vii)	failure to pay, when funds are available from the Property or Reserves, charges for labor or materials or other charges which become Liens on of the Property which were prior to the Lien of the Mortgage;

(viii)	any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

(ix)	failure of Borrower to direct the payment of or, pay any, Rents or other Receipts to the Property Account as required by the Loan Documents; and

(x)	the failure of Borrower to apply monies disbursed to it from the Cash Management Account (or any sub-account thereof) for the purpose which such disbursement is made.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) Borrower, or any Person acting on behalf of Borrower, soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (c) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; (e) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if Borrower fails to maintain its status as a Single Purpose Entity; (iii) if Borrower fails to obtain Lender’s prior consent to any Indebtedness or voluntary Lien encumbering the Property as required by this Agreement or the Mortgage; (iv) if any Restricted Party fails to obtain Lender’s prior consent to any Transfer as required by this

Agreement or the Mortgage; or (v) an act or omission of Borrower, Principal, Guarantor or any Affiliate of Borrower, Principal, or Guarantor which hinders, delays or interferes with Lender’s enforcement of its rights hereunder or the realization of the Collateral, including the assertion by Borrower, Principal, Guarantor or such Affiliate of defenses or counterclaims.

Further, if any Significant Party fails to provide financial information in accordance with Section 5.1.11 hereof within a reasonable time following request by Lender therefor, Borrower shall pay an amount equal to $10,000 in order to defray the expense incurred by Lender as a result of such delay and to compensate Lender for any losses suffered as a result of such delay.

Section 9.5 Matters Concerning Manager. If (a) the Manager shall become bankrupt or insolvent or (b) a material default occurs under the Management Agreement beyond any applicable grace and cure periods, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

Section 9.6 Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall not be responsible for any set-up fees or any other costs relating to or arising under the Servicing Agreement; including the monthly servicing fee due to the Servicer under the Servicing Agreement.

Section 9.7 Severance of Loan Documents. Lender shall have the right, at any time (whether prior to or after any sale or participation of all or any portion of the Loan), to modify the Loan in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more additional components of the Note or Notes, reduce the number of components of the Note or Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), provided that the Outstanding Principal Balance of all components immediately after the effective date of such modification equals the Outstanding Principal Balance immediately prior to such modification and the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification and modify the Cash Management Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.7 and, provided that such modification shall comply with the terms of this Section 9.7, it shall become immediately effective. If requested by Lender, Borrower shall promptly execute an amendment to the Loan Documents to evidence any such modification. In the event Borrower fails to deliver said amendment to Lender within fifteen (15) Business Days after request, Borrower hereby absolutely and irrevocably appoints

Lender as its true and lawful attorney-in-fact (with full power of substitution), coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, that, Lender shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Lender shall be obligated to pay any reasonable costs or expenses incurred by Lender or Borrower in connection with the preparation, execution, recording or filing of the Severed Loan Documents. Except as may be required in connection with a securitization, the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents.

9.8 Mezzanine Loan Option. Lender shall have the right, on or before the date which is one (1) year following the Closing Date, to divide the Loan into two parts (the “Mezzanine Option”): a mortgage loan (the “Mortgage Loan”) and a mezzanine loan (the “Mezzanine Loan”). In such event, Borrower agrees to cause the formation of the Mezzanine Borrower. The principal amount of the Mortgage Loan plus the principal amount of the Mezzanine Loan shall equal the outstanding principal balance of the Loan immediately prior to the creation of the Mortgage Loan and the Mezzanine Loan. In effectuating the foregoing, Mezzanine Lender will make a loan to Mezzanine Borrower; Mezzanine Borrower will contribute the amount of the Mezzanine Loan to Borrower (in its capacity as Borrower under the Mortgage Loan, “Mortgage Borrower”) and Mortgage Borrower will apply the contribution to pay down the Loan to its Mortgage Loan amount. The Mortgage Loan and the Mezzanine Loan will be on the same terms and subject to the same conditions set forth in this Agreement, the Note, the Mortgage and the other Loan Documents except as follows:

(a) Lender (in its capacity as the lender under the Mortgage Loan, the “Mortgage Lender”) shall have the right to establish different interest rates and debt service payments for the Mortgage Loan and the Mezzanine Loan and to require the payment of the Mortgage Loan and the Mezzanine Loan in such order of priority as may be designated by Lender; provided, that (i) the total loan amounts for the Mortgage Loan and the Mezzanine Loan shall equal the amount of the Loan immediately prior to the creation of the Mortgage Loan and the Mezzanine Loan, (ii) the weighted average interest rate of the Mortgage Loan and the Mezzanine Loan shall on the date created equal the interest rate which was applicable to the Loan immediately prior to creation of a Mortgage Loan and a Mezzanine Loan and (iii) prior to the occurrence of an Event of Default, the debt service payments on the Mortgage Loan note and the Mezzanine Loan note shall equal the debt service payment which are due under the Loan as if no Mezzanine Loan had been created.

(b) Mezzanine Borrower shall be a special purpose, bankruptcy remote entity pursuant to applicable Rating Agency criteria and shall own directly or indirectly one hundred percent (100%) of Mortgage Borrower. The security for the Mezzanine Loan shall be a pledge of one hundred percent (100%) of the direct and indirect ownership interests in Mortgage Borrower.

(c) Mezzanine Borrower and Mortgage Borrower shall cooperate with all reasonable requests of Lender in order to convert the Loan into a Mortgage Loan and a Mezzanine Loan and shall execute and deliver such documents as shall reasonably be required by Lender and any

Rating Agency in connection therewith, including, without limitation, the delivery of non-consolidation opinions and the modification of organizational documents and loan documents. In the event Mortgage Borrower and/or Mezzanine Borrower fail to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Mortgage Borrower and/or Mezzanine Borrower, as applicable, hereby absolutely and irrevocably appoint Lender as their true and lawful attorney, coupled with an interest, in their name and stead to make and execute all documents necessary or desirable to effect such transactions, Mortgage Borrower and/or Mezzanine Borrower, as applicable, ratifying all that such attorney shall do by virtue thereof. Lender shall pay all costs and expenses in connection with the creation of the Mortgage Loan and the Mezzanine Loan and all requirements relating thereto, including, without limitation, the cost of any UCC lien insurance policy.

(d) It shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrower or Mezzanine Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.8 after expiration of ten (10) Business Days after notice thereof.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.

Section 10.3 Governing Law

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW

YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

111 EIGHTH AVENUE

NEW YORK, NEW YORK 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW

YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

(c) BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

818 WEST SEVENTH STREET

LOS ANGELES, CALIFORNIA 90017

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN CALIFORNIA, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF CALIFORNIA. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN CALIFORNIA (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN CALIFORNIA OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (each, a “Notice”), shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a Notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	Column Financial, Inc.
11 Madison Avenue
New York, New York 10010
Attention: Robert Russell
Facsimile No. (212) 734-5230

with a copy to:	Column Financial, Inc.
11 Madison Avenue
New York, New York 10010
Legal and Compliance Department
Attention: Tessa Peters
Facsimile No. (917) 326-7805

with a copy to:	Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Alan Pleskow, Esq.
Facsimile No. (212) 801-9200

If to Borrower:	c/o Wyndham International, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207
Attention: Philip Gosch, Esq.
Facsimile No. (214) 863-1669

With a copy to:	Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York 10019
Attention: Alan Weil, Esq.
Facsimile No. (212) 839-5599

A Notice shall be deemed to have been given: in the case of hand delivery or delivery by a reputable overnight courier, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy Notice is forthcoming.

Section 10.7 Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF BORROWER AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) days after receipt of notice from Lender for all reasonable third-party, out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents, or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid, at Lender’s option, from any amounts in the Property Account.

(b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby up to a maximum sum of $20,000.00 or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity. Except as may be otherwise required by the requirements of the New York Stock Exchange and/or any other securities laws, all news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, CSFB, or any of their Affiliates shall be subject to the prior approval of Lender.

Section 10.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt and/or the Other Borrower Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Debt and/or the Other Borrower Obligations out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.19 Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any Obligations under the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement, any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan or the Other Loans by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

WYNDHAM COMMERCE OWNER, LLC, a Delaware limited liability company

By:	Wyndham Commerce Manager, Inc., its Managing Member

	By:	/s/ MICHAEL HIGA
Name: Michael Higa Title: Vice President

COLUMN FINANCIAL, INC.

	By:	/s/ JEFFREY A. ALTABEF
Name: Jeffrey A. Altabef Title: Vice President

SCHEDULE I

LEASES

(INCLUDES TENANT LEASES ONLY)

Wyndham – Commerce (Los Angeles):

Lessor	Lessee	Lease Type	Rate Amount	Payment Frequency
Wyndham – Commerce	Innovus	ATM Machine	Commission	Monthly
	Best Vending	Vending Machines	Commission	Monthly

SCHEDULE II

Intentionally Omitted

SCHEDULE III

(Organizational Structure)

––See Attached––

SCHEDULE IV

(Ground Lease)

That certain Amended and Restated Lease Agreement dated as of July 24, 2003 between Craig Realty Group Citadel, LLC, a California limited liability company (“Owner”) and Patriot American Hospitality Partnership, L.P., a Virginia limited partnership, predecessor in interest to Borrower, a memorandum of which is recorded as of July 29, 2003 as Instrument No. 03-2161331 in the Official Records of Los Angeles County, California.

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SCHEDULES

Schedule I	–	Leases
Schedule II	–	Intentionally Omitted
Schedule III	–	Organizational Structure
Schedule IV	–	Ground Lease

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[Ft. Lauderdale, Florida]

LOAN AGREEMENT

Dated as of June 21, 2004

between

FT. LAUDERDALE OWNER, LLC,

as Borrower

and

COLUMN FINANCIAL, INC.,

as Lender

ADJUSTABLE RATE PROPERTY LOAN

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of June 21, 2004 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010 (“Lender”) and FT. LAUDERDALE OWNER, LLC, having its principal place of business c/o Wyndham International, Inc., 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 (“Borrower”).

W I T N E S S E T H :

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” shall mean any counterparty to the Interest Rate Cap Agreement that (a) has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a long-term unsecured debt rating of at least “A+” by S&P and “A1” from Moody’s, which rating shall not include a “t” or otherwise reflect a termination risk or (b) is otherwise acceptable to the Rating Agencies. Lender hereby acknowledges and agrees that, as of the date hereof, JP Morgan Chase is an Acceptable Counterparty.

“Acquired Property” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“Acquired Property Statements” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“Additional Due Diligence Materials” shall mean, in respect of a Substitute Property, appraisals, engineering reports, environmental reports, survey, title insurance policies, insurance policies, financial statements (relating to the Substitute Property, Borrower, the Significant Parties and such other Persons as Lender shall reasonably require), financial and market projections, marketing reports, opinions of counsel, resolutions, consents and other due diligence materials customarily required by Lender or any Rating Agency (in their respective sole discretion) in respect of loan transactions similar to the transactions contemplated hereby and relating to properties similar to the Substitute Property.

“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.30(c) hereof.

“Adjusted Release Amount” shall mean, the amount which is equal to 120% of the Outstanding Principal Balance as of the date of such release.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Loans” shall mean a loan (including, without limitation, the Other Loans) made by Lender to an Affiliate of Borrower or Guarantor.

“Affiliated Manager” shall mean any Manager in which Borrower, Principal or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Aggregate Debt Service” shall mean with respect to any particular period of time, scheduled principal and/or interest payments due on the Other Loans and the Loan then outstanding.

“Aggregate Debt Service Coverage Ratio” shall mean, with respect to the Other Properties then remaining subject to the Liens of the Other Mortgages and the Property, in respect of the relevant period, the ratio of: (i) the Aggregate Net Operating Income (excluding interest on credit accounts) of such Other Properties and the Property for the relevant period to (ii) the applicable Aggregate Debt Service as determined in accordance with the definition of Aggregate Debt Service set forth herein.

“Aggregate Gross Income” shall mean, for any period, the sum of “Gross Income from Operations” (as defined in, and as computed in accordance with, the applicable Other Borrower Loan Documents) of each of the Other Properties then remaining subject to the Liens of the Other Mortgages and Gross Income from Operations of the Property.

“Aggregate Net Cash Flow” shall mean, for any period, the sum of (a) Net Cash Flow and (b) Net Cash Flow (as defined in, and computed in accordance with, the applicable Other Borrower Loan Documents) of each of the Other Properties then remaining subject to the Liens of the Other Mortgages.

“Aggregate Net Operating Income” shall mean, for any period, the excess of (x) the Aggregate Gross Income over (y) the Aggregate Operating Expenses.

“Aggregate Operating Expenses” shall mean, in respect of the relevant period, the sum of Operating Expenses of the Property and “Operating Expenses” (as defined in, and as computed in accordance with, the applicable Other Borrower Loan Documents) of each of the Other Properties then remaining subject to the Liens of the Other Mortgages.

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“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower for the applicable calendar year or other period.

“Annual FF&E Budget” shall mean that portion of the Annual Budget providing for FF&E expenditures.

“Applicable Interest Rate” shall mean the rate or rates at which the Outstanding Principal Balance bears interest from time to time in accordance with the provisions of Section 2.2.3 hereof.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(j) hereof.

“Approved Annual FF&E Budget” shall have the meaning set forth in Section 5.1.11(j) hereof.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankruptcy Action” shall mean with respect to any Person: (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting such Person or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Basic Carrying Costs” shall mean, for any period, the sum of the following costs: (a) Taxes, (b) Other Charges, and (c) Insurance Premiums.

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“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Borrower Guaranty” shall mean that certain Borrower Guaranty Agreement, dated as of the date hereof, from Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(h) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Account” shall have the meaning set forth in Section 2.6.3(a) hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral Assignment of Interest Rate Cap Agreement” shall mean a Collateral Assignment of Interest Rate Cap Agreement, in substantially the same form and content attached hereto as Exhibit A, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

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“Counterparty” shall mean, with respect to the Interest Rate Cap Agreement and any Replacement Interest Rate Cap Agreement, any Acceptable Counterparty.

“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.

“CSFB” shall mean Credit Suisse First Boston Corporation and its successors in interest.

“Debt” shall mean the Outstanding Principal Balance, together with all interest accrued and unpaid thereon and all other sums (including any Prepayment Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage and the other Loan Documents.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean a ratio for the applicable period in which:

(a) the numerator is the Net Operating Income (excluding interest on credit accounts) for the twelve (12) month period immediately preceding the date of determination for which financial statements are available; and

(b) the denominator is the amount of interest paid on the Note for the trailing twelve (12) month period immediately preceding the date of determination for which financial statements are available calculated at the interest rate computed in accordance with the provisions of this Agreement at a deemed annual rate of 11.33%.

“Debt Service Reserve” shall mean have the meaning set forth in Section 7.5.

“Debt Service Reserve Account” shall mean have the meaning set forth in Section 7.5.

“Debt Service Reserve Funds” shall mean have the meaning set forth in Section 7.5.

“Decorative Changes” shall mean any alterations or change to the Improvements that are made primarily for decorative or cosmetic purposes (e.g. painting, wallpapering, carpeting, FF&E etc.) that: (a) will not have a Material Adverse Effect, and (b) do not affect or involve (other than in a decorative or cosmetic manner) any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate, and (b) four percent (4%) above the Applicable Interest Rate.

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“Determination Date” shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commences.

“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $50,000,000 and (ii) is regularly engaged in the business of making investments in or operating hotels.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s). Lender hereby acknowledges and agrees that, as of the date hereof, each of Wachovia, JP Morgan Chase and Wells Fargo is deemed to be an Eligible Institution.

“Embargoed Person” shall have the meaning set forth in Section 4.1.35 hereof.

“Engineering Report” shall mean (i) that certain report dated December 1, 2003, prepared by Arnold & Associates, Inc. with respect to the Property and (ii) that certain report dated March 13, 2004, prepared by Professional Service Industries, Inc. with respect to the Property.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.

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“Equity Pledge Agreement” shall mean that certain Equity Pledge and Security Agreement, dated as of the date hereof, executed by Interstone/PAH Partners, L.P., a Delaware limited partnership, and Ft. Lauderdale Manager, Inc., a Delaware corporation, in connection with, and securing, the Loan and the Other Loans for the benefit of Lender, as the same may have been, or may hereafter be, amended, restated, replaced, supplemented or otherwise modified from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall have the meaning set forth in Section 2.6.3(b) hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(g) hereof.

“Extension Notice” shall have the meaning set forth in Section 2.7.1 hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(k) hereof.

“FF&E” shall mean furniture, fixtures and equipment and other replacements and repairs required to be made to the Property during the applicable calendar year.

“FF&E Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“FF&E Reserve Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“FF&E Reserve Funds” shall have the meaning set forth in Section 7.3.1 hereof.

“Financing Leases” shall have the meaning set forth in Section 5.2.10(f).

“First Extension Commencement Date” shall have the meaning set forth in Section 2.7.1 hereof.

“First Extension Term” shall have the meaning set forth in Section 2.7.1 hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch IBCA, Inc.

“Foreign Taxes” shall have the meaning set forth in Section 2.2.3(e) hereof.

“Franchise Agreement” shall have the meaning set forth in Section 5.2.12(a) hereof.

“Franchisor” shall have the meaning set forth in Section 5.2.12 hereof.

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“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence having jurisdiction over Borrower, Lender and/or the Property.

“Gross Income from Operations” shall mean, for any period, all Rents; provided, however, that Gross Income from Operations shall not include: (a) non-recurring income and non-Property related income (as determined by Lender in its reasonable discretion), (b) security deposits received from any tenant unless and until the same are applied to rent or any other of such tenant’s obligations in accordance with the terms of such tenant’s Lease, (c) any loan proceeds or proceeds of capital or equity contributions received by Borrower, (d) gratuities or service charges or other similar receipts which are to be paid over to Property employees or persons occupying similar positions for performing similar duties, (e) Insurance Proceeds (other than Insurance Proceeds from business or rental interruption coverage) and Condemnation Proceeds, (f) excise taxes, sales taxes, use taxes, bed taxes, admission taxes, tourist taxes, gross receipts taxes, value added taxes, entertainment taxes, or other taxes or similar charges payable to any Governmental Authority, (g) proceeds from the sale of FF&E no longer required for the operation of the Property, and (h) Rents from month-to-month tenants or tenants that are included in any Bankruptcy Action. Any credit or refunds to guests and patrons with respect to amounts previously included in Gross Income from Operations shall be deducted from Gross Income from Operations in the period when such credit or refund is issued.

“Guarantor” shall mean Wyndham International, Inc., a Delaware corporation.

“Guaranty” shall mean that certain Guaranty Agreement (Recourse), dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” shall mean, for any Person, on a particular date, the sum (without duplication) at such date of: (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnified Liabilities” shall have the meaning set forth on Section 10.13(b) hereof.

“Indemnified Person” shall have the meaning set forth in Section 9.2(b) hereof.

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“Indemnifying Person” shall mean each of Borrower, Principal and Guarantor.

“Independent Director” or “Independent Manager” shall mean a Person who is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as an Independent Director or Independent Manager), officer, employee, partner, member, attorney or counsel of Principal, Borrower or any Affiliate of either of them; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Principal, Borrower or any Affiliate of either of them (with the exception of serving as an Independent Director or Independent Manager); (c) a Person controlling or under common control with any such stockholder, director, officer, partner, member, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, customer, supplier or other Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Initial Maturity Date” shall mean July 9, 2006.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Sidley Austin Brown & Wood LLP in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Period” shall mean, with respect to any Payment Date, the period commencing on the ninth (9th) day of the preceding calendar month and terminating on the eighth (8th) day of the calendar month in which such Payment Date occurs; provided, however, that no Interest Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate), and the initial Interest Period shall begin on the Closing Date and shall end on the immediately following eighth (8th) day of the calendar month.

“Interest Rate Cap Agreement” shall mean, as applicable, an Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Lender between Borrower and an Acceptable Counterparty or a Replacement Interest Rate Cap Agreement.

“Junior Lender Security Documents” shall mean the Borrower Guaranty, the Second Mortgage and any other mortgage, deed of trust, deed to secure debt or other similar instrument encumbering the Property or any portion thereof, the Equity Pledge Agreement or other pledge agreement or other grant of Lien encumbering any of the direct ownership interests in the Borrower and securing, among other things, the Other Loans or any portion thereof.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and (a) every modification, amendment or other agreement relating

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to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Letter of Credit” shall mean an irrevocable, unconditional and transferable letter of credit acceptable to Lender and the Rating Agencies (either an annual, automatically renewing, letter of credit or one which does not expire until at least ten (10) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in the continental United States, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“LIBOR” shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such

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rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined conclusively by Lender or its agent.

“LIBOR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create, any of the foregoing, on or affecting Borrower, the Property or any portion thereof or any interest therein, or any direct or indirect interest in Borrower or Principal, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the original principal amount of THIRTEEN MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($13,300,000.00), made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Cash Management Agreement, the Property Account Agreement, the Equity Pledge Agreement, the Collateral Assignment of Interest Rate Cap Agreement, the Junior Lender Security Documents and all other documents executed and/or delivered in connection with the Loan.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“Management Agreement” shall mean the management agreement entered into by and between Borrower and the Manager, as the same has been and may be amended, modified or supplemented from time to time, pursuant to which the Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement.

“Manager” shall mean Wyndham Management Corporation, a Delaware corporation, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Material Adverse Effect” shall mean any material adverse change in the use, operation or value of the Property and/or the business operations and/or the financial condition of a Significant Party.

“Maturity Date” shall mean the Initial Maturity Date (as the same may be extended in accordance with Sections 2.7 hereof), or such other date on which the final payment of principal

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of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Borrower” shall mean the obligor under any Mezzanine Loan, which entity shall meet the requirements set forth in Section 9.8(b) hereof.

“Mezzanine Loan” shall have the meaning set forth in Section 9.8 hereof.

“Mezzanine Option” shall have the meaning set forth in Section 9.8 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Monthly Interest Payment” shall have the meaning set forth in Section 2.3.1.

“Mortgage” shall mean that certain first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Borrower” shall have the meaning set forth in Section 9.8 hereof.

“Mortgage Loan” shall have the meaning set forth in Section 9.8 hereof.

“Mortgage Lender” shall have the meaning set forth in Section 9.8 hereof.

“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting (a) Operating Expenses and (b) an amount equal to four percent (4%) of Gross Income from Operations for such period, from Gross Income from Operations for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b) hereof.

“Net Cash Flow Failure” shall mean that, at the end of any calendar quarter, the Aggregate Net Cash Flow for the preceding twelve (12) month period is less than eighty percent (80%) of the Aggregate Net Cash Flow as of the Closing Date, as determined by Lender in its sole discretion, and in each case determining such amounts only for the Property and such Other Properties remaining subject to the liens of the Other Mortgages as of the date such determination is made.

“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

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“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Note” shall mean that certain Promissory Note of even date herewith in the principal amount of THIRTEEN MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($13,300,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Notice” shall have the meaning set forth in Section 10.6 hereof.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“Offering Document Date” shall have the meaning set forth in Section 5.1.11(d)(iv) hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the general partner or managing member of Borrower, as applicable, and solely with respect to the delivery of financial statements required pursuant to Section 5.1.11 hereof, such certificate may also be signed by an authorized senior officer of Manager.

“Operating Expenses” shall mean, for any period, the total of all expenses, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and/or management of the Property, which expenditures are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures, and contributions to the FF&E Reserve Funds, the Tax and Insurance Escrow Funds, the Debt Service Reserve Funds and any other reserves required under the Loan Documents.

“Other Borrowers” shall mean, individually or collectively, Wyndham Commerce Owner, LLC, PAH-TAMPA, L.P. and Summerfield Hanover Owner, LLC.

“Other Borrower Loan Documents” shall mean, the loan agreements, the promissory notes, the mortgages, the deeds of trust, the assignments of leases and rents, and every other document or agreement executed by the Other Borrowers, or any of them, or any other Person for the benefit of Lender, securing, evidencing or otherwise executed in connection with any one or more of the Other Loans and/or the Loan, as any of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Other Borrower Obligations” shall mean the Other Loans together with all obligations of every Other Borrower under the Other Borrower Loan Documents.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, in each case imposed by Governmental Authorities, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining

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the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Loan Agreements” shall mean each Loan Agreement entered into between any Other Borrower and Lender in respect of the applicable Other Loan.

“Other Loan” shall mean the other loans made by Lender to the Other Borrowers.

“Other Loan Shortfall” shall have the meaning set forth in Section 2.6.3(b) hereof.

“Other Mortgages” shall mean the other mortgages granted by the Other Borrowers to, or in favor of, Lender with respect to the Other Properties.

“Other Property” shall mean, collectively, each parcel of real property (other than the Property) together with the improvements thereon and other real property appurtenant thereto securing any one or more of the Other Loans.

“Other Obligations” shall mean: (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; and (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, substitution of, or replacement for, all or any part of this Agreement, the Note or any other Loan Documents.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Payment Date” shall mean the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Payment Direction Letters” shall have the meaning set forth in Section 2.6.1.

“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) Financing Leases permitted pursuant to the provisions of this Agreement, and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.

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“Physical Conditions Report” shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (i) confirm that the Property and its use comply, in all material respects, with all applicable Legal Requirements (including zoning, subdivision and building codes and laws), and (ii) include a copy of a final certificate of occupancy with respect to all Improvements (unless previously delivered to Lender).

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

“Prepayment Premium” shall mean an amount equal to the following: one percent (1.0%) of the principal balance of the Loan being prepaid if the prepayment occurs on or after the date hereof through, and including, June 9, 2005.

“Prime Rate” shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest one-hundredth (1/100th) of one percent. If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index.

“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.

“Principal” shall mean the Special Purpose Entity corporation which is the managing member of Borrower.

“Property” shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the “Property”.

“Property Account” shall have the meaning set forth in Section 2.6.1(a) hereof.

“Property Account Agreement” shall mean that certain Property Account Agreement, dated as of the date hereof, by and among Borrower, Lender and Property Account Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Property Account Bank” shall mean Wachovia Bank, National Association, or any successor or permitted assigns thereof.

“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to the Property, any Significant Party and/or an Affiliated Manager.

“Public Company” shall mean a corporation or other Person whose stock or ownership interests or (ii) depository receipts or their equivalent are publicly traded on a nationally recognized stock exchange, including, without limitation, NASDAQ or on the leading recognized stock exchange in Spain, Germany, Italy, Canada, France, Tokyo, Australia, Singapore, England or Hong Kong, or in another country which requires companies publicly traded on such leading exchange to provide public information reasonably comparable to that required in the United States.

“Qualified Borrower” shall mean a Special Purpose Entity and otherwise approved by Lender in its sole discretion.

“Qualified Manager” shall mean either (a) Manager, or (b) a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that, following a Securitization, or at such time as the Loan is scheduled to be included in a Securitization, Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof.

“Qualified Transferee” shall mean any one of the following Persons, subject to the reasonable determination of Lender that such Person satisfies the applicable requirements set forth in this definition and which is not otherwise an Embargoed Person:

(a) a pension fund, pension trust or pension account that has total assets of at least $500 million that is managed by an entity that controls or manages at least $1 billion of real estate equity assets;

(b) a pension fund advisor that controls or manages at least $1 billion of real estate equity assets immediately prior to any proposed transfer hereunder;

(c) an insurance company that is subject to supervision by the insurance commission, or a similar official or agency, of a State or territory of the United States (including the District of Columbia), which has a net worth, as of a date no more than six (6) months prior to the date of the proposed transfer hereunder, of at least $500 million and controls real estate equity assets of at least $1 billion immediately prior to any proposed transfer hereunder;

(d) a corporation organized under the banking or trust company laws of the United States or any State or territory of the United States (including the District of Columbia) that has a combined capital and surplus of at least $500 million and that immediately prior to a proposed transfer hereunder controls real estate equity assets of at least $1 billion; or

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(e) any equity (a)(i) with a long-term unsecured debt rating from the Rating Agencies of at least BBB- (or its equivalent) or (b) (1) that owns or operates, together with its affiliates, at least ten (10) first class hotel properties, (2) that has a net worth as of a date no more than six (6) months prior to the date of any proposed transfer hereunder of at least $500 million and (3) that controls, together with its Affiliates, real estate equity assets of at least $1 billion immediately prior to any proposed transfer hereunder.

“Quarterly Net Cash Flow Test” shall have the meaning set forth in Section 2.6.6.

“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency which rates the Securities.

“Release Default” shall mean (i) a monetary Default under any Loan Document or (ii) any other material Default under any Loan Document of which Lender has given written notice thereof to Borrower whether or not the applicable grace or cure period, if any, has expired.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rents” shall mean all rents, receipts, revenues, income (including service charges), fees, payments and proceeds of sales of every kind received by or on behalf of Borrower, directly or indirectly, from operating the Property for that period, and services rendered to, and rentals, percentage rentals and other fees, payments and charges received from, tenants, subtenants, licensees, concessionaires and occupants of commercial, hotel, public and retail space located in or at the Property, calculated on a cash basis, whether in cash or on credit, including, without limitation, revenues from the rental of rooms, guest suites, conference and banquet rooms, food and beverage facilities, telephone services, laundry, vending, television and parking at the Property, and other fees and charges resulting from the operations of the Property by or on behalf of Borrower in the ordinary course of business, and proceeds, if any, from business interruption or other loss of income insurance (net of the costs of collection thereof) and also including any proceeds received by Borrower in respect of the Interest Rate Cap Agreement, non-recurring income and non-Property related income (as determined by Lender in its reasonable discretion), security deposits received from any tenant but only when the same are applied to rent or any other of such tenant’s obligations in accordance with the terms of such tenant’s Lease, any loan proceeds or proceeds of capital or equity contributions received by Borrower, Insurance Proceeds and Condemnation Proceeds, proceeds from the sale of FF&E no longer required for the operation of the Property, and rents from month-to-month tenants or tenants that are included in any Bankruptcy Action.

“Replaced Borrower” shall have the meaning set forth in Section 2.8 hereof.

“Replaced Loan” shall have the meaning set forth in Section 2.8 hereof.

“Replacement Interest Rate Cap Agreement” means an interest rate cap agreement from an Acceptable Counterparty with a Strike Price identical to, and all other terms substantially similar to those set forth in, the Interest Rate Cap Agreement except that the same shall be effective in connection with replacement of the Interest Rate Cap Agreement following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the

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Counterparty; provided, that, to the extent any such interest rate cap agreement does not meet the foregoing requirements, a “Replacement Interest Rate Cap Agreement” shall be such interest rate cap agreement approved in writing by Lender and for which Lender has received a confirmation from the applicable Rating Agencies that such Replacement Interest Rate Cap Agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof.

“Replacement Management Agreement” shall mean, collectively: (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Required Repair Account” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repair Funds” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 7.1.1 hereof.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Funds, the FF&E Reserve Funds, the Debt Service Reserve Funds, the Required Repair Funds, and any other escrow fund established pursuant to the Loan Documents.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender (it being agreed that the commencement of the preparation of plans and specifications shall constitute commencement of the Restoration).

“Restricted Party” shall mean, collectively (a) Borrower, Principal, Guarantor and any Affiliated Manager and (b) any shareholder, partner, member, non-member manager, direct or indirect legal or beneficial owner, agent and employee of, Borrower, Principal, Guarantor, any Affiliated Manager or any non-member manager.

“RICO” shall mean Racketeer Influenced and Corrupt Organizations Act.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest.

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“Second Extension Commencement Date” shall have the meaning set forth in Section 2.7.2.

“Second Extension Term” shall have the meaning set forth in Section 2.7.2.

“Second Mortgage” shall mean that certain Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower to Lender as additional security for, among other things, (x) the Borrower’s obligations under the Borrower Guaranty and (y) the Other Borrower Obligations, and encumbering the Property, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time, which Second Mortgage shall be subject and subordinate to the Liens of the Mortgage and the Assignment of Leases.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Servicer” shall have the meaning set forth in Section 9.6 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.6 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(b) hereof.

“Significant Party” shall mean each of Borrower, Guarantor and Principal.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company which at all times prior to, on and after the date hereof:

(a) was, is and will be organized solely for the purpose of (i) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and/or operating the Property, entering into this Agreement and the other Loan Documents with Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (ii) acting as managing member of the limited liability company or general partner of the limited partnership that owns and operates the Property;

(b) has not been, is not, and will not be engaged in any business unrelated to (i) the acquisition, development, ownership, management and/or operation of the Property, or (ii) acting as a member of the limited liability company that owns and operates the Property;

(c) has not had, does not have, and will not have, any assets other than those related to the Property, its membership interest in the limited liability company that owns and operates the Property, or acts as the managing member of either of the foregoing, as applicable;

(d) has not engaged in, sought or consented to and will not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, sale of all or

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substantially all of its assets, transfer of membership interests or amendment of its articles of incorporation, articles of organization or operating agreement (as applicable) with respect to the matters set forth in this definition;

(e) if such entity is a corporation, has had, now has and will have at least two (2) Independent Directors, and has not caused or allowed, and will not cause or allow, the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two (2) Independent Directors shall have participated in such vote;

(f) if such entity is a limited liability company with more than one member, has had, now has and will have at least one member that is a Special Purpose Entity that is a corporation that has at least two (2) Independent Directors and that owns at least one percent (1.0%) of the equity of the limited liability company;

(g) if such entity is a limited liability company with only one member, has been, now is, and will be a limited liability company that has (i) as its only member a non-managing member, (ii) at least two (2) Independent Managers and has not caused or allowed, and will not cause or allow, the board of managers of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the managers unless two (2) Independent Managers shall have participated in such vote, and (iii) at least one (1) springing member that will become the non-managing member of such entity upon the dissolution of the existing non-managing member;

(h) if such entity is (i) a limited liability company, has had, now has, and will have articles of organization and/or an operating agreement, as applicable, or (ii) a corporation, has had, now has, and will have a certificate of incorporation that, in each of the foregoing cases, provides that such entity will not: (A) dissolve, merge, liquidate or consolidate; (B) sell all or substantially all of its assets or the assets of Borrower (as applicable); (C) engage in any other business activity or amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (D) without the affirmative vote of two (2) Independent Directors and of all other directors of the corporation (that is such entity or the managing or co-managing member of such entity), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(i) has been, is and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(j) has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;

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(k) has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;

(l) has maintained and will maintain its own records, books, resolutions and agreements;

(m) other than as provided in this Agreement and the Cash Management Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;

(n) has held and will hold its assets in its own name;

(o) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (cc) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(p) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(q) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

(r) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(s) has had no and will have no Indebtedness other than (i) the Loan, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed three percent (3%) of the original principal amount of the Loan, in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, (iii) Financing Leases except as permitted pursuant to this Agreement, and (iv) such other liabilities (including the Borrower Guaranty) that are permitted or required pursuant to this Agreement;

(t) has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement other than the Borrower Guaranty;

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(u) has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(v) has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(w) has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(x) has not pledged and will not pledge its assets for the benefit of any other Person other than in connection with the Other Loans;

(y) has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (cc) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(z) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(aa) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(bb) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;

(cc) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with this Agreement;

(dd) has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Obligations and will not constitute a claim against the Obligations in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation;

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(ee) if such entity is a corporation, it has considered and shall consider the interests of its creditors in connection with all corporate actions;

(ff) does not and will not have any of its obligations guaranteed by any Affiliate other than in connection with the Other Loans; and

(gg) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

“Spread” shall mean one and 20/100 percent (1.20%).

“Standard Statements” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Strike Price” shall mean seven percent (7%).

“Substitute Borrower” shall have the meaning set forth in Section 2.8.

“Substitute Loan Documents” shall have the meaning set forth in Section 2.8.

“Substitute Property” shall have the meaning set forth in Section 2.8.

“Substitution” shall have the meaning set forth in Section 2.8.

“Substitution Date” shall have the meaning set forth in Section 2.8.

“Substitution Loan” shall have the meaning set forth in Section 2.8.

“Survey” shall mean a survey of the Property prepared pursuant to the requirements contained in Section 4.1.27 hereof.

“Sweep Event” shall mean the period following the occurrence of (a) an Event of Default, or (b) a default beyond the expiration of applicable notice and cure periods under the Management Agreement, or (c) a Net Cash Flow Failure and ending on a “Sweep Event Termination.” A Sweep Event shall be terminated (a “Sweep Event Termination”) (i) with respect to an Event of Default (but not more than one (1) time during the term of the Loan, as the same may be extended) provided such Event of Default has been cured and such cure is accepted by Lender, provided that Lender has not otherwise accelerated the Loan, moved for a receiver or commenced foreclosure proceedings, and/or (ii) with respect to a default by Manager under the Management Agreement, the replacement of the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, and/or (iii) with respect to a Net Cash Flow Failure (but not more than once every twelve (12) months) if, for the trailing twelve (12) month period preceding the date of determination, the Aggregate Net Cash Flow is equal to or greater than eighty percent (80%) of the Aggregate Net Cash Flow as of the Closing Date for two (2) consecutive calendar quarters.

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“Tax and Insurance Escrow Funds” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Third Extension Commencement Date” shall have the meaning set forth in Section 2.7.3.

“Third Extension Term” shall have the meaning set forth in Section 2.7.3.

“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.

“Title Company” shall mean, collectively, Fidelity National Title Insurance Company and National Land Tenure, or any successor title company acceptable to Lender and licensed to issue title insurance in the State in which the Property is located.

“Title Insurance Policies” shall mean collectively, (a) an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Mortgage encumbering the Property, and (b) an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Second Mortgage encumbering the Property.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“Transferee” shall have the meaning set forth in Section 5.2.10(e) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“Unavoidable Delays” means delays due to strikes, lockouts, acts of God, unusually severe weather, inability to obtain labor or materials (except as may be due to Borrower’s or any of Borrower’s contractors’ or subcontractors’ economic inability to acquire same), government restrictions, enemy action, civil commotion, fire, casualties or similar causes beyond Borrower’s reasonable control.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

“Wyndham” shall have the meaning set forth in Section 5.2.10(c).

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Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word “including” shall mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to borrow the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) refinance the Property and/or repay and discharge any existing loans relating to the Property, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Property, (c) make initial deposits into the Reserve Funds on the Closing Date in the amounts provided herein and in the other Loan Documents, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (d) fund any working capital requirements of the Property, and (e) distribute the balance, if any, to Borrower.

Section 2.2 Interest Rate.

2.2.1 Interest Generally. Interest on the Outstanding Principal Balance shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate.

2.2.2 Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the Outstanding Principal Balance.

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2.2.3 Determination of Interest Rate.

(a) The Applicable Interest Rate with respect to the Loan shall be: (i) LIBOR plus the Spread with respect to the applicable Interest Period for a LIBOR Loan; or (ii) the Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3 (c) or (f).

(b) Subject to the terms and conditions of this Section 2.2.3, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the Outstanding Principal Balance at LIBOR plus the Spread for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

(c) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period, to a Prime Rate Loan.

(d) If, pursuant to the terms of this Agreement, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan on the last day of the then current Interest Period.

(e) With respect to a LIBOR Loan, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as “Foreign Taxes”), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

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(f) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith, and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(g) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i)	shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii)	shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(iii)	shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(g), Lender shall provide Borrower with not less than ninety (90) days notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

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(h) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower resulting in a loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that is not a Payment Date unless Borrower did not give the prior notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder, and (iii) the conversion (if such conversion is caused by any act or omission of Borrower) of the Applicable Interest Rate from LIBOR plus the Spread to the Prime Rate plus the Prime Rate Spread with respect to any portion of the Outstanding Principal Balance then bearing interest at LIBOR plus the Spread on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

(i) Lender shall not be entitled to claim compensation pursuant to this Section 2.2.3 for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.2.3, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.2.4 Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the LIBOR Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the LIBOR Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender as determined by Lender in its sole discretion.

2.2.5 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

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2.2.6 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.7 Interest Rate Cap Agreement.

(a) On or before the earlier to occur of (y) September 1, 2004 or (z) the date which is two (2) weeks prior to the printing of the preliminary prospectus in connection with a Securitization (which date shall be provided to Borrower at least five (5) Business Days in advance thereof), Borrower shall enter into an Interest Rate Cap Agreement with a LIBOR strike price equal to the Strike Price. The Interest Rate Cap Agreement (i) shall be in a form and substance reasonably acceptable to Lender, (ii) shall be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into the Property Account any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt exists, provided, that, the Debt shall be deemed to exist if the Property is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof, (iv) shall be for a period equal to the term of the Loan, and (v) shall have an initial notional amount equal to the principal balance of the Loan. Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Property Account).

(b) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Property Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(c) In the event of any downgrade below “A+” (or its equivalent), withdrawal or qualification of the rating of the Counterparty by S&P or Moody’s, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from Lender of such downgrade, withdrawal or qualification.

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(d) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e) In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i)	the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(ii)	the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)	all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority or regulatory body is required for such execution, delivery or performance; and

(iv)	the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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Section 2.3 Loan Payment.

2.3.1 Payments Generally. Borrower shall pay to Lender on each Payment Date the interest accrued on the Loan for the preceding Interest Period (the “Monthly Interest Payment”). The first interest accrual period hereunder shall commence on and include the Closing Date and end on July 8, 2004. Each interest accrual period thereafter shall commence on the ninth (9th) day of each calendar month during the term of the Loan and shall end on and include the eighth (8th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.2 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.3.3 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents, excluding the payment of principal due on the Maturity Date, is not paid by Borrower by the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) two percent (2%) of such unpaid sum, and (b) the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment; provided, however, that with respect to two (2) delinquent payments during the term of the Loan, as the same may be extended, no such late charge shall be payable provided such payment is made within five (5) days after the due date therefor and interest on such delinquent payments shall accrue at the Applicable Interest Rate calculated from the date such payment was due. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

2.3.4 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Any prepayments required to be made hereunder or under the Cash Management Agreement shall be deemed to have been timely made for the purposes of this Section 2.3.4.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. (a) The Loan may be prepaid in whole only (but not in part) on any Payment Date, provided, that, with respect to any such prepayment (i) the Borrower shall give Lender thirty (30) days’ prior written notice of the Borrower’s intention to

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prepay the Loan in full, (ii) subject to the terms of Section 2.4.1(b) below, all outstanding Other Loans together with all Other Borrower Obligations shall simultaneously be repaid in full subject to and in accordance with the applicable Other Borrower Loan Documents and (iii) Borrower pays Lender, in addition to the Outstanding Principal Balance, (A) all interest as required herein; and (B) all other Debt payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to the Breakage Costs and all of Lender’s costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with such prepayment. Borrower shall have the right to withdraw any prepayment notice at any time prior to such prepayment provided that Borrower shall pay to Lender all of Lender’s reasonable costs and expenses incurred in connection with the receipt of such notices.

(b) Notwithstanding the terms of clause (ii) of Section 2.4.1(a) above, the Loan may be prepaid in whole only (but not in part) if the Property is sold in a bona fide arms-length, all-cash sale to a Person which is not a Related Party, provided, that:

(i)	the Borrower complies with the terms of Section 2.4.1(a) above (excluding clause (ii) thereof) in respect of such prepayment;

(ii)	the amount of such prepayment shall equal the Adjusted Release Amount;

(iii)	no Release Default or Event of Default shall have occurred and be continuing hereunder or under any other Loan Document;

(iv)	after giving effect to such release (including the amount prepaid in Section 2.4.1(a) above), the Aggregate Debt Service Coverage Ratio of the remaining Other Properties shall equal or exceed the greater of (i) the Aggregate Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date, or (ii) the Aggregate Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the release of the Property for which financial statements are available;

(v)	In the event Borrower is the owner of an Other Property, the Property shall be conveyed to a Person other than Borrower;

(vi)	The Adjusted Release Amount paid to Lender in connection with any such release shall be applied (i) first, to reduce the Debt to zero, and (ii) second, pro rata to the Other Loans, immediately following such release. In connection with the release of the Mortgage and Second Mortgage as permitted by this Section 2.5, Borrower shall submit to Lender, not less than ten (10) days prior to the date on which Borrower intends to pay the Loan in full, a release of Lien (and related Loan Documents), for the Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender; and

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(vii)	Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying that no Release Default or Event of Default has occurred and is continuing hereunder, under the Other Loan Documents or under the Other Borrower Loan Documents.

In the event any sums payable pursuant to Section 2.4 of the Other Loan Agreements are applied to reduce the Outstanding Principal Balance of this Loan, no Prepayment Premium shall be payable in connection therewith.

2.4.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for Restoration, Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds. So long as no Event of Default has occurred and is continuing, no Prepayment Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2 (such fee being expressly waived).

2.4.3 Prepayments After Default. If after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Payment Date together with the Monthly Interest Payment, and (b) to be a voluntary prepayment by Borrower and Borrower shall pay, in addition to the Debt, an amount equal to the greater of (i) five percent (5%) of the Outstanding Principal Balance or the portion thereof being prepaid or satisfied, and (ii) the Prepayment Premium, if any.

Section 2.5 Release of Property. (a) Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Liens of the Mortgage or the Second Mortgage.

(b) Lender shall promptly, upon the written request and at the sole cost and expense of Borrower, upon payment in full of all of the Debt in accordance with the terms and provisions of the Note, this Agreement and the other Loan Documents and subject to and upon compliance with the terms of Section 2.4.1(b) hereof, release the Lien of the Mortgage and the Second Mortgage on the Property.

(c) In connection with the release of the Mortgage and the Second Mortgage as permitted by this Section 2.5, Borrower shall submit to Lender, not less than ten (10) days prior to the Payment Date on which Borrower intends to pay the Loan in full, releases of Lien (and related Loan Documents), for the Property for execution by Lender. Such releases shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender.

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Section 2.6 Cash Management.

2.6.1 Property Account.

(a) Borrower shall establish and maintain a segregated Eligible Account (the “Property Account”) with the Property Account Bank maintained under Borrower’s control and direction during any period other than while a Sweep Event continues. Borrower (i) hereby grants to Lender a first priority security interest in the Property Account and all deposits at any time contained therein and the proceeds thereof, and (ii) following and during any Sweep Event will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Property Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Property Account and will notify Lender of the account number thereof. Other than during a Sweep Event, Borrower shall have the sole right to make withdrawals from the Property Account and all reasonable costs and expenses for establishing and maintaining the Property Account shall be paid by Borrower. Upon the occurrence and continuation of a Sweep Event, Lender shall have sole dominion and control over the Property Account and Borrower may not withdraw funds from the Property Account.

(b) Borrower shall, or shall cause Manager to, deposit all amounts received by Borrower or Manager constituting Rents into the Property Account within one (1) Business Day after receipt thereof, provided, however, Borrower may retain, for its business operations at all times a sum not to exceed Twenty-Five Thousand and 00/100 ($25,000.00) in the aggregate in the Operating Account (as defined in the Cash Management Agreement) and at the Property. In addition, on or before the Closing Date, Borrower shall, or shall cause Manager to, deliver irrevocable written instructions (each a “Payment Direction Letter”) to each of the credit card companies or credit card clearing banks with which Borrower or Manager has entered into merchant’s agreements and to each account debtor of Borrower to deliver all Rents payable with respect to the Property directly to the Property Account.

(c) During any Sweep Event, the Property Account shall be maintained under Lender’s sole control, dominion and direction. Pursuant to the terms of the Property Account Agreement, Property Account Bank shall transfer to the Cash Management Account, in immediately available funds by federal wire all amounts on deposit in the Property Account each Business Day during a period that a Sweep Event exists.

(d) Upon request of Lender, Borrower shall deliver to Lender such evidence as Lender may reasonably request to evidence that Borrower is complying with the provisions of Section 2.6.1. Without the prior written consent of Lender (not to be unreasonably withheld or delayed), neither Borrower nor its agents (including, without limitation, Manager) or Affiliates shall (i) terminate, amend, revoke or modify any Payment Direction Letter in any manner or (ii) direct or cause any credit card company, credit card clearing bank or account debtor to pay any amount in any manner other than as provided specifically in the related Payment Direction Letter.

(e) There are no accounts, other than the Property Account, maintained by Borrower or Manager or any other Person into which Rents from the Property are initially

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deposited. So long as the Debt shall be outstanding, Borrower shall not and shall not permit any Person (other than Lender) to open any other such account for the initial deposit of Rents from the Property prior to the deposit of such Rents in the Property Account.

(f) Borrower shall cause all payments made under the Interest Rate Cap Agreement or any Replacement Interest Rate Cap Agreement with respect to the Loan to be deposited into the Property Account.

2.6.2 Intentionally Omitted.

2.6.3 Cash Management Account.

(a) Borrower shall cooperate with Lender and Servicer in connection with the establishment and maintenance of a segregated Eligible Account (the “Cash Management Account”) to be held by Servicer in trust for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled “Column Financial, Inc., as Lender, pursuant to Loan Agreement dated as of June 21, 2004 - Cash Management Account.” Borrower hereby (i) grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

(b) After the occurrence and during the continuance of a Sweep Event, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated:

(i)	First, payments in respect of the Tax and Insurance Escrow Funds in accordance with the terms and conditions of Section 7.2 hereof;

(ii)	Second, payment of the Monthly Interest Payment computed at the Applicable Interest Rate;

(iii)	Third, payments to the FF&E Reserve Funds in accordance with the terms and conditions of Section 7.3 hereof;

(iv)	Fourth, payment to Lender of any other amounts then due and payable under the Loan Documents;

(v)

Fifth, to the extent that, in respect of any Other Loan, there is, or Lender reasonably determines that there will be, a shortfall (each an “Other Loan Shortfall”) during the relevant calendar month in the items referred to (x) in clauses (i)-(vi) of Section 2.6.3(b) of the

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applicable Other Loan Agreements, funds sufficient to pay such Other Loan Shortfall;

(vi)	Sixth, funds sufficient to pay Operating Expenses for the next calendar month pursuant to the Approved Annual Budget, other than expenses paid, or to be paid to, an Affiliated Manager;

(vii)	Seventh, funds sufficient to pay Extraordinary Expenses approved by Lender and which are then due and payable, if any;

(viii)	Eighth, funds sufficient to pay Operating Expenses paid, or to be paid to, an Affiliated Manager for the next calendar month pursuant to the Approved Annual Budget; and

(ix)	Lastly, and so long as an Event of Default does not exist, payment of any excess amounts (“Excess Cash Flow”) to Borrower.

(c) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(d) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine in its sole discretion.

2.6.4 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Escrow Funds, FF&E Reserve Funds, Required Repair Funds and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

2.6.5 Application After Event of Default. Notwithstanding anything to the contrary contained in this Section 2.6, upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and any other funds of Borrower then in the possession of Lender, Servicer or Property Account Bank and apply such funds to the items for which the Reserve Funds were established or to the payment of the Obligations and the Other Borrower Obligations in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

2.6.6 Quarterly Net Cash Flow Tests. In order to ascertain whether or not a Net Cash Flow Failure has occurred or has terminated, Lender shall determine the Net Cash Flow as of the last day of each calendar quarter throughout the term of the Loan (each, a “Quarterly Net

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Cash Flow Test”), beginning September, 2004, each of which Quarterly Net Cash Flow Tests and the determinations made with respect thereto shall be based on the information delivered in accordance with Section 5.1.11 hereof, together with any other evidence which Lender may reasonably require to substantiate or explain the calculation of Net Cash Flow. Notwithstanding the foregoing, if the information required under Section 5.1.11 hereof is not delivered, the Net Cash Flow shall be determined in Lender’s sole discretion.

Section 2.7 Extension Options

2.7.1 First Extension Option. Borrower shall have the right to extend the Initial Maturity Date to July 9, 2007 (the period commencing on the first (1st) day following the Initial Maturity Date and ending on July 9, 2007 being referred to herein as the “First Extension Term”), provided, that: (a) Borrower shall have given Lender its written notice of such extension (an “Extension Notice”) not less than two (2) months nor more than six (6) months prior to the Initial Maturity Date; (b) the Interest Rate Cap shall be in effect as of the date of the commencement of the First Extension Term (the “First Extension Commencement Date”) for the term of the Loan as extended and assigned to Lender; (c) no Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the First Extension Term or on the First Extension Commencement Date; and (d) Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying whether or not an Event of Default has occurred and is continuing, and if so, describing such Event of Default.

2.7.2 Second Extension Option. In the event that Borrower exercises the extension option for the First Extension Term, Borrower shall have the right to further extend the Maturity Date to July 9, 2008 (the period commencing on the first (1st) day following the First Extension Term and ending on July 9, 2008 being referred to herein as the “Second Extension Term”), provided, that: (a) Borrower shall have given Lender an Extension Notice not less than two (2) months nor more than six (6) months prior to the last day of the First Extension Term; (b) the Interest Rate Cap shall be in effect as of the date of the Commencement of the Second Extension Term (the “Second Extension Commencement Date”) for the term of the Loan as extended and assigned to Lender; (c) no Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the Second Extension Term or on the Second Extension Commencement Date; and (d) Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying whether or not an Event of Default has occurred and is continuing, and if so, describing such Event of Default.

2.7.3 Third Extension Option. In the event that Borrower exercises the extension option for the Second Extension Term, Borrower shall have the right to further extend the Maturity Date to July 9, 2009 (the period commencing on the first (1st) day following the Second Extension Term and ending on July 9, 2009 being referred to herein as the “Third Extension Term”), provided, that: (a) Borrower shall have given Lender an Extension Notice not less than two (2) months nor more than six (6) months prior to the last day of the Second Extension Term; (b) the Interest Rate Cap shall be in effect as of the date of the Commencement of the Third Extension Term (the “Third Extension Commencement Date”) for the term of the Loan as extended and assigned to Lender; (c) no Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the Third Extension

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Term or on the Third Extension Commencement Date; and (d) Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying whether or not an Event of Default has occurred and is continuing, and if so, describing such Event of Default.

Section 2.8 Substitution. Notwithstanding anything to the contrary set forth in Section 2.4 hereof, Borrower may substitute (each a “Substitution”) a property (the “Substitute Property”) for the Property upon and subject to the following terms and conditions:

(a) There shall be no more than one (1) Substitution in the aggregate with respect to the Property and the other Properties effected during the term of the Loan.

(b) Lender shall have received at least sixty (60) days prior written notice requesting the Substitution and identifying the Substitute Property.

(c) The Substitute Property shall be a fee parcel and used and operated as a hotel of like kind and quality as the hotel operated on the Property as of the Closing Date and shall have been completed lien-free and paid for in full in a good and workmanlike manner and in compliance, in all material respects, with all applicable Legal Requirements.

(d) On the Substitution Date, the Loan (in such capacity the “Replaced Loan”) secured by the Mortgage and Second Mortgage encumbering the Substitute Property shall be repaid in full and, subject to the terms hereof, Lender shall make a new Loan (simultaneously with the full repayment of the Replaced Loan) in an amount equal to the then principal balance of the Replaced Loan (the “Substitution Loan”) to the owner (which shall qualify as a Qualified Borrower) of the Substitute Property (the “Substitute Borrower”). Notwithstanding the foregoing, at Lender’s election, the foregoing may be affected by the Substitute Borrower assuming the Replaced Loan (in which event the Replaced Loan shall constitute a Substitution Loan) and the contemporaneous release of the applicable Borrower (the “Replaced Borrower”) from its obligations in respect of the Replaced Loan. The Substitute Borrower shall execute and deliver a Joinder Acknowledgment and Substitution Loan shall constitute a Loan hereunder.

(e) (i) The appraised fair market value of the Substitute Property shall be equal to or greater than the original appraised value of the Property as set forth in the appraisal delivered to Lender in connection with the closing of the Loan. The fair market value of the Property and Substitute Property shall be determined by a firm of appraisers selected by Borrower and approved by Lender (which approval shall not be unreasonably withheld, delayed or conditioned) and based on an appraisal, dated not more than ninety (90) days prior to the Substitution Date reasonably satisfactory to Lender. All costs of such appraisals shall be paid by Borrower on or prior to the Substitution Date.

(ii)

The actual Net Cash Flow relating to the Substitute Property (based upon the trailing twelve (12) month financial results or such shorter period, as Lender reasonably deems appropriate, if the Substitute Property has been open for business for less than one year) shall equal or exceed the actual Net Cash Flow relating (based upon the trailing twelve (12) month financial results or such

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shorter period, as Lender reasonably deems appropriate, if the Property has been open for business for less than one year) to the Property.

(f) Lender shall have received from Substitute Borrower and such other Persons as Lender deems reasonably appropriate a Mortgage, a Second Mortgage, a Loan Agreement, a Note, an Equity Pledge Agreement, all other Loan Documents and Junior Lender Security Documents executed by Borrower, Guarantor and/or any other Person (all of which shall be substantially the form of the Loan Documents executed in respect of the Loan with such changes thereto as Lender reasonably deems appropriate to reflect the circumstances of the Substitution) (collectively, the “Substitute Loan Documents”).

(g) The Substitute Loan Documents, financing statements, and other instruments required to perfect the liens in the collateral contemplated thereby required by Lender shall have been recorded, registered and filed (as applicable) in such manner as may be required by law to create a valid, perfected lien and security interest with respect to the Substitute Property and the personal property related thereto.

(h) The liens created by the Substitute Loan Documents shall be first liens and prior security interests on the Substitute Property and the personal property related thereto (other than the Second Mortgage), subject only to such exceptions as Lender shall approve in its sole discretion.

(i) Upon the closing of the Substitute Property (the “Substitution Date”), the Borrower shall have good and marketable title to the Substitute Property, and good and valid title to any personal property located thereon or used in connection therewith, in each case satisfactory to the Lender.

(j) Lender shall, at Borrower’s sole cost and expense, receive and approve all Additional Due Diligence Materials.

(k) Lender shall have received (x) a confirmation of all Loan Documents executed by Guarantor and a consent to such Substitution by Guarantor, (y) a confirmation of all guaranties executed by the Other Borrowers and all pledges executed by the pledgors thereof and a consent to such Substitution by the Other Borrowers and pledgors, and (z) such other instruments and agreements and such certificates and opinions of counsel, in form and substance reasonably satisfactory to Lender in connection with such Substitution as it may reasonably request.

(l) The Substitute Property shall be located within the continental United States.

(m) No Default or Event of Default shall have occurred and be continuing hereunder, under any other Loan Document or under the Other Borrower Loan Documents on the Substitution Date, and Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying to same.

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(n) Borrower shall pay all reasonable out-of-pocket costs and expenses incurred in connection with any such Substitution and the reasonable out-of-pocket fees and expenses incurred by Lender and Servicer in connection therewith. Without limiting the generality of the foregoing, Borrower shall, in connection with, and as a condition to, a Substitution, pay the reasonable fees and expenses of Lender’s attorneys, the reasonable fees and expenses of Lender’s engineers, appraisers, construction consultants, insurance consultants and other due diligence consultants and contractors, recording charges, title insurance charges, and stamp and/or mortgage or similar taxes, transfer taxes.

(o) Lender shall have received such assurances and confirmations from the Rating Agencies that the Substitution shall not result in a downgrading, withdrawal or qualification of any rating assigned or the preliminary or indicative rating to be assigned to any securities issued in connection with any Securitization.

(p) Lender shall be satisfied that the Substitution shall not constitute a preference or fraudulent conveyance or that the Substitution is structured in such a manner as to avoid said risks.

(q) A Net Cash Flow Failure shall not be in effect on the Substitution Date.

(r) On or before the Substitution Date, all conditions precedent with respect to the Replaced Loan shall be satisfied with respect to the Substitute Loan, including, without limitation, delivery of Title Policies with respect to the Substitute Property.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower, or waiver by Lender, of the following conditions precedent no later than the Closing Date:

3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

3.1.2 Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

3.1.3 Delivery of Loan Documents; Title Insurance; Reports; Leases.

(a) Mortgage, Assignment of Leases. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage, the Second Mortgage and the Assignment of Leases and evidence that counterparts of the Mortgage, the Second

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Mortgage and Assignment of Leases have been delivered to the Title Company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.

(b) Title Insurance. Lender shall have received Title Insurance Policies with respect to the Mortgage and the Second Mortgage issued by the Title Company and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policies shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the Mortgage and the Second Mortgage, as applicable, creates a valid lien on the Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, (iv) name Lender and its successors and assigns as the insured. The Title Insurance Policies shall be assignable, to the extent permitted under applicable state law. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid, and (v) with respect to the Second Mortgage, tie-in and first loss endorsements to the extent available in the State where the Property is located.

(c) Survey. Lender shall have received a current Survey, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 1999. The Survey shall reflect the same legal description contained in the Title Insurance Policy and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor’s seal shall be affixed to the Survey and the surveyor shall provide a certification for the Survey in form and substance acceptable to Lender.

(d) Insurance. Lender shall have received valid certificates of insurance for the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

(e) Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of the Property, satisfactory in form and substance to Lender.

(f) Zoning. Lender shall have received, at Lender’s option, either (i) (A) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, or (B) an ALTA 3.1 zoning endorsement for the Title Insurance Policy, or (ii) a zoning opinion letter, in each case in substance reasonably satisfactory to Lender.

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(g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

3.1.4 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

3.1.5 Delivery of Organizational Documents. (a) Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or its formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

(b) Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Principal, Guarantor, and other members and/or partners of Borrower, and/or the formation, structure, existence, good standing and/or qualification to do business of any of the foregoing, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, authorizing resolutions and incumbency certificates as may be requested by Lender.

3.1.6 Opinions of Borrower’s Counsel. Lender shall have received opinions from Borrower’s counsel with respect to non-consolidation and the due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their sole reasonable discretion.

3.1.7 Intentionally Omitted.

3.1.8 Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to the Property which are in arrears, including without limitation, (a) accrued but unpaid Insurance Premiums, (b) currently due Taxes (including any in arrears) and (c) currently due Other Charges, which amounts shall be funded with proceeds of the Loan.

3.1.9 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

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3.1.10 Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

3.1.11 Intentionally Omitted.

3.1.12 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender’s counsel and all other third party out-of-pocket expenses reasonably incurred in connection with the origination of the Loan.

3.1.13 Leases and Rent Roll. Lender shall have received copies of all Leases and certified copies of any Leases as requested by Lender. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

3.1.14 Tax Lot. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be satisfactory in form and substance to Lender.

3.1.15 Physical Conditions Report. Lender shall have received a Physical Conditions Report, which report shall be satisfactory in form and substance to Lender.

3.1.16 Management Agreement. Lender shall have received a copy of the Management Agreement, which shall be reasonably satisfactory in form and substance to Lender.

3.1.17 Appraisal. Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

3.1.18 Financial Statements. Lender shall have received a balance sheet with respect to the Property for the two (2) most recent Fiscal Years (audited, if available), each in form and substance satisfactory to Lender.

3.1.19 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

3.1.20 Other Loans. All conditions precedent to the closing of each of the Other Loans shall have been satisfied, as determined by Lender in its sole discretion, and each Other Loan shall have closed or shall close simultaneously with the closing of the Loan.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

4.1.1 Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule III.

4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by any Significant Party, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by any Significant Party, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting any Significant Party or the Property, which actions, suits or proceedings, if determined against such Significant Party or the Property, are reasonably likely to have a Material Adverse Effect.

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4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) any obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (s) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, (b) the obligations under the Loan Documents.

4.1.6 Title. (a) Borrower has good, marketable and insurable fee title to the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Loan. The Mortgage and the Assignment of Leases, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

(b) The Second Mortgage, when properly recorded in the appropriate public records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected second priority Lien on the Property, subject only to Permitted Encumbrances and the Lien of the Mortgage and (ii) perfected security interests in and to, and perfected collateral assignments of, all Personal Property (including the Leases), all in accordance with the terms thereof, in each case subject only to the Mortgage and any applicable Permitted Encumbrances to the extent that perfection occurs through the recording of a Mortgage or the filing of a financing statement.

4.1.7 Solvency. Borrower has (a) not entered into the transaction contemplated by this Agreement or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately

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following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No petition in bankruptcy has been filed against Borrower or any of its constituent Persons, and neither Borrower nor any of its constituent Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any of its constituent Persons.

4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

4.1.9 No Plan Assets. Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and (b) transactions by or with Borrower are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.10 Compliance. Borrower and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, to Borrower’s knowledge, or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) fairly and accurately represent the financial condition of the Significant Parties and the Property as of the date of such reports, and (iii) to the extent audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual

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forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect on the Property or the operation thereof as a hotel, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of Borrower from that set forth in said financial statements.

4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of any roadway providing access to the Property, except as set forth on Schedule IV.

4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16 Separate Lots. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

4.1.17 Assessments. To Borrower’s knowledge, there are (a) no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, and (ii) no contemplated improvements to the Property that may result in such special or other assessments.

4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Principal or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and Borrower, Principal and Guarantor have not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

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4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20 Insurance. Borrower has obtained and has delivered to Lender valid certificates of insurance evidencing the Policies along with evidence satisfactory to Lender of the payment in full of all premiums required thereunder. No claims have been made under any such Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies. Borrower shall use commercially reasonable efforts to obtain and deliver to Lender certified copies of the Policies as soon as practicable after the date of this Agreement.

4.1.21 Use of Property. The Property is used exclusively as a hotel and other appurtenant and related uses.

4.1.22 Certificate of Occupancy; Licenses. All material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and/or operation of the Property as a hotel (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses necessary for the operation of the Property as a hotel. The use being made of the Property is in conformity in all material respects with the certificate of occupancy issued for the Property.

4.1.23 Flood Zone. None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to the Property.

4.1.24 Physical Condition. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are in good condition, order and repair in all material respects. Other than as disclosed in the “Engineering Report,” there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25 Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.

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4.1.26 Leases. The Property is not subject to any Leases other than the Leases described in Schedule I attached hereto and made a part hereof. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases or as hotel guests, customers or invitees in the ordinary course of business at the Property. The current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with Borrower with respect thereto; (Lender acknowledges and agrees that Borrower has no obligation to deliver copies of Leases under 5,000 square feet unless specifically so requested by Lender). No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required in such Lease and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. No tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements.

4.1.27 Survey. The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting the Property or the title thereto.

4.1.28 Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. The Borrower is organized under the laws of the State of Delaware.

4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage and the Second Mortgage, have been paid or are being paid simultaneously herewith, and the Mortgage and the Second Mortgage and the other Loan Documents have been validly executed and delivered and are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.

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4.1.30 Special Purpose Entity/Separateness.

(a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that (i) Borrower is, shall be and shall continue to be a Special Purpose Entity, and (ii) Principal is, shall be and shall continue to be a Special Purpose Entity.

(b) The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c) All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects material to the opinions set forth therein and any assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with, and Principal has complied and Borrower will cause Principal to comply with, all of the assumptions made with respect to Borrower and Principal in the Insolvency Opinion. Borrower will, and shall cause Principal to, have complied and will comply with all of the assumptions made with respect to Borrower and Principal in any Additional Insolvency Opinion. Each entity other than Borrower and Principal with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.

4.1.31 Management Agreement. The Management Agreement is in full force and effect and there is no default continuing beyond applicable grace or cure periods thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.32 Illegal Activity. To Borrower’s knowledge, no portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.33 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender including, but not limited to, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise is reasonably likely to have a Material Adverse Effect. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company”

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within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35 Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower or Principal shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws, with the result that the investment in Borrower or Principal, as applicable (whether directly or indirectly), is or would be prohibited by law (each, an “Embargoed Person”) or the Loan made by Lender is or would be in violation of law; (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower or Principal, as applicable, with the result that the investment in Borrower or Principal, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, shall be derived from any unlawful activity by Borrower, Principal or Guarantor with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law.

4.1.36 Cash Management Account.

(a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of Delaware) in the Property Account and Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Property Account and Cash Management Account;

(b) Intentionally Omitted.

(c) Pursuant and subject to the terms hereof, the Property Account Bank has agreed to comply with all instructions originated by Lender and Borrower, as applicable, without further consent by Borrower, directing disposition of the Property Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

(d) The Property Account and Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee.

4.1.37 Intentionally Omitted.

4.1.38 Intentionally Omitted

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Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 5

BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply, in all material respects, with all Legal Requirements applicable to Borrower and the Property. There shall never be committed by Borrower, and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times reasonably maintain, preserve and protect all material franchises and material trade names, preserve all the remainder of its property used or useful in the conduct of its business, and shall keep the Property in reasonably good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided, that: (a) no Release Default or Event of Default has occurred and remains uncured; (b) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (e) Borrower shall, upon final determination thereof, promptly comply with any such Legal Requirement determined to be

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valid or applicable or cure any violation of any Legal Requirement; (f) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and/or the Property; and (g) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property, or any part thereof, prior to delinquency; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as adequate reserves for same are maintained pursuant to Section 7.2 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof. Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property and that is prohibited in accordance with Section 5.2.2 hereof, and shall pay for all utility services provided to the Property prior to delinquency. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, Other Charges or other Liens, provided, that: (a) no Release Default or Event of Default has occurred and remains uncured; (b) Borrower is permitted to contest same under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (e) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (f) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (g) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such other security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage or the Second Mortgage being primed by any related Lien.

5.1.3 Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower, Principal and/or Guarantor which is reasonably likely to cause a Material Adverse Effect.

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5.1.4 Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally).

5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, Principal’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions of Section 10.13 hereof.

5.1.8 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

5.1.9 Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement, the other Loan Documents, as Lender shall reasonably require from time to time.

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5.1.10 Mortgage Taxes. Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage.

5.1.11 Financial Reporting.

(a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP and the Uniform System of Accounts (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s combined annual financial statements (combined with those of the Other Borrowers) and Guarantor’s consolidated annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Property and the Other Properties for such Fiscal Year and containing statements of profit and loss for Borrower, the Other Borrowers and Guarantor and a balance sheet for Borrower, the Other Borrowers and Guarantor. Such statements, with respect to the Borrower and the Other Borrowers shall set forth the financial condition and the results of operations for the Property and the Other Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Aggregate Net Cash Flow, Aggregate Net Operating Income, Aggregate Gross Income from Operations and Aggregate Operating Expenses. In addition, such statements shall include supplementary information setting forth the financial condition and results of operation for each of Borrower and the Other Borrowers, Borrower’s, the Other Borrowers’ and Guarantor’s annual financial statements shall be accompanied by (i) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, (ii) a schedule audited by such independent certified public accountant reconciling Aggregate Net Operating Income to Aggregate Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Aggregate Net Operating Income to arrive at Aggregate Net Cash Flow deemed material by such independent certified public accountant, and (iii) an Officer’s Certificate certifying that (x) the Capital Expenditures for such year and (y) each annual financial statement presents fairly the financial condition and the results of operations of Borrower, the Other Borrowers, Guarantor and the Property and the Other Properties being reported upon and that such financial statements have been prepared in accordance with GAAP and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, the Other Borrowers or Guarantor, and if such Default or an Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

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(c) Borrower will furnish, or cause to be furnished, to Lender on or before (i) twenty-five (25) days after the end of each calendar month thereafter, and (ii) forty-five (45) days after the end of each calendar quarter thereafter, the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable: (i) monthly and year-to-date operating statements prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the FF&E Reserve Funds and/or the Debt Service Reserve), and, upon Lender’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such period, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances that either exceed (1) 10% and $10,000 with respect to any one (1) line item or (2) 5% in the aggregate between all budgeted and actual amounts for such periods, all in form reasonably satisfactory to Lender; and (ii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period for which financial statements are available as of the last day of each calendar month or quarter (as applicable), and (iii) a computation of Net Cash Flow for such period. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate and whether there are trade payables outstanding for more than sixty (60) days.

(d) Intentionally Omitted.

(e) Intentionally Omitted.

(f) Intentionally Omitted.

(g) Intentionally Omitted.

(h) Intentionally Omitted.

(i) Borrower will furnish to Lender on or before forty-five (45) days after the end of each calendar quarter (a) a statement setting forth (i) the Aggregate Net Cash Flow for each calendar quarter and calendar year occurring during the full twelve (12) calendar month period immediately proceeding the date of such statement for which financial statements are available.

(j) Lender hereby approves the Annual Budget and the Annual FF&E Budget for the partial year 2004 previously delivered to it. For each calendar year commencing with calendar year 2005, Borrower shall submit to Lender (i) an Annual Budget for the Property and (ii) an Annual FF&E Budget with respect to FF&E required to be made to the Property for such year, each not later than thirty (30) days prior to the commencement of such period or calendar year in form reasonably satisfactory to Lender. The Annual FF&E Budget shall provide for FF&E expenditures equal to at least four (4%) percent of the Gross Income from Operations derived from the operation of the Property during the preceding calendar year. The Annual Budget shall be subject to Lender’s reasonable written approval (each such Annual Budget as so

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approved in writing by Lender, is herein referred to as an “Approved Annual Budget”). Notwithstanding the foregoing, variances between budgeted and actual amounts in the Approved Annual Budget may vary by up to the greater of ten percent (10%) or $10,000.00 with respect to any one (1) line item and up to five percent (5%) in the aggregate for the entire Approved Annual Budget without the consent of Lender. The Annual FF&E Budget shall likewise be subject to Lender’s reasonable written approval (each such Annual FF&E Budget as so approved in writing by Lender, is herein referred to as an “Approved Annual FF&E Budget”). In the event that Lender objects to a proposed Annual Budget and/or Annual FF&E Budget submitted by Borrower, Lender shall advise Borrower of such objections within ten (10) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and/or Annual FF&E Budget, as applicable, and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget and/or Annual FF&E Budget within five (5) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget and/or Annual FF&E Budget. Notwithstanding the foregoing, Lender shall be deemed to have consented to any Annual Budget and/or Annual FF&E Budget if Lender has not provided Borrower with a written notice of denial within ten (10) Business Days of Lender’s receipt of such Annual Budget and/or Annual FF&E Budget so long as Borrower’s request is submitted with the words “IMMEDIATE RESPONSE REQUIRED, DEEMED APPROVED IF NO RESPONSE RECEIVED WITHIN TEN (10) BUSINESS DAYS” in bold print, all capital letters, in 14 point or larger and prominently displayed at the top of any correspondence and on any envelope containing the request. Until such time that Lender approves a proposed Annual Budget and/or Annual FF&E Budget (or approval is deemed given), the most recently Approved Annual Budget and/or Annual Approved FF&E Budget shall apply; provided, that, such Approved Annual Budget shall be adjusted to reflect actual increase in utility costs, Taxes, Insurance Premiums and Other Charges.

(k) In the event that, Borrower must incur an extraordinary Operating Expense or Capital Expenditure not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense together with all invoices or other backup reasonably required by Lender to substitute such proposed Extraordinary Expense and the amount thereof; provided, that, in the event Borrower is required to incur Extraordinary Expenses before Lender’s consent is granted due to emergencies involving imminent danger to person or property Lender’s consent shall not be required with respect to such emergency only provided that Borrower shall promptly provide Lender with a reasonably detailed description of such expenditures and the emergency following same. No Rents may be used to pay an Extraordinary Expense unless and until Lender has reasonably approved same in writing, which approval will not by unreasonably withheld or delayed; provided, however, Lender shall be deemed to have consented to such Extraordinary Expense if Lender has not provided Borrower with a written notice of denial within ten (10) Business Days of Lender’s receipt of such request so long as Borrower’s request is submitted with the words “IMMEDIATE RESPONSE REQUIRED, DEEMED APPROVED IF NO RESPONSE RECEIVED WITHIN TEN (10) BUSINESS DAYS” in bold print, all capital letters, in 14 point or larger and prominently displayed at the top of any correspondence and on any envelope containing the request.

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Notwithstanding the foregoing, Lender’s consent shall not be required for the payment of Taxes, Insurance Premiums or utilities with respect to the Property in excess of the amounts provided for in the Approved Annual Budget for such items provided that Borrower shall provide prompt notice to Lender of such increases following Borrower’s knowledge of such increase.

(l) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to such parties requesting such information in connection with such Securitization.

5.1.12 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

5.1.13 Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (b) the validity and priority of the Lien of the Mortgage, the Second Mortgage and the Assignment of Leases, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement. In the event (a) that the Mortgage and/or the Second Mortgage is foreclosed in whole or in part or that the Mortgage and/or the Second Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage and/or the Second Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any direct or indirect owners, members or partners of Borrower or an assignment by Borrower or any direct or indirect owners, members or partners of Borrower for the benefit of its creditors, Borrower, on behalf of itself and its successors and assigns, agrees that it/they shall be chargeable with and shall pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement.

(a) After request by Lender from time to time, but no more frequently than twice in any 12 month period, Borrower shall within ten (10) days furnish Lender with a

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statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the performance of the Obligations, if any, and (v) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall deliver to Lender promptly upon request from time to time and subject to the terms of the Leases, tenant estoppel certificates from each commercial tenant leasing 5,000 square feet or more of space at the Property in form and substance reasonably satisfactory to Lender; provided, that, Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

(c) Intentionally Omitted.

5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

5.1.17 Performance by Borrower. Borrower shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior consent of Lender.

5.1.18 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Principal as of the date of the Securitization.

5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.20 Leasing Matters. Any Leases with respect to the Property executed after the date hereof, for more than 5,000 square feet shall be approved by Lender, which approval shall not be unreasonably withheld, delayed or conditioned. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower shall (a) observe and perform the obligations imposed upon the lessor under the Leases in a commercially

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reasonable manner; (b) enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Leases of more than 5,000 square feet shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property; provided, however, that no such termination or surrender of any Lease covering more than 5,000 square feet will be permitted without the consent of Lender; (c) not collect any of the rents more than one (1) month in advance (other than security deposits); (d) not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (e) not alter, modify or change the terms of any Lease in excess of 5,000 square feet in a manner inconsistent with the provisions of the Loan Documents; and (f) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a lease of all or substantially all of the Property without Lender’s prior consent.

5.1.21 Alterations. Borrower shall obtain Lender’s prior consent to any alterations to any Improvements (excluding Decorative Changes), which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with: any alterations to the Improvements (excluding Decorative Changes) that will not have a Material Adverse Effect, provided, that, such alterations (a) are made in connection with tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and the aggregate cost thereof does not exceed $1,000,000.00 (the “Threshold Amount”), or (c) are performed in connection with Restoration after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property shall at any time exceed the Threshold Amount, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, or (iv) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution (A) having a rating by S&P of not less than “A-1+” if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is reasonably acceptable to Lender, and (B) that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and

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upon an Event of Default Lender may apply such security from time to time at the option of Lender to pay for such alterations.

5.1.22 Operation of Property.

(a) Borrower shall cause the Property to be operated, in all material respects, in accordance with the Management Agreement or Replacement Management Agreement, as applicable. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b) Borrower shall: (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by Borrower under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, material notice, material report and estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage and Second Mortgage in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Operation of Property.

(a) Borrower shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld): (i) subject to Section 9.5 hereof, surrender, terminate or cancel the Management Agreement; provided, that Borrower may, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

(b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion, unless failure to do so would cause a default of Borrower’s obligations under the Management Agreement.

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5.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except:

(a) Permitted Encumbrances;

(b) Liens created by or permitted pursuant to the Loan Documents; and

(c) Liens for Taxes or Other Charges not yet due.

5.2.3 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of Principal, in each case, without obtaining the prior consent of Lender.

5.2.4 Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.6 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior consent of Lender.

5.2.7 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of all or any portion of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.2.8 Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days prior notice. Borrower shall not change the place of its organization as set forth in Section 4.1.28 without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall authorize the filing of additional financing statements, security agreements and other instruments which may be

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necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.

5.2.9 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

(i)	Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)	Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii)	Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

5.2.10 Transfers.

(a) Except for the transfer of the Property in connection with a release thereof pursuant to Section 2.5, Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of an interest in any Restricted Party (collectively, a “Transfer”), other than (x) pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 hereof, and (y) the disposition of Equipment and other Personal Property pursuant to the replacement thereof or otherwise in the ordinary course of the operation of the Property, without (i) the prior written consent of Lender and (ii) if a Securitization has occurred or is pending within thirty (30) days, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities.

(b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid

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in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a- managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

(c) Notwithstanding the provisions of this Section 5.2.10, the following transfers shall not be deemed a Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (iii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (iv) transfers, issuances, pledges and redemptions of stock in Wyndham International, Inc. (“Wyndham”) (and its successors), so long as (A) Wyndham (or any such successor) is (or is controlled by) a Public Company and (B) the surviving entity is primarily involved in, or has a significant business line involving, the ownership and operation of real estate similar to the Property, (v) the merger or consolidation of Wyndham (or its successors), provided that the surviving entity of such merger or consolidation is (or is controlled by) (A) a Public Company, and (B) primarily involved in, or has a significant business line involving, the ownership or operation of real estate similar to the Property, (vi) the granting of easements, cross-easements, agreements, restrictions, reservations and rights in the ordinary course of business for use, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such easements, agreements, restrictions or rights shall materially impair the utility and/or operation of the Property or Borrower’s ability to repay the Debt as it becomes due or Borrower’s ability to perform any of its obligations under the Loan Documents, and (vii) transfers of direct or indirect interests in any Borrower or Principal to Affiliates of Wyndham (or its successors) provided that after such transfers such Borrower and Principal are controlled, directly or indirectly, by Wyndham (or its successors). In addition, on a one time basis, Wyndham may merge or consolidate with a public or private entity in which the surviving entity is not and is not

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controlled by a Public Company provided that (a) after such merger, each Borrower and Principal shall continue to comply with the terms of Section 4.1.30 hereof, (b) such merger or consolidation is to a Qualified Transferee, and (c) the surviving entity is primarily involved in, or has a significant business line involving, the ownership and operation of real estate similar to the Property. In connection with any transfer or merger permitted under this Section 5.2.10, Borrower shall deliver an Additional Insolvency Opinion if, after such transfer or merger, more than forty-nine percent (49%) of any direct legal or beneficial interest in Borrower (or in any constituent entity of Borrower that is required to comply with the terms of Section 4.1.30 hereof) is owned by a new or successor entity. Such Additional Insolvency Opinion shall be reasonably acceptable to (a) Lender, prior to a Securitization or (b) the Rating Agencies, if a Securitization has occurred. Notwithstanding anything to the contrary contained herein, pledges and hypothecations of indirect equity interests in Borrower shall be permitted provided (i) Wyndham (or its successor) maintains control of, and holds beneficial direct or indirect ownership interests of not less than fifty-one percent (51%) of the membership interests or partnership interests, as applicable, in, each entity comprising Borrower and (ii) any such pledges or hypothecations are in connection with that certain Credit Agreement and that certain Increasing Rate Note Purchase and Loan Agreement each between Wyndham (or its successors) and The Chase Manhattan Bank, each dated June 30, 1999, as amended or another credit agreement with an institutional lender or a public bond offering to prepay or refinance in full or in part any such credit facility which institutional lender or bondholders (or the trustee on their behalf), as applicable shall be making or holding a loan to Wyndham or its successor or its Affiliates (other than Borrower or Principal). A foreclosure sale (or transfer in lieu thereof) of any such pledge or hypothecation to The Chase Manhattan Bank, or another institutional lender as collateral agent for syndicate lenders or another institutional lender, or the bond trustee, shall be permitted provided (i) Lender is given at least sixty (60) days prior written notice of the proposed foreclosure sale or transfer in lieu thereof; (ii) the transferee is a reputable entity or person, creditworthy, with sufficient financial worth considering any obligations assumed and undertaken with respect to the Loan, as evidenced by financial statements and other information reasonably requested by Lender; (iii) the Property at all times shall continue to be managed by a Qualified Manager, and (iv) and any and all such entities will comply with all of the requirements set forth in the Note, this Agreement, the Mortgage and the other Loan Documents.

(d) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent to the extent required hereunder. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Embargoed Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party, Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance reasonably acceptable in all respects to Lender and the Rating Agencies.

(e) Notwithstanding anything to the contrary contained in this Section 5.2.10, Lender shall not withhold its consent to a one-time sale, assignment, or other transfer of all of the Property, provided that (i) Lender receives sixty (60) days prior written notice of such transfer,

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(ii) no Event of Default has occurred and is continuing and (iii) upon the satisfaction (in the reasonable determination of Lender) of the following matters:

(A) Borrower or Transferee (defined below) shall pay Lender a transfer fee equal to 1% of the Outstanding Principal Balance at the time of such transfer and pay any and all reasonable out-of-pocket costs incurred in connection with the Transfer (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies in connection with such Transfer);

(B) The proposed transferee (the “Transferee”) (i) shall be a special purpose bankruptcy remote entity that complies with all of the requirements of Section 4.1.30 and whose organizational documents are substantially similar to Borrower’s organizational documents, or if not substantially similar, acceptable to the Rating Agencies and (ii) is controlled by a Qualified Transferee;

(C) Transferee shall assume all of the obligations of Borrower under the Note, this Agreement, the Mortgage and the other Loan Documents in a manner reasonably satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender and delivering such legal opinions as Lender may reasonably require;

(D) The Property shall be managed by a Qualified Manager following such transfer;

(E) The proposed transfer is permitted pursuant to the Franchise Agreement, if any, or the Franchisor consents to such proposed transfer if Franchisor has the right to consent to such proposed transfer;

(F) Transferee shall deliver an endorsement to the existing title policy insuring the Mortgage as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the fee or leasehold estate, as applicable, of the Property, which endorsement shall insure that as of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or Liens other than Permitted Encumbrances, or if such endorsement is not available in the applicable jurisdiction, other evidence reasonably satisfactory to Lender confirming all of the foregoing;

(G) Transferee shall deliver to Lender an opinion of counsel from an independent law firm with respect to the substantive nonconsolidation of Transferee and its constituent entities (partners, members or shareholders), which law firm and which opinion shall be reasonably satisfactory in all respects to (i) Lender, if a Securitization has not occurred, or (ii) Lender and the Rating Agencies, if a Securitization has occurred;

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(H) Transferee shall be a Qualified Transferee;

(I) Transferee and Transferee’s Principal must be able to satisfy all the covenants set forth in Sections 4.3 and 5.9 hereof, no Release Default or Event of Default shall otherwise occur as a result of such transfer, and Transferee and Transferee’s Principal shall deliver (A) all organization documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (B) all certificates, agreements and covenants reasonably required by Lender;

(J) Following a Securitization, or at such time as the Loan is scheduled to be included in a Securitization, the Rating Agencies shall have confirmed that the transfer to Transferee will not cause any downgrade in the ratings assigned to such certificates;

(K) If the Transferee is not a wholly-owned subsidiary of Principal, each of the Other Properties shall likewise be transferred to such Transferee or a wholly-owned subsidiary of the new Principal pursuant to the provisions of the Other Loan Agreements; and

(L) All requisite approvals from all applicable Governmental Authorities and Persons required in connection with such Transfer shall have been obtained.

(f) Notwithstanding anything to the contrary contained in this Section 5.2.10, Lender’s consent shall not be required for the financing of Personal Property and Equipment (“Financing Leases”) owned or to be purchased by the applicable Borrower that is used in connection with the operation of the Property, provided Lender has received prior written notification of such Borrower’s intent to finance such Personal Property and/or Equipment, and provided, further, that (i) any such financing is subject to commercially prudent terms and conditions and at a market rate of interest, (ii) the Personal Property and/or Equipment financed is readily replaceable without material interference or interruption to the operation of the Property as required pursuant to the provisions of this Agreement and the Mortgage and the other Loan Documents, (iii) the aggregate amount of annual debt service or lease payments under such Financing Leases is at all times less than $100,000.00 per annum, (iv) the documentation for the Financing Leases shall, among other things, provide that Lender shall be given written notice of a default thereunder and Lender shall be provided with a reasonable opportunity to cure such defaults and (v) the Financing Leases do not create a Lien on the Property other than the Personal Property and/or Equipment financed.

5.2.11 Intentionally Omitted.

5.2.12 Franchise Provisions.

(a) Lender acknowledges and agrees that, as of the Closing Date, (i) Borrower is indirectly owned in whole by Wyndham; (ii) the Property is operated as a “Wyndham” or “Summerfield Suites” hotel and is not subject to a franchise agreement or other agreement in connection with such operation other than the Management Agreement. Borrower shall obtain

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the approval of Lender, which approval shall not be unreasonably withheld or delayed by Lender, before entering into any franchise agreement (the “Franchise Agreement”) with any franchisor (the “Franchisor”) that provides for, or permits, the operation of the Property under such Franchisor’s brand or “flag”. Any Franchise Agreement must include, among other things, rights in the Franchisor’s reservation system and a term of not less than the remaining term of the Loan. Borrower shall deliver to Lender any such Franchise Agreement for Lender’s review and approval.

(b) If Borrower shall enter into any Franchise Agreement, Lender shall receive within thirty (30) days following the execution of such Franchise Agreement a comfort letter from the Franchisor, in which Franchisor shall agree (i) that Lender shall have the right, but not the obligation, to cure any defaults under the Franchise Agreement, (ii) to give Lender written notice of, and a reasonable time to cure, any default of Borrower under the Franchise Agreement; (iii) not to assert against Lender any defaults which by their nature are personal to Borrower and are not curable by Lender; (iv) to allow Lender to change managers of the Property; (v) that, if Lender or its affiliate shall acquire title to the Property, Lender or its affiliate shall have an option to succeed to the interest of Borrower under the Franchise Agreement (or to be granted a new Franchise Agreement on the same terms as the Franchise Agreement) without payment of any fees to Franchisor (other than nominal, processing fees); (vi) that the Franchise Agreement will remain in effect during any foreclosure proceedings by Lender provided Lender cures all monetary defaults under the Franchise Agreement; (vii) not to modify, cancel, surrender or otherwise terminate the Franchise Agreement during the Term without the consent of Lender; and (viii) that if Lender or its Affiliate succeeds to Borrower’s interest under the Franchise Agreement, Lender may assign its rights therein to any entity which acquires the Property from Lender or its Affiliate (subject to Franchisor’s reasonable approval). The foregoing to the contrary notwithstanding, Lender will not unreasonably withhold approval of Franchisor’s standard form of “comfort letter”.

(c) Borrower shall not, and Borrower shall not permit any Affiliate to, modify, cancel, surrender or otherwise terminate the Franchise Agreement during the Term without the consent of Lender, such consent not to be unreasonably withheld or delayed; provided that, in connection with a cancellation, surrender or termination, such Franchise Agreement shall be replaced with a substitute franchise agreement reasonably approved by Lender or such other arrangement for the operation of the Property, reasonably approved by Lender. Borrower shall promptly deliver to Lender copies of any notices of default sent or received by or on behalf of Borrower or any of its Affiliates under the Franchise Agreement.

(d) Borrower shall at all times that the Debt is outstanding cause the hotel located on the Property to be operated as (i) a “Wyndham” or a “Summerfield Suites” hotel (or in the name of any successor entity), or (ii) a hotel franchise of a first class, reputable hotel franchise reasonably acceptable to Lender pursuant to a franchise agreement and management agreement reasonably acceptable to Lender.

(e) Borrower shall:

(i)	promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed

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by it under the Franchise Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

(ii)	promptly notify Lender of any default under the Franchise Agreement of which it is aware;

(iii)	promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement;

(iv)	promptly enforce the performance and observance in all material respects of all of the covenants and agreements required to be performed and/or observed by the franchisor under the Franchise Agreement; and

(v)	exercise all rights of renewals or extension of the Franchise Agreement (and Borrower hereby appoints Lender as its attorney-in-fact to exercise such options in the name of and on behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest).

ARTICLE 6

INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

Section 6.1 Insurance.

(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i)

comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the Outstanding Principal Balance; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) for all such insurance coverage, providing for no deductible in excess of One Hundred Thousand and No/100 Dollars ($100,000); and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (x) if any portion of the Improvements is

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currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the Outstanding Principal Balance or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity and (z) coastal windstorm insurance in amounts and in form and substance satisfactory to Lender (and with deductibles of 3% of the insured value) in the event the Property is located in any coastal region, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i). Notwithstanding the foregoing, if the insurance coverage required herein is maintained by Wyndham through a blanket policy of insurance and the deductible for such insurance coverage is greater than $100,000.00, Borrower may satisfy the deductible requirements herein by delivering to Lender a Letter of Credit in an amount equal to the difference between such deductible, as the same may be adjusted during the term of this Loan, as extended, and $100,000.00, and Lender shall, in the event of a casualty, apply such security from time to time if requested to do so by Borrower to pay for any Restoration or, if an Event of Default occurs, such Letter of Credit shall constitute additional collateral for the Loan and Lender may apply such sums as otherwise provided in this Agreement.

(ii)	commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000) in the aggregate and One Million and No/100 Dollars ($1,000,000) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available;

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(iii)	rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Income from Operations for a period of eighteen (18) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire at the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Gross Income from Operations for the succeeding eighteen (18) month period. Nothing set forth in this Agreement shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)	at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)	if the Property includes commercial property, worker’s compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement;

(vi)	comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms

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consistent with the commercial property insurance policy required under subsection (i) above;

(vii)	umbrella liability insurance in an amount not less than Twenty Million and No/100 Dollars ($20,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(viii)	motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000.00);

(ix)	if the Property is or becomes a legal “non-conforming” use, ordinance or law coverage and insurance coverage to compensate for the cost of demolition or rebuilding of the undamaged portion of the Property along with any reduced value and the increased cost of construction in amounts as requested by Lender;

(x)	at all times during the term of the Loan, the commercial property and business income insurance required under Sections 6.1(a)(i) and (iii) above shall cover perils of foreign terrorism and acts of foreign terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of foreign terrorism on terms (including amounts) reasonably acceptable to Lender for so long as such coverage is (A) commercially available and (B) provided that such insurance does not exceed $100,000.00 in the aggregate for the Property and the Other Properties. If the cost of such terrorism insurance exceeds $100,000.00 in the aggregate for the Property and the Other Properties, Borrower shall obtain the maximum amount of acceptable insurance possible for an amount equal to $100,000.00 in the aggregate for the Property and the Other Properties; and

(xi)	upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A” or better. The Policies described in Section 6.1(a) (other than those strictly limited to liability

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protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).

(d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower as the insured and Lender (and its affiliates) as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies provided for in Section 6.1 shall contain clauses or endorsements to the effect that:

(i)	no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)	the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ notice (or ten (10) days’ notice with respect to non-payment) to Lender and any other party named therein as an additional insured;

(iii)	the issuers thereof shall give notice to Lender if the Policies have not been renewed fifteen (15) days prior to its expiration; and

(iv)	Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall give notice (which notice may be oral) thereof to Borrower and Borrower shall within two (2) Business Days of such notice, deliver such written evidence as Lender shall reasonably require that all policies are in full force and effect. If Borrower does not provide Lender with such evidence that all Policies are in full force and effect within two (2) Business Days of Lender’s notice, Lender shall have the right, without further notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its

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sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

Section 6.2 Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (a) give prompt notice of such damage to Lender, and (b) promptly commence and diligently prosecute the completion of the Restoration so that the Property resembles, as nearly as possible, the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may approve (not to be unreasonably withheld or delayed) any settlement with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000.00) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of Condemnation and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Award by the applicable Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a Governmental Authority, Borrower shall promptly commence and diligently prosecute Restoration and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration:

(a) If the Net Proceeds shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00) and the costs of completing the Restoration shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00), the Net Proceeds will be disbursed by

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Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000.00) or the costs of completing the Restoration is equal to or greater than One Million and No/100 Dollars ($1,000,000.00), the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)	The Net Proceeds shall be made available to Borrower for Restoration upon the approval of Lender in its sole discretion that the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no material portion of the Improvements is located on such land;

(C) Borrower shall commence Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion (it being agreed that the development of Building Plans shall constitute commencement of the Restoration);

(D) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

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(E) Lender shall be satisfied that Restoration will be completed on or before the earliest to occur of (1) three (3) months prior to the Maturity Date as the same is extended pursuant to Section 2.7 hereof (and if necessary to satisfy this requirement, the period set forth in Section 2.7 during which Borrower may exercise any option to extend the term of the Loan shall be extended to permit Borrower to exercise such extension option, but in no event more than twelve (12) months prior to the then Maturity Date, (2) such time as may be required under applicable Legal Requirements, or (3) the expiration of the insurance coverage referred to in Section 6.1(a)(iii) unless Borrower has deposited with Lender prior to the commencement of the Restoration sums sufficient after the expiration of such insurance to (x) operate the Property in a manner consistent with the manner in which the Property was operated immediately prior to such Casualty or Condemnation and (y) pay all sums as they become due under the Loan in a timely manner;

(F) the Property and the use thereof after Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(G) Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(H) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements;

(I) upon completion of the Restoration, the projected Net Operating Income for the following twelve (12) month period as reasonably estimated by Lender, shall be sufficient to achieve a Debt Service Coverage Ratio of at least 1.50 to 1.00 (and for purposes of this clause (I) only, the Debt Service Coverage Ratio shall be calculated at the interest rate computed in accordance with the provisions of this Agreement at a deemed annual rate of 8.20%);

(J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration; and

(K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of Restoration.

(ii)

The Net Proceeds shall be paid directly to Lender for deposit in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and

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work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Company; provided, however, Lender shall disburse to, or as directed by, Borrower up to ten percent (10%) of the Net Proceeds received by Lender to fund deposits to contractors, subcontractors and/or materialmen when necessary, to secure timely performance of the Restoration, due to the occurrence of a catastrophic event such as a hurricane or earthquake, upon receipt of evidence satisfactory to Lender that such deposits are required to be paid. Notwithstanding the foregoing, Lender shall have no obligation under this paragraph unless and until Net Proceeds have been received by it and Borrower has complied with the provisions of the preceding sentence.

(iii)	All plans and specifications required in connection with the Restoration shall be subject to prior review and reasonable acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). In connection with the delivery of the plans and specifications to Lender and/or Casualty Consultant by Borrower, if Borrower marks such delivery with a legend marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “ATTACHED PLANS AND SPECIFICATIONS DEEMED APPROVED IF NO RESPONSE WITHIN FIFTEEN (15) BUSINESS DAYS”, and Lender and/or the Casualty Consultant fails to respond to the delivery of such plans and specifications within such fifteen (15) Business Day period, Lender shall be deemed to have approved such Plans and Specifications. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and reasonable acceptance by Lender and the Casualty Consultant. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for Restoration including, without limitation, reasonable counsel fees and disbursements and the reasonable Casualty Consultant’s fees, shall be paid by Borrower.

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(iv)	In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until Restoration has been fifty percent (50%) completed, at which point no additional Retainage shall be required (i.e., upon completion of the Restoration the Retainage shall equal 5% of the cost of the work). The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company, and, provided that the State in which the Property is located is a jurisdiction in which the priority of the Lien of the Mortgage will not be affected by intervening mechanic’s liens, the Lender receives an update to the Title Insurance Policy indicating the continued priority of the Lien of the Mortgage. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)	Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

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(vi)	If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are reasonably estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.

(vii)	The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

(c) All Net Proceeds not required (i) to be made available for Restoration, or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward the payment of the Outstanding Principal Balance whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, in the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its sole discretion.

(d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(e) Intentionally Omitted.

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ARTICLE 7

RESERVE FUNDS

Section 7.1 Required Repair Funds.

7.1.1 Deposits. Borrower shall perform the repairs at the Property as more particularly set forth on Schedule II hereto (such repairs hereinafter collectively referred to as “Required Repairs”). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule II hereto, as the same may be extended due to Unavoidable Delays. It shall be an Event of Default under this Agreement if (a) Borrower does not complete the Required Repairs by the required deadline for each repair as set forth on Schedule II (as the same may be extended by Unavoidable Delays), or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs. Lender’s right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount set forth on such Schedule II hereto to perform the Required Repairs multiplied by one hundred twenty-five percent (125%). Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.5 hereof. Amounts so deposited shall hereinafter be referred to as Borrower’s “Required Repair Funds” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Required Repair Account.”

7.1.2 Release of Required Repair Funds. (a) Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time, but not more frequently than once in any thirty (30) day period, upon satisfaction by Borrower of each of the following conditions with respect to each disbursement: (i) Borrower shall submit a written request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made, which request specifies the Required Repairs to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Release Default or Event of Default shall exist and remain uncured, (iii) Lender shall have received an Officer’s Certificate (A) stating that all Required Repairs to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such Officer’s Certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work completed and/or materials furnished to date, and, if the request for disbursement exceeds $100,000 such Officer’s Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender and the Title Company, (iv) Lender shall have received a title search indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender, (v) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and

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are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account unless such requested disbursement is in an amount greater than $5,000 (or a lesser amount if the total amount in the Required Repair Account is less than $5,000, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

(b) Nothing in this Section 7.1.2 shall (i) make Lender responsible for performing or completing any Required Repairs; (ii) require Lender to expend funds in addition to the Required Repairs Funds to complete any Required Repairs; (iii) obligate Lender to proceed with any Required Repairs; or (iv) obligate Lender to demand from Borrower additional sums to complete any Required Repairs.

(c) Borrower shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Required Repairs and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Required Repairs, such inspections to be made with minimal interference with the conduct of Tenant’s business. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 7.1.2(c).

(d) If a disbursement will exceed $100,000.00, Lender may require an inspection of the Property at Borrower’s expense prior to making a disbursement of Required Repairs Funds in order to verify completion of the Required Repairs for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of Required Repairs Funds. Borrower shall pay the reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

(e) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided worker’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with the Required Repairs. All such policies shall be in form and amount reasonably satisfactory to Lender.

7.1.3 Balance in Required Repair Account. The insufficiency of any balance in the Required Repair Account shall not relieve Borrower from its obligation to perform the Required Repairs in a good and workmanlike manner and in accordance with all Legal Requirements.

Section 7.2 Tax and Insurance Escrow Funds. On the date hereof, Borrower shall deposit with Lender $270,510.83 on account of the Taxes next coming due and $90,111.90 on account of the Insurance Premiums next coming due. Additionally, Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable

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during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the foregoing amounts deposited with Lender on the date hereof and in clauses (a) and (b) above are hereinafter called the “Tax and Insurance Escrow Funds”). The Tax and Insurance Escrow Funds and the payment of the monthly Debt Service, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgage. In making any payment relating to the Tax and Insurance Escrow Funds, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, following written request by Borrower, promptly return any excess to Borrower. Any amount remaining in the Tax and Insurance Escrow Funds after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the Tax and Insurance Escrow Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

Section 7.3 FF&E Reserve.

7.3.1 FF&E Reserve Funds. Borrower shall deposit with Lender on the Closing Date one-twelfth of the amount of the Approved FF&E Budget (the “FF&E Reserve Deposit”). The amount of the FF&E Reserve Deposit shall be recalculated annually during the term of the Loan, as of January 1 of each year (or as soon thereafter as Gross Income from Operations for the preceding year shall be determined to Lender’s reasonable satisfaction) such that the FF&E Reserve Deposit shall be equal to four (4%) percent of the prior year’s Gross Income from Operations divided by twelve (12). Amounts so deposited shall hereinafter be referred to as Borrower’s “FF&E Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “FF&E Reserve Account.” Within thirty (30) days following the end of each calendar quarter, Borrower shall provide to Lender a preliminary report with respect to the expenditures made by or on behalf of Borrower with respect to the Property for FF&E during such calendar quarter. In the event that the lesser of (a) the Approved Annual FF&E Budget for such calendar quarter (provided such Approved Annual FF&E Budget is not less than four (4%) percent of the Gross Income from Operations for such quarter) or (b) four (4%) percent of the actual Gross Income from Operations for such quarter, exceeds the actual expenditures made by Borrower for FF&E for such quarter, Borrower shall deposit an amount equal to any such difference in the FF&E Reserve Account to be held as FF&E Reserve

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Funds to be disbursed pursuant to the provisions of this Section 7.3. Notwithstanding the foregoing, the amount of any such deposit required to be made by Borrower shall be reduced by the amount of any actual expenditure made by Borrower for any FF&E completed prior to the calendar quarter in which such FF&E was scheduled to be made pursuant to the Approved Annual FF&E Budget. If the actual expenditures made by Borrower for FF&E exceeds the lesser of (x) the Approved Annual FF&E Budget for such calendar quarter (provided such Approved Annual FF&E Budget is not less than four (4%) percent of the Gross Income from Operations for such quarter) or (b) four (4%) percent of the actual Gross Income from Operations for such quarter, Lender shall reimburse Borrower for such excess to the extent that funds are available from the FF&E Reserve Account within fifteen (15) days from Borrower’s request. To the extent there are not sufficient funds in the FF&E Reserve Account to reimburse Borrower for any excess actual expenditures during such calendar quarter, such excess expenditures shall be added to the actual expenditures for the next calendar quarter in the determination of any amounts required to be deposited in the FF&E Reserve Account for such calendar quarter. In lieu of making any required deposits to the FF&E Reserve Account (other than the FF&E Reserve Deposit), Borrower may deliver to Lender a Letter of Credit in an amount equal to the amount that is required to be deposited into the FF&E Reserve Account. Such Letter of Credit shall constitute additional collateral for the Loan and Lender shall have the right to draw down upon such Letter of Credit and apply the proceeds thereof for the purposes set forth in the Approved FF&E Budget if Borrower fails to do so within a reasonable time after notice from Lender, or Lender shall have the right to draw down upon such Letter of Credit and apply the proceeds thereof as otherwise provided in this Agreement following an Event of Default. All earnings or interest on the FF&E Reserve Funds shall be and become part of the FF&E Reserve Funds and shall be disbursed as provided in this Section 7.3.

7.3.2 Disbursements from FF&E Reserve Account. Lender shall make disbursements from the FF&E Reserve Account as provided in Section 7.3.1 following request by Borrower, and, if required by Lender for disbursements in excess of $100,000.00 for a single item, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower’s expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $100,000.00 for which reimbursement is sought.

7.3.3 Balance in the FF&E Account. The insufficiency of any balance in the FF&E Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.4 Intentionally Omitted.

Section 7.5 Debt Service Reserve.

7.5.1 Debt Service Reserve Funds. Borrower shall deposit with Lender on the Closing Date the sum of $272,650.00 (the “Debt Service Reserve”). Amounts so deposited shall hereinafter be referred to as the “Debt Service Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Debt Service Reserve Account.” The Debt Service Reserve will be available for use by Borrower in the event that Net Cash Flow from the Property for any month shall be less than Debt Service for such month. In lieu of

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making any required deposits to the Debt Service Reserve Account, Borrower may deliver to Lender a Letter of Credit in an amount equal to the amount that is required to be deposited into the Debt Service Reserve Account. All earnings or interest on the Debt Service Reserve Fund shall be and become part of such Debt Service Reserve Fund and shall be disbursed as provided in this Section 7.5.

In the event Net Cash Flow equals or exceeds $8,000,000.00 for the preceding twelve (12) consecutive month period, the Debt Service Reserve Funds will be released to Borrower following Borrower’s written request therefor.

7.5.2 Disbursements from Debt Service Reserve Account. Provided no Release Default or Event of Default exists, Lender shall make disbursements from the Debt Service Reserve Account as requested by Borrower to the extent such funds are available, no more frequently than once in any thirty (30) day period in the event that Net Cash Flow is less than Debt Service for such month.

7.5.3 Balance in the Debt Service Account. The insufficiency of any balance in the Debt Service Reserve Account shall not relieve Borrower from its obligation to pay the Monthly Interest Payment when due hereunder.

Section 7.6 Reserve Funds, Generally.

(a) Borrower grants to Lender a first-priority perfected security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for the Obligations. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for payment of the Obligations. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Outstanding Principal Balance in any order in its sole discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

(b) Borrower shall not, without obtaining the prior consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(c) The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender. All interest or other earnings on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Borrower shall have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments provided (a) such investments are then regularly offered by Lender for accounts of this size, category and type, (b) such investments are permitted by applicable federal, state and local rules, regulations and laws, (c) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which such

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Reserve Fund was created, and (d) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds. No other investments of the sums on deposit in the Reserve Funds shall be permitted except as set forth in this Section 7.5. Borrower shall bear all reasonable costs associated with the investment of the sums in the account in Permitted Investments. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrower promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in Permitted Investments.

(d) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(e) After payment in full of all sums evidenced by the Note and secured by the Mortgage and release or assignment by Lender of the lien of the Mortgage, Lender shall disburse to Borrower all amounts remaining in the Reserves.

ARTICLE 8

DEFAULTS

Section 8.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)	if any portion of the Debt is not paid when due (subject to Borrower having deposited with Lender in accordance with Section 2.6.4 sums sufficient to pay such amounts when due);

(ii)	intentionally omitted;

(iii)	if any of the Taxes are not paid when the same are due and payable or the Other Charges are not paid prior to delinquency;

(iv)	if the Policies are not kept in full force and effect, or if satisfactory evidence of the insurance coverage required hereunder or any other Loan Document is not delivered to Lender within ten (10) days of request;

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(v)	if any Transfer is made in violation of the terms of this Agreement or any other Loan Document;

(vi)	if any representation or warranty made by, or on behalf of, Borrower or any other Significant Party herein or in any other Loan Document, or in any report, certificate, Financial Statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vii)	if any Significant Party shall make an assignment for the benefit of creditors;

(viii)	if a receiver, liquidator or trustee shall be appointed for any Significant Party, or if any Significant Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Significant Party, or if any proceeding for the dissolution or liquidation of any Significant Party shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Significant Party, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(ix)	if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)	if Borrower breaches any of its respective negative covenants contained in Section 5.2 or Section 5.1.11 (other than those covenants contained in Section 5.2 which are otherwise expressly provided for in this Section 8.1 hereof) and such breach is not cured after ten (10) days notice from Lender or if Borrower breaches any covenant contained in Section 4.1.30;

(xi)	if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect unless such matter is cured in a timely manner without any adverse consequences to the Loan or to Lender;

(xii)

if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management

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Agreement (or any Replacement Management Agreement) and Borrower fails to replace Manager with a Qualified Manager;

(xiii)	if at any time an “Event of Default” shall occur under and as defined in any one or more of the Other Borrower Loan Documents;

(xiv)	if at any time a default shall occur and continue beyond the expiration of applicable notice and cure periods under any Junior Lender Security Document;

(xv)	if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xii) above, for ten (10) Business Days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed 180 days;

(xvi)	Intentionally Omitted.

(xvii)	if at any time Borrower shall fail to cause all Rents to be paid directly to the Property Account as provided herein and in the Cash Management Agreement and the Property Account Agreement; or

(xviii)	if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Obligations to be immediately due and

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payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.

(b) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents. Further, the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

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(c) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the Debt as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(e) Without limiting the generality of the foregoing or otherwise impairing or affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents, Borrower agrees that if an Event of Default has occurred and is continuing Lender shall have the right to immediately draw down in full upon any Letter of Credit delivered by, or on behalf of Borrower pursuant to the terms of this Agreement or any of the other Loan Documents, and apply the proceeds of such draw towards the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(f) Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE 9

SPECIAL PROVISIONS

Section 9.1 Sale of Note and Securitization. Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests

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in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

(a) provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

(b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower, Principal and their respective affiliates to obtain, collect, and deliver information requested or required by Lender or the Rating Agencies;

(c) if required by the Rating Agencies, deliver (i) updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Property, Borrower, Principal and their respective Affiliates and the Loan Documents, and (ii) revised organizational documents for Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;

(d) if required by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

(e) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, Principal and the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

(f) execute such non-material amendments to the Loan Documents as may be requested by Lender or the Rating Agencies to effect the Securitization;

(g) if requested by Lender, review any information regarding the Property, Borrower, Principal, the Manager and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

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(h) supply to Lender such documentation, financial statements and reports concerning Borrower, Principal, Guarantor, the Loan and/or the Property in form and substance required in order to comply with any applicable securities laws.

All reasonable third party costs and expenses incurred by Borrower or Lender in connection with Borrower’s complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

Section 9.2 Securitization Indemnification.

(a) Borrower understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b) The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (i) certifying that (A) the Indemnifying Persons have carefully examined the Disclosure Documents, including, without limitation, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Mortgages,” “Description of the Mortgage Loans and Mortgaged Property,” “The Manager,” “The Borrower” and “Certain Legal Aspects of the Mortgage Loan,” and (B) such sections and such other information in the Disclosure Documents (to the extent such information relates to or includes any Provided Information or any information regarding the Property, Borrower, Manager and/or the Loan) (collectively with the Provided Information, the “Covered Disclosure Information”) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) jointly and severally indemnifying Lender, CSFB (whether or not it is Lender), any Affiliate of CSFB that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of CSFB that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including without limitation legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”)) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order

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to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (iii) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not an indemnification agreement described in clause (i) above is provided.

(c) In connection with filings under the Exchange Act, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one

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(1) such separate counsel unless any Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to any Indemnifying Person.

(e) Without the prior consent of CSFB (which consent shall not be unreasonably withheld), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given CSFB reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

(f) The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan or the Securitization.

(g) The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

(h) The rights, liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.

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(i) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

Section 9.3 [RESERVED]

Section 9.4 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage, the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage or the Second Mortgage; (c) affect the validity or enforceability of any guaranty or indemnity, including without limitation, the Guaranty, the Borrower Guaranty and/or the Environmental Indemnity, made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage and/or the other Loan Documents or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)	fraud or intentional misrepresentation by any Significant Party in connection with the Loan, including by reason of any claim under RICO;

(ii)	the gross negligence or willful misconduct of Borrower;

(iii)	the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in the Mortgage concerning environmental laws, hazardous substances or asbestos and any indemnification of Lender with respect thereto in either document;

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(iv)	the intentional removal or destruction of any portion of the Property by Borrower or any party acting on behalf of Borrower after an Event of Default;

(v)	any Legal Requirement (including RICO) mandating the forfeiture by Borrower of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or any Significant Party in connection therewith;

(vi)	the misappropriation or conversion by or on behalf of Borrower of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards received in connection with a Condemnation, (C) any Rents following an Event of Default, or (D) any Rents paid more than one (1) month in advance;

(vii)	failure to pay, when funds are available from the Property or Reserves, charges for labor or materials or other charges which become Liens on of the Property which were prior to the Lien of the Mortgage;

(viii)	any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

(ix)	failure of Borrower to direct the payment of or, pay any, Rents or other Receipts to the Property Account as required by the Loan Documents; and

(x)	the failure of Borrower to apply monies disbursed to it from the Cash Management Account (or any sub-account thereof) for the purpose which such disbursement is made.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) Borrower, or any Person acting on behalf of Borrower, soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (c) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other

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Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; (e) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if Borrower fails to maintain its status as a Single Purpose Entity; (iii) if Borrower fails to obtain Lender’s prior consent to any Indebtedness or voluntary Lien encumbering the Property as required by this Agreement or the Mortgage; (iv) if any Restricted Party fails to obtain Lender’s prior consent to any Transfer as required by this Agreement or the Mortgage; or (v) an act or omission of Borrower, Principal, Guarantor or any Affiliate of Borrower, Principal, or Guarantor which hinders, delays or interferes with Lender’s enforcement of its rights hereunder or the realization of the Collateral, including the assertion by Borrower, Principal, Guarantor or such Affiliate of defenses or counterclaims.

Further, if any Significant Party fails to provide financial information in accordance with Section 5.1.11 hereof within a reasonable time following request by Lender therefor, Borrower shall pay an amount equal to $10,000 in order to defray the expense incurred by Lender as a result of such delay and to compensate Lender for any losses suffered as a result of such delay.

Section 9.5 Matters Concerning Manager. If (a) the Manager shall become bankrupt or insolvent or (b) a material default occurs under the Management Agreement beyond any applicable grace and cure periods, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

Section 9.6 Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall not be responsible for any set-up fees or any other costs relating to or arising under the Servicing Agreement; including the monthly servicing fee due to the Servicer under the Servicing Agreement.

Section 9.7 Severance of Loan Documents. Lender shall have the right, at any time (whether prior to or after any sale or participation of all or any portion of the Loan), to modify the Loan in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more additional components of the Note or Notes, reduce the number of components of the Note or Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), provided that the Outstanding Principal Balance of all components immediately after the effective date of such modification equals the Outstanding Principal Balance immediately prior to such modification and the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification and modify the Cash Management

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Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.7 and, provided that such modification shall comply with the terms of this Section 9.7, it shall become immediately effective. If requested by Lender, Borrower shall promptly execute an amendment to the Loan Documents to evidence any such modification. In the event Borrower fails to deliver said amendment to Lender within fifteen (15) Business Days after request, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney-in-fact (with full power of substitution), coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, that, Lender shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Lender shall be obligated to pay any reasonable costs or expenses incurred by Lender or Borrower in connection with the preparation, execution, recording or filing of the Severed Loan Documents. Except as may be required in connection with a securitization, the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents.

9.8 Mezzanine Loan Option. Lender shall have the right, on or before the date which is one (1) year following the Closing Date, to divide the Loan into two parts (the “Mezzanine Option”): a mortgage loan (the “Mortgage Loan”) and a mezzanine loan (the “Mezzanine Loan”). In such event, Borrower agrees to cause the formation of the Mezzanine Borrower. The principal amount of the Mortgage Loan plus the principal amount of the Mezzanine Loan shall equal the outstanding principal balance of the Loan immediately prior to the creation of the Mortgage Loan and the Mezzanine Loan. In effectuating the foregoing, Mezzanine Lender will make a loan to Mezzanine Borrower; Mezzanine Borrower will contribute the amount of the Mezzanine Loan to Borrower (in its capacity as Borrower under the Mortgage Loan, “Mortgage Borrower”) and Mortgage Borrower will apply the contribution to pay down the Loan to its Mortgage Loan amount. The Mortgage Loan and the Mezzanine Loan will be on the same terms and subject to the same conditions set forth in this Agreement, the Note, the Mortgage and the other Loan Documents except as follows:

(a) Lender (in its capacity as the lender under the Mortgage Loan, the “Mortgage Lender”) shall have the right to establish different interest rates and debt service payments for the Mortgage Loan and the Mezzanine Loan and to require the payment of the Mortgage Loan and the Mezzanine Loan in such order of priority as may be designated by Lender; provided, that (i) the total loan amounts for the Mortgage Loan and the Mezzanine Loan shall equal the amount of the Loan immediately prior to the creation of the Mortgage Loan and the Mezzanine Loan, (ii) the weighted average interest rate of the Mortgage Loan and the Mezzanine Loan shall on the date created equal the interest rate which was applicable to the Loan immediately prior to creation of a Mortgage Loan and a Mezzanine Loan and (iii) prior to the occurrence of an Event of Default, the debt service payments on the Mortgage Loan note and the Mezzanine Loan note shall equal the debt service payment which are due under the Loan as if no Mezzanine Loan had been created.

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(b) Mezzanine Borrower shall be a special purpose, bankruptcy remote entity pursuant to applicable Rating Agency criteria and shall own directly or indirectly one hundred percent (100%) of Mortgage Borrower. The security for the Mezzanine Loan shall be a pledge of one hundred percent (100%) of the direct and indirect ownership interests in Mortgage Borrower.

(c) Mezzanine Borrower and Mortgage Borrower shall cooperate with all reasonable requests of Lender in order to convert the Loan into a Mortgage Loan and a Mezzanine Loan and shall execute and deliver such documents as shall reasonably be required by Lender and any Rating Agency in connection therewith, including, without limitation, the delivery of non-consolidation opinions and the modification of organizational documents and loan documents. In the event Mortgage Borrower and/or Mezzanine Borrower fail to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Mortgage Borrower and/or Mezzanine Borrower, as applicable, hereby absolutely and irrevocably appoint Lender as their true and lawful attorney, coupled with an interest, in their name and stead to make and execute all documents necessary or desirable to effect such transactions, Mortgage Borrower and/or Mezzanine Borrower, as applicable, ratifying all that such attorney shall do by virtue thereof. Lender shall pay all costs and expenses in connection with the creation of the Mortgage Loan and the Mezzanine Loan and all requirements relating thereto, including, without limitation, the cost of any UCC lien insurance policy.

(d) It shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrower or Mezzanine Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.8 after expiration of ten (10) Business Days after notice thereof.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its

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approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.

Section 10.3 Governing Law

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE

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JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

111 EIGHTH AVENUE

NEW YORK, NEW YORK 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

(c) BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

1200 SOUTH PINE ISLAND ROAD

PLANTATION, FLORIDA 33324

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN FLORIDA, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF FLORIDA. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN FLORIDA (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN FLORIDA OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

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Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (each, a “Notice”), shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a Notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	Column Financial, Inc. 11 Madison Avenue New York, New York 10010 Attention: Robert Russell Facsimile No. (212) 734-5230

with a copy to:	Column Financial, Inc. 11 Madison Avenue New York, New York 10010 Legal and Compliance Department Attention: Tessa Peters Facsimile No. (917) 326-7805

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with a copy to:	Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 Attention: Alan Pleskow, Esq. Facsimile No. (212) 801-9200

If to Borrower:	c/o Wyndham International, Inc. 1950 Stemmons Freeway, Suite 6001 Dallas, Texas 75207 Attention: Philip Gosch, Esq. Facsimile No. (214) 863-1669

with a copy to:	Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019 Attention: Alan Weil, Esq. Facsimile No. (212) 839-5599

A Notice shall be deemed to have been given: in the case of hand delivery or delivery by a reputable overnight courier, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy Notice is forthcoming.

Section 10.7 Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF BORROWER AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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Section 10.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) days after receipt of notice from Lender for all reasonable third-party, out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating

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and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents, or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid, at Lender’s option, from any amounts in the Property Account.

(b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby up to a maximum sum of $20,000.00 or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated

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counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity. Except as may be otherwise required by the requirements of the New York Stock Exchange and/or any other securities laws, all news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, CSFB, or any of their Affiliates shall be subject to the prior approval of Lender.

Section 10.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt and/or the Other Borrower Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Debt and/or the Other Borrower Obligations out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.19 Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any Obligations under the Loan

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Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement, any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan or the Other Loans by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

FT. LAUDERDALE OWNER, LLC,
a Delaware limited liability company

By:	Ft. Lauderdale Manager, Inc., its Managing Member

	By:	/s/ MICHAEL HIGA
Name: Michael Higa Title: Vice President

COLUMN FINANCIAL, INC.

By:	/s/ JEFFREY A. ALTABEF
Name: Jeffrey A. Altabef Title: Vice President

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SCHEDULE I

Leases

(INCLUDES TENANT LEASES ONLY)

Wyndham – Ft. Lauderdale Airport:

Lessor	Lessee	Lease Type	Rate Amount	Payment Frequency
Wyndham-Ft. Lauderdale	SSOS USA Intl., Inc.	Gift Shop	$2,200	Monthly
Airport	Innovus	ATM Machine	Commission	Monthly
	Nextel Communications	Antenna Lease	$1,407.00*	Monthly
	AT&T Wireless	Antenna Lease	$810.00**	Monthly

*	The current lease payment increases by 5% on 05/01/05, 05/01/06 and 05/01/07.

**	The current lease payment increases by 5% on 07/01/04.

SCHEDULE II

(Required Repairs - Deadlines For Completion)

—See Attached—

SCHEDULE III

(Organizational Structure)

—See Attached—

SCHEDULE IV

(Condemnation Disclosure Schedule)

The FAA has told the Broward County Department of Aviation (DOA) that it needs to expand the Broward County airport’s south runway based on estimates of future traffic growth. It is likely that the south runway must be expanded in the direction of Wyndham Ft. Lauderdale Airport Hotel due to environmental concerns in the opposite direction. However, the impact on the Wyndham property is unknown because this project is very preliminary and there are several remaining open issues including:

*	Length of the runway expansion

*	Whether the runway will be elevated in whole or part

*	Funding

*	Environmental impact (including noise level impact on adjacent residential properties)

The DOA expects to have updates on these subjects later this year.

SCHEDULES

Schedule I	–	Leases
Schedule II	–	Required Repairs – Deadlines for Completion
Schedule III	–	Organizational Structure
Schedule IV	–	Condemnation Disclosure Schedule

[New Jresey]

LOAN AGREEMENT

Dated as of June 21, 2004

between

SUMMERFIELD HANOVER OWNER, LLC,

as Borrower

and

COLUMN FINANCIAL, INC.,

as Lender

ADJUSTABLE RATE PROPERTY LOAN

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of June 21, 2004 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010 (“Lender”) and SUMMERFIELD HANOVER OWNER, LLC, having its principal place of business c/o Wyndham International, Inc., 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 (“Borrower”).

W I T N E S S E T H :

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” shall mean any counterparty to the Interest Rate Cap Agreement that (a) has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a long-term unsecured debt rating of at least “A+” by S&P and “A1” from Moody’s, which rating shall not include a “t” or otherwise reflect a termination risk or (b) is otherwise acceptable to the Rating Agencies. Lender hereby acknowledges and agrees that, as of the date hereof, JP Morgan Chase is an Acceptable Counterparty.

“Acquired Property” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“Acquired Property Statements” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“Additional Due Diligence Materials” shall mean, in respect of a Substitute Property, appraisals, engineering reports, environmental reports, survey, title insurance policies, insurance policies, financial statements (relating to the Substitute Property, Borrower, the Significant Parties and such other Persons as Lender shall reasonably require), financial and market projections, marketing reports, opinions of counsel, resolutions, consents and other due diligence materials customarily required by Lender or any Rating Agency (in their respective sole discretion) in respect of loan transactions similar to the transactions contemplated hereby and relating to properties similar to the Substitute Property.

“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.30(c) hereof.

“Adjusted Release Amount” shall mean, the amount which is equal to 120% of the Outstanding Principal Balance as of the date of such release.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Loans” shall mean a loan (including, without limitation, the Other Loans) made by Lender to an Affiliate of Borrower or Guarantor.

“Affiliated Manager” shall mean any Manager in which Borrower, Principal or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Aggregate Debt Service” shall mean with respect to any particular period of time, scheduled principal and/or interest payments due on the Other Loans and the Loan then outstanding.

“Aggregate Debt Service Coverage Ratio” shall mean, with respect to the Other Properties then remaining subject to the Liens of the Other Mortgages and the Property, in respect of the relevant period, the ratio of: (i) the Aggregate Net Operating Income (excluding interest on credit accounts) of such Other Properties and the Property for the relevant period to (ii) the applicable Aggregate Debt Service as determined in accordance with the definition of Aggregate Debt Service set forth herein.

“Aggregate Gross Income” shall mean, for any period, the sum of “Gross Income from Operations” (as defined in, and as computed in accordance with, the applicable Other Borrower Loan Documents) of each of the Other Properties then remaining subject to the Liens of the Other Mortgages and Gross Income from Operations of the Property.

“Aggregate Net Cash Flow” shall mean, for any period, the sum of (a) Net Cash Flow and (b) Net Cash Flow (as defined in, and computed in accordance with, the applicable Other Borrower Loan Documents) of each of the Other Properties then remaining subject to the Liens of the Other Mortgages.

“Aggregate Net Operating Income” shall mean, for any period, the excess of (x) the Aggregate Gross Income over (y) the Aggregate Operating Expenses.

“Aggregate Operating Expenses” shall mean, in respect of the relevant period, the sum of Operating Expenses of the Property and “Operating Expenses” (as defined in, and as computed in accordance with, the applicable Other Borrower Loan Documents) of each of the Other Properties then remaining subject to the Liens of the Other Mortgages.

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“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower for the applicable calendar year or other period.

“Annual FF&E Budget” shall mean that portion of the Annual Budget providing for FF&E expenditures.

“Applicable Interest Rate” shall mean the rate or rates at which the Outstanding Principal Balance bears interest from time to time in accordance with the provisions of Section 2.2.3 hereof.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(j) hereof.

“Approved Annual FF&E Budget” shall have the meaning set forth in Section 5.1.11(j) hereof.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankruptcy Action” shall mean with respect to any Person: (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting such Person or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Basic Carrying Costs” shall mean, for any period, the sum of the following costs: (a) Taxes, (b) Other Charges, and (c) Insurance Premiums.

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“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Borrower Guaranty” shall mean that certain Borrower Guaranty Agreement, dated as of the date hereof, from Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(h) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Account” shall have the meaning set forth in Section 2.6.3(a) hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral Assignment of Interest Rate Cap Agreement” shall mean a Collateral Assignment of Interest Rate Cap Agreement, in substantially the same form and content attached hereto as Exhibit A, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

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“Counterparty” shall mean, with respect to the Interest Rate Cap Agreement and any Replacement Interest Rate Cap Agreement, any Acceptable Counterparty.

“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.

“CSFB” shall mean Credit Suisse First Boston Corporation and its successors in interest.

“Debt” shall mean the Outstanding Principal Balance, together with all interest accrued and unpaid thereon and all other sums (including any Prepayment Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage and the other Loan Documents.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean a ratio for the applicable period in which:

(a) the numerator is the Net Operating Income (excluding interest on credit accounts) for the twelve (12) month period immediately preceding the date of determination for which financial statements are available; and

(b) the denominator is the amount of interest paid on the Note for the trailing twelve (12) month period immediately preceding the date of determination for which financial statements are available calculated at the interest rate computed in accordance with the provisions of this Agreement at a deemed annual rate of 11.33%.

“Debt Service Reserve” shall mean have the meaning set forth in Section 7.5.

“Debt Service Reserve Account” shall mean have the meaning set forth in Section 7.5.

“Debt Service Reserve Funds” shall mean have the meaning set forth in Section 7.5.

“Decorative Changes” shall mean any alterations or change to the Improvements that are made primarily for decorative or cosmetic purposes (e.g. painting, wallpapering, carpeting, FF&E etc.) that: (a) will not have a Material Adverse Effect, and (b) do not affect or involve (other than in a decorative or cosmetic manner) any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate, and (b) four percent (4%) above the Applicable Interest Rate.

5

“Determination Date” shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commences.

“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $50,000,000 and (ii) is regularly engaged in the business of making investments in or operating hotels.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s). Lender hereby acknowledges and agrees that, as of the date hereof, each of Wachovia, JP Morgan Chase and Wells Fargo is deemed to be an Eligible Institution.

“Embargoed Person” shall have the meaning set forth in Section 4.1.35 hereof.

“Engineering Report” shall mean that certain report dated March 12, 2004 prepared by Professional Service Industries, Inc. with respect to the Property.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.

“Equity Pledge Agreement” shall mean that certain Equity Pledge and Security Agreement, dated as of the date hereof, executed by Summerfield Hanover Manager, Inc. a Delaware corporation, and Patriot American Hospitality Partnership, L.P., a Virginia limited

6

partnership, in connection with, and securing, the Loan and the Other Loans for the benefit of Lender, as the same may have been, or may hereafter be, amended, restated, replaced, supplemented or otherwise modified from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall have the meaning set forth in Section 2.6.3(b) hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(g) hereof.

“Extension Notice” shall have the meaning set forth in Section 2.7.1 hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(k) hereof.

“FF&E” shall mean furniture, fixtures and equipment and other replacements and repairs required to be made to the Property during the applicable calendar year.

“FF&E Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“FF&E Reserve Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“FF&E Reserve Funds” shall have the meaning set forth in Section 7.3.1 hereof.

“Financing Leases” shall have the meaning set forth in Section 5.2.10(f).

“First Extension Commencement Date” shall have the meaning set forth in Section 2.7.1 hereof.

“First Extension Term” shall have the meaning set forth in Section 2.7.1 hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch IBCA, Inc.

“Foreign Taxes” shall have the meaning set forth in Section 2.2.3(e) hereof.

“Franchise Agreement” shall have the meaning set forth in Section 5.2.12(a) hereof.

“Franchisor” shall have the meaning set forth in Section 5.2.12 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

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“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence having jurisdiction over Borrower, Lender and/or the Property.

“Gross Income from Operations” shall mean, for any period, all Rents; provided, however, that Gross Income from Operations shall not include: (a) non-recurring income and non-Property related income (as determined by Lender in its reasonable discretion), (b) security deposits received from any tenant unless and until the same are applied to rent or any other of such tenant’s obligations in accordance with the terms of such tenant’s Lease, (c) any loan proceeds or proceeds of capital or equity contributions received by Borrower, (d) gratuities or service charges or other similar receipts which are to be paid over to Property employees or persons occupying similar positions for performing similar duties, (e) Insurance Proceeds (other than Insurance Proceeds from business or rental interruption coverage) and Condemnation Proceeds, (f) excise taxes, sales taxes, use taxes, bed taxes, admission taxes, tourist taxes, gross receipts taxes, value added taxes, entertainment taxes, or other taxes or similar charges payable to any Governmental Authority, (g) proceeds from the sale of FF&E no longer required for the operation of the Property, and (h) Rents from month-to-month tenants or tenants that are included in any Bankruptcy Action. Any credit or refunds to guests and patrons with respect to amounts previously included in Gross Income from Operations shall be deducted from Gross Income from Operations in the period when such credit or refund is issued.

“Guarantor” shall mean Wyndham International, Inc., a Delaware corporation.

“Guaranty” shall mean that certain Guaranty Agreement (Recourse), dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” shall mean, for any Person, on a particular date, the sum (without duplication) at such date of: (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnified Liabilities” shall have the meaning set forth on Section 10.13(b) hereof.

“Indemnified Person” shall have the meaning set forth in Section 9.2(b) hereof.

“Indemnifying Person” shall mean each of Borrower, Principal and Guarantor.

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“Independent Director” or “Independent Manager” shall mean a Person who is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as an Independent Director or Independent Manager), officer, employee, partner, member, attorney or counsel of Principal, Borrower or any Affiliate of either of them; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Principal, Borrower or any Affiliate of either of them (with the exception of serving as an Independent Director or Independent Manager); (c) a Person controlling or under common control with any such stockholder, director, officer, partner, member, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, customer, supplier or other Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Initial Maturity Date” shall mean July 9, 2006.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Sidley Austin Brown & Wood LLP in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Period” shall mean, with respect to any Payment Date, the period commencing on the ninth (9th) day of the preceding calendar month and terminating on the eighth (8th) day of the calendar month in which such Payment Date occurs; provided, however, that no Interest Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate), and the initial Interest Period shall begin on the Closing Date and shall end on the immediately following eighth (8th) day of the calendar month.

“Interest Rate Cap Agreement” shall mean, as applicable, an Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Lender between Borrower and an Acceptable Counterparty or a Replacement Interest Rate Cap Agreement.

“Junior Lender Security Documents” shall mean the Borrower Guaranty, the Second Mortgage and any other mortgage, deed of trust, deed to secure debt or other similar instrument encumbering the Property or any portion thereof, the Equity Pledge Agreement or other pledge agreement or other grant of Lien encumbering any of the direct ownership interests in the Borrower and securing, among other things, the Other Loans or any portion thereof.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and

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observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Letter of Credit” shall mean an irrevocable, unconditional and transferable letter of credit acceptable to Lender and the Rating Agencies (either an annual, automatically renewing, letter of credit or one which does not expire until at least ten (10) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in the continental United States, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“LIBOR” shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined conclusively by Lender or its agent.

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“LIBOR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create, any of the foregoing, on or affecting Borrower, the Property or any portion thereof or any interest therein, or any direct or indirect interest in Borrower or Principal, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the original principal amount of FIVE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($5,800,000.00), made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Cash Management Agreement, the Property Account Agreement, the Equity Pledge Agreement, the Collateral Assignment of Interest Rate Cap Agreement, the Junior Lender Security Documents and all other documents executed and/or delivered in connection with the Loan.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“Management Agreement” shall mean the management agreement entered into by and between Borrower and the Manager, as the same has been and may be amended, modified or supplemented from time to time, pursuant to which the Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement.

“Manager” shall mean Summerfield Hotel Company, L.P., a Kansas limited partnership, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Material Adverse Effect” shall mean any material adverse change in the use, operation or value of the Property and/or the business operations and/or the financial condition of a Significant Party.

“Maturity Date” shall mean the Initial Maturity Date (as the same may be extended in accordance with Sections 2.7 hereof), or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

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“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Borrower” shall mean the obligor under any Mezzanine Loan, which entity shall meet the requirements set forth in Section 9.8(b) hereof.

“Mezzanine Loan” shall have the meaning set forth in Section 9.8 hereof.

“Mezzanine Option” shall have the meaning set forth in Section 9.8 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Monthly Interest Payment” shall have the meaning set forth in Section 2.3.1.

“Mortgage” shall mean that certain first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Borrower” shall have the meaning set forth in Section 9.8 hereof.

“Mortgage Loan” shall have the meaning set forth in Section 9.8 hereof.

“Mortgage Lender” shall have the meaning set forth in Section 9.8 hereof.

“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting (a) Operating Expenses and (b) an amount equal to four percent (4%) of Gross Income from Operations for such period, from Gross Income from Operations for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b) hereof.

“Net Cash Flow Failure” shall mean that, at the end of any calendar quarter, the Aggregate Net Cash Flow for the preceding twelve (12) month period is less than eighty percent (80%) of the Aggregate Net Cash Flow as of the Closing Date, as determined by Lender in its sole discretion, and in each case determining such amounts only for the Property and such Other Properties remaining subject to the liens of the Other Mortgages as of the date such determination is made.

“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

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“Note” shall mean that certain Promissory Note of even date herewith in the principal amount of FIVE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($5,800,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Notice” shall have the meaning set forth in Section 10.6 hereof.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“Offering Document Date” shall have the meaning set forth in Section 5.1.11(d)(iv) hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the general partner or managing member of Borrower, as applicable, and solely with respect to the delivery of financial statements required pursuant to Section 5.1.11 hereof, such certificate may also be signed by an authorized senior officer of Manager.

“Operating Expenses” shall mean, for any period, the total of all expenses, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and/or management of the Property, which expenditures are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures, and contributions to the FF&E Reserve Funds, the Tax and Insurance Escrow Funds, the Debt Service Reserve Funds and any other reserves required under the Loan Documents.

“Other Borrowers” shall mean, individually or collectively, Wyndham Commerce Owner, LLC, Ft. Lauderdale Owner, LLC, and PAH-Tampa, L.P.

“Other Borrower Loan Documents” shall mean, the loan agreements, the promissory notes, the mortgages, the deeds of trust, the assignments of leases and rents, and every other document or agreement executed by the Other Borrowers, or any of them, or any other Person for the benefit of Lender, securing, evidencing or otherwise executed in connection with any one or more of the Other Loans and/or the Loan, as any of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Other Borrower Obligations” shall mean the Other Loans together with all obligations of every Other Borrower under the Other Borrower Loan Documents.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, in each case imposed by Governmental Authorities, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

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“Other Loan Agreements” shall mean each Loan Agreement entered into between any Other Borrower and Lender in respect of the applicable Other Loan.

“Other Loan” shall mean the other loans made by Lender to the Other Borrowers.

“Other Loan Shortfall” shall have the meaning set forth in Section 2.6.3(b) hereof.

“Other Mortgages” shall mean the other mortgages granted by the Other Borrowers to, or in favor of, Lender with respect to the Other Properties.

“Other Property” shall mean, collectively, each parcel of real property (other than the Property) together with the improvements thereon and other real property appurtenant thereto securing any one or more of the Other Loans.

“Other Obligations” shall mean: (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; and (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, substitution of, or replacement for, all or any part of this Agreement, the Note or any other Loan Documents.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Payment Date” shall mean the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Payment Direction Letters” shall have the meaning set forth in Section 2.6.1.

“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) Financing Leases permitted pursuant to the provisions of this Agreement, and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.

“Physical Conditions Report” shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to

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Lender in its sole discretion, which report shall, among other things, (i) confirm that the Property and its use comply, in all material respects, with all applicable Legal Requirements (including zoning, subdivision and building codes and laws), and (ii) include a copy of a final certificate of occupancy with respect to all Improvements (unless previously delivered to Lender).

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

“Prepayment Premium” shall mean an amount equal to the following: one percent (1.0%) of the principal balance of the Loan being prepaid if the prepayment occurs on or after the date hereof through, and including, June 9, 2005.

“Prime Rate” shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest one-hundredth (1/100th) of one percent. If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index.

“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.

“Principal” shall mean the Special Purpose Entity corporation which is the managing member of Borrower.

“Property” shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the “Property”.

“Property Account” shall have the meaning set forth in Section 2.6.1(a) hereof.

“Property Account Agreement” shall mean that certain Property Account Agreement, dated as of the date hereof, by and among Borrower, Lender and Property Account Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Property Account Bank” shall mean Wachovia Bank, National Association, or any successor or permitted assigns thereof.

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“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to the Property, any Significant Party and/or an Affiliated Manager.

“Public Company” shall mean a corporation or other Person whose stock or ownership interests or (ii) depository receipts or their equivalent are publicly traded on a nationally recognized stock exchange, including, without limitation, NASDAQ or on the leading recognized stock exchange in Spain, Germany, Italy, Canada, France, Tokyo, Australia, Singapore, England or Hong Kong, or in another country which requires companies publicly traded on such leading exchange to provide public information reasonably comparable to that required in the United States.

“Qualified Borrower” shall mean a Special Purpose Entity and otherwise approved by Lender in its sole discretion.

“Qualified Manager” shall mean either (a) Manager, or (b) a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that, following a Securitization, or at such time as the Loan is scheduled to be included in a Securitization, Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof.

“Qualified Transferee” shall mean any one of the following Persons, subject to the reasonable determination of Lender that such Person satisfies the applicable requirements set forth in this definition and which is not otherwise an Embargoed Person:

(a) a pension fund, pension trust or pension account that has total assets of at least $500 million that is managed by an entity that controls or manages at least $1 billion of real estate equity assets;

(b) a pension fund advisor that controls or manages at least $1 billion of real estate equity assets immediately prior to any proposed transfer hereunder;

(c) an insurance company that is subject to supervision by the insurance commission, or a similar official or agency, of a State or territory of the United States (including the District of Columbia), which has a net worth, as of a date no more than six (6) months prior to the date of the proposed transfer hereunder, of at least $500 million and controls real estate equity assets of at least $1 billion immediately prior to any proposed transfer hereunder;

(d) a corporation organized under the banking or trust company laws of the United States or any State or territory of the United States (including the District of Columbia) that has a combined capital and surplus of at least $500 million and that immediately prior to a proposed transfer hereunder controls real estate equity assets of at least $1 billion; or

(e) any equity (a)(i) with a long-term unsecured debt rating from the Rating Agencies of at least BBB- (or its equivalent) or (b) (1) that owns or operates, together with its affiliates, at least ten (10) first class hotel properties, (2) that has a net worth as of a date no more

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than six (6) months prior to the date of any proposed transfer hereunder of at least $500 million and (3) that controls, together with its Affiliates, real estate equity assets of at least $1 billion immediately prior to any proposed transfer hereunder.

“Quarterly Net Cash Flow Test” shall have the meaning set forth in Section 2.6.6.

“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency which rates the Securities.

“Release Default” shall mean (i) a monetary Default under any Loan Document or (ii) any other material Default under any Loan Document of which Lender has given written notice thereof to Borrower whether or not the applicable grace or cure period, if any, has expired.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rents” shall mean all rents, receipts, revenues, income (including service charges), fees, payments and proceeds of sales of every kind received by or on behalf of Borrower, directly or indirectly, from operating the Property for that period, and services rendered to, and rentals, percentage rentals and other fees, payments and charges received from, tenants, subtenants, licensees, concessionaires and occupants of commercial, hotel, public and retail space located in or at the Property, calculated on a cash basis, whether in cash or on credit, including, without limitation, revenues from the rental of rooms, guest suites, conference and banquet rooms, food and beverage facilities, telephone services, laundry, vending, television and parking at the Property, and other fees and charges resulting from the operations of the Property by or on behalf of Borrower in the ordinary course of business, and proceeds, if any, from business interruption or other loss of income insurance (net of the costs of collection thereof) and also including any proceeds received by Borrower in respect of the Interest Rate Cap Agreement, non-recurring income and non-Property related income (as determined by Lender in its reasonable discretion), security deposits received from any tenant but only when the same are applied to rent or any other of such tenant’s obligations in accordance with the terms of such tenant’s Lease, any loan proceeds or proceeds of capital or equity contributions received by Borrower, Insurance Proceeds and Condemnation Proceeds, proceeds from the sale of FF&E no longer required for the operation of the Property, and rents from month-to-month tenants or tenants that are included in any Bankruptcy Action.

“Replaced Borrower” shall have the meaning set forth in Section 2.8 hereof.

“Replaced Loan” shall have the meaning set forth in Section 2.8 hereof.

“Replacement Interest Rate Cap Agreement” means an interest rate cap agreement from an Acceptable Counterparty with a Strike Price identical to, and all other terms substantially similar to those set forth in, the Interest Rate Cap Agreement except that the same shall be effective in connection with replacement of the Interest Rate Cap Agreement following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty; provided, that, to the extent any such interest rate cap agreement does not meet the foregoing requirements, a “Replacement Interest Rate Cap Agreement” shall be such interest rate cap agreement approved in writing by Lender and for which Lender has received a confirmation

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from the applicable Rating Agencies that such Replacement Interest Rate Cap Agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof.

“Replacement Management Agreement” shall mean, collectively: (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender (it being agreed that the commencement of the preparation of plans and specifications shall constitute commencement of the Restoration).

“Restricted Party” shall mean, collectively (a) Borrower, Principal, Guarantor and any Affiliated Manager and (b) any shareholder, partner, member, non-member manager, direct or indirect legal or beneficial owner, agent and employee of, Borrower, Principal, Guarantor, any Affiliated Manager or any non-member manager.

“RICO” shall mean Racketeer Influenced and Corrupt Organizations Act.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest.

“Second Extension Commencement Date” shall have the meaning set forth in Section 2.7.2.

“Second Extension Term” shall have the meaning set forth in Section 2.7.2.

“Second Mortgage” shall mean that certain Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower to Lender as additional security for, among other things, (x) the Borrower’s obligations under the Borrower Guaranty and (y) the Other Borrower Obligations, and encumbering the Property, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time, which Second Mortgage shall be subject and subordinate to the Liens of the Mortgage and the Assignment of Leases.

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“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Servicer” shall have the meaning set forth in Section 9.6 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.6 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(b) hereof.

“Significant Party” shall mean each of Borrower, Guarantor and Principal.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company which at all times prior to, on and after the date hereof:

(a) was, is and will be organized solely for the purpose of (i) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and/or operating the Property, entering into this Agreement and the other Loan Documents with Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (ii) acting as managing member of the limited liability company or general partner of the limited partnership that owns and operates the Property;

(b) has not been, is not, and will not be engaged in any business unrelated to (i) the acquisition, development, ownership, management and/or operation of the Property, or (ii) acting as a member of the limited liability company that owns and operates the Property;

(c) has not had, does not have, and will not have, any assets other than those related to the Property, its membership interest in the limited liability company that owns and operates the Property, or acts as the managing member of either of the foregoing, as applicable;

(d) has not engaged in, sought or consented to and will not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of membership interests or amendment of its articles of incorporation, articles of organization or operating agreement (as applicable) with respect to the matters set forth in this definition;

(e) if such entity is a corporation, has had, now has and will have at least two (2) Independent Directors, and has not caused or allowed, and will not cause or allow, the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two (2) Independent Directors shall have participated in such vote;

(f) if such entity is a limited liability company with more than one member, has had, now has and will have at least one member that is a Special Purpose Entity that is a

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corporation that has at least two (2) Independent Directors and that owns at least one percent (1.0%) of the equity of the limited liability company;

(g) if such entity is a limited liability company with only one member, has been, now is, and will be a limited liability company that has (i) as its only member a non-managing member, (ii) at least two (2) Independent Managers and has not caused or allowed, and will not cause or allow, the board of managers of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the managers unless two (2) Independent Managers shall have participated in such vote, and (iii) at least one (1) springing member that will become the non-managing member of such entity upon the dissolution of the existing non-managing member;

(h) if such entity is (i) a limited liability company, has had, now has, and will have articles of organization and/or an operating agreement, as applicable, or (ii) a corporation, has had, now has, and will have a certificate of incorporation that, in each of the foregoing cases, provides that such entity will not: (A) dissolve, merge, liquidate or consolidate; (B) sell all or substantially all of its assets or the assets of Borrower (as applicable); (C) engage in any other business activity or amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (D) without the affirmative vote of two (2) Independent Directors and of all other directors of the corporation (that is such entity or the managing or co-managing member of such entity), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(i) has been, is and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(j) has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;

(k) has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;

(l) has maintained and will maintain its own records, books, resolutions and agreements;

(m) other than as provided in this Agreement and the Cash Management Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;

(n) has held and will hold its assets in its own name;

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(o) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (cc) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(p) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(q) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

(r) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(s) has had no and will have no Indebtedness other than (i) the Loan, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed three percent (3%) of the original principal amount of the Loan, in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, (iii) Financing Leases except as permitted pursuant to this Agreement, and (iv) such other liabilities (including the Borrower Guaranty) that are permitted or required pursuant to this Agreement;

(t) has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement other than the Borrower Guaranty;

(u) has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(v) has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(w) has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

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(x) has not pledged and will not pledge its assets for the benefit of any other Person other than in connection with the Other Loans;

(y) has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (cc) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(z) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(aa) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(bb) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;

(cc) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with this Agreement;

(dd) has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Obligations and will not constitute a claim against the Obligations in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation;

(ee) if such entity is a corporation, it has considered and shall consider the interests of its creditors in connection with all corporate actions;

(ff) does not and will not have any of its obligations guaranteed by any Affiliate other than in connection with the Other Loans; and

(gg) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

“Spread” shall mean one and 20/100 percent (1.20%).

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“Standard Statements” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Strike Price” shall mean seven percent (7%).

“Substitute Borrower” shall have the meaning set forth in Section 2.8.

“Substitute Loan Documents” shall have the meaning set forth in Section 2.8.

“Substitute Property” shall have the meaning set forth in Section 2.8.

“Substitution” shall have the meaning set forth in Section 2.8.

“Substitution Date” shall have the meaning set forth in Section 2.8.

“Substitution Loan” shall have the meaning set forth in Section 2.8.

“Survey” shall mean a survey of the Property prepared pursuant to the requirements contained in Section 4.1.27 hereof.

“Sweep Event” shall mean the period following the occurrence of (a) an Event of Default, or (b) a default beyond the expiration of applicable notice and cure periods under the Management Agreement, or (c) a Net Cash Flow Failure and ending on a “Sweep Event Termination.” A Sweep Event shall be terminated (a “Sweep Event Termination”) (i) with respect to an Event of Default (but not more than one (1) time during the term of the Loan, as the same may be extended) provided such Event of Default has been cured and such cure is accepted by Lender, provided that Lender has not otherwise accelerated the Loan, moved for a receiver or commenced foreclosure proceedings, and/or (ii) with respect to a default by Manager under the Management Agreement, the replacement of the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, and/or (iii) with respect to a Net Cash Flow Failure (but not more than once every twelve (12) months) if, for the trailing twelve (12) month period preceding the date of determination, the Aggregate Net Cash Flow is equal to or greater than eighty percent (80%) of the Aggregate Net Cash Flow as of the Closing Date for two (2) consecutive calendar quarters.

“Tax and Insurance Escrow Funds” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Third Extension Commencement Date” shall have the meaning set forth in Section 2.7.3.

“Third Extension Term” shall have the meaning set forth in Section 2.7.3.

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“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.

“Title Company” shall mean, collectively, Fidelity National Title Insurance Company and National Land Tenure, or any successor title company acceptable to Lender and licensed to issue title insurance in the State in which the Property is located.

“Title Insurance Policies” shall mean collectively, (a) an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Mortgage encumbering the Property, and (b) an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Second Mortgage encumbering the Property.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“Transferee” shall have the meaning set forth in Section 5.2.10(e) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“Unavoidable Delays” means delays due to strikes, lockouts, acts of God, unusually severe weather, inability to obtain labor or materials (except as may be due to Borrower’s or any of Borrower’s contractors’ or subcontractors’ economic inability to acquire same), government restrictions, enemy action, civil commotion, fire, casualties or similar causes beyond Borrower’s reasonable control.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

“Wyndham” shall have the meaning set forth in Section 5.2.10(c).

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word “including” shall mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

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ARTICLE 2

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to borrow the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) refinance the Property and/or repay and discharge any existing loans relating to the Property, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Property, (c) make initial deposits into the Reserve Funds on the Closing Date in the amounts provided herein and in the other Loan Documents, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (d) fund any working capital requirements of the Property, and (e) distribute the balance, if any, to Borrower.

Section 2.2 Interest Rate.

2.2.1 Interest Generally. Interest on the Outstanding Principal Balance shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate.

2.2.2 Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the Outstanding Principal Balance.

2.2.3 Determination of Interest Rate.

(a) The Applicable Interest Rate with respect to the Loan shall be: (i) LIBOR plus the Spread with respect to the applicable Interest Period for a LIBOR Loan; or (ii) the Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3 (c) or (f).

(b) Subject to the terms and conditions of this Section 2.2.3, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the Outstanding Principal Balance at LIBOR plus the Spread for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become

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effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

(c) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period, to a Prime Rate Loan.

(d) If, pursuant to the terms of this Agreement, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan on the last day of the then current Interest Period.

(e) With respect to a LIBOR Loan, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as “Foreign Taxes”), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

(f) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith, and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of

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funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(g) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i)	shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii)	shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(iii)	shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(g), Lender shall provide Borrower with not less than ninety (90) days notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(h) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower resulting in a loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that is not a Payment Date unless Borrower did not give the prior notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder, and (iii) the conversion (if such conversion is caused by any act or omission of

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Borrower) of the Applicable Interest Rate from LIBOR plus the Spread to the Prime Rate plus the Prime Rate Spread with respect to any portion of the Outstanding Principal Balance then bearing interest at LIBOR plus the Spread on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

(i) Lender shall not be entitled to claim compensation pursuant to this Section 2.2.3 for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.2.3, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.2.4 Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the LIBOR Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the LIBOR Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender as determined by Lender in its sole discretion.

2.2.5 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.6 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the

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use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.7 Interest Rate Cap Agreement.

(a) On or before the earlier to occur of (y) September 1, 2004 or (z) the date which is two (2) weeks prior to the printing of the preliminary prospectus in connection with a Securitization (which date shall be provided to Borrower at least five (5) Business Days in advance thereof), Borrower shall enter into an Interest Rate Cap Agreement with a LIBOR strike price equal to the Strike Price. The Interest Rate Cap Agreement (i) shall be in a form and substance reasonably acceptable to Lender, (ii) shall be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into the Property Account any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt exists, provided, that, the Debt shall be deemed to exist if the Property is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof, (iv) shall be for a period equal to the term of the Loan, and (v) shall have an initial notional amount equal to the principal balance of the Loan. Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Property Account).

(b) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Property Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(c) In the event of any downgrade below “A+” (or its equivalent), withdrawal or qualification of the rating of the Counterparty by S&P or Moody’s, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from Lender of such downgrade, withdrawal or qualification.

(d) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e) In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in-house counsel

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for the Counterparty) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i)	the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(ii)	the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)	all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority or regulatory body is required for such execution, delivery or performance; and

(iv)	the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 2.3 Loan Payment.

2.3.1 Payments Generally. Borrower shall pay to Lender on each Payment Date the interest accrued on the Loan for the preceding Interest Period (the “Monthly Interest Payment”). The first interest accrual period hereunder shall commence on and include the Closing Date and end on July 8, 2004. Each interest accrual period thereafter shall commence on the ninth (9th) day of each calendar month during the term of the Loan and shall end on and include the eighth (8th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on

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the immediately preceding Business Day. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.2 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.3.3 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents, excluding the payment of principal due on the Maturity Date, is not paid by Borrower by the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) two percent (2%) of such unpaid sum, and (b) the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment; provided, however, that with respect to two (2) delinquent payments during the term of the Loan, as the same may be extended, no such late charge shall be payable provided such payment is made within five (5) days after the due date therefor and interest on such delinquent payments shall accrue at the Applicable Interest Rate calculated from the date such payment was due. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

2.3.4 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Any prepayments required to be made hereunder or under the Cash Management Agreement shall be deemed to have been timely made for the purposes of this Section 2.3.4.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. (a) The Loan may be prepaid in whole only (but not in part) on any Payment Date, provided, that, with respect to any such prepayment (i) the Borrower shall give Lender thirty (30) days’ prior written notice of the Borrower’s intention to prepay the Loan in full, (ii) subject to the terms of Section 2.4.1(b) below, all outstanding Other Loans together with all Other Borrower Obligations shall simultaneously be repaid in full subject to and in accordance with the applicable Other Borrower Loan Documents and (iii) Borrower pays Lender, in addition to the Outstanding Principal Balance, (A) all interest as required herein; and (B) all other Debt payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to the Breakage Costs and all of Lender’s costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with such prepayment. Borrower shall have the right to withdraw any prepayment notice at any time prior to such prepayment provided that Borrower shall pay to Lender all of Lender’s reasonable costs and expenses incurred in connection with the receipt of such notices.

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(b) Notwithstanding the terms of clause (ii) of Section 2.4.1(a) above, the Loan may be prepaid in whole only (but not in part) if the Property is sold in a bona fide arms-length, all-cash sale to a Person which is not a Related Party, provided, that:

(i)	the Borrower complies with the terms of Section 2.4.1(a) above (excluding clause (ii) thereof) in respect of such prepayment;

(ii)	the amount of such prepayment shall equal the Adjusted Release Amount;

(iii)	no Release Default or Event of Default shall have occurred and be continuing hereunder or under any other Loan Document;

(iv)	after giving effect to such release (including the amount prepaid in Section 2.4.1(a) above), the Aggregate Debt Service Coverage Ratio of the remaining Other Properties shall equal or exceed than the greater of (i) the Aggregate Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date, or (ii) the Aggregate Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the release of the Property for which financial statements are available;

(v)	In the event Borrower is the owner of an Other Property, the Property shall be conveyed to a Person other than Borrower;

(vi)	The Adjusted Release Amount paid to Lender in connection with any such release shall be applied (i) first, to reduce the Debt to zero, and (ii) second, pro rata to the Other Loans, immediately following such release. In connection with the release of the Mortgage and Second Mortgage as permitted by this Section 2.5, Borrower shall submit to Lender, not less than ten (10) days prior to the date on which Borrower intends to pay the Loan in full, a release of Lien (and related Loan Documents), for the Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender; and

(vii)	Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying that no Release Default or Event of Default has occurred and is continuing hereunder, under the Other Loan Documents or under the Other Borrower Loan Documents.

In the event any sums payable pursuant to Section 2.4 of the Other Loan Agreements are applied to reduce the Outstanding Principal Balance of this Loan, no Prepayment Premium shall be payable in connection therewith.

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2.4.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for Restoration, Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds. So long as no Event of Default has occurred and is continuing, no Prepayment Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2 (such fee being expressly waived).

2.4.3 Prepayments After Default. If after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Payment Date together with the Monthly Interest Payment, and (b) to be a voluntary prepayment by Borrower and Borrower shall pay, in addition to the Debt, an amount equal to the greater of (i) five percent (5%) of the Outstanding Principal Balance or the portion thereof being prepaid or satisfied, and (ii) the Prepayment Premium, if any.

Section 2.5 Release of Property. (a) Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Liens of the Mortgage or the Second Mortgage.

(b) Lender shall promptly, upon the written request and at the sole cost and expense of Borrower, upon payment in full of all of the Debt in accordance with the terms and provisions of the Note, this Agreement and the other Loan Documents and subject to and upon compliance with the terms of Section 2.4.1(b) hereof, release the Lien of the Mortgage and the Second Mortgage on the Property.

(c) In connection with the release of the Mortgage and the Second Mortgage as permitted by this Section 2.5, Borrower shall submit to Lender, not less than ten (10) days prior to the Payment Date on which Borrower intends to pay the Loan in full, releases of Lien (and related Loan Documents), for the Property for execution by Lender. Such releases shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender.

Section 2.6 Cash Management.

2.6.1 Property Account.

(a) Borrower shall establish and maintain a segregated Eligible Account (the “Property Account”) with the Property Account Bank maintained under Borrower’s control and direction during any period other than while a Sweep Event continues. Borrower (i) hereby grants to Lender a first priority security interest in the Property Account and all deposits at any time contained therein and the proceeds thereof, and (ii) following and during any Sweep Event will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Property Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Property Account and will notify Lender of the account number thereof. Other than during a

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Sweep Event, Borrower shall have the sole right to make withdrawals from the Property Account and all reasonable costs and expenses for establishing and maintaining the Property Account shall be paid by Borrower. Upon the occurrence and continuation of a Sweep Event, Lender shall have sole dominion and control over the Property Account and Borrower may not withdraw funds from the Property Account.

(b) Borrower shall, or shall cause Manager to, deposit all amounts received by Borrower or Manager constituting Rents into the Property Account within one (1) Business Day after receipt thereof, provided, however, Borrower may retain, for its business operations at all times a sum not to exceed Twenty-Five Thousand and 00/100 ($25,000.00) in the aggregate in the Operating Account (as defined in the Cash Management Agreement) and at the Property. In addition, on or before the Closing Date, Borrower shall, or shall cause Manager to, deliver irrevocable written instructions (each a “Payment Direction Letter”) to each of the credit card companies or credit card clearing banks with which Borrower or Manager has entered into merchant’s agreements and to each account debtor of Borrower to deliver all Rents payable with respect to the Property directly to the Property Account.

(c) During any Sweep Event, the Property Account shall be maintained under Lender’s sole control, dominion and direction. Pursuant to the terms of the Property Account Agreement, Property Account Bank shall transfer to the Cash Management Account, in immediately available funds by federal wire all amounts on deposit in the Property Account each Business Day during a period that a Sweep Event exists.

(d) Upon request of Lender, Borrower shall deliver to Lender such evidence as Lender may reasonably request to evidence that Borrower is complying with the provisions of Section 2.6.1. Without the prior written consent of Lender (not to be unreasonably withheld or delayed), neither Borrower nor its agents (including, without limitation, Manager) or Affiliates shall (i) terminate, amend, revoke or modify any Payment Direction Letter in any manner or (ii) direct or cause any credit card company, credit card clearing bank or account debtor to pay any amount in any manner other than as provided specifically in the related Payment Direction Letter.

(e) There are no accounts, other than the Property Account, maintained by Borrower or Manager or any other Person into which Rents from the Property are initially deposited. So long as the Debt shall be outstanding, Borrower shall not and shall not permit any Person (other than Lender) to open any other such account for the initial deposit of Rents from the Property prior to the deposit of such Rents in the Property Account.

(f) Borrower shall cause all payments made under the Interest Rate Cap Agreement or any Replacement Interest Rate Cap Agreement with respect to the Loan to be deposited into the Property Account.

2.6.2 Intentionally Omitted.

2.6.3 Cash Management Account.

(a) Borrower shall cooperate with Lender and Servicer in connection with the establishment and maintenance of a segregated Eligible Account (the “Cash Management

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Account”) to be held by Servicer in trust for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled “Column Financial, Inc., as Lender, pursuant to Loan Agreement dated as of June 21, 2004 - Cash Management Account.” Borrower hereby (i) grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

(b) After the occurrence and during the continuance of a Sweep Event, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated:

(i)	First, payments in respect of the Tax and Insurance Escrow Funds in accordance with the terms and conditions of Section 7.2 hereof;

(ii)	Second, payment of the Monthly Interest Payment computed at the Applicable Interest Rate;

(iii)	Third, payments to the FF&E Reserve Funds in accordance with the terms and conditions of Section 7.3 hereof;

(iv)	Fourth, payment to Lender of any other amounts then due and payable under the Loan Documents;

(v)	Fifth, to the extent that, in respect of any Other Loan, there is, or Lender reasonably determines that there will be, a shortfall (each an “Other Loan Shortfall”) during the relevant calendar month in the items referred to (x) in clauses (i)-(vi) of Section 2.6.3(b) of the applicable Other Loan Agreements, funds sufficient to pay such Other Loan Shortfall;

(vi)	Sixth, funds sufficient to pay Operating Expenses for the next calendar month pursuant to the Approved Annual Budget, other than expenses paid, or to be paid to, an Affiliated Manager;

(vii)	Seventh, funds sufficient to pay Extraordinary Expenses approved by Lender and which are then due and payable, if any;

(viii)	Eighth, funds sufficient to pay Operating Expenses paid, or to be paid to, an Affiliated Manager for the next calendar month pursuant to the Approved Annual Budget; and

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(ix)	Lastly, and so long as an Event of Default does not exist, payment of any excess amounts (“Excess Cash Flow”) to Borrower.

(c) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(d) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine in its sole discretion.

2.6.4 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Escrow Funds, FF&E Reserve Funds, and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

2.6.5 Application After Event of Default. Notwithstanding anything to the contrary contained in this Section 2.6, upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and any other funds of Borrower then in the possession of Lender, Servicer or Property Account Bank and apply such funds to the items for which the Reserve Funds were established or to the payment of the Obligations and the Other Borrower Obligations in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

2.6.6 Quarterly Net Cash Flow Tests. In order to ascertain whether or not a Net Cash Flow Failure has occurred or has terminated, Lender shall determine the Net Cash Flow as of the last day of each calendar quarter throughout the term of the Loan (each, a “Quarterly Net Cash Flow Test”), beginning September, 2004, each of which Quarterly Net Cash Flow Tests and the determinations made with respect thereto shall be based on the information delivered in accordance with Section 5.1.11 hereof, together with any other evidence which Lender may reasonably require to substantiate or explain the calculation of Net Cash Flow. Notwithstanding the foregoing, if the information required under Section 5.1.11 hereof is not delivered, the Net Cash Flow shall be determined in Lender’s sole discretion.

Section 2.7 Extension Options

2.7.1 First Extension Option. Borrower shall have the right to extend the Initial Maturity Date to July 9, 2007 (the period commencing on the first (1st) day following the Initial Maturity Date and ending on July 9, 2007 being referred to herein as the “First Extension Term”), provided, that: (a) Borrower shall have given Lender its written notice of such

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extension (an “Extension Notice”) not less than two (2) months nor more than six (6) months prior to the Initial Maturity Date; (b) the Interest Rate Cap shall be in effect as of the date of the commencement of the First Extension Term (the “First Extension Commencement Date”) for the term of the Loan as extended and assigned to Lender; (c) no Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the First Extension Term or on the First Extension Commencement Date; and (d) Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying whether or not an Event of Default has occurred and is continuing, and if so, describing such Event of Default.

2.7.2 Second Extension Option. In the event that Borrower exercises the extension option for the First Extension Term, Borrower shall have the right to further extend the Maturity Date to July 9, 2008 (the period commencing on the first (1st) day following the First Extension Term and ending on July 9, 2008 being referred to herein as the “Second Extension Term”), provided, that: (a) Borrower shall have given Lender an Extension Notice not less than two (2) months nor more than six (6) months prior to the last day of the First Extension Term; (b) the Interest Rate Cap shall be in effect as of the date of the Commencement of the Second Extension Term (the “Second Extension Commencement Date”) for the term of the Loan as extended and assigned to Lender; (c) no Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the Second Extension Term or on the Second Extension Commencement Date; and (d) Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying whether or not an Event of Default has occurred and is continuing, and if so, describing such Event of Default.

2.7.3 Third Extension Option. In the event that Borrower exercises the extension option for the Second Extension Term, Borrower shall have the right to further extend the Maturity Date to July 9, 2009 (the period commencing on the first (1st) day following the Second Extension Term and ending on July 9, 2009 being referred to herein as the “Third Extension Term”), provided, that: (a) Borrower shall have given Lender an Extension Notice not less than two (2) months nor more than six (6) months prior to the last day of the Second Extension Term; (b) the Interest Rate Cap shall be in effect as of the date of the Commencement of the Third Extension Term (the “Third Extension Commencement Date”) for the term of the Loan as extended and assigned to Lender; (c) no Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the Third Extension Term or on the Third Extension Commencement Date; and (d) Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying whether or not an Event of Default has occurred and is continuing, and if so, describing such Event of Default.

Section 2.8 Substitution. Notwithstanding anything to the contrary set forth in Section 2.4 hereof, Borrower may substitute (each a “Substitution”) a property (the “Substitute Property”) for the Property upon and subject to the following terms and conditions:

(a) There shall be no more than one (1) Substitution in the aggregate with respect to the Property and the other Properties effected during the term of the Loan.

(b) Lender shall have received at least sixty (60) days prior written notice requesting the Substitution and identifying the Substitute Property.

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(c) The Substitute Property shall be a fee parcel and used and operated as a hotel of like kind and quality as the hotel operated on the Property as of the Closing Date and shall have been completed lien-free and paid for in full in a good and workmanlike manner and in compliance, in all material respects, with all applicable Legal Requirements.

(d) On the Substitution Date, the Loan (in such capacity the “Replaced Loan”) secured by the Mortgage and Second Mortgage encumbering the Substitute Property shall be repaid in full and, subject to the terms hereof, Lender shall make a new Loan (simultaneously with the full repayment of the Replaced Loan) in an amount equal to the then principal balance of the Replaced Loan (the “Substitution Loan”) to the owner (which shall qualify as a Qualified Borrower) of the Substitute Property (the “Substitute Borrower”). Notwithstanding the foregoing, at Lender’s election, the foregoing may be affected by the Substitute Borrower assuming the Replaced Loan (in which event the Replaced Loan shall constitute a Substitution Loan) and the contemporaneous release of the applicable Borrower (the “Replaced Borrower”) from its obligations in respect of the Replaced Loan. The Substitute Borrower shall execute and deliver a Joinder Acknowledgment and Substitution Loan shall constitute a Loan hereunder.

(e) (i) The appraised fair market value of the Substitute Property shall be equal to or greater than the original appraised value of the Property as set forth in the appraisal delivered to Lender in connection with the closing of the Loan. The fair market value of the Property and Substitute Property shall be determined by a firm of appraisers selected by Borrower and approved by Lender (which approval shall not be unreasonably withheld, delayed or conditioned) and based on an appraisal, dated not more than ninety (90) days prior to the Substitution Date reasonably satisfactory to Lender. All costs of such appraisals shall be paid by Borrower on or prior to the Substitution Date.

(ii)	The actual Net Cash Flow relating to the Substitute Property (based upon the trailing twelve (12) month financial results or such shorter period, as Lender reasonably deems appropriate, if the Substitute Property has been open for business for less than one year) shall equal or exceed the actual Net Cash Flow relating (based upon the trailing twelve (12) month financial results or such shorter period, as Lender reasonably deems appropriate, if the Property has been open for business for less than one year) to the Property.

(f) Lender shall have received from Substitute Borrower and such other Persons as Lender deems reasonably appropriate a Mortgage, a Second Mortgage, a Loan Agreement, a Note, an Equity Pledge Agreement, all other Loan Documents and Junior Lender Security Documents executed by Borrower, Guarantor and/or any other Person (all of which shall be substantially the form of the Loan Documents executed in respect of the Loan with such changes thereto as Lender reasonably deems appropriate to reflect the circumstances of the Substitution) (collectively, the “Substitute Loan Documents”).

(g) The Substitute Loan Documents, financing statements, and other instruments required to perfect the liens in the collateral contemplated thereby required by

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Lender shall have been recorded, registered and filed (as applicable) in such manner as may be required by law to create a valid, perfected lien and security interest with respect to the Substitute Property and the personal property related thereto.

(h) The liens created by the Substitute Loan Documents shall be first liens and prior security interests on the Substitute Property and the personal property related thereto (other than the Second Mortgage), subject only to such exceptions as Lender shall approve in its sole discretion.

(i) Upon the closing of the Substitute Property (the “Substitution Date”), the Borrower shall have good and marketable title to the Substitute Property, and good and valid title to any personal property located thereon or used in connection therewith, in each case satisfactory to the Lender.

(j) Lender shall, at Borrower’s sole cost and expense, receive and approve all Additional Due Diligence Materials.

(k) Lender shall have received (x) a confirmation of all Loan Documents executed by Guarantor and a consent to such Substitution by Guarantor, (y) a confirmation of all guaranties executed by the Other Borrowers and all pledges executed by the pledgors thereof and a consent to such Substitution by the Other Borrowers and pledgors, and (z) such other instruments and agreements and such certificates and opinions of counsel, in form and substance reasonably satisfactory to Lender in connection with such Substitution as it may reasonably request.

(l) The Substitute Property shall be located within the continental United States.

(m) No Default or Event of Default shall have occurred and be continuing hereunder, under any other Loan Document or under the Other Borrower Loan Documents on the Substitution Date, and Borrower shall have delivered to Lender an Officer’s Certificate in form reasonably acceptable to Lender certifying to same.

(n) Borrower shall pay all reasonable out-of-pocket costs and expenses incurred in connection with any such Substitution and the reasonable out-of-pocket fees and expenses incurred by Lender and Servicer in connection therewith. Without limiting the generality of the foregoing, Borrower shall, in connection with, and as a condition to, a Substitution, pay the reasonable fees and expenses of Lender’s attorneys, the reasonable fees and expenses of Lender’s engineers, appraisers, construction consultants, insurance consultants and other due diligence consultants and contractors, recording charges, title insurance charges, and stamp and/or mortgage or similar taxes, transfer taxes.

(o) Lender shall have received such assurances and confirmations from the Rating Agencies that the Substitution shall not result in a downgrading, withdrawal or qualification of any rating assigned or the preliminary or indicative rating to be assigned to any securities issued in connection with any Securitization.

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(p) Lender shall be satisfied that the Substitution shall not constitute a preference or fraudulent conveyance or that the Substitution is structured in such a manner as to avoid said risks.

(q) A Net Cash Flow Failure shall not be in effect on the Substitution Date.

(r) On or before the Substitution Date, all conditions precedent with respect to the Replaced Loan shall be satisfied with respect to the Substitute Loan, including, without limitation, delivery of Title Policies with respect to the Substitute Property.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower, or waiver by Lender, of the following conditions precedent no later than the Closing Date:

3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

3.1.2 Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

3.1.3 Delivery of Loan Documents; Title Insurance; Reports; Leases.

(a) Mortgage, Assignment of Leases. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage, the Second Mortgage and the Assignment of Leases and evidence that counterparts of the Mortgage, the Second Mortgage and Assignment of Leases have been delivered to the Title Company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.

(b) Title Insurance. Lender shall have received Title Insurance Policies with respect to the Mortgage and the Second Mortgage issued by the Title Company and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policies shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the Mortgage and the Second Mortgage, as applicable, creates a valid lien on the Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from

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coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, (iv) name Lender and its successors and assigns as the insured. The Title Insurance Policies shall be assignable, to the extent permitted under applicable state law. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid, and (v) with respect to the Second Mortgage, tie-in and first loss endorsements to the extent available in the State where the Property is located.

(c) Survey. Lender shall have received a current Survey, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 1999. The Survey shall reflect the same legal description contained in the Title Insurance Policy and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor’s seal shall be affixed to the Survey and the surveyor shall provide a certification for the Survey in form and substance acceptable to Lender.

(d) Insurance. Lender shall have received valid certificates of insurance for the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

(e) Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of the Property, satisfactory in form and substance to Lender.

(f) Zoning. Lender shall have received, at Lender’s option, either (i) (A) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, or (B) an ALTA 3.1 zoning endorsement for the Title Insurance Policy, or (ii) a zoning opinion letter, in each case in substance reasonably satisfactory to Lender.

(g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

3.1.4 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

3.1.5 Delivery of Organizational Documents. (a) Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or its formation, structure, existence, good standing and/or qualification

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to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

(b) Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Principal, Guarantor, and other members and/or partners of Borrower, and/or the formation, structure, existence, good standing and/or qualification to do business of any of the foregoing, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, authorizing resolutions and incumbency certificates as may be requested by Lender.

3.1.6 Opinions of Borrower’s Counsel. Lender shall have received opinions from Borrower’s counsel with respect to non-consolidation and the due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their sole reasonable discretion.

3.1.7 Intentionally Omitted.

3.1.8 Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to the Property which are in arrears, including without limitation, (a) accrued but unpaid Insurance Premiums, (b) currently due Taxes (including any in arrears) and (c) currently due Other Charges, which amounts shall be funded with proceeds of the Loan.

3.1.9 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

3.1.10 Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

3.1.11 Intentionally Omitted.

3.1.12 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender’s counsel and all other third party out-of-pocket expenses reasonably incurred in connection with the origination of the Loan.

3.1.13 Leases and Rent Roll. Lender shall have received copies of all Leases and certified copies of any Leases as requested by Lender. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

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3.1.14 Tax Lot. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be satisfactory in form and substance to Lender.

3.1.15 Physical Conditions Report. Lender shall have received a Physical Conditions Report, which report shall be satisfactory in form and substance to Lender.

3.1.16 Management Agreement. Lender shall have received a copy of the Management Agreement, which shall be reasonably satisfactory in form and substance to Lender.

3.1.17 Appraisal. Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

3.1.18 Financial Statements. Lender shall have received a balance sheet with respect to the Property for the two (2) most recent Fiscal Years (audited, if available), each in form and substance satisfactory to Lender.

3.1.19 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

3.1.20 Other Loans. All conditions precedent to the closing of each of the Other Loans shall have been satisfied, as determined by Lender in its sole discretion, and each Other Loan shall have closed or shall close simultaneously with the closing of the Loan.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

4.1.1 Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule III.

4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower

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enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by any Significant Party, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by any Significant Party, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting any Significant Party or the Property, which actions, suits or proceedings, if determined against such Significant Party or the Property, are reasonably likely to have a Material Adverse Effect.

4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) any obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (s) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, (b) the obligations under the Loan Documents.

4.1.6 Title. (a) Borrower has good, marketable and insurable fee title to the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Loan. The Mortgage and the Assignment of Leases, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all

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personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

(b) The Second Mortgage, when properly recorded in the appropriate public records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected second priority Lien on the Property, subject only to Permitted Encumbrances and the Lien of the Mortgage and (ii) perfected security interests in and to, and perfected collateral assignments of, all Personal Property (including the Leases), all in accordance with the terms thereof, in each case subject only to the Mortgage and any applicable Permitted Encumbrances to the extent that perfection occurs through the recording of a Mortgage or the filing of a financing statement.

4.1.7 Solvency. Borrower has (a) not entered into the transaction contemplated by this Agreement or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No petition in bankruptcy has been filed against Borrower or any of its constituent Persons, and neither Borrower nor any of its constituent Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any of its constituent Persons.

4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

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4.1.9 No Plan Assets. Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and (b) transactions by or with Borrower are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.10 Compliance. Borrower and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, to Borrower’s knowledge, or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) fairly and accurately represent the financial condition of the Significant Parties and the Property as of the date of such reports, and (iii) to the extent audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect on the Property or the operation thereof as a hotel, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of Borrower from that set forth in said financial statements.

4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of any roadway providing access to the Property.

4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property

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(which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16 Separate Lots. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

4.1.17 Assessments. To Borrower’s knowledge, there are (a) no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, and (ii) no contemplated improvements to the Property that may result in such special or other assessments.

4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Principal or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and Borrower, Principal and Guarantor have not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20 Insurance. Borrower has obtained and has delivered to Lender valid certificates of insurance evidencing the Policies along with evidence satisfactory to Lender of the payment in full of all premiums required thereunder. No claims have been made under any such Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies. Borrower shall use commercially reasonable efforts to obtain and deliver to Lender certified copies of the Policies as soon as practicable after the date of this Agreement.

4.1.21 Use of Property. The Property is used exclusively as a hotel and other appurtenant and related uses.

4.1.22 Certificate of Occupancy; Licenses. All material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and/or operation of the Property as a hotel (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses necessary for the operation of the Property as a hotel. The use being made of the Property is in conformity in all material respects with the certificate of occupancy issued for the Property.

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4.1.23 Flood Zone. None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to the Property.

4.1.24 Physical Condition. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are in good condition, order and repair in all material respects. Other than as disclosed in the “Engineering Report,” there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25 Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.

4.1.26 Leases. The Property is not subject to any Leases other than the Leases described in Schedule I attached hereto and made a part hereof. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases or as hotel guests, customers or invitees in the ordinary course of business at the Property. The current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with Borrower with respect thereto; (Lender acknowledges and agrees that Borrower has no obligation to deliver copies of Leases under 5,000 square feet unless specifically so requested by Lender). No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required in such Lease and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. No tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements.

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4.1.27 Survey. The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting the Property or the title thereto.

4.1.28 Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. The Borrower is organized under the laws of the State of Delaware.

4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage and the Second Mortgage, have been paid or are being paid simultaneously herewith, and the Mortgage and the Second Mortgage and the other Loan Documents have been validly executed and delivered and are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.

4.1.30 Special Purpose Entity/Separateness.

(a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that (i) Borrower is, shall be and shall continue to be a Special Purpose Entity, and (ii) Principal is, shall be and shall continue to be a Special Purpose Entity.

(b) The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c) All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects material to the opinions set forth therein and any assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with, and Principal has complied and Borrower will cause Principal to comply with, all of the assumptions made with respect to Borrower and Principal in the Insolvency Opinion. Borrower will, and shall cause Principal to, have complied and will comply with all of the assumptions made with respect to Borrower and Principal in any Additional Insolvency Opinion. Each entity other than Borrower and Principal with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.

4.1.31 Management Agreement. The Management Agreement is in full force and effect and there is no default continuing beyond applicable grace or cure periods thereunder by

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any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.32 Illegal Activity. To Borrower’s knowledge, no portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.33 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender including, but not limited to, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise is reasonably likely to have a Material Adverse Effect. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35 Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower or Principal shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws, with the result that the investment in Borrower or Principal, as applicable (whether directly or indirectly), is or would be prohibited by law (each, an “Embargoed Person”) or the Loan made by Lender is or would be in violation of law; (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower or Principal, as applicable, with the result that the investment in Borrower or Principal, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, shall be derived from any unlawful activity by Borrower, Principal or Guarantor with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law.

4.1.36 Cash Management Account.

(a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of

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Delaware) in the Property Account and Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Property Account and Cash Management Account;

(b) Intentionally Omitted.

(c) Pursuant and subject to the terms hereof, the Property Account Bank has agreed to comply with all instructions originated by Lender and Borrower, as applicable, without further consent by Borrower, directing disposition of the Property Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

(d) The Property Account and Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee.

4.1.37 Intentionally Omitted.

4.1.38 Intentionally Omitted.

Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 5

BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply, in all material respects, with all Legal Requirements applicable to Borrower and the Property. There shall never be committed by Borrower, and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan

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Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times reasonably maintain, preserve and protect all material franchises and material trade names, preserve all the remainder of its property used or useful in the conduct of its business, and shall keep the Property in reasonably good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided, that: (a) no Release Default or Event of Default has occurred and remains uncured; (b) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (e) Borrower shall, upon final determination thereof, promptly comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (f) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and/or the Property; and (g) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property, or any part thereof, prior to delinquency; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as adequate reserves for same are maintained pursuant to Section 7.2 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof. Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property and that is prohibited in accordance with Section 5.2.2 hereof, and shall pay for all utility services provided to the Property prior to delinquency. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, Other Charges or other Liens, provided, that: (a) no Release Default or Event of Default has occurred and remains uncured; (b) Borrower is permitted to contest same under the provisions of any mortgage or deed of trust superior in lien

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to the Mortgage; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (e) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (f) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (g) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such other security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage or the Second Mortgage being primed by any related Lien.

5.1.3 Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower, Principal and/or Guarantor which is reasonably likely to cause a Material Adverse Effect.

5.1.4 Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally).

5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, Principal’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions of Section 10.13 hereof.

5.1.8 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender

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in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

5.1.9 Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement, the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10 Mortgage Taxes. Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage.

5.1.11 Financial Reporting.

(a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP and the Uniform System of Accounts (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s combined annual financial statements (combined with those of the Other Borrowers) and Guarantor’s consolidated annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Property and the Other Properties for such Fiscal Year and containing statements of profit and loss for Borrower, the Other Borrowers and Guarantor and a balance sheet for Borrower, the Other Borrowers and Guarantor. Such statements, with respect to the Borrower and the Other Borrowers shall set forth the

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financial condition and the results of operations for the Property and the Other Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Aggregate Net Cash Flow, Aggregate Net Operating Income, Aggregate Gross Income from Operations and Aggregate Operating Expenses. In addition, such statements shall include supplementary information setting forth the financial condition and results of operation for each of Borrower and the Other Borrowers, Borrower’s, the Other Borrowers’ and Guarantor’s annual financial statements shall be accompanied by (i) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, (ii) a schedule audited by such independent certified public accountant reconciling Aggregate Net Operating Income to Aggregate Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Aggregate Net Operating Income to arrive at Aggregate Net Cash Flow deemed material by such independent certified public accountant, and (iii) an Officer’s Certificate certifying that (x) the Capital Expenditures for such year and (y) each annual financial statement presents fairly the financial condition and the results of operations of Borrower, the Other Borrowers, Guarantor and the Property and the Other Properties being reported upon and that such financial statements have been prepared in accordance with GAAP and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, the Other Borrowers or Guarantor, and if such Default or an Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c) Borrower will furnish, or cause to be furnished, to Lender on or before (i) twenty-five (25) days after the end of each calendar month thereafter, and (ii) forty-five (45) days after the end of each calendar quarter thereafter, the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable: (i) monthly and year-to-date operating statements prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the FF&E Reserve Funds and/or the Debt Service Reserve), and, upon Lender’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such period, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances that either exceed (1) 10% and $10,000 with respect to any one (1) line item or (2) 5% in the aggregate between all budgeted and actual amounts for such periods, all in form reasonably satisfactory to Lender; and (ii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period for which financial statements are available as of the last day of each calendar month or quarter (as applicable), and (iii) a computation of Net Cash Flow for such period. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate and whether there are trade payables outstanding for more than sixty (60) days.

(d) Intentionally Omitted.

(e) Intentionally Omitted.

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(f) Intentionally Omitted.

(g) Intentionally Omitted.

(h) Intentionally Omitted.

(i) Borrower will furnish to Lender on or before forty-five (45) days after the end of each calendar quarter (a) a statement setting forth (i) the Aggregate Net Cash Flow for each calendar quarter and calendar year occurring during the full twelve (12) calendar month period immediately proceeding the date of such statement for which financial statements are available.

(j) Lender hereby approves the Annual Budget and the Annual FF&E Budget for the partial year 2004 previously delivered to it. For each calendar year commencing with calendar year 2005, Borrower shall submit to Lender (i) an Annual Budget for the Property and (ii) an Annual FF&E Budget with respect to FF&E required to be made to the Property for such year, each not later than thirty (30) days prior to the commencement of such period or calendar year in form reasonably satisfactory to Lender. The Annual FF&E Budget shall provide for FF&E expenditures equal to at least four (4%) percent of the Gross Income from Operations derived from the operation of the Property during the preceding calendar year. The Annual Budget shall be subject to Lender’s reasonable written approval (each such Annual Budget as so approved in writing by Lender, is herein referred to as an “Approved Annual Budget”). Notwithstanding the foregoing, variances between budgeted and actual amounts in the Approved Annual Budget may vary by up to the greater of ten percent (10%) or $10,000.00 with respect to any one (1) line item and up to five percent (5%) in the aggregate for the entire Approved Annual Budget without the consent of Lender. The Annual FF&E Budget shall likewise be subject to Lender’s reasonable written approval (each such Annual FF&E Budget as so approved in writing by Lender, is herein referred to as an “Approved Annual FF&E Budget”). In the event that Lender objects to a proposed Annual Budget and/or Annual FF&E Budget submitted by Borrower, Lender shall advise Borrower of such objections within ten (10) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and/or Annual FF&E Budget, as applicable, and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget and/or Annual FF&E Budget within five (5) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget and/or Annual FF&E Budget. Notwithstanding the foregoing, Lender shall be deemed to have consented to any Annual Budget and/or Annual FF&E Budget if Lender has not provided Borrower with a written notice of denial within ten (10) Business Days of Lender’s receipt of such Annual Budget and/or Annual FF&E Budget so long as Borrower’s request is submitted with the words “IMMEDIATE RESPONSE REQUIRED, DEEMED APPROVED IF NO RESPONSE RECEIVED WITHIN TEN (10) BUSINESS DAYS” in bold print, all capital letters, in 14 point or larger and prominently displayed at the top of any correspondence and on any envelope containing the request. Until such time that Lender approves a proposed Annual Budget and/or Annual FF&E Budget (or approval is deemed given), the most recently Approved Annual Budget and/or Annual Approved FF&E Budget shall apply; provided, that, such Approved Annual Budget shall

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be adjusted to reflect actual increase in utility costs, Taxes, Insurance Premiums and Other Charges.

(k) In the event that, Borrower must incur an extraordinary Operating Expense or Capital Expenditure not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense together with all invoices or other backup reasonably required by Lender to substitute such proposed Extraordinary Expense and the amount thereof; provided, that, in the event Borrower is required to incur Extraordinary Expenses before Lender’s consent is granted due to emergencies involving imminent danger to person or property Lender’s consent shall not be required with respect to such emergency only provided that Borrower shall promptly provide Lender with a reasonably detailed description of such expenditures and the emergency following same. No Rents may be used to pay an Extraordinary Expense unless and until Lender has reasonably approved same in writing, which approval will not by unreasonably withheld or delayed; provided, however, Lender shall be deemed to have consented to such Extraordinary Expense if Lender has not provided Borrower with a written notice of denial within ten (10) Business Days of Lender’s receipt of such request so long as Borrower’s request is submitted with the words “IMMEDIATE RESPONSE REQUIRED, DEEMED APPROVED IF NO RESPONSE RECEIVED WITHIN TEN (10) BUSINESS DAYS” in bold print, all capital letters, in 14 point or larger and prominently displayed at the top of any correspondence and on any envelope containing the request. Notwithstanding the foregoing, Lender’s consent shall not be required for the payment of Taxes, Insurance Premiums or utilities with respect to the Property in excess of the amounts provided for in the Approved Annual Budget for such items provided that Borrower shall provide prompt notice to Lender of such increases following Borrower’s knowledge of such increase.

(l) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to such parties requesting such information in connection with such Securitization.

5.1.12 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

5.1.13 Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (b) the validity and priority of the Lien of the Mortgage, the Second Mortgage and the Assignment of Leases, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower

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shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement. In the event (a) that the Mortgage and/or the Second Mortgage is foreclosed in whole or in part or that the Mortgage and/or the Second Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage and/or the Second Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any direct or indirect owners, members or partners of Borrower or an assignment by Borrower or any direct or indirect owners, members or partners of Borrower for the benefit of its creditors, Borrower, on behalf of itself and its successors and assigns, agrees that it/they shall be chargeable with and shall pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement.

(a) After request by Lender from time to time, but no more frequently than twice in any 12 month period, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the performance of the Obligations, if any, and (v) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall deliver to Lender promptly upon request from time to time and subject to the terms of the Leases, tenant estoppel certificates from each commercial tenant leasing 5,000 square feet or more of space at the Property in form and substance reasonably satisfactory to Lender; provided, that, Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

(c) Intentionally Omitted.

5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

5.1.17 Performance by Borrower. Borrower shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior consent of Lender.

5.1.18 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental

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Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Principal as of the date of the Securitization.

5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.20 Leasing Matters. Any Leases with respect to the Property executed after the date hereof, for more than 5,000 square feet shall be approved by Lender, which approval shall not be unreasonably withheld, delayed or conditioned. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower shall (a) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (b) enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Leases of more than 5,000 square feet shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property; provided, however, that no such termination or surrender of any Lease covering more than 5,000 square feet will be permitted without the consent of Lender; (c) not collect any of the rents more than one (1) month in advance (other than security deposits); (d) not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (e) not alter, modify or change the terms of any Lease in excess of 5,000 square feet in a manner inconsistent with the provisions of the Loan Documents; and (f) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a lease of all or substantially all of the Property without Lender’s prior consent.

5.1.21 Alterations. Borrower shall obtain Lender’s prior consent to any alterations to any Improvements (excluding Decorative Changes), which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with: any alterations to the Improvements (excluding Decorative Changes) that will not have a Material Adverse Effect, provided, that, such alterations (a) are made in connection with tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and the aggregate cost thereof does not exceed $1,000,000.00 (the “Threshold Amount”), or (c) are

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performed in connection with Restoration after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property shall at any time exceed the Threshold Amount, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, or (iv) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution (A) having a rating by S&P of not less than “A-1+” if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is reasonably acceptable to Lender, and (B) that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and upon an Event of Default Lender may apply such security from time to time at the option of Lender to pay for such alterations.

5.1.22 Operation of Property.

(a) Borrower shall cause the Property to be operated, in all material respects, in accordance with the Management Agreement or Replacement Management Agreement, as applicable. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b) Borrower shall: (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by Borrower under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, material notice, material report and estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage and Second Mortgage in accordance with the terms of this Agreement and the

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other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Operation of Property.

(a) Borrower shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld): (i) subject to Section 9.5 hereof, surrender, terminate or cancel the Management Agreement; provided, that Borrower may, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

(b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion, unless failure to do so would cause a default of Borrower’s obligations under the Management Agreement.

5.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except:

(a) Permitted Encumbrances;

(b) Liens created by or permitted pursuant to the Loan Documents; and

(c) Liens for Taxes or Other Charges not yet due.

5.2.3 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of Principal, in each case, without obtaining the prior consent of Lender.

5.2.4 Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to

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Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.6 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior consent of Lender.

5.2.7 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of all or any portion of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.2.8 Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days prior notice. Borrower shall not change the place of its organization as set forth in Section 4.1.28 without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall authorize the filing of additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.

5.2.9 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

(i)	Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)	Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

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(iii)	Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

5.2.10 Transfers.

(a) Except for the transfer of the Property in connection with a release thereof pursuant to Section 2.5, Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of an interest in any Restricted Party (collectively, a “Transfer”), other than (x) pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 hereof, and (y) the disposition of Equipment and other Personal Property pursuant to the replacement thereof or otherwise in the ordinary course of the operation of the Property, without (i) the prior written consent of Lender and (ii) if a Securitization has occurred or is pending within thirty (30) days, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities.

(b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

(c) Notwithstanding the provisions of this Section 5.2.10, the following transfers shall not be deemed a Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control

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in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (iii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (iv) transfers, issuances, pledges and redemptions of stock in Wyndham International, Inc. (“Wyndham”) (and its successors), so long as (A) Wyndham (or any such successor) is (or is controlled by) a Public Company and (B) the surviving entity is primarily involved in, or has a significant business line involving, the ownership and operation of real estate similar to the Property, (v) the merger or consolidation of Wyndham (or its successors), provided that the surviving entity of such merger or consolidation is (or is controlled by) (A) a Public Company, and (B) primarily involved in, or has a significant business line involving, the ownership or operation of real estate similar to the Property, (vi) the granting of easements, cross-easements, agreements, restrictions, reservations and rights in the ordinary course of business for use, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such easements, agreements, restrictions or rights shall materially impair the utility and/or operation of the Property or Borrower’s ability to repay the Debt as it becomes due or Borrower’s ability to perform any of its obligations under the Loan Documents, and (vii) transfers of direct or indirect interests in any Borrower or Principal to Affiliates of Wyndham (or its successors) provided that after such transfers such Borrower and Principal are controlled, directly or indirectly, by Wyndham (or its successors). In addition, on a one time basis, Wyndham may merge or consolidate with a public or private entity in which the surviving entity is not and is not controlled by a Public Company provided that (a) after such merger, each Borrower and Principal shall continue to comply with the terms of Section 4.1.30 hereof, (b) such merger or consolidation is to a Qualified Transferee, and (c) the surviving entity is primarily involved in, or has a significant business line involving, the ownership and operation of real estate similar to the Property. In connection with any transfer or merger permitted under this Section 5.2.10, Borrower shall deliver an Additional Insolvency Opinion if, after such transfer or merger, more than forty-nine percent (49%) of any direct legal or beneficial interest in Borrower (or in any constituent entity of Borrower that is required to comply with the terms of Section 4.1.30 hereof) is owned by a new or successor entity. Such Additional Insolvency Opinion shall be reasonably acceptable to (a) Lender, prior to a Securitization or (b) the Rating Agencies, if a Securitization has occurred. Notwithstanding anything to the contrary contained herein, pledges and hypothecations of indirect equity interests in Borrower shall be permitted provided (i) Wyndham (or its successor) maintains control of, and holds beneficial direct or indirect ownership interests of not less than fifty-one percent (51%) of the membership interests or partnership interests, as applicable, in, each entity comprising Borrower and (ii) any such pledges or hypothecations are in connection with that certain Credit Agreement and that certain Increasing Rate Note Purchase and Loan Agreement each between Wyndham (or its successors) and The Chase Manhattan Bank, each dated June 30, 1999, as amended or another credit agreement with an institutional lender or a public bond offering to prepay or refinance in full or in part any such credit facility which institutional lender or bondholders (or the trustee on their behalf), as applicable shall be making or holding a loan to Wyndham or its successor or its Affiliates (other than Borrower or Principal). A foreclosure sale (or transfer in lieu thereof) of any such pledge or hypothecation to The Chase Manhattan Bank, or another institutional lender as collateral agent for syndicate

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lenders or another institutional lender, or the bond trustee, shall be permitted provided (i) Lender is given at least sixty (60) days prior written notice of the proposed foreclosure sale or transfer in lieu thereof; (ii) the transferee is a reputable entity or person, creditworthy, with sufficient financial worth considering any obligations assumed and undertaken with respect to the Loan, as evidenced by financial statements and other information reasonably requested by Lender; (iii) the Property at all times shall continue to be managed by a Qualified Manager, and (iv) and any and all such entities will comply with all of the requirements set forth in the Note, this Agreement, the Mortgage and the other Loan Documents.

(d) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent to the extent required hereunder. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Embargoed Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party, Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance reasonably acceptable in all respects to Lender and the Rating Agencies.

(e) Notwithstanding anything to the contrary contained in this Section 5.2.10, Lender shall not withhold its consent to a one-time sale, assignment, or other transfer of all of the Property, provided that (i) Lender receives sixty (60) days prior written notice of such transfer, (ii) no Event of Default has occurred and is continuing and (iii) upon the satisfaction (in the reasonable determination of Lender) of the following matters:

(A) Borrower or Transferee (defined below) shall pay Lender a transfer fee equal to 1% of the Outstanding Principal Balance at the time of such transfer and pay any and all reasonable out-of-pocket costs incurred in connection with the Transfer (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies in connection with such Transfer);

(B) The proposed transferee (the “Transferee”) (i) shall be a special purpose bankruptcy remote entity that complies with all of the requirements of Section 4.1.30 and whose organizational documents are substantially similar to Borrower’s organizational documents, or if not substantially similar, acceptable to the Rating Agencies and (ii) is controlled by a Qualified Transferee;

(C) Transferee shall assume all of the obligations of Borrower under the Note, this Agreement, the Mortgage and the other Loan Documents in a manner reasonably satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance

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reasonably satisfactory to Lender and delivering such legal opinions as Lender may reasonably require;

(D) The Property shall be managed by a Qualified Manager following such transfer;

(E) The proposed transfer is permitted pursuant to the Franchise Agreement, if any, or the Franchisor consents to such proposed transfer if Franchisor has the right to consent to such proposed transfer;

(F) Transferee shall deliver an endorsement to the existing title policy insuring the Mortgage as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the fee or leasehold estate, as applicable, of the Property, which endorsement shall insure that as of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or Liens other than Permitted Encumbrances, or if such endorsement is not available in the applicable jurisdiction, other evidence reasonably satisfactory to Lender confirming all of the foregoing;

(G) Transferee shall deliver to Lender an opinion of counsel from an independent law firm with respect to the substantive nonconsolidation of Transferee and its constituent entities (partners, members or shareholders), which law firm and which opinion shall be reasonably satisfactory in all respects to (i) Lender, if a Securitization has not occurred, or (ii) Lender and the Rating Agencies, if a Securitization has occurred;

(H) Transferee shall be a Qualified Transferee;

(I) Transferee and Transferee’s Principal must be able to satisfy all the covenants set forth in Sections 4.3 and 5.9 hereof, no Release Default or Event of Default shall otherwise occur as a result of such transfer, and Transferee and Transferee’s Principal shall deliver (A) all organization documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (B) all certificates, agreements and covenants reasonably required by Lender;

(J) Following a Securitization, or at such time as the Loan is scheduled to be included in a Securitization, the Rating Agencies shall have confirmed that the transfer to Transferee will not cause any downgrade in the ratings assigned to such certificates;

(K) If the Transferee is not a wholly-owned subsidiary of Principal, each of the Other Properties shall likewise be transferred to such Transferee or a wholly-owned subsidiary of the new Principal pursuant to the provisions of the Other Loan Agreements; and

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(L) All requisite approvals from all applicable Governmental Authorities and Persons required in connection with such Transfer shall have been obtained.

(f) Notwithstanding anything to the contrary contained in this Section 5.2.10, Lender’s consent shall not be required for the financing of Personal Property and Equipment (“Financing Leases”) owned or to be purchased by the applicable Borrower that is used in connection with the operation of the Property, provided Lender has received prior written notification of such Borrower’s intent to finance such Personal Property and/or Equipment, and provided, further, that (i) any such financing is subject to commercially prudent terms and conditions and at a market rate of interest, (ii) the Personal Property and/or Equipment financed is readily replaceable without material interference or interruption to the operation of the Property as required pursuant to the provisions of this Agreement and the Mortgage and the other Loan Documents, (iii) the aggregate amount of annual debt service or lease payments under such Financing Leases is at all times less than $100,000.00 per annum, (iv) the documentation for the Financing Leases shall, among other things, provide that Lender shall be given written notice of a default thereunder and Lender shall be provided with a reasonable opportunity to cure such defaults and (v) the Financing Leases do not create a Lien on the Property other than the Personal Property and/or Equipment financed.

5.2.11 Intentionally Omitted.

5.2.12 Franchise Provisions.

(a) Lender acknowledges and agrees that, as of the Closing Date, (i) Borrower is indirectly owned in whole by Wyndham; (ii) the Property is operated as a “Wyndham” or “Summerfield Suites” hotel and is not subject to a franchise agreement or other agreement in connection with such operation other than the Management Agreement. Borrower shall obtain the approval of Lender, which approval shall not be unreasonably withheld or delayed by Lender, before entering into any franchise agreement (the “Franchise Agreement”) with any franchisor (the “Franchisor”) that provides for, or permits, the operation of the Property under such Franchisor’s brand or “flag”. Any Franchise Agreement must include, among other things, rights in the Franchisor’s reservation system and a term of not less than the remaining term of the Loan. Borrower shall deliver to Lender any such Franchise Agreement for Lender’s review and approval.

(b) If Borrower shall enter into any Franchise Agreement, Lender shall receive within thirty (30) days following the execution of such Franchise Agreement a comfort letter from the Franchisor, in which Franchisor shall agree (i) that Lender shall have the right, but not the obligation, to cure any defaults under the Franchise Agreement, (ii) to give Lender written notice of, and a reasonable time to cure, any default of Borrower under the Franchise Agreement; (iii) not to assert against Lender any defaults which by their nature are personal to Borrower and are not curable by Lender; (iv) to allow Lender to change managers of the Property; (v) that, if Lender or its affiliate shall acquire title to the Property, Lender or its affiliate shall have an option to succeed to the interest of Borrower under the Franchise Agreement (or to be granted a new Franchise Agreement on the same terms as the Franchise Agreement) without payment of any fees to Franchisor (other than nominal, processing fees);

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(vi) that the Franchise Agreement will remain in effect during any foreclosure proceedings by Lender provided Lender cures all monetary defaults under the Franchise Agreement; (vii) not to modify, cancel, surrender or otherwise terminate the Franchise Agreement during the Term without the consent of Lender; and (viii) that if Lender or its Affiliate succeeds to Borrower’s interest under the Franchise Agreement, Lender may assign its rights therein to any entity which acquires the Property from Lender or its Affiliate (subject to Franchisor’s reasonable approval). The foregoing to the contrary notwithstanding, Lender will not unreasonably withhold approval of Franchisor’s standard form of “comfort letter”.

(c) Borrower shall not, and Borrower shall not permit any Affiliate to, modify, cancel, surrender or otherwise terminate the Franchise Agreement during the Term without the consent of Lender, such consent not to be unreasonably withheld or delayed; provided that, in connection with a cancellation, surrender or termination, such Franchise Agreement shall be replaced with a substitute franchise agreement reasonably approved by Lender or such other arrangement for the operation of the Property, reasonably approved by Lender. Borrower shall promptly deliver to Lender copies of any notices of default sent or received by or on behalf of Borrower or any of its Affiliates under the Franchise Agreement.

(d) Borrower shall at all times that the Debt is outstanding cause the hotel located on the Property to be operated as (i) a “Wyndham” or a “Summerfield Suites” hotel (or in the name of any successor entity), or (ii) a hotel franchise of a first class, reputable hotel franchise reasonably acceptable to Lender pursuant to a franchise agreement and management agreement reasonably acceptable to Lender.

(e) Borrower shall:

(i)	promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

(ii)	promptly notify Lender of any default under the Franchise Agreement of which it is aware;

(iii)	promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement;

(iv)	promptly enforce the performance and observance in all material respects of all of the covenants and agreements required to be performed and/or observed by the franchisor under the Franchise Agreement; and

(v)	exercise all rights of renewals or extension of the Franchise Agreement (and Borrower hereby appoints Lender as its attorney-in-fact to exercise such options in the name of and on behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest).

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ARTICLE 6

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1 Insurance.

(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i)

comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the Outstanding Principal Balance; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) for all such insurance coverage, providing for no deductible in excess of One Hundred Thousand and No/100 Dollars ($100,000); and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the Outstanding Principal Balance or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity and (z) coastal windstorm insurance in amounts and in form and substance satisfactory to Lender (and with deductibles of 3% of the insured value) in the event the Property is located in any coastal region, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i). Notwithstanding the foregoing, if the insurance coverage required herein is maintained by Wyndham through a blanket policy of insurance and the deductible for such insurance coverage is greater than $100,000.00, Borrower may satisfy the

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deductible requirements herein by delivering to Lender a Letter of Credit in an amount equal to the difference between such deductible, as the same may be adjusted during the term of this Loan, as extended, and $100,000.00, and Lender shall, in the event of a casualty, apply such security from time to time if requested to do so by Borrower to pay for any Restoration or, if an Event of Default occurs, such Letter of Credit shall constitute additional collateral for the Loan and Lender may apply such sums as otherwise provided in this Agreement.

(ii)	commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000) in the aggregate and One Million and No/100 Dollars ($1,000,000) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available;

(iii)

rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Income from Operations for a period of eighteen (18) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire at the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Gross Income from Operations for the

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succeeding eighteen (18) month period. Nothing set forth in this Agreement shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)	at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)	if the Property includes commercial property, worker’s compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement;

(vi)	comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii)	umbrella liability insurance in an amount not less than Twenty Million and No/100 Dollars ($20,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(viii)	motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000.00);

(ix)	if the Property is or becomes a legal “non-conforming” use, ordinance or law coverage and insurance coverage to compensate for the cost of demolition or rebuilding of the undamaged portion of the Property along with any reduced value and the increased cost of construction in amounts as requested by Lender;

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(x)	at all times during the term of the Loan, the commercial property and business income insurance required under Sections 6.1(a)(i) and (iii) above shall cover perils of foreign terrorism and acts of foreign terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of foreign terrorism on terms (including amounts) reasonably acceptable to Lender for so long as such coverage is (A) commercially available and (B) provided that such insurance does not exceed $100,000.00 in the aggregate for the Property and the Other Properties. If the cost of such terrorism insurance exceeds $100,000.00 in the aggregate for the Property and the Other Properties, Borrower shall obtain the maximum amount of acceptable insurance possible for an amount equal to $100,000.00 in the aggregate for the Property and the Other Properties; and

(xi)	upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A” or better. The Policies described in Section 6.1(a) (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).

(d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower as the insured and Lender (and its affiliates) as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

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(e) All Policies provided for in Section 6.1 shall contain clauses or endorsements to the effect that:

(i)	no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)	the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ notice (or ten (10) days’ notice with respect to non-payment) to Lender and any other party named therein as an additional insured;

(iii)	the issuers thereof shall give notice to Lender if the Policies have not been renewed fifteen (15) days prior to its expiration; and

(iv)	Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall give notice (which notice may be oral) thereof to Borrower and Borrower shall within two (2) Business Days of such notice, deliver such written evidence as Lender shall reasonably require that all policies are in full force and effect. If Borrower does not provide Lender with such evidence that all Policies are in full force and effect within two (2) Business Days of Lender’s notice, Lender shall have the right, without further notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

Section 6.2 Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (a) give prompt notice of such damage to Lender, and (b) promptly commence and diligently prosecute the completion of the Restoration so that the Property resembles, as nearly as possible, the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may approve (not to be unreasonably withheld or delayed) any settlement with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than Five Hundred Thousand and No/100 Dollars

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($500,000.00) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of Condemnation and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Award by the applicable Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a Governmental Authority, Borrower shall promptly commence and diligently prosecute Restoration and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration:

(a) If the Net Proceeds shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00) and the costs of completing the Restoration shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000.00) or the costs of completing the Restoration is equal to or greater than One Million and No/100 Dollars ($1,000,000.00), the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable

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counsel costs and fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)	The Net Proceeds shall be made available to Borrower for Restoration upon the approval of Lender in its sole discretion that the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no material portion of the Improvements is located on such land;

(C) Borrower shall commence Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion (it being agreed that the development of Building Plans shall constitute commencement of the Restoration);

(D) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

(E) Lender shall be satisfied that Restoration will be completed on or before the earliest to occur of (1) three (3) months prior to the Maturity Date as the same is extended pursuant to Section 2.7 hereof (and if necessary to satisfy this requirement, the period set forth in Section 2.7 during which Borrower may exercise any option to extend the term of the Loan shall be extended to permit Borrower to exercise such extension option, but in no event more than twelve (12) months prior to the then Maturity Date, (2) such time as may be required under applicable Legal Requirements, or (3) the expiration of the insurance coverage referred to in Section 6.1(a)(iii) unless Borrower has deposited with Lender prior to the commencement of the Restoration sums sufficient after the expiration of such insurance to (x) operate the Property in a manner consistent with the manner in which the Property was operated immediately prior to such Casualty or Condemnation and (y) pay all sums as they become due under the Loan in a timely manner;

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(F) the Property and the use thereof after Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(G) Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(H) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements;

(I) upon completion of the Restoration, the projected Net Operating Income for the following twelve (12) month period as reasonably estimated by Lender, shall be sufficient to achieve a Debt Service Coverage Ratio of at least 1.50 to 1.00 (and for purposes of this clause (I) only, the Debt Service Coverage Ratio shall be calculated at the interest rate computed in accordance with the provisions of this Agreement at a deemed annual rate of 8.20%);

(J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration; and

(K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of Restoration.

(ii)

The Net Proceeds shall be paid directly to Lender for deposit in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Company; provided, however, Lender shall disburse to, or as directed by, Borrower up to ten percent (10%) of the Net Proceeds received by Lender to fund deposits to contractors, subcontractors and/or materialmen when necessary, to secure timely performance of the Restoration, due to the occurrence of a catastrophic event such as a hurricane or earthquake, upon receipt of evidence satisfactory to Lender that

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such deposits are required to be paid. Notwithstanding the foregoing, Lender shall have no obligation under this paragraph unless and until Net Proceeds have been received by it and Borrower has complied with the provisions of the preceding sentence.

(iii)	All plans and specifications required in connection with the Restoration shall be subject to prior review and reasonable acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). In connection with the delivery of the plans and specifications to Lender and/or Casualty Consultant by Borrower, if Borrower marks such delivery with a legend marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “ATTACHED PLANS AND SPECIFICATIONS DEEMED APPROVED IF NO RESPONSE WITHIN FIFTEEN (15) BUSINESS DAYS”, and Lender and/or the Casualty Consultant fails to respond to the delivery of such plans and specifications within such fifteen (15) Business Day period, Lender shall be deemed to have approved such Plans and Specifications. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and reasonable acceptance by Lender and the Casualty Consultant. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for Restoration including, without limitation, reasonable counsel fees and disbursements and the reasonable Casualty Consultant’s fees, shall be paid by Borrower.

(iv)

In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until Restoration has been fifty percent (50%) completed, at which point no additional Retainage shall be required (i.e., upon completion of the Restoration the Retainage shall equal 5% of the cost of the work). The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from

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contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company, and, provided that the State in which the Property is located is a jurisdiction in which the priority of the Lien of the Mortgage will not be affected by intervening mechanic’s liens, the Lender receives an update to the Title Insurance Policy indicating the continued priority of the Lien of the Mortgage. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)	Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)	If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are reasonably estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.

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(vii)	The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

(c) All Net Proceeds not required (i) to be made available for Restoration, or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward the payment of the Outstanding Principal Balance whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, in the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its sole discretion.

(d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(e) Intentionally Omitted.

ARTICLE 7

RESERVE FUNDS

Section 7.1 Intentionally Omitted.

Section 7.2 Tax and Insurance Escrow Funds. On the date hereof, Borrower shall deposit with Lender $146,666.67 on account of the Taxes next coming due and $33,384.76 on account of the Insurance Premiums next coming due. Additionally, Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the foregoing amounts deposited with Lender on the date hereof and in clauses (a) and (b) above are hereinafter called the “Tax and Insurance Escrow Funds”). The Tax and Insurance Escrow Funds and the payment of the monthly Debt Service, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgage. In making any

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payment relating to the Tax and Insurance Escrow Funds, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, following written request by Borrower, promptly return any excess to Borrower. Any amount remaining in the Tax and Insurance Escrow Funds after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the Tax and Insurance Escrow Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

Section 7.3 FF&E Reserve.

7.3.1 FF&E Reserve Funds. Borrower shall deposit with Lender on the Closing Date one-twelfth of the amount of the Approved FF&E Budget (the “FF&E Reserve Deposit”). The amount of the FF&E Reserve Deposit shall be recalculated annually during the term of the Loan, as of January 1 of each year (or as soon thereafter as Gross Income from Operations for the preceding year shall be determined to Lender’s reasonable satisfaction) such that the FF&E Reserve Deposit shall be equal to four (4%) percent of the prior year’s Gross Income from Operations divided by twelve (12). Amounts so deposited shall hereinafter be referred to as Borrower’s “FF&E Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “FF&E Reserve Account.” Within thirty (30) days following the end of each calendar quarter, Borrower shall provide to Lender a preliminary report with respect to the expenditures made by or on behalf of Borrower with respect to the Property for FF&E during such calendar quarter. In the event that the lesser of (a) the Approved Annual FF&E Budget for such calendar quarter (provided such Approved Annual FF&E Budget is not less than four (4%) percent of the Gross Income from Operations for such quarter) or (b) four (4%) percent of the actual Gross Income from Operations for such quarter, exceeds the actual expenditures made by Borrower for FF&E for such quarter, Borrower shall deposit an amount equal to any such difference in the FF&E Reserve Account to be held as FF&E Reserve Funds to be disbursed pursuant to the provisions of this Section 7.3. Notwithstanding the foregoing, the amount of any such deposit required to be made by Borrower shall be reduced by the amount of any actual expenditure made by Borrower for any FF&E completed prior to the calendar quarter in which such FF&E was scheduled to be made pursuant to the Approved Annual FF&E Budget. If the actual expenditures made by Borrower for FF&E exceeds the lesser of (x) the Approved Annual FF&E Budget for such calendar quarter (provided such Approved Annual FF&E Budget is not less than four (4%) percent of the Gross Income from Operations for such quarter) or (b) four (4%) percent of the actual Gross Income from Operations for such quarter, Lender shall reimburse Borrower for such excess to the extent that funds are available from the FF&E Reserve Account within fifteen (15) days from Borrower’s request. To the extent there are not sufficient funds in the FF&E Reserve Account to reimburse

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Borrower for any excess actual expenditures during such calendar quarter, such excess expenditures shall be added to the actual expenditures for the next calendar quarter in the determination of any amounts required to be deposited in the FF&E Reserve Account for such calendar quarter. In lieu of making any required deposits to the FF&E Reserve Account (other than the FF&E Reserve Deposit), Borrower may deliver to Lender a Letter of Credit in an amount equal to the amount that is required to be deposited into the FF&E Reserve Account. Such Letter of Credit shall constitute additional collateral for the Loan and Lender shall have the right to draw down upon such Letter of Credit and apply the proceeds thereof for the purposes set forth in the Approved FF&E Budget if Borrower fails to do so within a reasonable time after notice from Lender, or Lender may apply such sums as otherwise provided in this Agreement following an Event of Default. All earnings or interest on the FF&E Reserve Funds shall be and become part of the FF&E Reserve Funds and shall be disbursed as provided in this Section 7.3.

7.3.2 Disbursements from FF&E Reserve Account. Lender shall make disbursements from the FF&E Reserve Account as provided in Section 7.3.1 following request by Borrower, and, if required by Lender for disbursements in excess of $100,000.00 for a single item, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower’s expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $100,000.00 for which reimbursement is sought.

7.3.3 Balance in the FF&E Account. The insufficiency of any balance in the FF&E Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.4 Intentionally Omitted.

Section 7.5 Debt Service Reserve.

7.5.1 Debt Service Reserve Funds. Borrower shall deposit with Lender on the Closing Date the sum of $118,900.00 (the “Debt Service Reserve”). Amounts so deposited shall hereinafter be referred to as the “Debt Service Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Debt Service Reserve Account.” The Debt Service Reserve will be available for use by Borrower in the event that Net Cash Flow from the Property for any month shall be less than Debt Service for such month. In lieu of making any required deposits to the Debt Service Reserve Account, Borrower may deliver to Lender a Letter of Credit in an amount equal to the amount that is required to be deposited into the Debt Service Reserve Account. All earnings or interest on the Debt Service Reserve Fund shall be and become part of such Debt Service Reserve Fund and shall be disbursed as provided in this Section 7.5.

In the event Net Cash Flow equals or exceeds $8,000,000.00 for the preceding twelve (12) consecutive month period, the Debt Service Reserve Funds will be released to Borrower following Borrower’s written request therefor.

7.5.2 Disbursements from Debt Service Reserve Account. Provided no Release Default or Event of Default exists, Lender shall make disbursements from the Debt Service

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Reserve Account as requested by Borrower to the extent such funds are available, no more frequently than once in any thirty (30) day period in the event that Net Cash Flow is less than Debt Service for such month.

7.5.3 Balance in the Debt Service Account. The insufficiency of any balance in the Debt Service Reserve Account shall not relieve Borrower from its obligation to pay the Monthly Interest Payment when due hereunder.

Section 7.6 Reserve Funds, Generally.

(a) Borrower grants to Lender a first-priority perfected security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for the Obligations. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for payment of the Obligations. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Outstanding Principal Balance in any order in its sole discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

(b) Borrower shall not, without obtaining the prior consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(c) The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender. All interest or other earnings on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Borrower shall have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments provided (a) such investments are then regularly offered by Lender for accounts of this size, category and type, (b) such investments are permitted by applicable federal, state and local rules, regulations and laws, (c) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which such Reserve Fund was created, and (d) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds. No other investments of the sums on deposit in the Reserve Funds shall be permitted except as set forth in this Section 7.5. Borrower shall bear all reasonable costs associated with the investment of the sums in the account in Permitted Investments. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrower promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in Permitted Investments.

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(d) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(e) After payment in full of all sums evidenced by the Note and secured by the Mortgage and release or assignment by Lender of the lien of the Mortgage, Lender shall disburse to Borrower all amounts remaining in the Reserves.

ARTICLE 8

DEFAULTS

Section 8.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)	if any portion of the Debt is not paid when due (subject to Borrower having deposited with Lender in accordance with Section 2.6.4 sums sufficient to pay such amounts when due);

(ii)	intentionally omitted;

(iii)	if any of the Taxes are not paid when the same are due and payable or the Other Charges are not paid prior to delinquency;

(iv)	if the Policies are not kept in full force and effect, or if satisfactory evidence of the insurance coverage required hereunder or any other Loan Document is not delivered to Lender within ten (10) days of request;

(v)	if any Transfer is made in violation of the terms of this Agreement or any other Loan Document;

(vi)	if any representation or warranty made by, or on behalf of, Borrower or any other Significant Party herein or in any other Loan Document, or in any report, certificate, Financial Statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vii)	if any Significant Party shall make an assignment for the benefit of creditors;

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(viii)	if a receiver, liquidator or trustee shall be appointed for any Significant Party, or if any Significant Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Significant Party, or if any proceeding for the dissolution or liquidation of any Significant Party shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Significant Party, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(ix)	if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)	if Borrower breaches any of its respective negative covenants contained in Section 5.2 or Section 5.1.11 (other than those covenants contained in Section 5.2 which are otherwise expressly provided for in this Section 8.1 hereof) and such breach is not cured after ten (10) days notice from Lender or if Borrower breaches any covenant contained in Section 4.1.30;

(xi)	if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect unless such matter is cured in a timely manner without any adverse consequences to the Loan or to Lender;

(xii)	if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement) and Borrower fails to replace Manager with a Qualified Manager;

(xiii)	if at any time an “Event of Default” shall occur under and as defined in any one or more of the Other Borrower Loan Documents;

(xiv)	if at any time a default shall occur and continue beyond the expiration of applicable notice and cure periods under any Junior Lender Security Document;

(xv)	if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in

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subsections (i) to (xii) above, for ten (10) Business Days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed 180 days;

(xvi)	Intentionally Omitted.

(xvii)	if at any time Borrower shall fail to cause all Rents to be paid directly to the Property Account as provided herein and in the Cash Management Agreement and the Property Account Agreement; or

(xviii)	if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to,

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Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.

(b) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents. Further, the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(c) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the Debt as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest

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and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(e) Without limiting the generality of the foregoing or otherwise impairing or affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents, Borrower agrees that if an Event of Default has occurred and is continuing Lender shall have the right to immediately draw down in full upon any Letter of Credit delivered by, or on behalf of Borrower pursuant to the terms of this Agreement or any of the other Loan Documents, and apply the proceeds of such draw towards the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(f) Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE 9

SPECIAL PROVISIONS

Section 9.1 Sale of Note and Securitization. Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

(a) provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

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(b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower, Principal and their respective affiliates to obtain, collect, and deliver information requested or required by Lender or the Rating Agencies;

(c) if required by the Rating Agencies, deliver (i) updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Property, Borrower, Principal and their respective Affiliates and the Loan Documents, and (ii) revised organizational documents for Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;

(d) if required by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

(e) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, Principal and the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

(f) execute such non-material amendments to the Loan Documents as may be requested by Lender or the Rating Agencies to effect the Securitization;

(g) if requested by Lender, review any information regarding the Property, Borrower, Principal, the Manager and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

(h) supply to Lender such documentation, financial statements and reports concerning Borrower, Principal, Guarantor, the Loan and/or the Property in form and substance required in order to comply with any applicable securities laws.

All reasonable third party costs and expenses incurred by Borrower or Lender in connection with Borrower’s complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

Section 9.2 Securitization Indemnification.

(a) Borrower understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the

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Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b) The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (i) certifying that (A) the Indemnifying Persons have carefully examined the Disclosure Documents, including, without limitation, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Mortgages,” “Description of the Mortgage Loans and Mortgaged Property,” “The Manager,” “The Borrower” and “Certain Legal Aspects of the Mortgage Loan,” and (B) such sections and such other information in the Disclosure Documents (to the extent such information relates to or includes any Provided Information or any information regarding the Property, Borrower, Manager and/or the Loan) (collectively with the Provided Information, the “Covered Disclosure Information”) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) jointly and severally indemnifying Lender, CSFB (whether or not it is Lender), any Affiliate of CSFB that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of CSFB that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including without limitation legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”)) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (iii) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not an indemnification agreement described in clause (i) above is provided.

(c) In connection with filings under the Exchange Act, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any legal or

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other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless any Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to any Indemnifying Person.

(e) Without the prior consent of CSFB (which consent shall not be unreasonably withheld), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given CSFB reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

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(f) The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan or the Securitization.

(g) The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

(h) The rights, liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.

(i) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

Section 9.3 [RESERVED]

Section 9.4 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage, the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the

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Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage or the Second Mortgage; (c) affect the validity or enforceability of any guaranty or indemnity, including without limitation, the Guaranty, the Borrower Guaranty and/or the Environmental Indemnity, made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage and/or the other Loan Documents or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)	fraud or intentional misrepresentation by any Significant Party in connection with the Loan, including by reason of any claim under RICO;

(ii)	the gross negligence or willful misconduct of Borrower;

(iii)	the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in the Mortgage concerning environmental laws, hazardous substances or asbestos and any indemnification of Lender with respect thereto in either document;

(iv)	the intentional removal or destruction of any portion of the Property by Borrower or any party acting on behalf of Borrower after an Event of Default;

(v)	any Legal Requirement (including RICO) mandating the forfeiture by Borrower of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or any Significant Party in connection therewith;

(vi)	the misappropriation or conversion by or on behalf of Borrower of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards received in connection with a Condemnation, (C) any Rents following an Event of Default, or (D) any Rents paid more than one (1) month in advance;

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(vii)	failure to pay, when funds are available from the Property or Reserves, charges for labor or materials or other charges which become Liens on of the Property which were prior to the Lien of the Mortgage;

(viii)	any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

(ix)	failure of Borrower to direct the payment of or, pay any, Rents or other Receipts to the Property Account as required by the Loan Documents; and

(x)	the failure of Borrower to apply monies disbursed to it from the Cash Management Account (or any sub-account thereof) for the purpose which such disbursement is made.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) Borrower, or any Person acting on behalf of Borrower, soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (c) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; (e) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if Borrower fails to maintain its status as a Single Purpose Entity; (iii) if Borrower fails to obtain Lender’s prior consent to any Indebtedness or voluntary Lien encumbering the Property as required by this Agreement or the Mortgage; (iv) if any Restricted Party fails to obtain Lender’s prior consent to any Transfer as required by this Agreement or the Mortgage; or (v) an act or omission of Borrower, Principal, Guarantor or any Affiliate of Borrower, Principal, or Guarantor which hinders, delays or interferes with Lender’s enforcement of its rights hereunder or the realization of the Collateral, including the assertion by Borrower, Principal, Guarantor or such Affiliate of defenses or counterclaims.

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Further, if any Significant Party fails to provide financial information in accordance with Section 5.1.11 hereof within a reasonable time following request by Lender therefor, Borrower shall pay an amount equal to $10,000 in order to defray the expense incurred by Lender as a result of such delay and to compensate Lender for any losses suffered as a result of such delay.

Section 9.5 Matters Concerning Manager. If (a) the Manager shall become bankrupt or insolvent or (b) a material default occurs under the Management Agreement beyond any applicable grace and cure periods, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

Section 9.6 Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall not be responsible for any set-up fees or any other costs relating to or arising under the Servicing Agreement; including the monthly servicing fee due to the Servicer under the Servicing Agreement.

Section 9.7 Severance of Loan Documents. Lender shall have the right, at any time (whether prior to or after any sale or participation of all or any portion of the Loan), to modify the Loan in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more additional components of the Note or Notes, reduce the number of components of the Note or Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), provided that the Outstanding Principal Balance of all components immediately after the effective date of such modification equals the Outstanding Principal Balance immediately prior to such modification and the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification and modify the Cash Management Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.7 and, provided that such modification shall comply with the terms of this Section 9.7, it shall become immediately effective. If requested by Lender, Borrower shall promptly execute an amendment to the Loan Documents to evidence any such modification. In the event Borrower fails to deliver said amendment to Lender within fifteen (15) Business Days after request, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney-in-fact (with full power of substitution), coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, that, Lender shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower by Lender of Lender’s intent to

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exercise its rights under such power. Lender shall be obligated to pay any reasonable costs or expenses incurred by Lender or Borrower in connection with the preparation, execution, recording or filing of the Severed Loan Documents. Except as may be required in connection with a securitization, the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents.

9.8 Mezzanine Loan Option. Lender shall have the right, on or before the date which is one (1) year following the Closing Date, to divide the Loan into two parts (the “Mezzanine Option”): a mortgage loan (the “Mortgage Loan”) and a mezzanine loan (the “Mezzanine Loan”). In such event, Borrower agrees to cause the formation of the Mezzanine Borrower. The principal amount of the Mortgage Loan plus the principal amount of the Mezzanine Loan shall equal the outstanding principal balance of the Loan immediately prior to the creation of the Mortgage Loan and the Mezzanine Loan. In effectuating the foregoing, Mezzanine Lender will make a loan to Mezzanine Borrower; Mezzanine Borrower will contribute the amount of the Mezzanine Loan to Borrower (in its capacity as Borrower under the Mortgage Loan, “Mortgage Borrower”) and Mortgage Borrower will apply the contribution to pay down the Loan to its Mortgage Loan amount. The Mortgage Loan and the Mezzanine Loan will be on the same terms and subject to the same conditions set forth in this Agreement, the Note, the Mortgage and the other Loan Documents except as follows:

(a) Lender (in its capacity as the lender under the Mortgage Loan, the “Mortgage Lender”) shall have the right to establish different interest rates and debt service payments for the Mortgage Loan and the Mezzanine Loan and to require the payment of the Mortgage Loan and the Mezzanine Loan in such order of priority as may be designated by Lender; provided, that (i) the total loan amounts for the Mortgage Loan and the Mezzanine Loan shall equal the amount of the Loan immediately prior to the creation of the Mortgage Loan and the Mezzanine Loan, (ii) the weighted average interest rate of the Mortgage Loan and the Mezzanine Loan shall on the date created equal the interest rate which was applicable to the Loan immediately prior to creation of a Mortgage Loan and a Mezzanine Loan and (iii) prior to the occurrence of an Event of Default, the debt service payments on the Mortgage Loan note and the Mezzanine Loan note shall equal the debt service payment which are due under the Loan as if no Mezzanine Loan had been created.

(b) Mezzanine Borrower shall be a special purpose, bankruptcy remote entity pursuant to applicable Rating Agency criteria and shall own directly or indirectly one hundred percent (100%) of Mortgage Borrower. The security for the Mezzanine Loan shall be a pledge of one hundred percent (100%) of the direct and indirect ownership interests in Mortgage Borrower.

(c) Mezzanine Borrower and Mortgage Borrower shall cooperate with all reasonable requests of Lender in order to convert the Loan into a Mortgage Loan and a Mezzanine Loan and shall execute and deliver such documents as shall reasonably be required by Lender and any Rating Agency in connection therewith, including, without limitation, the delivery of non-consolidation opinions and the modification of organizational documents and loan documents. In the event Mortgage Borrower and/or Mezzanine Borrower fail to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Mortgage Borrower and/or Mezzanine Borrower, as applicable, hereby absolutely and irrevocably appoint

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Lender as their true and lawful attorney, coupled with an interest, in their name and stead to make and execute all documents necessary or desirable to effect such transactions, Mortgage Borrower and/or Mezzanine Borrower, as applicable, ratifying all that such attorney shall do by virtue thereof. Lender shall pay all costs and expenses in connection with the creation of the Mortgage Loan and the Mezzanine Loan and all requirements relating thereto, including, without limitation, the cost of any UCC lien insurance policy.

(d) It shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrower or Mezzanine Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.8 after expiration of ten (10) Business Days after notice thereof.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.

Section 10.3 Governing Law

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE

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OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

111 EIGHTH AVENUE

NEW YORK, NEW YORK 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF

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NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

(c) BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

THE CORPORATION TRUST COMPANY

820 BEAR TAVERN ROAD

WEST TRENTON, NEW JERSEY 08628

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW JERSEY, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW JERSEY. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW JERSEY (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW JERSEY OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or

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constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (each, a “Notice”), shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a Notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	Column Financial, Inc. 11 Madison Avenue New York, New York 10010 Attention: Robert Russell Facsimile No. (212) 734-5230

with a copy to:	Column Financial, Inc. 11 Madison Avenue New York, New York 10010 Legal and Compliance Department Attention: Tessa Peters Facsimile No. (917) 326-7805

with a copy to:	Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 Attention: Alan Pleskow, Esq. Facsimile No. (212) 801-9200

If to Borrower:	c/o Wyndham International, Inc. 1950 Stemmons Freeway, Suite 6001 Dallas, Texas 75207 Attention: Philip Gosch, Esq. Facsimile No. (214) 863-1669

With a copy to:	Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019 Attention: Alan Weil, Esq. Facsimile No. (212) 839-5599

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A Notice shall be deemed to have been given: in the case of hand delivery or delivery by a reputable overnight courier, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy Notice is forthcoming.

Section 10.7 Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF BORROWER AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case

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where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) days after receipt of notice from Lender for all reasonable third-party, out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents, or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid, at Lender’s option, from any amounts in the Property Account.

(b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether

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or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby up to a maximum sum of $20,000.00 or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and

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exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity. Except as may be otherwise required by the requirements of the New York Stock Exchange and/or any other securities laws, all news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, CSFB, or any of their Affiliates shall be subject to the prior approval of Lender.

Section 10.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt and/or the Other Borrower Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Debt and/or the Other Borrower Obligations out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.19 Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any Obligations under the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement, any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan or the Other Loans by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect

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to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

SUMMERFIELD HANOVER OWNER, LLC,
a Delaware limited liability company

By:	Summerfield Hanover Manager, Inc., its Managing Member

By:	/s/ MICHAEL HIGA
Name: Michael Higa Title: Vice President

COLUMN FINANCIAL, INC.
a Delaware corporation

By:	/s/ JEFFREY A. ALTABEF
Name: Jeffrey A. Altabef Title: Vice President

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SCHEDULE I

LEASES

(INCLUDES TENANT LEASES ONLY)

Wyndham Summerfield Suite – Parsippany (New Jersey):

Lessor	Lessee	Lease Type	Rate Amount	Payment Frequency
Wyndham Summerfield	ATM Center, Inc.	ATM Machine	Commission	Monthly
Suite – Parsippany	VTV Center	Video Machine	Commission	Monthly
	MSS Vending	Vending Machines	Commission	Monthly
	Golden Cleaners	Valet Service	Commission	Monthly

SCHEDULE II

Intentionally Omitted

SCHEDULE III

(Organizational Structure)

—See Attached––

i

SCHEDULES

Schedule I	–	Leases
Schedule II	–	Intentionally Omitted
Schedule III	–	Organizational Structure

ii